As filed with the Securities and Exchange Commission on January 21, 2022

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ads-tec Energy Public Limited Company

(Exact name of Registrant as specified in its charter)

Ireland	3790	N/A
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace

Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ADS-TEC ENERGY, INC.

5343 Paylor Lane, Ste 200

Sarasota, FL 34202

(941) 358-7445

Attn: Salina Love

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Lee, Esq. Lynwood E. Reinhardt, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 521-5400	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040	Mark McElreath, Esq. Stuart C. Rogers, Esq. Edward Tanenbaum, Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 Telephone: (212) 210-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Ordinary Shares, US$0.0001 nominal value per share (“Ordinary Shares”) underlying Public Warrants(2)	7,187,486	$11.50	(3)	$82,656,089.00	—	(4)
Ordinary Shares underlying Private Warrants and Lender Warrants(5)	4,475,000	$11.50	(3)	$51,462,500.00	$4,770.57
Secondary Offering:
Ordinary Shares(6)	43,937,083	$8.82	(7)	$387,525,072.06	$35,923.57
Ordinary Shares underlying Warrants(8)	11,662,486	—		—	—
Warrants to purchase Ordinary Shares(9)	11,662,486	—		—	—	(10)
Total				$521,643,661.06	$40,694.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate number of additional ordinary shares as may be issuable with respect to the shares being registered for resale hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(2)	Represents 7,187,486 Ordinary Shares of ADS-TEC ENERGY PLC, a company organized under the laws of Ireland (“Parent”), issuable upon the exercise of warrants of the Company that were issued on the automatic adjustment of the public warrants of European Sustainable Growth Acquisition Corp., a Cayman Islands exempted company (“EUSG”), at the closing of the Business Combination (as defined herein) (the “Public Warrants”).

(3)	Pursuant to Rule 457(g) under the Securities Act, solely for the purpose of calculating the registration fee, the proposed maximum offering price is the exercise price of the warrants to purchase Ordinary Shares of the Company (the “Warrants”).

(4)	Pursuant to Rule 429(a) under the Securities Act, this registration statement carries over 7,187,486 unsold Ordinary Shares issuable upon the exercise of Warrants, all from Parent’s registration statement on Form F-4, declared effective by Securities and Exchange Commission on December 7, 2021 (File No. 333-260312). Accordingly, no additional registration fee is due for such securities being carried forward.

(5)	Represents (a) 4,375,000 Ordinary Shares issuable upon the exercise of the Company’s warrants that were automatically adjusted from the private warrants of EUSG at the closing of the Business Combination (the “Private Warrants”) and (b) 100,000 Ordinary Shares issuable upon exercise of the Company’s warrants that were automatically adjusted from the lender warrants of EUSG at the closing of the Business Combination (the “Lender Warrants”).

(6)	Consists of the resale of up to 43,937,083 Ordinary Shares, consisting of up to (i) 28,337,083 Ordinary Shares that were issued on completion of the Business Combination (the “Business Combination”) among the Company, EUSG, ads-tec Energy GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (“ADSE”), EUSG II Corporation, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”), and the shareholders of ADSE (“ADSE Shareholders”) and (ii) 15,600,000 Ordinary Shares that were issued in exchange for the automatic cancellation of 15,600,000 Class A ordinary shares of EUSG at the closing of the Business Combination, which shares were originally issued by EUSG to certain securityholders in connection with the closing of a private placement offering on the business day immediately prior to the closing of the Business Combination (the “PIPE Shares”).

(7)	Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Capital Market on January 14, 2022, in accordance with Rule 457(c) under the Securities Act.

(8)	Consists of the resale of (i) up to 7,187,486 Ordinary Shares issuable upon exercise of the Public Warrants, (ii) up to 4,375,000 Ordinary Shares issuable upon exercise of the Private Warrants and (iii) up to 100,000 Ordinary Shares issuable upon exercise of the Lender Warrants.

(9)	Represents the resale of (i) 7,187,486 Public Warrants, (ii) 4,375,000 Private Warrants and (iii) 100,000 Lender Warrants.

(10)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the Ordinary Shares issuable upon exercise of the Warrants, and no separate fee is payable for the Warrants.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement shall constitute Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-260312), which Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 22, 2021, ADS-TEC ENERGY PLC ( “Parent”), a public limited company incorporated in Ireland, completed a business combination pursuant to that certain Business Combination Agreement (“Business Combination Agreement”), which Parent entered into on August 10, 2021, with European Sustainable Growth Acquisition Corp., an exempted company incorporated in the Cayman Islands (“EUSG”), ads-tec Energy GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (“ADSE”), EUSG II Corporation, an exempted company incorporated in the Cayman Islands (“Merger Sub”), and the shareholders of ADSE (“ADSE Shareholders”), pursuant to which (i) EUSG merged with and into Merger Sub (the “Merger”), with Merger Sub being the surviving entity of the Merger and continuing as a wholly-owned subsidiary of Parent, followed immediately by (ii) the transfer by Bosch Thermotechnik GmbH (“Bosch”) to Parent, and Parent’s acquisition from Bosch, of certain shares of ADSE in exchange for the Cash Consideration (as defined in the Business Combination Agreement) (the “Bosch Acquisition”), and (iii) concurrently with the Bosch Acquisition, ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”), and Bosch transferred as contribution to Parent, and Parent acquired from ADSH and Bosch, certain shares of ADSE in exchange for Parent Ordinary Shares (the “Share-for-Share Exchange” and, together with the Merger, the Bosch Acquisition and the other transactions contemplated by the Business Combination Agreement, the “Transactions”). On the business day immediately prior to the closing of the Merger, EUSG consummated the closing of a series of subscription agreements with accredited investors (“PIPE Investors”) for the sale in a private placement of 15,600,000 Class A ordinary shares of EUSG (“EUSG Class A Ordinary Shares”) for an aggregate investment of approximately $156 million, which shares were automatically cancelled in exchange for 15,600,000 Ordinary Shares (the “PIPE Shares”) upon the closing of the Transactions (the “PIPE Financing”).

Combined Prospectus

This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 on Form F-1 to the registration statement on Form F-4 (File No. 333-260312) filed by Parent and, in that regard, is being filed pursuant to the undertakings in Item 22 in such Form F-4 to file a post-effective amendment in relation thereto. Accordingly, this Registration Statement on Form F-1 contains a combined prospectus (the “Combined Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The Combined Prospectus relates to the following registration statements:

(1)	the Registration Statement on Form F-4 originally filed with the SEC on October 18, 2021 (File No. 333-260312), which was declared effective on December 7, 2021 (the “Prior Registration Statement”); and

(2)	this Registration Statement on Form F-1 (this “Registration Statement”).

The Prior Registration Statement registered the offering of, among other securities, 7,187,500 Ordinary Shares issuable upon the exercise of the Public Warrants. Pursuant to this Registration Statement, the offering of 7,187,486 Ordinary Shares issuable upon the exercise of unexercised Public Warrants is ongoing and remains registered pursuant to the Prior Registration Statement. Therefore, the Combined Prospectus covers such 7,187,486 Ordinary Shares. Through the date hereof, none of the Public Warrants have been exercised by the holders thereof. We are filing the Combined Prospectus to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offering registered on the Prior Registration Statement in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the Ordinary Shares issuable upon exercise of the Public Warrants.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement shall constitute Post-Effective Amendment No. 1 to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Financial Statement Presentation

The historical financial statements of EUSG presented in this prospectus were prepared in accordance with U.S. GAAP and are denominated in U.S. Dollars (“USD” or “$”).

The historical financial statements of ADSE presented in this prospectus were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are denominated in Euros (“EUR” or “€”).

Parent qualifies as a foreign private issuer and will prepare its financial statements in accordance with IFRS with transactions denominated in EUR. Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information presented in this prospectus has been prepared in accordance with IFRS and denominated in EUR.

Except to the extent otherwise provided herein, the exchange rate used for conversion between U.S. dollars and Euros is based on ECB euro reference exchange rate published by European Central Bank.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell the securities described herein and we are not soliciting an offer to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 21, 2022

PRELIMINARY PROSPECTUS

ads-tec energy PLC

43,937,083 ORDINARY SHARES

11,662,486 ORDINARY SHARES Issuable upon Exercise of Warrants

11,662,486 WARRANTS

This prospectus relates to the issuance by us of an aggregate of up to 11,662,486 of our ordinary shares, nominal value $0.0001 per share (“Ordinary Shares”), which consists of (i) up to 7,187,486 Ordinary Shares that are issuable upon the exercise of 7,187,486 warrants (the “Public Warrants”) originally issued to public shareholders of European Sustainable Growth Acquisition Corp. (“EUSG”) in its initial public offering (“IPO”) and automatically adjusted to become warrants to purchase Ordinary Shares at the closing of the Business Combination (as defined below) at an exercise price of $11.50 per Ordinary Share, (ii) up to 4,375,000 Ordinary Shares issuable upon the exercise of 4,375,000 warrants (the “Private Warrants”) originally issued by EUSG in a private placement transaction in connection with the IPO and automatically adjusted to become warrants to purchase Ordinary Shares at the closing of the Business Combination at an exercise price of $11.50 per Ordinary Share, and (iii) up to 100,000 Ordinary Shares issuable upon exercise of the Company’s warrants (“Lender Warrants” and, together with the Public Warrants and the Private Warrants, the “Warrants”) that were originally issued by EUSG to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note and automatically adjusted to become warrants to purchase Ordinary Shares at the closing of the Business Combination at an exercise price of $11.50 per Ordinary Share.

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of (a) up to 55,599,569 of our Ordinary Shares, consisting of up to (i) 43,937,083 Ordinary Shares that were issued on completion of the Business Combination, (ii) 7,187,486 Ordinary Shares issuable upon exercise of the Public Warrants, (iii) 4,375,000 Ordinary Shares issuable upon exercise of the Private Warrants and (iv) 100,000 Ordinary Shares issuable upon exercise of the Lender Warrants, (b) up to 7,187,486 Public Warrants, (c) up to 4,375,000 Private Warrants and (d) up to 100,000 Lender Warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Ordinary Shares and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any proceeds from the sale of Ordinary Shares or Private Warrants by the selling securityholders or the issuance of Ordinary Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities described above for resale pursuant to, among other things, the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the Ordinary Shares or Private Warrants in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Ordinary Shares and Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “ADSE” and “ADSEW,” respectively. On January 14, 2022, the closing sale price as reported on Nasdaq of our Ordinary Shares was $8.70 per share and of our Warrants was $1.10 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” “ Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our ability to maintain the listing of the Ordinary Shares and Warrants on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of COVID-19 or other adverse public health developments on ADSE’s business and operations;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products; and

●	any identified material weaknesses in our internal control over financial reporting which, if not corrected, could adversely affect the reliability of our financial reporting.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires references to:

“ADSE” means ads-tec Energy GmbH, a wholly-owned subsidiary of Parent, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810.

“ADSE US” means ads-tec Energy, Inc., a Delaware corporation and wholly-owned subsidiary of ADSE.

“ADSH” means ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527.

“Bosch” means Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13.

“Bosch Acquisition” means Parent’s acquisition from Bosch of certain shares of ADSE in exchange for the Cash Consideration.

“Business Combination Agreement” means the Business Combination Agreement, dated as of August 10, 2021, by and among EUSG, Parent, Merger Sub, Bosch, ADSH and ADSE.

“Cash Consideration” means €20,000,000, multiplied by the applicable currency exchange rate.

“Closing” means the closing of the Transactions (other than the PIPE Financing).

“Closing Date” means the date on which the Closing occurred.

“EBC” means EarlyBirdCapital, Inc.

“EUSG” means European Sustainable Growth Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company.

“EUSG Class A Ordinary Shares” means Class A ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Class B Ordinary Shares” means Class B ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Founder Shares” means the Class B ordinary shares, par value $0.0001 per share, held by the initial shareholders of EUSG.

“EUSG Lender Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note in an aggregate principal amount of $100,000, dated October 30, 2021, between EUSG and Jonathan Copplestone.

“EUSG Private Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued pursuant to (i) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and EUSG Sponsor, (ii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021 by and between EUSG and EBC, and (iii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and ABN AMRO Securities (USA) LLC.

“EUSG Public Warrants” means the warrants to purchase EUSG Class A Ordinary Shares issued as part of the EUSG units in the IPO.

“EUSG Sponsor” means LRT Capital1 LLC, a Delaware limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incentive Plan” means ADS-TEC Energy PLC’s 2021 Omnibus Incentive Plan.

“IPO” means EUSG’s initial public offering of EUSG units, consummated on January 26, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lender Warrants” means the 100,000 Warrants that came into existence on the automatic adjustment of the EUSG Lender Warrants upon consummation of the business combination contemplated in the Business Combination Agreement.

“Merger” means the merger of EUSG with and into Merger Sub, as a result of which the separate corporate existence of EUSG ceased and Merger Sub continued as the surviving company and as a wholly-owned subsidiary of Parent, and the security holders of EUSG (other than shareholders of EUSG that elected to redeem their EUSG ordinary shares) became security holders of Parent.

“Merger Sub” means EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly-owned subsidiary of Parent.

“Ordinary Shares” means the ordinary shares, with $0.0001 par value per share, of Parent.

“Parent” or “Company” means ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland.

“Parent Group” means Parent and its direct and indirect subsidiaries.

“Private Warrants” means the Warrants that came into existence on the automatic adjustment of the EUSG Private Warrants upon consummation of the business combination contemplated in the Business Combination Agreement.

“Public Warrants” means the Warrants that came into existence on the automatic adjustment of the EUSG Public Warrants upon consummation of the business combination contemplated in the Business Combination Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“PIPE Financing” means the private placement of 15,600,000 EUSG ordinary shares to the PIPE Investors for gross proceeds of $156,000,000, pursuant to the Subscription Agreements.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share-for-Share Exchange” means the transaction by which ADSH and Bosch transferred as contribution to Parent, and Parent assumed from ADSH and Bosch, certain shares of ADSE in exchange for Parent Ordinary Shares.

“Subscription Agreements” means those certain subscription agreements entered into on August 10, 2021, among EUSG, Parent and the PIPE Investors named therein relating to the PIPE Financing.

“Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provides for the Merger, the Bosch Acquisition and the Share-for-Share Exchange.

“Underwriters” means EarlyBirdCapital, Inc. and ABN AMRO Securities (USA) LLC, the underwriters in the IPO.

“Warrants” means warrants to purchase one Ordinary Share at a price of $11.50 per share.

“$”, “US$” and “U.S. dollar” means the United States dollar.

“€”, “EUR” and “Euro” means the Euro.

PROSPECTUS Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, and any related prospectus supplement, including the information set forth in the section titled “Risk Factors” in this prospectus, and any related prospectus supplement in their entirety before making an investment decision.

.

Unless otherwise stated or the context otherwise indicates, references to the “Company” or “Parent” refer to ads-tec Energy plc and, “we”, “our”, “us”, or the “Parent Group” refer to ads-tec Energy plc, together with its subsidiaries.

Our Company

We are a supplier of integrated technology platforms (“ecosystem platforms”) that enable customers to run their electric vehicle (“EV”) charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will be based on, in our opinion, the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the high development depth and ability to act across all technical levels and over a very long-term period of time, we position ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (i) Ultra-fast Charging on power limited grids; (ii) Residential sector coupling; and (iii) Commercial & Industrial applications.

Recent Developments

Closing of the Business Combination

On December 22, 2021, Parent completed a business combination pursuant to that Business Combination Agreement (“Business Combination Agreement”), which Parent entered into on August 10, 2021, with EUSG, ads-tec Energy GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (“ADSE”), EUSG II Corporation, an exempted company incorporated in the Cayman Islands (“Merger Sub”), and the shareholders of ADSE (“ADSE Shareholders”). Pursuant to the Business Combination Agreement, on December 22, 2021, (i) EUSG merged with and into Merger Sub (the “Merger”), with Merger Sub being the surviving entity of the Merger and continuing as a wholly-owned subsidiary of Parent, followed immediately by (ii) the transfer by Bosch Thermotechnik GmbH (“Bosch”) to Parent, and the acquisition by Parent from Bosch, of certain shares of ADSE in exchange for the Cash Consideration (as defined in the Business Combination Agreement) (the “Bosch Acquisition”), and (iii) concurrently with the Bosch Acquisition, ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”), and Bosch transferred as contribution to Parent, and Parent assumed from ADSH and Bosch, certain shares of ADSE in exchange for Ordinary Shares (the “Share-for-Share Exchange” and, together with the Merger, the Bosch Acquisition and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

PIPE Financing

On December 21, 2021, the business day immediately prior to the closing of the Merger, EUSG consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 15,600,000 Class A ordinary shares of EUSG (“EUSG Class A Ordinary Shares”) for an aggregate investment of approximately $156 million, which shares were automatically cancelled in exchange for 15,600,000 Ordinary Shares upon the closing of the Transactions (the “PIPE Financing”).

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and;

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which EUSG consummated its initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section beginning on page 6. These risks include, among others, the following:

●	We are an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the near term.

●	Failure to expand our geographic footprint and to build scalable and robust processes could harm our prospects for growth and profitability, and we may never successfully do so or achieve or sustain profitability.

●	We currently face competition from a number of companies, particularly in commercial and industrial battery-based energy-storage market in Europe, and expect to face significant competition in the future as the market for the EV High-Power-Charger develops.

●	We face risks related to natural disaster and health pandemics, including the recent coronavirus (“COVID-19”) pandemic, which could have a material adverse effect on our business and results of operations.

●	We rely on a limited number of suppliers and manufacturers for our products. A loss of any of these partners could negatively affect our business.

●	Increases in costs, disruption of supply, or shortage of materials, could harm our business.

●	Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future.

●	If we are unable to attract and retain key employee and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business would be harmed.

●	We are expanding operations internationally, which will expose us to additional tax, compliance, market and other risks.

●	Our management has limited experience in operating in the consolidated group of a U.S. public company.

●	We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

●	Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services.

●	Our future growth and success is partly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

●	Changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services.

●	We may face significant costs relating to environmental regulations for the storage and shipment of our lithium-ion battery packs.

●	Our future growth and success is partly correlated with and thus dependent upon the continuing rapid adoption of decentralized renewable energy.

●	Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose the Company to product liability and other claims that could materially and adversely affect our business.

●	We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to the Company.

●	We have a concentration of sales with a key customer and any substantial reduction in sales to such customer would have a material adverse effect on our results of operations and financial condition.

●	Our financial condition and results of operations are likely to fluctuate in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of Ordinary Shares.

●	Our business may be adversely affected if we are unable to protect our technology and intellectual property from unauthorized use by third parties.

●	The EV charging and battery-energy storage markets are characterized by rapid technological change, which requires the Company to continue to develop new products and product innovations and maintain and expand our intellectual property portfolio. Any delays in such development could adversely affect market adoption of our products and our business, financial condition and operational result.

●	We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. Failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

●	Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

●	Certain shareholders that own a significant percentage of the Company may have interests that conflict with the Company’s or yours in the future.

●	Our staggered board will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Ordinary Shares may view as beneficial.

Corporate Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

Our registered office in the United States is located at 5343 Paylor Lane, Ste 200 Sarasota, FL 34202, and our agent for service of process is Salina Love.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Issuance of Ordinary Shares:

Ordinary Shares offered by us	11,662,486 Ordinary Shares, consisting of up to (i) up to 7,187,486 Ordinary Shares that are issuable upon the exercise of 7,187,486 Public Warrants, (ii) up to 4,375,000 Ordinary Shares issuable upon the exercise of 4,375,000 Private Warrants and (iii) up to 100,000 Ordinary Shares issuable upon exercise of 100,000 Lender Warrants.

Ordinary Shares Outstanding prior to exercise of all Warrants	As of January 14, 2022, there were an aggregate of 48,807,898 Ordinary Shares outstanding.

Ordinary Shares Outstanding assuming exercise of all Warrants	As of January 14, 2022, there were an aggregate of 60,470,384 Ordinary Shares outstanding, assuming exercise of all Warrants.

Exercisability of Warrants	Each Warrant is exercisable at any time and from time to time at an initial exercise price of $11.50 per share, subject to adjustment. The Warrants will expire at 5:00 p.m., New York City time, on December 22, 2026.

Use of Proceeds	We will receive up to an aggregate of approximately $134.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Ordinary Shares and Warrants

Ordinary Shares that may be offered and sold from time to time by the selling securityholders	55,599,569 Ordinary Shares, consisting of up to (i) 43,937,083 Ordinary Shares that were issued on completion of the Business Combination, (ii) 7,187,486 Ordinary Shares issuable upon exercise of the Public Warrants, (iii) 4,375,000 Ordinary Shares issuable upon exercise of the Private Warrants and (iv) 100,000 Ordinary Shares issuable upon exercise of the Lender Warrants

Warrants offered by the selling securityholders	11,662,486 Warrants, consisting of up to (i) 7,187,486 Public Warrants, (ii) 4,375,000 Private Warrants and (iii) 100,000 Lender Warrants

Redemption	The Private Warrants and the Lender Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.

Lock-Up	An aggregate of (i) 32,812,083 Ordinary Shares (representing the Ordinary Shares issued to EUSG initial shareholders, ADSE Shareholders and the Underwriters (each, a “Lock-Up Party”) in the Transactions and Ordinary Shares issuable upon the exercise of the Private Warrants and the Lender Warrants) and (ii) 4,475,000 Warrants (representing the Private Warrants and the Lender Warrants) (collectively, the “Lock-Up Securities”), which in each case are offered for resale hereunder, are subject to transfer restrictions set forth in lock-up agreements entered between Parent and the Lock-Up Parties concurrently with the closing of the Transactions. Such securities may not be transferred, except to certain permitted transferees, until (i) in the case of Lock-Up Securities issued to EUSG Sponsor or its affiliates, and the ADSE shareholders, June 23, 2022, and (ii) in the case of the Private Warrants issued to the Underwriters, January 21, 2022. See “Certain Relationships and Related Party Transactions — Lock-Up Agreement” for further discussion.

Use of proceeds	All of the Ordinary Shares and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

Nasdaq Ticker Symbols:	Ordinary Shares: ADSE Warrants: ADSEW

RISK FACTORS

Investing in our Ordinary Shares or Warrants involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the risk factors discussed below when considering an investment in our Ordinary Shares or Warrants and any risk factors that may be set forth in the applicable prospectus supplement, as well as the other information contained in this prospectus and any applicable prospectus supplement. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our Ordinary Shares and Public Warrants could decline and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Business and Financial Position

We are an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the near term.

ADSE incurred a net loss of EUR 10.3 million and EUR 5.2 million for the year ended December 31, 2020 and six months ended June 30, 2021, respectively. ADSE had an accumulated deficit of approximately EUR 29.6 million as of December 31, 2020 And EUR 34.7 million as of June 30, 2021. We believe we will continue to incur operating and net losses each quarter for the near term. Our ability to continue as a going concern will depend on our ability to obtain sufficient funding from other sources. ADSE’s annual financial statements for the year ended December 31, 2020, do not include any adjustments that might result from the outcome of this uncertainty and have been prepared on a basis that assumes the Company will continue as a going concern. Even if it achieves profitability, there can be no assurance that it will be able maintain profitability in the future.

The Company’s potential profitability of the revenue stream “Charging” is particularly dependent upon the continued adoption of EVs by consumers and fleet operators, the widespread adoption of electric trucks and other vehicles and other electric transportation modalities, which may not occur. The Company’s potential profitability of the revenue stream “Commercial and Industrial” depends on expansion of decentralized power supply systems and the need of commercial and industrial customer for the battery storage systems. Our potential profitability of the revenue stream “Residential” depends on expansion of residential photovoltaic systems and the adoption of residential coupling (connecting PV system with heating and residential EV charging by using battery storage systems).

We have experienced rapid growth and expect to invest in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition could be adversely affected.

We have experienced rapid growth in recent periods. For example, the number of employees has grown from an average of 46 in 2018 to 104 in 2021. The growth and expansion of our business has placed and continues to place a significant strain on management, engineering, operations, financial infrastructure and corporate culture. We rely on our sales and marketing teams to expand our commercial footprint and obtain new customers and partners, respectively, in order to grow our EV charger, commercial and residential business, and relies on our engineering, operations and project management personnel to build out and serve new customers. We also rely on our technology team, which is currently being scaled, to continue to develop improvements, enhancements and new functionality in our EV charging products and battery storage systems. We plan to continue to expand in these functional areas but we may not be able to recruit and hire a sufficient number of competent personnel with the requisite skills, technical expertise and experience, which may adversely affect our ability to expand such capabilities.

In the event of further growth, our information technology systems and internal control over financial reporting and procedures may not be adequate to support our operations and may introduce opportunities for data security incidents that may interrupt business operations and permit bad actors to obtain unauthorized access to business information or misappropriate funds. We may also face risks to the extent such bad actors infiltrate the information technology infrastructure of our contractors.

To manage growth in operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in development and introduction of new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results.

Failure to expand our geographic footprint and to build scalable and robust processes could harm our prospects for growth and profitability, and we may never successfully do so or achieve or sustain profitability.

Our ability to achieve significant revenue growth and profitability in the future will depend, in large part, on our success in expanding our product portfolio and business both within our existing markets and to additional markets and geographies and building scalable and robust processes to manage our business and operations. If prospective customers and business partners in such existing and new markets and geographies do not perceive our product and service offerings to be of value to them, or our EV charging products, battery storage systems and services are not favorably received by them in such markets, we may not be able to attract and retain such customer and business partners and successfully expand in our existing markets and to new markets and geographies.

In addition, if we are not able to build scalable and robust processes to manage our existing business operations and prospective growth and expansion, we may fail to satisfy and retain our existing customers and business partners and may not be able to attract new customers and business partners in additional markets and, as a result, our ability to maintain and/or grow the business and achieve or sustain profitability will be adversely affected.

We currently face competition from a number of companies, particularly in commercial and industrial battery-based energy-storage market in Europe, and expect to face significant competition in the future as the market for the EV High-Power-Charger develops.

The EV charging market is relatively new and competition is still developing. We primarily compete with providers of battery-buffered and non-battery-buffered ultra-fast EV charging platforms. Large early-stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are multiple competitors in Europe and the United States with limited funding, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider.

In addition, there are other means for charging EVs, which could affect the level of demand for onsite charging capabilities at businesses. For example, Tesla Inc. continues to build out its supercharger network across the United States and Europe for its vehicles and announced it will open its network for other brands in Europe, which could reduce overall demand for EV charging at other sites. Also, third-party contractors can provide basic electric charging capabilities to potential customers seeking to have on premise EV charging capability as well as for home charging. In addition, many EV charging manufacturers are offering home charging equipment, which could reduce demand for fast charging capabilities of potential customers and reduce the demand for onsite charging capabilities if EV owners who find charging at home to be sufficient.

The commercial and industrial battery-based energy-storage market is growing rapidly and our competitors are mainly specialized platform providers for residential or commercial and industrial applications. Within Europe, large markets such as Germany, Austria and Switzerland, ask for long-term serviceability, high quality and reliability of battery-storage systems to scale channels and to gain market share. Within Europe, there are multiple competitors, many of them new to the market, which could cause poor experience and aggravate the usage and implementation of battery-based energy storage systems. Further there are other means for means for energy storage systems, which could affect the level of demand for battery-based storage systems. For example, hydrogen-based energy storage systems could become an additional possibility to store energy, which could reduce the overall demand for battery-based energy storage systems. Also, energy suppliers and grid service providers can provide centralized energy storage system or extend significantly the grid itself, which could decrease the overall demand of decentralized systems.

Further for EV charging and commercial battery storage system market, our current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put us at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure. In light of these factors, even if our offerings are more effective and higher quality than those of our competitors, current or potential customers may accept our competitors’ solutions instead of ours. If we fail to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, our growth will be limited which would adversely affect our business and results of operations.

We face risks related to natural disaster and health pandemics, including the recent coronavirus (“COVID-19”) pandemic, which could have a material adverse effect on our business and results of operations.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and has led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle and photovoltaic manufacturers and suppliers around the world. Any sustained downturn in demand for EVs or photovoltaic or battery storage system would harm our business.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders and business shutdowns. These measures may adversely impact our employees and operations and the operations of our customers, suppliers, vendors and business partners, and may negatively impact demand for our products. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

We have modified our business practices by recommending that all non-essential personnel work from home and cancelling or reducing physical participation in sales activities, meetings, events and conferences. We have also implemented additional safety protocols for essential workers, have implemented cost cutting measures in order to reduce our operating costs, and may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be negatively impacted. Furthermore, if significant portions of our customers’ or potential customers’ workforces are subject to stay-at-home orders or otherwise have substantial numbers of their employees working remotely for sustained periods of time, user demand for High-Power-Charger and services will decline.

The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used in High-Power-Chargers and battery storage systems or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services.

We rely on a limited number of suppliers and manufacturers for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers to manufacture our High-Power-Charger and battery storage systems, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases our risks, since it does not currently have proven reliable alternative or replacement manufacturers beyond these key parties. In the event of interruption, it may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Thus, our business could be adversely affected if one or more of our suppliers is impacted by any interruption at a particular location.

If we experience a significant increase in demand for our products, or if we need to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms, which may undermine our ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to assemble circuit board or battery cells and submodules in sufficient volume. Identifying suitable suppliers and manufacturers could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers could have an adverse effect on our business, financial condition and operating results.

Increases in costs, disruption of supply, or shortage of materials, could harm our business.

We have experienced and may in the future experience increases in the cost or a sustained interruption in the supply or shortage of materials necessary for the production, maintenance and service of our systems and related technologies. Any such increase in cost, supply interruption, or materials shortage could adversely impact our business, prospects, financial condition, and operating results. Our suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials, including increased production of electric vehicles and other energy storage applications by our competitors and companies in adjacent markets such as passenger cars and stationary storage.

Substantial increases in the prices for our materials or prices charged to us could reduce our margins if we cannot recoup the increased costs through increased sale prices on our systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause us to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If we are unable to effectively manage our supply chain and respond to disruptions to our supply chain in a cost-efficient manner, we may fail to achieve the financial results we expect or that financial analysts and investors expect, and our business, prospects, financial condition, and operating results may be adversely affected.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future.

We do not typically install High-Power-Charger or residential and commercial battery storage systems at customer sites. The installations are typically performed by our partners, customers or electrical contractors with an existing relationship with the customer and/or knowledge of the site. For industrial customer projects the installation is typically performed by us or by one of our partners. The installation of High-Power-Charger and battery storage systems at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger and battery storage installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business and profitability.

Furthermore, we may in the future elect to install our products at customer sites or manage contractors, likely as part of offering customers a turnkey solution. Working with contractors may require us to obtain licenses or require us or our customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. In addition, if these contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to us or cause customers to become dissatisfied with the solutions we offer.

While to date we have not made material acquisitions, should we pursue acquisitions in the future, they would be subject to risks associated with acquisitions.

We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our own business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

If we are unable to attract and retain key employee and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business would be harmed.

Our success depends, in part, on our continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect our business.

Competition for employees can be intense, particularly in area of Stuttgart, Germany, where we are headquartered, and the ability to attract, hire and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so could adversely affect our business, including the execution of our global business strategy.

We are expanding operations internationally, which will expose us to additional tax, compliance, market and other risks.

Our primary operations are in Germany and we maintain contractual relationships with parts and manufacturing suppliers in Asia, the United States, Europe and other locations. Also, we are continuing to invest to increase our presence in the United States. Managing this expansion requires additional resources and controls, and could subject us to risks associated with international operations, including:

●	conformity with applicable business customs, including translation into foreign languages and associated expenses;

●	lack of availability of government incentives and subsidies;

●	challenges in arranging, and availability of, financing for customers;

●	potential changes to our established business model;

●	cost of alternative power sources, which could vary meaningfully outside of Germany;

●	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

●	installation challenges, including those associated with local licensing and permitting requirements;

●	differing driving habits and transportation modalities in other markets;

●	different levels of demand among commercial, industrial and residential customers;

●	compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

●	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti-Bribery Act;

●	conforming products to various international regulatory and safety requirements;

●	difficulty in establishing, staffing and managing foreign operations;

●	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

●	restrictions on repatriation of earnings;

●	compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable German tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

●	challenges in obtaining intellectual property protection, policing the unauthorized use of intellectual property or pursuing enforcement of intellectual property rights outside of Germany;

●	regional economic and political conditions.

In addition, any continued expansion is likely to involve the incurrence of significant upfront capital expenditures. As a result of these risks, our current expansion efforts and any potential future international expansion efforts may not be successful.

Our management has limited experience in operating in the consolidated group of a U.S. public company.

Our management has limited experience in the management of a company that is a significant part of a U.S. public company. Our management team may not successfully or effectively manage our transition to this structure that will be subject to significant regulatory oversight and reporting obligations under relevant securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the newly combined company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

While our management anticipates that the funds made available from the PIPE Investment and trust fund following the completion of the business combination between ADSE and EUSG will be sufficient to fund operations for at least the next 36 to 48 months, we may need to raise additional capital to fund operations in the future or finance future acquisitions.

If we seeks to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute stock ownership.

If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of our business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financing could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on our systems in the future. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

We may in the future experience, service and production disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from target customers.

We have processes and procedures in place designed to enable it to quickly recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect our business and financial results.

We have no operating history. The unaudited pro forma condensed combined financial information may not be an indication of our financial condition or results of operations, and accordingly, you have limited financial information on which to evaluate us and your investment decision.

We have no operating history. The unaudited pro forma condensed combined financial information contained in this registration statement has been prepared using the historical financial statements of EUSG and ADSE, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of the Company following the business combination. Certain adjustments and assumptions have been made regarding the Company after giving effect to the completed business combination. We believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect the Company’s results of operations or financial condition following the business combination. For these and other reasons, the historical and pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect the Company’s results of operations and financial condition and the actual financial condition and results of operations of the Company following the business combination may not be consistent with, or evident from, this pro forma financial information.

Failure to effectively retain, attract and motivate key employees could diminish anticipated benefits.

The success of the Company will depend in part on the attraction, retention and motivation of executive personnel critical to the business and operations of the Company. Executives may experience uncertainty about their future roles with the Company. In addition, competitors may recruit our management. If we are unable to attract, retain and motivate executive personnel that are critical to successful operations, we could face disruptions in operations, strategic relationships, key information, expertise or know-how and unanticipated recruitment and onboarding costs.

We are an “emerging growth company” and cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we are only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, we are not required to obtain auditor attestation of our reporting on internal control over financial reporting, have reduced disclosure obligations regarding executive compensation and are not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to take advantage of such extended transition period. We cannot predict whether investors will find the Ordinary Shares to be less attractive as a result of our reliance on these exemptions. If some investors find the Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Ordinary Shares and the price of the Ordinary Shares may be more volatile.

We will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which we have total annual gross revenue of $1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date on which EUSG consummated its initial public offering; (iii) the date on which we issue more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available to us under the JOBS Act will result in significant savings. To the extent that we choose not to use exemptions from various reporting requirements under the JOBS Act, we will incur additional compliance costs, which may impact our financial condition.

We may be a target of securities class action and derivative lawsuits which could result in substantial costs.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

Risk Relating to EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric and high energy vehicles could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market.

If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate, it would materially and adversely affect our business, operating results, financial condition and prospects.

Our future growth and success is partly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

Our growth in the upcoming years is highly dependent upon the adoption of EVs by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

●	perceptions about EV features, quality, safety, performance and cost;

●	perceptions about the limited range over which EVs may be driven on a single battery charge;

●	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

●	volatility in the cost of oil and gasoline;

●	concerns regarding the stability of the electrical grid;

●	the decline of an EV battery’s ability to hold a charge over time;

●	availability of service for EVs;

●	consumers’ perception about the convenience and cost of charging EVs;

●	increases in fuel efficiency;

●	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

●	relaxation of government mandates or quotas regarding the sale of EVs; and

●	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular.

Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

Risks Relating to Battery Storage System Market

Lithium-ion battery modules in the marketplace have been observed to catch fire or vent smoke and flame, and such events have raised concerns over the use of such batteries.

We use lithium-ion battery cells in the production of battery modules for industrial and consumer equipment. Historically, lithium-ion batteries in laptops and cell phones have been reported to catch fire or vent smoke and flames, and more recently, news reports have indicated that several electric vehicles that use high-power lithium-ion batteries have caught on fire. As such, any adverse publicity and issues as to the use of high-power batteries in automotive or other applications will affect our business and prospects. In addition, any failure of the battery cells used in our products may cause damage to the industrial or consumer equipment or lead to personal injury or death and may subject us to lawsuits. We may have to recall our products using battery cells, which would be time-consuming and expensive. Further, product liability claims, injuries, defects, or other problems experienced by other companies in the lithium-ion battery market could lead to unfavorable market conditions for the industry as a whole, and may have an adverse effect on our ability to attract new customers, thus harming our growth and financial performance.

Changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services.

As regulatory initiatives and consumer behaviors have required an increase in the renewable energy, the demand for energy storage systems has been increasing. If renewable energy requirements can be replaced by nuclear power stations, for example, or if grid extension or centralized energy storage systems can be developed, whether as the result of regulations or otherwise, the demand of decentralized energy storage systems could diminish. In addition, the usage of renewable energy and decentralized systems is different than the usage of fossil energy and centralized energy systems which because it requires behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as hydrogen adversely affect demand for battery-energy storage stations. Regulatory bodies may also adopt rules that substantially favor certain alternatives to battery-based storage system over others. This may impose additional obstacles to the purchase of battery-based systems.

If any of the above cause or contribute to consumers or businesses to no longer purchase decentralized renewable energy and battery energy storage systems or purchase them at a lower rate, it would materially and adversely affect ads-Energy´s business, operating results, financial condition and prospects.

We may face significant costs relating to environmental regulations for the storage and shipment of our lithium-ion battery packs.

Federal, state, and local regulations impose significant environmental requirements on the manufacture, storage, transportation, and disposal of various components of advanced energy storage systems. Although we believe that our operations are in material compliance with applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, Federal, state, and local governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy storage systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy systems will not be imposed.

Our future growth and success is partly correlated with and thus dependent upon the continuing rapid adoption of decentralized renewable energy.

Our growth in the upcoming years is partly dependent upon the adoption of individual renewable energy by businesses and consumers. The market for individual installed renewable energy is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although demand for battery-energy storage systems has grown in recent years, there is no guarantee of continuing future demand. If the market for battery-energy storage systems develops more slowly than expected, or if demand for it decreases, our business, prospects, financial condition and operating results would be harmed. The market for battery-energy storage systems could be affected by numerous factors, such as:

●	perceptions about features, quality, safety, performance and cost;

●	perceptions about the limited capacity over the usage of battery systems or renewable energy source

●	competition, including from other types of alternative storage systems

●	volatility in the cost of energy;

●	concerns regarding the stability of the electrical grid;

●	availability of service;

●	consumers’ perception about the convenience and cost of battery energy system;

●	decrease of cost for general energy supply;

●	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to battery-energy systems or decarbonization generally; and

●	concerns about the future viability of battery-energy systems manufacturers.

In addition, sales of battery energy storage systems can be cyclical, which may affect growth in acceptance of it. It is uncertain how macroeconomic factors will impact demand for individual energy storage systems, particular as it is investment to the future. Any significant decline in demand from customers could reduce demand for battery-energy storage systems and our products and services in particular.

The EV and battery energy storage market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs, EV charging stations and battery storage systems. The reduction, modification, or elimination of such benefits, or any delay in payment could cause reduced demand for our products or delay their purchase or production, which would adversely affect our financial results.

The U.S. and German federal governments, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs, EV charging stations and battery energy storage systems in the form of rebates, tax credits and other financial incentives, such as payments for regulatory credits. The EV and battery energy storage market relies on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In addition, there may be delays in the payment of rebates, or in the recognition of tax credits, which could affect the timing of purchases by customers and also result in a delay or reduction in the production cycle. All of these events could result in an adverse effect on our financial results.

The EV charging and battery-energy storage markets are characterized by rapid technological change, which requires us to continue to develop new products and product innovations and maintain and expand our intellectual property portfolio. Any delays in such development could adversely affect market adoption of our products and our business, financial condition and operational result.

Continuing technological changes in battery, battery energy storage systems and other technologies could adversely affect adoption of current EV charging and energy storage technology and/or our products and services. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the market and business models. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process.

As EV and battery energy storage technologies change, we may need to upgrade or adapt our platform technology and introduce new products and services in order to serve our customers that have the latest technology, which could involve substantial costs. In addition, changes in federal and state regulatory requirements, such as German charging station decree, which regulates for example contact less payment functionality on EV charging stations, could require us to develop and adopt technologies for our charging stations that we would otherwise not adopt, in order to ensure we remain in compliance with applicable law. Even if we are able to keep pace with changes in technology, and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.

We cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase our competitors’ products or services.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the EV and battery storage industry generally for many employees at companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results.

Certain estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate.

This prospectus includes estimates of the addressable market for our solutions and the EV and battery storage market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted, our business could fail to grow at similar rates.

Risks Related to Our Technology, Intellectual Property and Infrastructure

We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive.

From time to time, the holders of intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that we will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, we may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase our operating expenses. In addition, if we are determined to have or believe there is a high likelihood that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services we offer, to pay substantial damages and/or royalties, to redesign our products and services, and/or to establish and maintain alternative branding. In addition, to the extent that our customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to our products and services, we may be required to indemnify such customers and business partners. If we were required to take one or more such actions, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Our business may be adversely affected if we are unable to protect our technology and intellectual property from unauthorized use by third parties.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on, and plan to continue relying on, a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, our technology. Failure to adequately protect our technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in revenue which would adversely affect our business, prospects, financial condition and operating results.

The measures we take to protect our technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications we submit may not result in the issuance of patents;

●	the scope of issued patents may not be broad enough to protect proprietary rights;

●	any issued patents may be challenged by competitors and/or invalidated by courts or governmental authorities;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

●	current and future competitors may circumvent patents or independently develop similar trade secrets or works of authorship, such as software;

●	know-how and other proprietary information we purport to hold as a trade secret may not qualify as a trade secret under applicable laws; and

●	proprietary designs and technology embodied in our products may be discoverable by third-parties through means that do not constitute violations of applicable laws.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the Germany. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the Germany.

Certain patents in the EV and battery storage space may come to be considered “standards essential.” If this is the case with respect to any of our patents, we may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of our technology and intellectual property, and those derivative works may become directly competitive with our offerings.

In addition to patented technology, we rely on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

We rely on proprietary information (such as trade secrets, designs, experiences, work flows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, customers, contractors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, such agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide adequate remedies in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our current or future manufacturing counterparties and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, customers, contractors, advisors and other third parties use intellectual property owned by others in their work for it, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.

We also on physical and electronic security measures to protect our proprietary information, but cannot provide assurance that these security measures will not be breached or provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights, and our business, financial condition and results of operations could be materially adversely affected.

The current lack of international standards may lead to uncertainty, additional competition and further unexpected costs.

Lack of industry standards for EV High-Power-Charger and battery storage system management and, coupled with utilities, photovoltaic installation companies and other large organizations mandating their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers may choose to utilize their own proprietary systems, which could lock out competition for EV charger, or to use their size and market position to influence the market, which could limit our market and reach to customers, negatively impacting our business.

Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose us to product liability and other claims that could materially and adversely affect our business.

We could be subject to claims that High-Power-Charger and battery storage systems are defective or have malfunctioned, or even that persons were injured or purported to be injured as a result of such defects, and our customers may bring legal claims against the Company to attempt to hold it liable. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect our brand, relationships with customers and vendors, operating results or financial condition.

Furthermore, our software platform is complex, developed for over a decade by many developers, and includes a number of licensed third-party commercial and open-source software libraries. Our software has contained defects and errors and may in the future contain undetected defects or errors. We are continuing to evolve the features and functionality of our platform through updates and enhancements, and as we do, we may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if our products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect our business and results of our operations:

●	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

●	loss of existing or potential customers or partners;

●	interruptions or delays in sales;

●	delayed or lost revenue;

●	delay or failure to attain market acceptance;

●	delay in the development or release of new functionality or improvements;

●	negative publicity and reputational harm;

●	sales credits or refunds;

●	exposure of confidential or proprietary information;

●	diversion of development and customer service resources;

●	breach of warranty claims;

●	legal claims under applicable laws, rules and regulations; and

●	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although we have contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of our agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on our business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

In addition, we rely on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of our products and may continue to rely on similar copyleft licenses. Third-parties may assert a copyright claim against us regarding our use of such software or libraries, which could lead to the adverse results listed above. Use of such software or libraries may also force us to provide third parties, at no cost, the source code to our proprietary software, which may decrease revenue and lessen any competitive advantage we have due to the secrecy of our source code.

We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to the Company.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. ADSE’s research and not capitalized development expenses were kEUR 473 in 2019 and kEUR 749 during the fiscal years ended December 31, 2020, and are likely to grow in the future. Further, our research and development program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

Customer-Related Risks

If we fail to offer high-quality support to customers, battery energy storage and charging station owners and users, our business and reputation will suffer.

Once a customer has installed our platforms and subscribed to our products and services, customers will rely on us to provide support services to resolve any issues that might arise in the future. Rapid and high-quality customer support is important so owners can provide services and end use customers can receive reliable service. The importance of high-quality customer support will increase as we seeks to expand our business and pursue new customers and geographies. If we do not quickly resolve issues and provide effective support, our ability to retain customers or sell additional products and services to existing customers could suffer and our brand and reputation could be harmed.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solutions.

Our ability to grow our customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. Sales and marketing expenses represent a significant percentage of our total revenue, and our operating results will suffer if sales and marketing expenditures do not contribute significantly to increasing revenue.

We are substantially dependent on our direct sales force to obtain new customers. We plan to continue to expand our direct sales force both domestically and internationally, but we may not be able to recruit and hire a sufficient number of sales personnel, which may adversely affect our ability to expand our sales capabilities. New hires require significant training and time before they achieve full productivity, particularly in new sales territories. Recent hires and planned hires may not become as productive as quickly as anticipated, and we may be unable to hire or retain sufficient numbers of qualified individuals. Furthermore, hiring sales personnel in new countries can be costly, complex and time-consuming, and requires additional set up and upfront costs that may be disproportionate to the initial revenue expected from those countries. There is significant competition for direct sales personnel with the strong sales skills and technical knowledge.

Our ability to achieve significant revenue growth in the future will depend, in large part, on our success in recruiting, training, incentivizing and retaining a sufficient number of qualified direct sales personnel and on such personnel attaining desired productivity levels within a reasonable amount of time. Our business will be harmed if continuing investment in our sales and marketing capabilities does not generate a significant increase in revenue.

We have a concentration of sales with a key customer and any substantial reduction in sales to such customer would have a material adverse effect on our results of operations and financial condition.

While we expect to significantly diversify our customer basis in the next twelve months, historically we have had one major customer that comprised approximately 87% and 77% of our revenues in 2020 and 2019, respectively. There were no other customers that comprised greater than 10% of our total revenues during these years. If we are not able to sufficiently diversify our customer base, we will remain subject to significant risks associated with a highly concentrated customer base.

This concentration exposes our business, financial condition and operating results to a number of risks, including the following:

●	In a highly concentrated business environment, if a particular customer does not place an order, or if they delay or cancel orders, we may not be able to replace the business.

●	As a result of this concentrated customer base, single customers represent a greater portion of our sales and, consequently, have greater commercial negotiating leverage. Customers may have aggressive policies regarding engaging alternative, second-source suppliers for the products we offer and, in addition, may seek and, on occasion, receive pricing, payment, intellectual property-related or other commercial terms that may have an adverse impact on our business. Any of these changes could negatively impact our prices, customer orders, revenues, and gross margins.

●	The highly concentrated business environment also increases our exposure to risks related to the financial condition of each of our customers. To the extent our customers experience liquidity issues in the future, we may be required to incur additional credit losses with respect to receivables owed to us by those customers. In addition, customers with liquidity issues may be forced to reduce purchases of our equipment, delay deliveries of our products, discontinue operations or may be acquired by one of our customers, and in either case such event would have the effect of further consolidating our customer base.

Any of these factors could have a material adverse effect on our business, financial condition and operating results.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of Ordinary Shares.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate:

●	the timing and volume of new sales;

●	fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining chargers;

●	the timing of new product introductions, which can initially have lower gross margins;

●	weaker than anticipated demand for Higher-Power-Charger and battery storage system, whether due to changes in government incentives and policies or due to other conditions;

●	fluctuations in sales and marketing or research and development expenses;

●	supply chain interruptions and manufacturing or delivery delays;

●	the timing and availability of new products relative to our customers’ and business partners’ expectations;

●	the length of the sales and installation cycle for a particular customer;

●	the impact of COVID-19 on our workforce, or those of our customers, suppliers, vendors or business partners;

●	to attract and retain qualified personnel; and

●	unanticipated changes in federal, state, local or foreign government incentive programs, which can affect demand for EVs and battery storage systems.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

Our reported financial results may be negatively impacted by changes in IFRS.

IFRS is subject to the requirements of IFRS as issued by the IASB, the interpretation by the International Financial Reporting Standards Interpretation Committee (“IFRS IC”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.

The ability of the Company to utilize net operating loss and tax credit carryforwards is conditioned upon the Company attaining profitability and generating taxable income. The Company has incurred significant net losses since inception and it is anticipated that the Company will continue to incur significant losses. Additionally, the Company’s ability to utilize net operating loss and tax credit carryforwards to offset future taxable income may be limited.

ADSE generated a loss carryforward in its development phase in an amount of EUR 32,936,000 as of its financial year ended December 31, 2020 which may be used to off-set taxes in Germany on future profits. As a matter of German tax law, loss carryforwards will be disregarded for tax purposes in case of a change of control unless certain exemptions are met (e.g. valuation issues of hidden reserves). While currently management is optimistic that these criteria can be met in whole or in part and thus loss carryforwards will continue to be available for the future, there is no certainty that the German Tax Authorities will recognize this assessment as it has a certain discretionary scope to evaluate hidden reserves and company values.

We will need to improve the operational and financial systems to support continuous growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect our billing and reporting.

To manage the continuous growth of our operations and increasing complexity, we will need to improve the operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our manufacturing operations, customer billing and reporting. Our current and planned systems, procedures and controls may not be adequate to support new complex arrangements we enter into and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our customers, cause harm to our reputation and brand and could also result in errors in our financial and other reporting. We expect that complying with these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.

As a newly public company, we have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. Failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

We have limited accounting and financial reporting personnel and other resources with which to address the internal controls and procedures required for public companies. So far, no consolidated financial statements in accordance with IFRS as issued by the IASB have been prepared. Becoming a U.S.-listed public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Nasdaq regulations, SEC rules and regulations, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls in accordance with the Sarbanes-Oxley Act are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to (i) lack of consistent and proper application of accounting processes and procedures, defined control processes and segregation of duties, (ii) insufficient design, implementation and operating effectiveness of information technology general controls for information systems that are significant to the preparation of our financial statements, (iii) lack of review and supervision and (iv) insufficient resources with an appropriate level of technical accounting and SEC reporting expertise.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses, including by implementing new information technology and systems for the preparation of the financial statements, implementing additional review procedures within our accounting and finance department, hiring additional staff and engaging external accounting experts to support improving our accounting processes and procedures and supplement our internal resources in our computation processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. These measures may not remediate the deficiencies in internal control or prevent additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

We anticipate that the process of building our accounting and financial functions and infrastructure will result in substantial costs, including significant additional professional fees and internal costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

We identified material weaknesses in EUSG’s internal control over financial reporting with respect to EUSG’s previously issued financial statements. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Prior to the Closing, in light of recent comments issued by the SEC, EUSG re-evaluated its application of ASC 480-10-S99-3A to its accounting classification of its redeemable Class A ordinary shares (the “Public Shares”) issued as part of the units sold in EUSG’s initial public offering (the “IPO”) in January 2021. EUSG determined that, at the closing of its IPO, and in all of its subsequent periodic reports filed with the SEC, through and including the Form 10-Q for the quarterly period ended July 31, 2021, it had improperly valued its Public Shares subject to possible redemption. EUSG had previously determined the Public Shares subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. EUSG’s management determined that the Public Shares issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside of EUSG’s control. Therefore, management concluded that the redemption value should include all Public Shares subject to possible redemption, resulting in the Public Shares subject to possible redemption being equal to its redemption value. As a result, management restated temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Public Shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and ordinary shares.

EUSG management has concluded that in light of the error described above, a material weakness exists in EUSG’s internal control over financial reporting related to EUSG’s accounting for complex financial instruments and that, because of this and additional material weaknesses identified in the fiscal quarters ended January 31, 2021, April 30, 2021, and July 31, 2021, EUSG’s disclosure controls and procedures were not effective for all periods noted above.

EUSG has restated its previously issued financial statements to report all Public Shares as temporary equity and implemented a remediation plan to remediate these material weakness surrounding EUSG’s historical presentation of the Public Shares but can give no assurance that the measures it has taken will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though we have strengthened controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

We may face litigation and other risks as a result of the material weakness in EUSG’s internal control over financial reporting.

As a result of such material weakness, the restatements, the change in accounting classification of all of the EUSG Class A ordinary shares as temporary equity, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

Irish, German and European insolvency laws are substantially different from U.S. insolvency laws and may offer our shareholders less protection than they would have under U.S. insolvency laws.

As an Irish public limited company and as a company with its ‘centre of main interest’ in Germany, we are subject to Irish and German insolvency laws in the event any insolvency proceedings are initiated against us including, among other things, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings. Should courts in another European country determine that the insolvency laws of that country apply to us in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency laws in Germany, Ireland, or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency laws and make it more difficult for our shareholders to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

Risks Related to the Regulatory Environment in which the Company Operates

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

The Company and its operations, as well as those of the Company’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require the Company or others in the Company’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on the Company’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for the Company’s operations or on a timeline that meets the Company’s commercial obligations, it may adversely impact its business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted.

Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is the Company’s or its contractors, may result in liability under environmental laws, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Risks Associated with Being a U.S. Public Company

We will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect our operating results in the future.

As a company subject to reporting requirements in the United States, we will incur significant legal, accounting and other expenses that we would not have incurred as a private Irish company. For example, we will be subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly, while also diverting management attention. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an emerging growth company as defined by the JOBS Act.

Risks Related to Ownership of Our Ordinary Shares, Warrants and the Offering

An active trading market of the Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Ordinary Shares and Warrants at or above the price for which they purchased the securities.

An active trading market for the Ordinary Shares and Warrants may not be sustained. In the absence of an active trading market for the Ordinary Shares and/or Warrants, investors may not be able to sell their Ordinary Shares or Warrants, respectively, at or above the price they paid at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares or equity securities and may impair our ability to acquire business partners by using the Ordinary Shares as consideration, which, in turn, could harm our business.

The trading price of the Ordinary Shares or Warrants may be volatile, and holders of the Ordinary Shares or Warrants could incur substantial losses.

The stock market in general has experienced extreme volatility in the wake of the COVID-19 pandemic that has often been unrelated to the operating performance of particular companies. As a result of this volatility, shareholders may not be able to sell their Ordinary Shares or Warrants at or above the price paid for the securities. The market price for the Ordinary Shares and Warrants may be influenced by many factors, including:

●	The continued impact of COVID-19 or other adverse public health developments;

●	Actual or anticipated variations in operating results;

●	Changes in financial estimates by the Company or by any securities analysts who might cover the Company;

●	Conditions or trends in the Company’s industry;

●	Stock market price and volume fluctuations of other publicly traded companies and, in particular, those that operate in the electric vehicle charging infrastructure industry;

●	Announcements by the Company or its competitors of new product or service offerings, significant acquisitions, strategic partnerships or divestitures;

●	Announcements of investigations or regulatory scrutiny of the Company or lawsuits against the Company;

●	Capital commitments;

●	Political and country risks in the geographical areas in which the Company is operating;

●	Business disruption and costs related to shareholder activism;

●	Additions or departure of key personnel;

●	Sales of Ordinary Shares and Warrants, including sales by the Company’s directors and officers or significant shareholders; and

●	Expectations of future cash dividend declarations and payments.

The stock price of the Ordinary Shares and/or Warrants may be volatile.

The market price of the Ordinary Shares and/or Warrants may be volatile. In addition to factors discussed elsewhere in this Risk Factors section, the market price of the Ordinary Shares and/or Warrants may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	overall performance of the equity markets;

●	actual or anticipated fluctuations in the Company’s revenue and other operating results;

●	changes in the financial projections we may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of the Company, changes in financial estimates by any securities analysts who follow the Company, or the Company’s failure to meet these estimates or the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Ordinary Shares and/or Warrants;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in the Company’s industry;

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to the Company’s business;

●	negative publicity related to problems in the Company’s manufacturing or the real or perceived quality of the Company’s products;

●	rumors and market speculation involving the Company or other companies in our industry;

●	announcements by the Company or its competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against the Company;

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events;

●	the expiration of contractual lock-up or market standoff agreements;

●	volatility in the wake of the COVID-19 pandemic that has often been unrelated to the operating performance of particular companies

●	the continued impact of COVID-19 or other adverse public health developments; and

●	sales or anticipated sales of the Ordinary Shares and/or Warrants by the Company or the Company’s shareholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have instituted securities class action litigation following periods of market volatility.

The future exercise of registration rights may adversely affect the market price of Ordinary Shares.

Certain of our shareholders have registration rights for restricted securities under the terms of our Registration Rights Agreement with the Sponsor and certain other shareholders of Parent and Subscription Agreement with the PIPE Investors, which provide for customary “demand” and “piggyback” registration rights for certain shareholders. Sales of a substantial number of Ordinary Shares pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Ordinary Shares. See also “Description of Securities — Registration Rights and Lock-Up Arrangements.”

Certain shareholders that own a significant percentage of the Company may have interests that conflict with the Company’s or yours in the future.

Two of our shareholders beneficially own approximately 57.5% of the outstanding Ordinary Shares. See “Principal Shareholders.” For so long as these shareholders continue to own a significant percentage of our Ordinary Shares, they will be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring shareholder approval through their voting power. Accordingly, for such period of time, these shareholders will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as these shareholders continue to own a significant percentage of the outstanding Ordinary Shares, they will be able to cause or prevent a change of control of the Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your Ordinary Shares as part of a sale of the Company and ultimately might affect the market price of the Ordinary Shares.

Our staggered board will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Ordinary Shares may view as beneficial.

The Company’s M&A provides that our board of directors has three classes of directors with staggered terms of up to three years until his or her successor is designated and qualified. During such term, our shareholders will have no power to remove directors without cause. The Company’s staggered board will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of Ordinary Shares and Warrants of the opportunity to sell their Ordinary Shares at a premium over the prevailing market price. Additionally, our staggered board may discourage proxy contests for the election of directors and purchases of substantial blocks of Ordinary Shares by making it more difficult for a potential acquirer to gain control of our board of directors.

No individual, group or other company will hold in excess of 50% of the voting power for the election of directors of the Company. Accordingly, we will not be a “controlled company” under the rules of the Nasdaq Stock Market.

We may issue additional Ordinary Shares or other equity securities without seeking approval of the shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

The Company has warrants outstanding to purchase up to an aggregate of 11,662,486 Ordinary Shares. In addition to the PIPE Investment, we may choose to seek third-party financing to provide additional working capital for our business, in which event the Company may issue additional equity securities. We may also issue additional Ordinary Shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants, or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The Company’s issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	the Company’s existing shareholders’ proportionate ownership interest will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Ordinary Share may be diminished; and

●	the market price of the Ordinary Shares may decline.

There may be less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because it is anticipated that the Company will be considered a foreign private issuer and will be exempt from a number of rules under the Exchange Act and will be permitted to file less information with the SEC than issuers that are not foreign private issuers and the Company, as a foreign private issuer, will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions.

A foreign private issuer under the Exchange Act is exempt from certain rules under the Exchange Act, and is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. It is anticipated that we will be exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. The members of the Company’s board of directors, officers and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Accordingly, there may be less publicly available information concerning the Company than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by the Company in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules we will be subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. We do not currently intend to follow any Irish corporate governance practices in lieu of Nasdaq corporate governance rules, but we cannot assure you that this will not change. If the Company determines to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, we will disclose each Nasdaq rule that we do not intend to follow and describe the Irish practice that we will follow in lieu thereof.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although our management has elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers and convert from IFRS to U.S. GAAP. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price of the Ordinary Shares and/or Warrants and trading volume could decline.

The market price for the Ordinary Shares and Warrants depends in part on the research and reports that securities or industry analysts publish about the Company or the Company’s business. If industry analysts cease coverage of the Company, the trading price for the Ordinary Shares and/or Warrants would be negatively affected. In addition, if one or more of the analysts who cover the Company downgrade the Ordinary Shares and/or Warrants or publish inaccurate or unfavorable research about the Company’s business, the Ordinary Share and/or Warrant price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Ordinary Shares and/or Warrants could decrease, which might cause the Ordinary Share and/or Warrant price and trading volume to decline.

Future changes in U.S. and foreign tax laws could adversely affect us.

The U.S. Congress, the Organisation for Economic Co-operation and Development, and government agencies in jurisdictions where we and our affiliates do business have focused on issues related to the taxation of multinational corporations. In particular, specific attention has been paid to “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result the tax laws in Ireland, Germany, the U.S. and other countries in which we and our affiliates do business could change, on a prospective or retroactive basis, and any such change could adversely affect us.

We may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless.

We may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless. We will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sales price of the Ordinary Shares reported has been at least $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within the 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrantholders. We will not redeem the warrants as described above unless (i) a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period or (ii) we have elected to require the exercise of the Public Warrants on a cashless basis; provided, however, that if and when the Public Warrants become redeemable by the Company, we may not exercise such redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

Recent trading prices for the Ordinary Shares have not met the $18.00 per share threshold at which the Public Warrants would become redeemable. In such a case, the holders will be able to exercise their Public Warrants prior to redemption for a number of Ordinary Shares determined based on the fair market value of the Ordinary Shares.

The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants.

Parent may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If Parent is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined below) of Ordinary Shares or Warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and additional reporting requirements. Parent does not currently expect to be treated as a PFIC for the current or future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of Parent’s gross income and assets and its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that Parent will not be treated as a PFIC for any taxable year. For a more detailed discussion of certain material U.S. federal income tax consideration that may be relevant to a U.S. Holder in respect of Parent’s PFIC classification, please see the section titled “Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.” U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to acquiring, owning and disposing of Ordinary Shares and Warrants.

Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because we are formed under Irish law.

We are a company formed under the laws of Ireland, all of our properties are located outside of the United States, a majority of our directors and officers reside outside of the United States and all of our assets are and are likely in the future to be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights against the Company, to effect service of process upon our directors or officers or to enforce judgements of United States courts predicated upon civil liabilities and criminal penalties on our directors under United States laws.

Our corporate affairs will be governed by the Company’s M&A, the Irish Companies Act and the common law of Ireland. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors under Irish law are governed by the Irish Companies Act and the common law of Ireland. The rights of our shareholders and the fiduciary responsibilities of our directors under Irish law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Ireland has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. See “Comparison of Corporate Governance and Shareholder Rights” for a discussion of certain differences between Irish and Cayman Islands corporate law.

The jurisdiction and choice of law clauses set forth in the Amended and Restated Warrant Agreement, and our status as an Irish company, may have the effect of limiting a warrantholder’s ability to effectively pursue its legal rights against us in any United States court.

The Amended and Restated Warrant Agreement provides that disputes arising under the Amended and Restated Warrant Agreement are governed by New York law and that the Company consents to jurisdiction in courts of the State of New York or the United States District Court for the Southern District of New York. This provision may limit the ability of warrantholders to bring a claim against the Company other than in courts of the State of New York or the United States District Court for the Southern District of New York and may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes under the Amended Warrant Agreement. The Amended and Restated Warrant Agreement, however, also expressly makes clear that this choice of law and forum provision shall not restrict a warrantholder from bringing a claim under the Exchange Act in any federal or state court having jurisdiction over such claim. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Irrespective of the ability of a warrantholder to bring an action in any such forum, due to the fact that we are an Irish company with all of our properties located outside of the United States, if a warrantholder brings a claim against us under the Amended Warrant Agreement, the Securities Act or Exchange Act, or otherwise, such warrantholder may have difficulty pursuing its legal rights against us in any United States courts having jurisdiction over any such claims.

A transfer of Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.

The Irish Revenue Commissioners have confirmed that transfers of Ordinary Shares and Warrants effected by means of the transfer of book entry interests in the Depositary Trust Company (“DTC”) will not be subject to Irish stamp duty. It is anticipated that the majority of Ordinary Shares and Warrants will be traded through DTC by brokers who hold such shares on behalf of customers.

However, if you hold your Ordinary Shares and/or Warrants directly rather than beneficially through DTC, any transfer of your Ordinary Shares and/or Warrants could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the Ordinary Shares or Warrants acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your Ordinary Shares.

If the Ordinary Shares or Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the Ordinary Shares and/or Warrants may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

The Ordinary Shares and the Warrants are eligible for deposit and clearing within the DTC system. We have entered into arrangements with DTC whereby we have agreed to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Ordinary Shares and such Warrants. Accordingly, DTC has agreed to accept the Ordinary Shares and Warrants for deposit and clearing within its facilities.

However, while DTC has accepted the Ordinary Shares and/or Warrants, it generally will have discretion to cease to act as a depository and clearing agency for the Ordinary Shares and/or Warrants. If DTC determined at any time that the Ordinary Shares and/or Warrants were not eligible for continued deposit and clearance within its facilities, then we believe the Ordinary Shares and/or Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the Ordinary Shares and/or Warrants would be disrupted. While we would pursue alternative arrangements to preserve the Company’s listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ordinary Shares and/or Warrants.

In certain limited circumstances, dividends paid by the Company may be subject to Irish dividend withholding tax.

We do not intend to pay dividends on our Ordinary Shares in the foreseeable future. If we were to declare and pay dividends, in certain limited circumstances, dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Ordinary Shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from dividend withholding tax.

The Irish Revenue Commissioners have confirmed that shareholders resident in the U.S. that hold their Ordinary Shares through DTC will not be subject to dividend withholding tax, provided the addressees of the beneficial owners of such Ordinary Shares in the records of the brokers holding such Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by the Company). However, other holders of Ordinary Shares may be subject to dividend withholding tax, which could adversely affect the price of their Ordinary Shares.

Dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.

Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from the Company will not be subject to Irish income tax in respect of those dividends unless they have some connection with Ireland other than their shareholding in the Company (for example, they are resident in Ireland). Shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends.

Ordinary Shares or Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Ordinary Shares or Warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Ordinary Shares and Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Ordinary Shares and Warrants in, and receiving distributions from, the Company.

Provisions in the Company’s M&A and under Irish law could make an acquisition of the Company more difficult, may limit attempts by Company shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers, or employees, and may limit the market price of the Ordinary Shares and/or Warrants.

Provisions in the Company’s M&A may have the effect of delaying or preventing a change of control or changes in the Company’s management. The Company’s M&A include provisions that:

●	require that the Company’s board of directors is classified into three classes of directors with staggered three-year terms;

●	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships; and

●	prohibit shareholder action by written consent without unanimous approval of all holders of Ordinary Shares.

The Company’s M&A contains exclusive forum provisions for certain claims, which could limit the Company’s shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

The Company’s M&A provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act 1933 of the United States (the “Federal Forum Provision”). Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by the Company’s shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and the Company’s M&A confirms that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by the Company’s shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of the Company’s securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. Additionally, the Company’s shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may lead to the Company’s shareholders incurring increased costs if they were to bring a claim against the Company, and may limit the Company’s shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with the Company or the Company’s directors, officers, or other employees, which may discourage lawsuits against the Company and the Company’s directors, officers, and other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in the Company’s M&A to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which may have an adverse effect on our business, financial condition and results of operations.

As a matter of Irish law, the Company’s shareholders are bound by the provisions of the Company’s M&A. An Irish court would be expected to recognize the exclusive jurisdiction of the federal district courts of the United States of America in respect of causes of action arising under the Exchange Act or the Securities Act 1933.

As an Irish public limited company, certain capital structure decisions regarding the Company will require the approval of the shareholders of the Company, which may limit our flexibility to manage our capital structure.

Irish law generally provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if authorized to do so by a company’s constitution or by an ordinary resolution. Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. The Company’s M&A authorizes the Board of Directors of the Company to allot shares up to the maximum of the Company’s authorized but unissued share capital until December 22, 2026. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.

While Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for the Company’s M&A, or for shareholders of the Company in a general meeting, to exclude such pre-emptive rights. The Company’s M&A excludes pre-emptive rights until December 22, 2026. This exclusion will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be authorized for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.

Attempted takeovers of the Company will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.

We will be subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including Nasdaq. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Board of Directors of the Company will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Ordinary Shares once the Board of Directors of the Company has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent.

Under the Irish Takeover Rules, if an acquisition of Ordinary Shares were to increase the aggregate holdings of the acquirer (together with its concert parties) to 30% or more of the voting rights of the Company, such acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding Ordinary Shares at a price not less than the highest price paid by such acquirer or its concert parties for Ordinary Shares during the previous 12 months. This requirement would also be triggered by the acquisition of Ordinary Shares by any person holding (together with its concert parties) between 30% and 50% of the voting rights of the Company if the effect of such acquisition were to increase that person’s voting rights by 0.05% within a 12-month period.

Anti-takeover provisions in the Company’s M&A could make an acquisition of the Company more difficult. The Company’s M&A contains provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Ordinary Shares, adversely affect the market price of Ordinary Shares, and adversely affect the voting and other rights of shareholders of the Company. These provisions include: (i) permitting the Board of Directors of the Company to issue preference shares without the approval of Company Shareholders, with such rights, preferences and privileges as they may designate; and (ii) allowing the Board of Directors of the Company to adopt a shareholder rights plan upon such terms and conditions as it deems expedient in the interests of the Company.

USE OF PROCEEDS

All of the Ordinary Shares and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $134.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

BUSINESS

Our Vision

Our vision is to accelerate the transition from a primarily fossil-based economy to a majority all-electric, carbon (CO2) neutral economy by supplying intelligent and scalable battery-based ecosystem platforms consisting of hardware, software and services upon which our customers can operate their individual energy-related business models in the areas of electric vehicle (EV) ultra-fast charging on power limited grids, residential sector coupling, and a wide range of commercial and industrial applications.

Company History

Parent was incorporated in Ireland on July 26, 2021 as a public limited company under the name ADS-TEC Energy Public Limited Company. On December 22, 2021, Parent consummated the business combination with EUSG, ADSE and the other parties to the Business Combination Agreement, pursuant to which (i) EUSG merged with and into Merger Sub, with Merger Sub being the surviving entity of the Merger and continuing as a wholly-owned subsidiary of Parent, followed immediately by (ii) the transfer by Bosch to Parent, and Parent’s acquisition from Bosch, of certain shares of ADSE in exchange for the Cash Consideration (as defined in the Business Combination Agreement), and (iii) concurrently with the Bosch Acquisition, ADSH and Bosch transferred as contribution to Parent, and Parent assumed from ADSH and Bosch, certain shares of ADSE in exchange for Ordinary Shares. Parent now serves as the holding company for the business of ADSE and its subsidiaries.

Organizational Structure

Upon consummation of the Transactions, ADSE became a wholly-owned subsidiary of Parent. Immediately following consummation of the Transactions, Merger Sub began the process of liquidating and dissolving. Parent’s organizational chart is below:

Business Strategy

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the high development depth and ability to act across all technical levels and over a very long-term period of time, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

The High Power Charging opportunity

EVs are expected to play a significant role in mobility. Bloomberg NEF (“BNEF”) expects that yearly sales of electric vehicles globally will reach double digit millions per year between 2026 and 2030. This will lead to a strong increase of EVs in the vehicle population, requiring increasingly quick, reliable, and comfortable charging. Consumers expect at least a comparable convenience and freedom of mobility they are used to with internal combustion vehicles (ICV) today. Charging within hours might be acceptable if the car is not needed (for example, at night or at the workplace). With an upcoming mobility mass-market, we expect that vehicle owners will want to recharge their vehicles to gain meaningful additional range quickly not only during long-distance travel, but also within the local area they are situated. It cannot be expected that people will be willing to plan a journey like people did 100 years ago. Sudden events, spontaneous rides and unexpected travel must be covered. Hence, ultra-high-power chargers must be widely available in a wide-area network, not only on the highway. Our equipment, which allows the driver to add 100 miles of range in less than 10 minutes (if the car allows sufficient power input), addresses this need of ultra-fast charging everywhere.

Charging electric vehicles in minutes typically requires DC fast charging with charging power in excess of 100kW. We believe that power grids are generally not designed to provide this amount of power at all locations without an upgrade of the grid. We believe, from an economic perspective, that it will not likely be considered reasonable to expand and upgrade the grids everywhere to provide this amount of power just for temporary charging. We have developed a solution to provide a quick charge within minutes with up to 320KW, which we believe will enable ultra-high charging power on a lower power grid connection starting from 30/50 KW subject to local regulation. Our charger works with an internal battery buffer. The buffer will be filled from the existing grid at a lower power rate. As soon as the car shows up to get recharged, the available grid power can be boosted up to 320KW by using the buffered energy in the charger.

These decentralized chargers must be small and quiet. Installations at gas stations, condominiums, apartment houses, and in major downtown metropolitan areas, must comply with the given limitations of space, grid access and noise acceptance. We are focused on ultra-high-power chargers on power-limited grids. We intend to provide these platforms to all types of charging companies so they can enhance their existing product portfolio.

The Energy transition opportunity

We believe that the global objective of a CO2 neutral energy system requires a more or less “majority-electric energy system”. The transition will be driven by regenerative energy generation, such as solar, wind and water energy generation, which leads to two central challenges in energy production. First, the production of energy from regenerative sources fluctuates as wind is not constant but is part of changing weather conditions, and solar energy fluctuates with day and night, yearly seasons, and the current weather. Due to this and the fact that the regenerative sources need to follow the natural conditions and cannot be located everywhere, regenerative energy is best produced in decentralized and scalable units. Therefore, some of the centralized power plants are going to be substituted by decentralized systems capable of coping with volatile power generation. We believe that the demand on the energy system will further increase with the roll-out of electric vehicles being a large contributor. We believe the asynchronous power generation and consumption patterns need to be balanced, and a temporary energy and power surplus needs to be provided flexibly on demand.

In our view, the only way to manage this transition will be based on millions of distributed intelligent ecosystem platforms. These ecosystem platforms are an integrated combination of energy-buffers, power-electronics, controls, and state of the art security. In the future, energy providers are expected to operate and manage these decentralized ecosystem platforms by connecting them to “virtual powerplants”. Driven by IT-based and very intelligent systems and algorithms, the future power companies will find and manage the operational balance of such decentralized systems in order to ensure reliable energy supply and local peak power to the economy. Energy companies will in the future be not only the traditional power/electricity companies but also other utility, oil and gas companies, and automotive original equipment manufacturers, as well as new players such as start-ups with new digital business models. It is our mission to provide such future energy providers with the best and most reliable decentralized ecosystem platforms accompanied by services over long-term periods to run their own complex business models and serve the end-customers.

Our customers need to make significant long-term investments in the build-out of the energy infrastructure be it for a charging infrastructure for electro-mobility, energy storage systems for industrial or utility applications or residential solutions for sector coupling at the end-customer. It is the core business of ADSE to provide these ecosystem platforms to all kinds of future power companies in flexible contractual set-ups including long term services. The market in which ADSE operates is characterized by strong growth, new market entrants among its customers, and constantly evolving customer preferences, technology and regulations. Due to our strategy to have the core technology and know-how in-house, and the resulting ability to continuously adapt our portfolio to new regulatory or market requirements, we are able to offer solutions for the long-term.

The conditions of national, regional and even local energy systems may vary significantly and may require individual solutions. This is not only due to local regulations and governmental strategies, but also because of individual combinations and use cases. Local generators provide power when the sun is shining, or the wind is blowing, but not always when the power is needed, or when people want to charge their cars.

We are not selling to the private end customer. We are not a utility company or a charge point operator. We aim to be the partner of choice for the future power companies and to provide highly integrated ecosystem platforms and services so they can run and optimize their businesses. We are offering a range of digital services to the partners which enables them to optimize their individual business model.

We believe our products will often be considered as part of the “critical infrastructure” when this transition happens. It is very important that these assets can be maintained and operated safely and securely over a long period of time. It is a question of total cost of ownership and reliability. We help to reduce the risk for our customers by taking care of these decentralized complex assets. This is possible because of our ability to develop and service these products in-house, which minimizes the dependency on component suppliers such as battery-systems or power-electronics providers. We can even provide in house the relevant software and firmware.

Products and Services

Our portfolio of ecosystem platforms target the market in three areas: (i) DC-based ultra-fast charging for EVs on power limited grids, (ii) energy storage and management solutions for commercial & industrial applications, and (iii) energy storage and management solutions for residential sector coupling applications.

Charging

The ADSE charging product portfolio offers battery-supported fast charging solutions for electromobility with up to 320 KW charging power. The combination with energy storage enables applications in areas where the grid performance is insufficient to directly provide ultra-fast charging. ADSE offers stationary (ChargeBox), semi-mobile (ChargePost) and mobile solutions (ChargeTrailer, a mobile ultra-high-power charging park with 10 DC outlets per trailer).

The portfolio comprises three platforms:

ChargeBox. This is the existing system which is certified in Europe (CE) and the US (UL). The product is in full production and we currently have capacity to produce up to 5,000 systems per year. The ChargeBox is perfect for separated installations of up to two dispensers and the ChargeBox which contains the battery and power inverters. Based on a very small footprint (approx. 1.2 x 1.2 meters), the ChargeBox can be installed almost anywhere where space is scarce. Up to two dispensers (charging cable outlets) can be installed separated up to 100m with a small footprint of approximately 400 x 400mm.

ChargePost. The ChargePost is a product currently in final development. It can be connected to existing low power grids and requires virtually no additional construction work in most situations, starting with approximately 20kW at 400 V. Furthermore, the ChargePost can have advertisement screens allowing our partners and customers an additional revenue stream out of the investment. Grid services such as bidirectional operations and physical services such as frequency regulation or reactive power supply will be able to be operated on this system. The ChargePost is a semi-mobile ultra-high-power charger which can easily follow the demand by providing up to 300KW charging power even on low powered grids.

The ChargePost can be placed in space-restricting locations, such as city centres, gas stations, shopping malls, residential areas and in companies for permanent or temporary use. One advantage for network operators is that they can be relocated if certain sites develop more strongly than others. Operators may optimize their investment in case the location shows a weaker utilization than expected.

ChargeTrailer. The ChargeTrailer is, to our knowledge, the world’s most powerful mobile high power charging system in the form of a standard truck trailer size and weight. Ten electric vehicles can be charged simultaneously with up to 320 kW each. The battery modules currently have a storage capacity of 2.1MWh. It is effectively a mobile ultra-high power charge park. The charging technology is suitable to a variety of use cases including the installation on high-traffic routes during holiday periods, for marketing or press events, for driving events of electrified vehicles and as a charging facility at festivals. The trailers are planned by ADSE’s customers to travel all over Europe providing temporary charging power.

The truck has several integrated inverters, air-conditioning, an energy management unit, a security firewall, as well as a communication unit via mobile radio and DC-charging technology. The ChargeTrailer offers a scalable AC connection to the 400 V distribution grid. The ChargeTrailer is designed for outdoor use.

Source: Bloomberg NEF

Commercial & Industrial

The energy transition will also take place on commercial and industrial sites. ADSE has a broad range of experience in this area. Potential uses for these products include peak shaving, black start, grid services, and self-optimization. Today, ADSE is using standard inverters from the market. In the future, ADSE intends to use its own inverter system which allows a better control of the margin, stable ability to act, and independency from suppliers. The C&I market is expected to grow significantly.

Our product offerings in C&I include the PowerBooster, the Container-Systems and the Rack systems.

PowerBooster

The PowerBooster is a battery energy system with an integrated inverter, security, and communication unit. It provides, for example, boosting capacity for the charging process. Power and capacity may vary due to inverter and battery cell types.

Potential uses for the PowerBooster are, among others, peak load capping, as a buffer-storage for self-consumption of solar power, and for emergency power supply.

In addition to the storage function of the PowerBooster, the decentralised battery system can be installed as grid service stations directly at the site and can be connected to the 400 V distribution networks. Additional functions such as voltage stability, delay for optimum bandwidth utilisation of the network, frequency regulation, and reactive power supply are possible. It is for these distribution networks, which might be temporarily overloaded due to renewable supply, that smart grids are in high demand in order to better utilize existing networks.

Container-System

For large-scale applications, ADSE supplies custom battery systems as complete 20- or 40-foot container solutions with up to the MW and MWh capacity. The modular design and the comprehensive IT management system allow virtually unlimited scalability of the container solution. The Container-Systems are built with power electronics and inverters from various manufacturers.

Rack-System

StoraXe Rack Systems address the area of larger systems and infrastructures, providing power and storage capacities that range between 50kW/50kWh, and multiple MW/MWh with nearly unlimited scaling options. The Rack systems can be supplied as storage components or as a complete system with power electronics (inverter from third party suppliers), allowing for peak-shaving, and swarm operation.

MultiScale

The PowerBooster with an ADSE integrated MultiScale inverter is a pipeline product under development and will be rolled-out in the future. The MultiScale will be a scalable AC/DC power inverter with its own control system and will extend the PowerBooster as well as the rack systems to create a fully integrated energy storage solution. ADSE’s MultiScale system will offer emergency power supply in cases of power outages and stands out with its compatibility with the ADSE scalable battery. Integrating their own power electronics will lead to a higher efficiency, lower costs and extended service capabilities for the strong growing market in the area of C&I.

Digital Services

The energy management product portfolio ranges from offline versions of a decentralized individual system to complex connected systems. ADSE’s current portfolio includes their own BMS with a Digital Twin, Big-LinX Energy and the Energy Management System.

The integrated BMS is an in-house solution that facilitates monitoring of battery cells during the operation. Big-LinX Energy is the cloud-based solution for monitoring the system from anywhere and enables the administration and remote management of the installed systems. In addition, the Energy Management system enables the operator to locally control the systems. Since ADSE has access to the software, it is possible to provide interfaces and customized adaptions which allows operators and power companies to interconnect with ADSE platforms and integrate these into their own energy management systems.

Residential

The product portfolio Residential is designed for the huge market of single and multi-family houses. In these applications, areas are often available for PV generators, and the task of energy management goes beyond mere day/night shifts. Individual optimization options are available in a combination of different operating modes. The goal is to synchronize production and consumption with the given boundary conditions and dynamic behavior in the best possible way.

MyPowerplant

The energy transition will take place in residential homes as well. We already have markets, such as Germany, with regulation and incentive schemes to accelerate the use of renewable energy-operated systems. In the future, it is expected that residential heating systems will be expanded by electrical heat pumps or fuel cells, PV gensets on rooftops, and electric vehicles in garages, which will be integral elements of the residential energy system. Today we see early adopters, enthusiasts and people investing due to the subsidies they get from government installing PV, but soon we expect the market of renewable energy technology for single and multi-family homes to become a mass-market, which will require easy to install and preferably maintenance free solutions. Instead of many different suppliers of individual sub-systems (PV Inverter, Battery-System and a Wallbox) with different interfaces, software, and controllers, we believe “all-in-one” platforms from one supplier with a bespoke set of services will be needed.

ADSE is developing such an all-in-one platform. It is called MyPowerplant. The system can be connected to 1/3 phase low powered grids, has a scalable battery, direct PV module inputs and a DC/DC wallbox providing up to 20KW even at home.

Our ownership of this technology allows for a long-term supply and service offering to our partners. They will be able integrate MyPowerplant in their own environment and energy management and benefit from two sides: First, they can optimize their own energy management by connecting thousands of these platforms to a virtual powerplant; and secondly, they can offer the end customer a perfect and reliable service package up to an offer for an energy flat rate.

Market Opportunity

Charging

The EV charging market is profiting from the recent increase in the global demand. Based on stringent emission regulations and an increasing customer acceptance of EVs, including the associated increase in the number of EV models offered by OEMs, the demand has accelerated strongly. Going forward, ADSE expects that the EV market, accompanied by an increasing demand for chargers, will continue to show strong growth, and expects prices for EVs to fall, partly due to lower battery costs, stronger performance of new EVs and the availability of a charging infrastructure supported by public investments, incentives and regulations. According to BNEF, the demand for EVs in ADSE’s target markets will increase between 2020 and 2025 by almost 30% per annum.

As the EV penetration is steadily increasing, new vehicle models with a greater charging capacity, voltage (400V and 800V) and battery — such as the Porsche Taycan are in demand. Based on the continuous evolution of the EV’s performance, ADSE expects an increasing demand for the ultra-fast charging infrastructure to make use of the technological advancement. This trend is fueled by a low consumer acceptance for long charging periods of greater than 30 minutes. Therefore, ultra-fast charging (>150kW) has gained significant importance and will experience significant growth rates within the charging market.

However, we believe most of the existing power grids in Europe and the US are not designed for providing area-wide ultra-fast charging anywhere. As of today, the low power from the grid is limiting the electro mobility. With ADSE’s charging systems, solutions are available which allow ultra-fast charging despite the limitations of the grid. Profiting from the integrated battery buffer, the power received from the standard low power grid connection (30 – 110 kW) will be used for continuously charging the integrated battery and allowing power output to the vehicle of up to 320 kW.

The accompanying expansion of the EV infrastructure is supported by government funds. According to eurelectric, investments of ~€400 billion in the EV infrastructure are needed through 2030 in Europe, and the latest infrastructure proposal in the US includes up to $7.5 billion for charging platforms.

Battery storage solutions

Going forward, renewable energy will likely become the essential energy source by receiving broad political support and experiencing tailwinds from rising environmental awareness. Up to 40% of world electricity in 2040 will come from renewable sources.

However, a main constraint is that renewable energy sources aggravate the load of the electricity network as they strongly depend on weather conditions, which leads to a fluctuating energy output. To provide the necessary flexibility, an intelligent network with local energy storage solutions and management systems is required to accommodate changing electricity demand patterns of consumers, daily peaks in electricity consumption (e.g. through EV charging) and the trend towards self-sufficient off-grid energy supply. Using electricity generated by renewable energy sources universally requires the ability to couple energy consumers and producers with the use of intelligent energy management and battery systems.

Therefore, the strong growth in these volatile energy sources requires high investments into smart grid technology and energy storage solutions in order to ensure the requested power supply. According to BNEF, the expected boom in the energy storage market will draw $662 billion in investment over the next two decades. The demand for storage will increase to balance higher proportion of variable, renewable generation and consumption in the electricity systems.

In addition, the strong market demand is expected to be supported by an expected price drop in lithium-ion batteries (there was already an 85% reduction from 2010-2018) mainly driven by increased supply chain efficiencies, enabling a cheaper production of the batteries coupled with incremental improvements in energy density.

ADSE has a product portfolio available and in the pipeline well-suited to address key challenges for the transition to a majority-electric world. Besides the energy storage solutions for the commercial and industrial use, ADSE’s intelligent energy management system, MyPowerplant, promises to generate high market demand based on the opportunity of sector coupling at home with the integration of PV, battery storage, DC charging and energy management in one platform.

Distribution, Marketing and Strategic Relationships

ADSE has a product and eco-system-platform and a development pipeline which will allow it to diversify in the three end-market segments: “Charging”, “Commercial & Industrial” and “Residential”. All three markets have already been served by ADSE. In general, ADSE applies a B2B market approach serving all kinds of the Future Power Companies.

ADSE sells to leading companies operating the ADSE products and platforms. This can be a direct sales and support approach or by utilizing value-added resellers as distribution partners. The decentralized energy market is changing rapidly, and ADSE is enabling its partners to follow this fast change. The marketing, distribution and sales strategy follows the business strategy: ADSE is the company and partner serving the “Future Power Companies” with best-in-class technology and long-term services to optimize the operation and TCO (total cost of ownership).

Direct sales relationships are preferred for large and strategic long-term partners with strong regional and/or thematical market access. These customers are taking advantage and benefit from a high level of integration of the ADSE platforms in their own business models, backend systems and decentralized service concepts. These partners and ADSE customers are operating the infrastructure by themselves and optimize the offerings to a wide range of end-customers. Examples for this type of partners are utility companies, oil & gas companies, charge-point operators, etc. ADSE may from time to time support direct sales relationships with financing to enable customer operation and purchase of ADSE platforms. ADSE entered into its first such relationship in 2021.

Value-added resellers act as multipliers for ADSE into the distributed local wide area networks for individual needs and business models. They have a strong existing network and a highly skilled partner base, as well as the ability to ensure long-term customer satisfaction through a complete service offering. The value-added reseller is running an established logistic and service network and helps its partners and customers to benefit from adapting the products, platforms and services to their local and individual use. These can sometimes be niches with special but important use cases.

In addition to the outright sales of products, platforms and services, ADSE may enter into partnership agreements with either direct sales customers or resellers to pursue certain projects. These projects may include the acquisition of a financial interest in joint ventures or other project-related forms of partnership. These partnerships would pursue specific market opportunities for selected products or in certain regions. Such partnerships may also include ADSE entering into some form of limited exclusivity. If this is the case, the terms of the exclusivity may limit other sales opportunities which could have been pursued without such an agreement. ADSE will only enter into such limited exclusive relationships if it expects that the benefit from such a partnership would outweigh the potential disadvantages of any limitations which might result from such partnership.

In October 2021, ADS-TEC Energy, Inc., a Delaware corporation and wholly-owned subsidiary of ADSE (“ADSE US”), entered into a channel partner agreement with Smart City Capital, LLC, a Florida limited liability company that seeks to invest in and manage a diverse range of smart city projects to support sustainable economic development (“Smart City”). The channel partner agreement provides among other things for certain reselling, marketing and distribution activities by Smart City for ADSE products and services in the U.S. The channel partner agreement has a one-year term (subject to renewal) and includes certain non-circumvention provisions providing that Smart City will not pursue certain business activities in the U.S., Canada or the U.K. with certain specified entities with products that are competitive to ADSE products and ADSE US will not pursue certain business activities in the U.S., Canada or the U.K. with one or more specified entities.

ADSE pursues a B2B business model and offers its products to preferred highly skilled and long-term oriented customers and partners. While ADSE provides technical services, customized product adaption, and training, as well as customized support, spare parts, service agreements and digital services to its customers and partners, the customer or partner maintains the direct contact and relationships with the end-users. ADSE believes this business model creates a long-term partnership that is beneficial not only to ADSE, its customers/partners, but also the end-customer who sees “one face to the customer”.

ADSE believes this approach best suits a quick expansion of its market presence and long-term growth, and it also provides incentive for its customers and partners to grow their business as well. If the customers and partners do not actively support ADSE’s products, they will not achieve the full benefit of the ADSE platform integration in their business models. In addition, they may not qualify for local subsidies (for example grid expansion or other solutions that are made more attractive due to such subsidies) or will not be as competitive in the markets they serve. ADSE’s markets are very distinct and volatile in terms of how to address the existing and potential customers, hence ADSE has developed and will further develop an individual go-to market strategy for each end-market and region. Market development will be a strategic and ongoing important focus.

Charging

The market for charging services, or selling electric energy to drivers of electrified vehicles, is characterized by dynamic growth and the entrance of new market participants. ADSE’s flexible go-to-market strategy — providing platforms and services to many owners and operators — allows it to directly or indirectly serve all incumbent and future operators of charging equipment. ADSE serves the charging market either through direct sales or resellers as distribution partners. Orders may be generated through any one of the market participants fulfilling crucial functions in setting-up and operating charge points, including project developers, the charge point operator (CPO) itself, installation and infrastructure service companies, energy companies, and site owners. Usually, ADSE’s customers or distribution partners fulfill several of the above functions.

In order to further improve market penetration, ADSE has approached a large number of potential customers through a central mailing initiative. This generates leads which are then shared with the distribution partners.

Commercial & Industrial

In the Commercial & Industrial segment, ADSE sees a trend from individual customer specific storage containers to flexible scalable solutions.

For Commercial customers with energy storage requirements of just some hundred kW/kWh, ADSE utilizes both a direct sales approach and resellers. Resellers as distribution partners have access to a large number of customers and can serve the entire market, such as specialized wholesalers, large installation service companies, or companies who offer ADSE’s products as part of a complete product offering to their customers. Direct customers are typically commercial companies with an individual energy storage need and the capability to operate it.

The Industrial segment today mainly comprises energy storage containers and the ADSE products “PowerBooster”. Storage sizes typically range from 100kWh to single digit MWh. Customers require a specific solution for a certain energy management need and operate the systems by themselves. Those customers are mainly served through direct sales. Besides the delivery of the product ADSE typically designs the required system according to individual customer specifications in cooperation with the customer. In addition, ADSE sometimes participates in tenders for larger projects. It is expected that the “commercial & industrial” segment will benefit from the need that companies will be measured according to their contribution to a CO2 neutral operation. Renewables, EV-Charging and local energy management will get a higher priority and therefore flexibility such as decentralized energy management and storage will be needed.

Residential

Today, the market is mainly characterized by small battery packs which are connected to the local PV-generator on the rooftop. In the future, there is a need for a more intelligent sector coupling at the home in order to combine the power generation through PV and cogeneration of heat and power, as well as with EV charging and providing grid services. Here, ADSE expects to be well-positioned with its future platform MyPowerplant. Due to the general business model and the highly fragmented market, ADSE uses mostly resellers as distribution partners. Typically, ADSE will sell to a value-added reseller who may be an energy utility, a wholesaler of home energy equipment, or a vendor of other complementary home energy equipment with a network of their own, or independent electricians and installation and service companies who will undertake the installation at the individual site and ensure the maintenance service. ADSE sees itself as the ideal partner to provide support along the whole technology chain over many years to provide physical and digital services and interfaces. Those resellers have access to a larger number of customers and can cover entire regions or product segments. In selected cases, ADSE may also serve customers directly who operate the equipment by themselves as part of a network (swarm operation).

Environmental Issues

ADSE and its operations, as well as those of ADSE’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require ADSE or others in ADSE’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on ADSE’s operations. The installation of high power charger and battery storage systems at a particular site is generally subject to oversight and regulation in accordance with provincial, state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. Future legislation and regulations relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with ADSE’s operations as well as other future projects.

Further, ADSE currently relies on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ADSE’s or its contractors, may result in liability under environmental laws, under which liability may be imposed without regard to fault or degree of contribution to the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, ADSE may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations. See also “Risk Factors — Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact ADSE’s financial results or results of operation.”

Competition

ADSE is diversified across the areas of charging for e-mobility, commercial & industrial and residential applications and considers itself well-positioned in the event of a market change or competitive dynamics in any of those segments individually.

In the EV infrastructure charging market (non-residential), ADSE focusses on battery-buffered ultra-fast charging systems. This comprises charging systems with a charging power above 150kW. Due to its ability to provide ultra-fast charging even at power limited grids and hence its specific use cases, ADSE regards battery-buffered ultra-fast chargers as a distinct market segment of ultra-fast chargers.

ADSE believes there are several potential competitors still in the prototyping phase and may offer battery-based products similar to ADSE’s products in the future. In terms of technical specifications in particular, due to the combination of high available charging power with a small footprint and low noise emission, ADSE believes it is well-positioned compared to current and future competitors. A particular advantage of the HPC Booster is that it can be located very flexibly at a broad range of potential customer sites due to the battery and charging pole being separated (up to 100m apart from the ChargeBox). By continued R&D efforts, ADSE strives to incorporate new technical developments in battery technology, into its products.

While ADSE sees battery-buffered ultra-fast chargers as a separated market segment, non-battery buffered grid connected ultra-fast chargers do in principle compete with battery-based ultra-fast chargers in those cases in which enough power at the current grid connection is available, or an upgrade of the grid is economically reasonable or preferred by the investor for some reason. This may often be the case in typical applications such as central charge parks or super chargers on near highway locations. ADSE sees compact and ultra-fast chargers with an integrated battery buffers in many cases still as the more economic and more suitable solution, especially when high power rates are not requested continuously or at least for the majority of the time.

As the number of EVs continues to grow, so will the need for a charging infrastructure, including ultra-fast chargers. Solutions that do not have an integrated energy storage capability rely on the available grid capacity, or need expensive and long-term expansion of the grid network to offer ultra-fast charging. Solutions may also require a separate energy storage system with related investment costs and space requirements. Therefore, ADSE sees itself in a good competitive position for the necessary extension of the EV-charging infrastructure based on existing grid conditions.

With the increasing EV population, the number of wallboxes sold for home charging will likely increase as well. While home charging in principle may reduce the usage of public charging, ADSE sees a strong market opportunity for public charging driven by the higher number of EVs in the market. Overall, due to the different use cases and technology, ADSE does not see AC-wallboxes as separate and not directly competing market. In contrast, ADSE sees a potential of DC charging at home or at company sites as a potential market opportunity in future.

In addition to the incumbent market participants the possibility persists of new players entering a still developing market and gaining market share with innovative products. However, due to the advanced expertise and knowledge as well as the ecosystem platform technology and long-term services, ADSE expects to be able to effectively compete even with such new potential market entrants.

In the Commercial & Industrial segment, ADSE focuses on applications in which it believes it has a competitive advantage due to the overall platform integration accompanied by digital and physical services. With the Multi-Scale based PowerBooster, ADSE will be able to offer an innovative product with an integrated scalable power inverter providing a fully integrated energy storage solution to the market.

In the Residential segment, ADSE intends to offer a highly integrated eco-platform that specially addresses the needs of single and multifamily homes who would like to integrate renewable energy generation at the site through PV or power-heat cogeneration units, DC-Charging at home, scalable energy storage and a connection to the electricity grid.

In addition, with an increasing market size for residential energy storage and management systems, competition from existing and new competitors may increase. Given a fragmented end-customer base and the need to install those products at the individual site of use, ADSE relies on distribution partnerships. For example, ADSE relies on heating systems manufacturers or installation companies and networks, depending on the individual market in which ADSE operates. While ADSE believes that its current and future products are an attractive complement to the offering of its current and potential future distribution partners, ADSE may have difficulties to attract distribution partners in the future, or such distribution partners may not yield the revenues anticipated by ADSE for such partnerships which may limit our growth.

ADSE currently offers its products mainly in Germany but intends to internationalize its business. In the ultra-fast charging segment, it expects to initiate the marketing of its products in the US soon and also offer its products in other markets in Europe depending on the EV adoption rate in such countries. While ADSE strives to develop and market its products on contractual terms and conditions in such way that its products comply with the necessary regulation in those markets. Consequently, the competition in such markets may change over time significantly, and other factors including but not limited to governmental or local regulation and subsidies may create obstacles for ADSE to compete in such markets and may create limiting factors to its growth.

Raw Materials and Suppliers

ADSE sources a number of key raw materials, parts and supplies for the assembly of its products including but not limited to semiconductors, power modules, battery cells, HVAC components, mechanical systems, electrical components, electronic components, such as conductors, switches, fuses and DC-meters. While ADSE strives to source standard components where possible, many components are sourced from single suppliers for which it may not be possible to find an alternative source in a short period of time or even at all. In addition, supplier changes may have impact on certification and customer acceptances. Due to ADSE competencies in design and manufacturing, it expects that in principle almost any supplier can be replaced over time. However, such replacements may require additional development work, which may have negative impact on the ADSE’s ability to deliver products and its profitability.

Raw materials, parts and supplies obtained from third-party vendors may contain defects resulting in the malfunction of ADSE’s products. ADSE could be subject to claims that its products are defective or have malfunctioned, or even that persons were injured or purported to be injured as a result of such defects, and ADSE’s customers may bring legal claims against ADSE to attempt to hold it liable. Any insurance that ADSE carries may not be sufficient or it may not apply to all situations. To the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. See “Risk Factors — Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.”

Employees and Human Capital Management

As of December 31, 2021, the Parent Group had 109 employees. These employees include 26 in sales, 45 in operations, 33 in product development, and 5 in general and administrative positions. The Parent Group currently also relies, and may continue to rely, on professional employer organizations and staffing organizations for the employment to complement our workforce. Additionally, the Parent Group has retained a number of expert advisors and consultants that help navigate it through different aspects of its business. The Parent Group considers its relations with its employees to be good and has not experienced any work stoppages, slowdowns or other serious labor problems that have materially impeded the Parent Group’s business operations.

The Parent Group’s human capital management objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating the Parent Group’s new and existing employees.

Manufacturing

ADSE has also decided to final assemble its products in-house to ensure the constant high quality of its products and the scalability to meet the future demand. It is the Company’s strong conviction that the demand for technology enabling the transition into the energy market will grow strongly across all product segments quickly growing into a regulated mass market of energy infrastructure. ADSE has therefore consequently targeted flexible but scalable assembly facilities. ADSE has also designed its facilities with a system based on principles developed and applied in the leading industry sectors, and applies a rigorous discipline in all processes and continuous improvement principles. An important aspect of ADSE’s facility design and digitized processes is that it can be cloned easily and quickly within a few months to expand its capacities in line with market growth and its expansion in new markets.

ADSE benefits from its highly developed production process which combines the advantages from assembly and in-house engineering. The production facilities are located around Dresden, Germany.

Government, Regulation and Incentives

ADSE is subject to many forms of government regulation in its current markets, primarily the European Union, but also in new markets like the United States. There is not a primary agency that oversees the industry, but instead ADSE must comply with various federal, state and local rules and regulations. The regulatory overlay relates to many areas of ADSE’s operations, but primarily to safety concerns surrounding the manufacture and implementation of its products and systems. Violations of the applicable regulations may result in substantial civil and criminal fines, penalties and/or orders to cease operations or to conduct or pay for corrective work. Customer demand for ADSE’s products is and is expected to remain influenced by government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, and the availability of tax and other governmental incentives to purchase and operate electric vehicles.

Facilities

ADSE’s headquarters are located in Nürtingen, Germany. The company also maintains three further facilities, all of which are located in Germany (Klipphausen, Wilsdruff and Köngen). These sites are used for production, as warehouses, as laboratories, and for prototyping (Köngen). ADSE US also maintains a sales office in Sarasota, Florida, USA.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following selected historical financial information of EUSG and ADSE to assist you in your analysis of the offer to purchase our securities.

EUSG

EUSG balance sheet data as of November 16, 2020, April 30, 2021, July 31, 2021 and October 31, 2021, and income statement data for the periods from November 10, 2020 (inception) through November 16, 2020, from November 10, 2020 (inception) through April 30, 2021, from November 10, 2020 (inception) through July 31, 2021 and from November 10, 2020 (inception) through October 31, 2021 are derived from EUSG’s audited and unaudited financial statements included elsewhere in this prospectus.

Balance Sheet Data:	November 16, 2020	April 30, 2021 Restated	July 31, 2021 Restated	October 31, 2021
Cash	$—	$751,925	$553,931	$291,467
Prepaid expenses and other current assets	$—	$327,327	$190,327	$207,788
Note receivable – related party	$—	$—	$—	—
Marketable securities held in Trust Account	$—	$143,763,697	$143,767,321	$143,770,944
Promissory notes – related party	$—	$—	$—	—
Convertible promissory notes – related party	$—	$—	$—	$185,000
Warrant Liabilities	$—	$2,668,750	$5,906,250	$8,093,750
Total liabilities	$30,000	$2,796,510	$7,140,503	$10,395,591
Ordinary shares subject to possible redemption	$—	$143,763,697	$143,767,321	$143,770,944
Total shareholders’ equity (deficit)	$20,000	$(1,717,258)	$(6,321,130)	$(9,896,336)
Total liabilities and shareholders’ equity (deficit)	$50,000	$144,842,949	$144,586,694	$144,270,199

Income Statement Data:	For the Period from November 10, 2020 (inception) through November 16, 2020	Three Months Ended April 30, 2021	For the Period from November 10, 2020 (inception) through April 30, 2021	For the Period from November 10, 2020 (inception) through July 31, 2021	For the Period from November 10, 2020 (inception) through October 31, 2021
Loss from operations	$5,000	$199,420	$213,499	$1,579,871	$2,882,577
Change in fair value of warrant liability	$—	$743,750	$743,750	$2,493,750	$(4,681,250)
Transaction costs allocable to warrant liability	$—	$—	$23,219	$23,219	$(23,219)
Interest income on marketable securities held in trust	$—	$13,496	$13,697	$17,321	$20,944
Change in fair value of Convertible Note	$—	$—	$—	$—	$(85,000)
Unrealized gain (loss) on marketable securities held in trust	$—	$(920)	$—	$—	—
Net income (loss)	$(5,000)	$556,906	$520,729	$(4,079,519)	$(7,651,102)
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.00	$0.03	$0.04	$(0.29)	$(0.51)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	3,125,000	3,593,750	3,389,205	3,462,427	3,497,045

ADSE

ADSE’s balance sheet data as of December 31, 2020 and December 31, 2019 and income statement data for the years ended December 31, 2020 and December 31, 2019 are derived from ADSE’s audited annual financial statements included elsewhere in this prospectus. ADSE’s balance sheet data as of June 30, 2021 and June 30, 2020 and income statement data for the six months ended June 30, 2021 and June 30, 2020 are derived from ADSE’s unaudited condensed interim financial statements included elsewhere in this prospectus.

Balance Sheet Data:	As of June 30,		As of December 31,
	2021	2020	2020	2019
	(unaudited)		(audited)
	in kEUR	in kEUR	in kEUR	in kEUR
Cash and cash equivalents	0	8.888	18	9.325
Property, plant and equipment	2.104	1.599	2.019	1.581
Other current assets	19.352	36.718	25.307	40.010
Current liabilities	21.830	48.898	23.467	44.097
Total liabilities	53.397	73.215	53.917	61.304
Total shareholders’ equity (deficit)	(13.766)	(10.942)	(8.589)	1.691
Total shareholders’ equity and liabilities	39.630	62.273	45.328	62.995

Income Statement Data:	For the six months ended June 30,		For the fiscal year ended December 31,
	2021	2020	2020	2019
	(unaudited)		(audited)
	in kEUR	in kEUR	in kEUR	in kEUR
Operating Result	(4.069)	(12.180)	(8.190)	(9.676)
Total comprehensive result for the period	(5.177)	(12.633)	(10.280)	(12.050)

	For the six months ended June 30,				For the fiscal year ended December 31,
	2021		2020		2020		2020
	(unaudited)				(audited)
Basis and diluted loss per share	k€	(0,16)	k€	(0,39)	k€	(0,32)	k€	(0,38)
Weighted-average number of shares		32.039		32.039		32.039		32.039

The conventions of presenting numbers in ADSE’s historical financial statements included in this prospectus are different from those used in the U.S. in terms of the usages of “ . “ and “ , “ in numbers whose usages are inverted, e.g. kEUR 1.000 in ADSE’s historical financial statements carries the same meaning as kEUR 1,000 or €1,000 thousand in the U.S.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The selected pro forma information has been derived from and should be read in conjunction with the more detailed unaudited pro forma condensed combined financial information included in this prospectus as Annex A. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the audited and unaudited financial statements and related notes of ADSE and EUSG for the applicable periods included elsewhere in this prospectus. The selected pro forma data has been presented for informational purposes only and are not necessarily indicative of what Parent’s actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma data does not purport to project the future financial position or operating results of Parent.

The selected unaudited pro forma condensed combined statement of financial position has been prepared using the following:

●	EUSG’s unaudited condensed financial statements and related notes as of April 30, 2021 and for the period from November 10, 2020 (inception) through April 30, 2021.

●	ADSE’s unaudited condensed financial statements and related notes as of and for the six months period ended June 30, 2021.

The selected unaudited pro forma condensed combined statement of profit or loss for the twelve months period has been prepared using the following:

●	EUSG’s audited financial statements and related notes for the period from inception date November 10, 2020 to November 16, 2020.

●	EUSG’s unaudited condensed financial statements and related notes as of and for the three months period ended April 30, 2021.

●	ADSE’s audited financial statements and related notes for the year ended December 31, 2020.

The selected unaudited pro forma condensed combined statement of profit or loss for the six months period has been prepared using the following:

●	EUSG’s unaudited condensed financial statements and related notes as of April 30, 2021 and for the period from November 10, 2020 (inception) through April 30, 2021.

●	ADSE’s unaudited condensed financial statements and related notes for the six months period ended June 30, 2021.

Further, the historical financial statements of EUSG are presented in USD and for pro forma purposes, have been converted to EUR by using an USD/EUR exchange rate of 0.8277 for the balance sheet as of June 30, 2021, and an USD/EUR exchange rate of 0.8473 and 0.8310 for profit or loss for the twelve months ended December 31, 2020 and six months ended June 30, 2021, respectively.

The financial statements of EUSG were prepared in accordance with U.S. GAAP. The financial statements of ADSE were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Parent qualifies as a foreign private issuer under the Exchange Act and will prepare its financial statements in accordance with IFRS. Accordingly, the unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS.

Euros in thousands, except of share and per share data
Selected Unaudited Pro Forma Condensed Combined Statement of Profit or Loss – Year Ended December 31, 2020
Net sales	47,370
Net (loss)	(103,841)
(Loss) per share	(2.13)
Weighted average shares outstanding – basic and diluted	48,807,898

Selected Unaudited Pro Forma Condensed Combined Statement of Profit or Loss – Six Months Period Ended June 30, 2021
Net sales	20,947
Net (loss)	(6,711)
(Loss) per share	(0.14)
Weighted average shares outstanding – basic and diluted	48,807,898

Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position – As of June 30, 2021
Total current assets	125,095
Total assets	145,374
Total current liabilities	26,057
Total liabilities	47,366
Total shareholders’ equity	98,007

CAPITALIZATION

The following table sets forth Parent’s cash and cash equivalent and total capitalization on an unaudited pro forma combined basis as of June 30, 2021 after giving effect to the Transactions and repayment of shareholder loans.

The information in this table should be read in conjunction with our financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement, as well as the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2021	(€) in thousands
Cash and cash equivalents	€105,472
Equity:
Subscribed capital	€4
Capital reserves	214,374
Retained earnings	(116,371)
Total equity	98,007
Debt:
Loans and borrowings	4,730
Total debt	4,730
Total capitalization	€102,737

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

For purposes of this section, “we,” “us,” “our,” “Company,” and “ADSE” refers to ads-tec Energy GmbH prior to the consummation of the Business Combination, unless the context otherwise requires. ADS-TEC Energy PLC, referred to in this section as “Parent” is the new combined company following the Business Combination. Following the Business Combination, ADSE is the primary operating subsidiary of ADS-TEC Energy PLC. The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of Parent’s consolidated results of operations and financial condition. The discussion should be read together with ADSE’s historical audited annual statements for the years ended December 31, 2020 and 2019 and the related notes that are included elsewhere in this prospectus, and ADSE’s historical unaudited interim statements for the six months ended June 30, 2021 and 2020, and the related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information for the year ended December 31, 2020 and for the six months ended June 30, 2021. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following discussion is based on the financial information of ads-tec Energy GmbH prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and related interpretations issued by the IFRS Interpretations Committee. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Risk Factors” and “Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. At this time, Parent does not have any operations and serves as a holding company for ADSE and its subsidiaries.

Overview

ADSE produces, develops, and markets battery-buffered EV charging systems infrastructure, battery storage systems and cloud-based services which enable the customer to control and manage the system, for example via Big-LinX®, based on real-time information. As part of the ADSE ecosystem, it enables 24/7 access to the platform, over the air updates, prediction-based services, and data analytics.

ADSE generates revenue primarily through the sale of its products, services and Big-LinX®. Big-LinX® with its control and monitoring functions enables also proactive monitoring, fast response time, parts, and performance warranty. ADSE targets two key markets: battery storage systems for residential, commercial, and industrial customers, and battery buffered high-power charging infrastructure.

Since ADSE’s inception in 2008, it has been engaged in producing, developing, and marketing its battery-buffered energy systems, subscriptions, and other offerings, establish a production and recruiting personnel. ADSE has incurred net operating losses and negative cash flows from operations in every year since its inception.

ADSE had an accumulated deficit of EUR 29.6 million as of December 31, 2020 and EUR 34.7 million as of June 30, 2021. ADSE has funded its operations mainly with capital contributions, sustained shareholder loans, borrowings under its loan facilities and customer payments.

Key Factors Affecting Operating Results

ADSE believes its performance and future success depend on several factors that present significant opportunities for it. However, risks and challenges are also posed, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Battery Buffered EV Charging Systems

Growth in EV Adoption

ADSE’s revenue growth is directly tied to the continued acceptance of passenger and commercial EVs sold, which it believes drives the demand for charging infrastructure. The market for EVs is still rapidly evolving and, although demand for EVs has grown in recent years, there is no guarantee of such future demand. Factors impacting the adoption of EVs include, but are not limited to, perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; volatility in the cost of oil and gasoline; availability of services for EVs; consumers’ perception about the convenience and cost of charging EVs; and increases in fuel efficiency. In addition, macroeconomic factors could impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles when the automotive industry globally has been experiencing a recent decline in sales. If the market for EVs does not develop as expected or if there is any slow-down or delay in overall EV adoption rates, this would impact ADSE’s ability to increase its revenue or grow its business.

Competition

ADSE is currently a market leader within the EU in battery-buffered ultra-high-power chargers. ADSE intends to expand its market share over time in its product categories. Existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, ADSE’s competition includes other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy gasoline powered vehicles. If ADSE’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

United States Expansion

ADSE operates in Europe and recently established a subsidiary in the United States. The United States is expected to be a significant contributor to ADSE’s revenue in future years. ADSE plans to use at least EUR 50 million of the proceeds from the Business Combination to initiate and later expand its sales and marketing activities, as well as to potentially pursue strategic acquisitions in North America. ADSE believes it is also well positioned to grow its US business, both through new potential business relationships and the expansion of existing multinational OEM and O&G business relationships. However, ADSE primarily competes with larger providers of non-battery buffered EV charger producers, particularly in Europe. Many of these competitors have no ultra-high-power charger, which could cause poor experiences and have a negative impact on overall EV adoption in the US and Europe. ADSE’s growth in Europe requires differentiating itself as compared to the potential newcomers and existing competitors with AC and DC chargers. If ADSE is unable to penetrate the market in US, its future revenue growth and profits may be impacted.

Impact of New Product Releases

As ADSE introduces new products, its gross margins may be temporarily impacted by launch costs, until its supply chain achieves targeted cost reductions, such as the market introduction of its semi-mobile battery buffered ultra-high-power charger in fiscal year 2022. In addition, ADSE may accelerate its operating expenditures where it sees growth opportunities which may impact gross margin until upfront costs and inefficiencies are absorbed and normalized operations are achieved. ADSE also continuously evaluates and may adjust its operating expenditures based on its launch plans for its new products, as well as other factors including the pace and prioritization of current projects under development and the addition of new projects. As ADSE attains higher revenue, it expects operating expenses as a percentage of total revenue to continue to decrease in the future as it focuses on increasing operational efficiency and process automation.

Government Mandates, Incentives and Programs

The European Union, the German federal government, the U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits and other financial incentives. These governmental rebates, tax credits and other financial incentives significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on specified dates, end when the allocated funding is no longer available, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, tax credits or other financial incentives could reduce the demand for EVs and for charging infrastructure, including infrastructure offered by ADSE.

Battery Storage Systems

Growth in all-electric-world adaption Adoption

ADSE’s battery storage systems revenue growth is linked to the transition to an all-electric world by using renewable energy in both the “Commercial & Industrial” and “Residential” end-market segments. ADSE is convinced they are needed to achieve the global objective of CO2 neutral energy systems. The market for battery storage systems is still evolving and although demand for systems has grown in recent years significantly, there is no guarantee of such future demand. Factors impacting the demand for battery storage systems include but are not limited to: perceptions about battery storage systems features and advantages, quality, safety, performance and cost; volatility in the cost of oil, gas and energy from finite and renewable resources; availability of services; consumers’ perception about the convenience; and cost of installing and using a battery storage system. In addition, macroeconomic factors could impact demand for renewable energy, particularly since they can be more expensive than energy from finite resources. If the market for battery storage systems does not develop as expected or if there is any slow-down or delay in overall CO2 neutral adoption rates, this would impact ADSE´s ability to increase its revenue or grow its business.

Competition

ADSE is currently offering its battery storage systems mainly within the EU. ADSE intends to expand its market share over time in its product categories. Existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, ADSE’s competition includes other types of alternative energy storage solutions such as hydrogen and compressed air storage solutions. If ADSE’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

Impact of New Product Releases

As ADSE introduces new products, its gross margins may be temporarily impacted by launch costs until its supply chain achieves targeted cost reductions, such as the market introduction of its new PowerBooster generation in fiscal year 2023. In addition, ADSE may accelerate its operating expenditures where it sees growth opportunities which may impact gross margin until upfront costs and inefficiencies are absorbed and normalized operations are achieved. ADSE also continuously evaluates and may adjust its operating expenditures based on its launch plans for its new products, as well as other factors including the pace and prioritization of current projects under development and the addition of new projects. As ADSE attains higher revenue, it expects operating expenses as a percentage of total revenue to continue to decrease in the future as it focuses on increasing operational efficiency and process automation.

Government Mandates, Incentives and Programs

The European Union, the German federal government, the U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of renewable energy sources and battery storage systems in the form of rebates, tax credits and other financial incentives. These governmental rebates, tax credits and other financial incentives significantly lower the effective price of renewable energy sources and battery storage systems to customers. However, these incentives may expire on specified dates, end when the allocated funding is no longer available, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, tax credits or other financial incentives could reduce the demand for renewable energy sources and for battery storage systems offered by ADSE.

Components of Results of Operations

Revenue

ADSE develops, produces, and distributes battery storage solutions for different areas of applications (“multi-use-case”). The product portfolio ranges from the field “residential” which includes small storage solutions, to the field “industrial” including power ranges up to multiple MW/MWh, as well as to the field “charging” which provides charging solutions for the expansion of the eMobility infrastructure at power-limited network points. Additionally, ADSE provides its customers with software solutions regarding intelligent controlling and monitoring of battery storage solutions. Other revenues include, for example, separately acquirable service contracts or maintenance services.

For the fiscal year 2019 and 2020 the revenue stream mainly includes the production and delivery of ChargeBoxes (CBX). Revenue for the ChargeBoxes are recognized once the product is transferred to the customer. Included in the revenue for the ChargeBoxes are also development cost contributions made by the customer. These cost contributions are also recognized in accordance with the delivery of the ChargeBoxes. Additionally, the revenue stream “Charging” includes the delivery of ChargeTrailer system in the form of a truck trailer. The revenue for the truck trailer is recognized over time. The percentage of completion is based on the incurred costs.

For the fiscal year 2021, ADSE expects revenue to decline year-over-year given the challenges associated with the COVID-19 pandemic and the fact that a major order of approximately EUR 45 million, of which approximately EUR 32 million was fulfilled in 2020. While ADSE cannot predict the ultimate extent or duration of the impact of the COVID-19 pandemic on its financial condition and operating results, in fiscal year 2022 and beyond, it expects revenue to return to and exceed levels pre-existing the COVID-19 pandemic as it increases its sales to new and existing customers, expands its operations in the United States, and broadens its product offerings, particularly for charging and residential customers.

Cost of Revenue

ADSE used a sister company ads-tec Dresden GmbH as contract manufacturer to assemble the ChargeBox and to produce battery storage systems. On July 1, 2021, the production was transferred to ADSE. ADSE’s cost of revenue systems includes raw material costs used by contract manufacturer and the contract manufacturer’s cost of finished goods. For ADSE’s limited in-house production, cost of revenue includes raw material, parts, labor, manufacturing costs, and allocated facilities, related salaries and personnel expenses and information technology expenses. It also consists of depreciation of manufacturing related equipment and facilities, amortization of capitalized development costs, and allocated facilities and information technology expenses.

It also includes cost of field maintenance cost, spare parts, license cost for BigLinX, allocated facilities and information technology expenses, salaries, and related personnel expenses for providing 3rd level service and third-party support costs to perform installations, maintenance and repair service.

Gross Profit and Gross Margin

Gross profit is revenue less cost of revenue and gross margin is gross profit as a percentage of revenue. ADSE offers a range of products which vary widely in price and associated margin. Accordingly, ADSE’s gross profit and gross margin have varied and are expected to continue to vary from period to period due to revenue levels; geographic, vertical and product mix; new product introductions, and its efforts to optimize its operations and supply chain.

In the long term, ADSE expects its gross profit to increase on an absolute basis and gross margin to increase over time as it expands its revenue and continues to optimize its operations and supply chain. However, in the short term, as ADSE launches new charging systems and battery storage products, and grows its presence in Europe and United States, it expects gross margin to experience variability from period to period.

Research and Development Expenses

Research and not capitalized development expenses consist primarily of salaries and related personnel expenses for personnel related to the development of improvements, quality assurance, testing, product management, and cost for samples, allocated facilities, and information technology expenses. Information technology research and not capitalized development costs are expensed as incurred.

ADSE expects its research and development expenses to increase on an absolute basis and they may increase as a percentage of total revenue for the foreseeable future as it continues to invest in research and development activities to achieve its technology and product roadmap.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses primarily consist of personnel-related expenses, external storage, packaging, marketing cost, professional or legal fees, cost allocation within the ads-tec Group and other expenses. ADSE expects to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq listing standards, additional insurance expenses (including directors’ and officers’ insurance), investor relations activities and other administrative and professional services. ADSE also expects to increase the size of its selling, general and administrative function to support the growth of its business especially with the expansion to the United States.

Depreciation and Amortization

Depreciation and amortization primarily relate to the depreciation of ADSE manufacturing and technology equipment, other tools and to capitalized development expenses. ADSE anticipates these expenses will continue to increase over time as it continues to develop new products and may establish a production facility in the United States.

Other Operating Expenses

Other operating expenses primarily relate to write offs of expenses from special warranties, disposal of assets and compensation.

Other Income

Other income consists mainly income from reversal and utilization of provisions, cost refunds and insurance compensation.

Finance Costs

Finance costs primarily relates to interest expenses for bank loans and sustained shareholder loans.

Income Tax Benefits/(Expenses)

The tax benefits/(expenses) include current and deferred taxes. Current taxes and deferred taxes are reported in profit or loss, except to the extent to which they are reported directly in equity or in the other operating income.

The tax loss carry forwards amounted to EUR 32.9 million at December 31, 2020.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 and 2020

The results of operations for the six months ended June 30, 2021 and 2020 presented below should be reviewed in conjunction with ADSE’s unaudited condensed interim financial statements and the notes thereto included elsewhere in this prospectus.

The following table summarizes ADSE’s historical results of operations for the periods indicated:

	(Unaudited) Six Months Ended June 30,
in kEUR	2021	2020	Change	Change (%)
Continuing Operations
Revenue	20,947	2,216	18,731	845%
Cost of sales	(19,433)	(10,062)	(9,371)	93%
Gross profit/(loss)	1,514	(7,845)	9,360
Research and development	(1,583)	(458)	(1,125)	246%
Selling and general administrative	(4,083)	(3,773)	(310)	8%
Impairment losses on trade receivables and contract assets	(0)	(5)	5	(106)%
Other expenses	(467)	(264)	(203)	77%
Other income	549	165	384	233%
Operating Result	(4,069)	(12,180)	8,111	(67)%
Finance income	0	0	(0)	*
Finance expenses	(1,108)	(398)	(710)	178%
Net finance costs	(1,108)	(398)	(710)	178%
Result before tax	(5,177)	(12,578)	7,401	(59)%
Income tax benefits/(expenses)	0	(55)	55	*
Result from continuing operations	(5,177)	(12,633)	7,456	(59)%
Result for the period	(5,177)	(12,633)	7,456	(59)%
Other comprehensive income for the period, net of tax	0	0	0	*
Total comprehensive result for the period	(5,177)	(12,633)	7,456	(59)%

Comparison of the Twelve Months Ended December 31, 2020 and 2019

The results of operations for the twelve months ended December 31, 2020 and 2019 presented below should be reviewed in conjunction with ADSE’s audited financial statements and the notes thereto included elsewhere in this prospectus.

The following table summarizes ADSE’s historical results of operations for the periods indicated:

	(Audited) Year Ended December 31,
in kEUR	2020	2019	Change	Change (%)
Continuing Operations
Revenue	47,370	19,087	28,283	148%
Cost of sales	(45,548)	(22,219)	(23,329)	105%
Gross profit/(loss)	1,822	(3,132)	4,954
Research and development	(749)	(473)	(276)	58%
Selling and general administrative	(7,570)	(5,924)	(1,646)	28%
Impairment losses on trade receivables and contract assets	(9)	(63)	54	(86)%
Other expenses	(2,224)	(1,110)	(1,114)	100%
Other income	541	1,026	(485)	(47)%
Operating Result	(8,190)	(9,676)	1,486	(15)%
Finance income	0	1	(1)	*
Finance expenses	(2,135)	(885)	(1,250)	141%
Net finance costs	(2,135)	(884)	(1,251)	142%
Result before tax	(10,325)	(10,559)	234	(2)%
Income tax benefits / (expenses)	45	(1,490)	1,535	(103)%
Result from continuing operations	(10,280)	(12,050)	1,770	(15)%
Result for the period	(10,280)	(12,050)	1,770	(15)%
Other comprehensive income for the period, net of tax	0	0	0	*
Total comprehensive result for the period	(10,280)	(12,050)	1,770	(15)%

Revenue

The following table summarizes the changes in revenue from the six months ended June 30, 2020 to 2021.

	(Unaudited) Six Months Ended June 30,
In kEUR	2021	2020	Change	Change (%)
Charging	18,276	602	17,674	2936%
Commercial & Industry	1,324	978	346	35%
Residential	191	89	102	115%
Service & Other	1,156	547	609	111%
Total	20,947	2,216	18,731	845%

Total revenue increased by EUR 18.7 million or 845%, from the six months ended June 30, 2020 to June 30, 2021, primarily due to an increase of EUR 17.7 million of revenue of Charging attributable to sold ChargeBoxes primarily due to one major customer order.

ADSE generated 87% and 24% of total revenue from one customer for the six months ended June 30, 2021 and 2020, respectively.

The following table summarizes the changes in revenue from the twelve months ended December 31, 2019 to 2020.

	(Audited) Year Ended December 31
In kEUR	2020	2019	Change	Change (%)
Charging	40,514	14,163	26,351	186%
Commercial & Industry	5,472	2,964	2,508	85%
Residential	153	418	(265)	(63)%
Service & Other	1,231	1,542	(311)	(20)%
Total	47,370	19,087	28,283	148%

Total revenue increased by EUR 28.3 million or 148%, from the year ended December 31, 2019 to December 31, 2020, primarily due to an increase of EUR 26.4 million of revenue of Charging attributable to sold ChargeBoxes primarily due to one major customer order. Further, the revenue for commercial and industry increased by EUR 2.5 million mainly due to two major industrial customer projects for battery storage systems. Residential revenue declined by EUR 0.3 million. Service & Others declined by EUR 0.3 million primarily due to lower amount of events with the ChargeTrailer.

ADSE generated 87% and 77% of total revenue from one customer for the fiscal year ended December 31, 2020 and 2019, respectively.

Cost of Sales

Cost of sales increased by EUR 9.4 million or 93%, from the six months ended June 30, 2020 to June 30, 2021, primarily due to the increase of sold ChargeBoxes. The cost of sales increase in percentage was lower compared to the year-over-year revenue increase due to economies of scale for personnel cost, personnel related costs and other costs beyond dedicated cost of goods manufactured.

Cost of sales increased by EUR 23.3 million or 105%, from the year ended December 31, 2019 to December 31, 2020, primarily due to the increase of sold ChargeBoxes for the year ended December 31, 2020. The cost of sales increase in percentage was lower compared to the year-over-year revenue increase due to economies of scale for personnel cost, personnel related costs and other costs beyond dedicated cost of goods manufactured.

Gross Profit

Gross profit increased by EUR 9.4 million, from the six months ended June 30, 2020 to June 30, 2021, which was primarily due to the increased revenue mainly related to Charging and as the cost of sales decreased due to continuously scaling the cost of operations.

Gross profit increased by EUR 5.0 million, from the year ended December 31, 2019 to December 31, 2020, and was positive for the first time since inception. The increase was primarily due to the increased revenue mainly related to Charging and as the cost of sales decreased due to the efficient use of our indirect manufacturing structure and other non-manufacturing cost of sales.

Research and Development

Research and Development expenses increased by EUR 1.1 million or 246%, from the six months ended June 30, 2020 to June 30, 2021 as the development activities in 2020 were primarily driven by the capitalized development of the ChargeBox.

Research and Development expenses increased by EUR 0.3 million or 58%, from the year ended December 31, 2019 to December 31, 2020 as the development activities in 2020 were primarily driven by the capitalized development of the ChargeBox.

Selling and General Administrative

Sales and general administrative expenses increased by EUR 0.3 million or 8%, from the six months ended June 30, 2020 to June 30, 2021 primarily due to an increase in personnel and personnel related and marketing expenses as well as advisory fees.

Sales and general administrative expenses increased by EUR 1.6 million or 28%, from the year ended December 31, 2019 to December 31, 2020 primarily due to an increase in personnel and personnel related and marketing expenses as well as advisory fees.

Impairment Losses on Trade Receivable and Contract Assets

Impairment losses on trade receivables and contract assets decreased by kEUR 5, from the six months ended June 30, 2020 to June 30, 2021 due to lower impairment on trade receivables.

Impairment losses on trade receivable and contract assets decreased by kEUR 54, from the year ended December 31, 2019 to December 31, 2020 due to lower impairment on trade receivables.

Other Expenses

Other expenses increased by EUR 0.2 million from the six months ended June 30, 2020 to June 30, 2021 primarily due to an increase of renting facilities.

Other expenses increased by EUR 1.1 million from the year ended December 31, 2019 to December 31, 2020 primarily due to an increase of warranty expense of EUR 2.0 million due to a potential aging issue of a circuit board and a process related serial defect on part placed at disposal. Further a decrease of other costs by EUR 0.7 million related to other compensations.

Other Income

Other income increased by EUR 0.4 million from the six months ended June 30, 2020 to June 30, 2021 primarily due to reversal of provision for warranties.

Other income decreased by EUR 0.5 million from the year ended December 31, 2019 to December 31, 2020 primarily due to income from utilization of provisions EUR 0.3 million.

Net Finance Costs

Net finance costs increased by EUR 0.7 million or 178%, from the six months ended June 30, 2020 to June 30, 2021 primarily due to interest expense for bank loans.

Net finance costs increased by EUR 1.3 million or 141%, from the year ended December 31, 2019 to December 31, 2020 primarily due to interest expense for bank loans of EUR 1.0 million and interest expense for sustained shareholder loans of EUR 0.1 million.

Income Tax Benefits/(Expenses)

Income tax expenses decreased by kEUR 55 from the six months ended June 30, 2020 to June 30, 2021 primarily due to deferred tax expense which was recognized.

Income tax expenses decreased by EUR 1.5 million from the year ended December 31, 2019 to December 31, 2020 primarily due to deferred tax expense which was recognized.

Liquidity and Capital Resources

Sources of Liquidity

ADSE has incurred net losses and negative cash flows from operations since its inception which it anticipates will continue for the foreseeable future. To date, ADSE has funded its operations primarily with proceeds from its operations, capital contributions, sustained shareholder loans, borrowings under its loan facilities and customer payments.

As of June 30, 2021, ADSE had EUR 26.2 million of the sustained shareholder loans and EUR 4.7 million of short term secured bank loans.

Management has considered conditions and events which provide substantial doubt about ADSE’s ability to continue as a going concern (i.e., the COVID-19 pandemic and the closing of the Business Combination) over the 12 months following the issuance of the financial statements. ADSE’s cash on hand following the consummation of the Business Combination and the proceeds of the PIPE Financing, together with cash generated from sales to customers, should satisfy its working capital and capital requirements for at least the next twelve months from August 10, 2021, the date on which ADSE’s audited financial statements were issued. However, no assurances can be provided that the Business Combination will be completed or that additional funding will be available at terms acceptable to ADSE, if at all. If the Business Combination is not completed and ADSE is unable to raise additional capital it may significantly curtail its operations, modify existing strategic plans and/or dispose of certain operations or assets. See also ADSE’s audited financial statements for the years ended December 31, 2020 and 2019, respectively, included elsewhere in this prospectus for more information.

Liquidity Policy

As an early-stage company, ADSE maintains a strong focus on liquidity and defines its liquidity risk tolerance based on sources and uses to maintain a sufficient liquidity position to meet its obligations under both normal and stressed conditions. ADSE manages its liquidity to provide access to sufficient funding to meet its business needs and financial obligations, as well as capital allocation and growth objectives.

Debt Profile

	As of June 30,	As of December 31,
In kEUR	2021	2020	2019
	(Unaudited)	(Audited)
ads-tec holding GmbH shareholder loan 1(1)	6,169	6,109	5,990
ads-tec holding GmbH shareholder loan 2	1,600	1,600	1,458
Robert Bosch GmbH shareholder loan 1(2)	7,343	7,087	6,568
Robert Bosch GmbH shareholder loan 2	11,053	10,550	0
Secured bank loan(3)	4.730	354	0
Total	30.895	25.700	14,016

(1)	ads-tec Holding GmbH shareholder loan 1 carries an interest rate of 2% p.a., and ads-tec Holding GmbH shareholder loan 2 carries an interest rate of 10 % p.a. in total, 2 % p.a. in kind. Both ads-tec Holding GmbH shareholder loans have the maturity of December 31, 2023.

(2)	Robert Bosch GmbH shareholder loan 1 has an interest rate of 8 % p.a., whereas the Robert Bosch shareholder loan 2 has an interest rate of 10 % p.a. in total, with 2 % p.a. in kind. Both Robert Bosch shareholder loans have the maturity of December 29, 2023.

(3)	Secured bank loan has an interest rate of 4.5% p.a. added to the 3-months EURIBOR as of December 31, 2020 and an interest rate of 6.5% p.a. added to the 3-months EURIBOR as of June 30, 2021.

Cash Flow Summary

In kEUR	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(unaudited)		(audited)
Cash Flow from operating activities	(3,558)	(4,096)	(12,584)	(19,890)
Cash Flow from investing activities	(1,895)	(3,184)	(6,623)	(5,850)
Cash Flow from financing activities	5,435	6,844	9,900	13,517
Net decrease in cash and cash equivalents	(18)	(436)	(9,307)	(12,223)
Net cash and cash equivalents at the end of the period	0	8,888	18	9,325

Operating Activities

The negative Cash Flow from operating activities decreased by EUR 0.5 million from the six months ended June 30, 2020 to June 30, 2021 primarily due to reduced contract liabilities and reduction of inventories.

The negative Cash Flow from operating activities decreased by EUR 7.3 million from the year ended December 31, 2019 to December 31, 2020 primarily due to reduced contract liabilities and reduction of inventories.

Investing Activities

The negative Cash Flow from investing activities decreased by EUR 1.3 million from the six months ended June 30, 2020 to June 30, 2021 primarily due to reduced capitalization of development expenses.

The negative Cash Flow from investing activities increased by EUR 0.8 million from the year ended December 31, 2019 to December 31, 2020 primarily due to increased capitalization of development expenses

Financing Activities

The Cash Flow from financing activities decreased by EUR 1.4 million from the six months ended June 30, 2020 to June 30, 2021 primarily due to reduced proceeds from borrowings and shareholder contribution and loans.

The Cash Flow from financing activities decreased by EUR 3.6 million from the year ended December 31, 2019 to December 31, 2020 primarily due to reduced proceeds from borrowings and shareholder contribution and loans.

Commitments and Contractual Obligations

From the six months ended June 30, 2021 commitments from master purchase agreements for materials exist of kEUR 5,329. For contracted long-term cost allocation agreements and rents with affiliated companies, commitments exist of kEUR 3,400 per year.

For the year ended December 31, 2020 commitments from master purchase agreements for materials exist of kEUR 9,146. For contracted long-term cost allocation agreements and rents with affiliated companies, commitments exist of kEUR 3,400 per year.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K as of June 30, 2021 and December 31, 2020.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of ADSE’s financial condition and results of operations is based on its financial statements, which have been prepared in accordance with IFRS as issued by the IASB. The preparation of these annual financial statements requires ADSE to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. ADSE’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While ADSE’s significant accounting policies are described in more detail in Note 2 to its financial statements included elsewhere in this prospectus, it believes the following accounting policies and estimates to be most critical to the preparation of its annual financial statements.

Revenue Recognition

Contracts where ADSE provides services to customers and which are realized over time usually require an estimate with regard to future costs to be incurred until completion of the contract. The resulting margin is thus estimated by management based on historical data and current forecasting and reviewed at least annually.

Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average cost principle. In the case of manufactured inventories, cost includes an appropriate share of production overheads based on normal operating capacity.

The subsequent valuation of cost of raw materials and supplies within ADSE is assigned using the weighted average cost method. In order to ensure an appropriate measurement of inventories, ADSE performs a continuous evaluation of the lifecycle of inventories, i.e. whether inventories have not been sold or used for a long period of time and are not be expected to be sold in the future. For the determination of the net realisable value of inventories, we determine a write-off percentage based on historical and forecasted usage and sales. Based on our continuous observation of inventory trends, a write-off for obsolete inventory is applied.

Recent Accounting Pronouncements

See Note 2 of ADSE’s financial statements included elsewhere in this prospectus for more information regarding recently issued accounting pronouncements.

Related Party Transactions

Refer to Note 6, “Related parties” of ADSE audited financial statements included elsewhere in this prospectus for more information for related party transactions.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the risk that changes in market prices — e.g. foreign exchange rates, interest rates and equity prices — will affect ADSE’s income or the value of its holdings of financial instruments. The financial instruments affected by market risk essentially comprise of financial liabilities. Market risk can be seen as a subordinated risk for ADSE.

Interest Rate Risk

Currency Risk

ADSE is not exposed to currency risk since 99.18% (2019: 97.01%) of revenues are generated in Germany.

Other Market Risks

ADSE is not significantly exposed to other market risks.

Internal Control Over Financial Reporting

ADSE is, prior to the transaction, a private company preparing separate financials statements only. We have limited accounting and financial reporting personnel and other resources with which to address our internal controls and procedures required for public companies. So far, no consolidated financial statements in accordance with IFRS as issued by the IASB have been prepared. Becoming a U.S. public company, Parent will operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Nasdaq regulations, SEC rules and regulations, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls in accordance with the Sarbanes-Oxley Act are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

We identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to (i) lack of consistent and proper application of accounting processes and procedures, defined control processes and segregation of duties, (ii) insufficient design, implementation and operating effectiveness of information technology general controls for information systems that are significant to the preparation of our financial statements, (iii) lack of review and supervision and (iv) insufficient resources with an appropriate level of technical accounting and SEC reporting expertise.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses, including by implementing new information technology and systems for the preparation of the financial statements, implementing additional review procedures within our accounting and finance department, hiring additional staff and engaging external accounting experts to support improving our accounting processes and procedures and supplement our internal resources in our computation processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. These measures may not remediate the deficiencies in internal control or prevent additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

We anticipate that the process of building our accounting and financial functions and infrastructure will result in substantial costs, including significant additional professional fees and internal costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements as part of the consolidated group. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

JOBS Act

Parent qualifies as an “emerging growth company” and, under the JOBS Act, will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies (only applicable if Parent is required to adopt U.S. GAAP). Parent has elected to delay the adoption of new or revised accounting standards, and as a result, Parent may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, the consolidated financial statements for Parent may not be comparable to companies that comply with public company effective dates.

Parent could remain an emerging growth company until the last day of Parent’s fiscal year following the fifth anniversary of the date on which EUSG consummated its initial public offering. However, if Parent’s annual gross revenue is $1.07 billion or more, if its non-convertible debt issued within a three year period exceeds $1 billion or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Parent would cease to be an emerging growth company as of the following fiscal year.

DIRECTORS AND MANAGEMENT

Information about Executive Officers and Directors

The following table sets forth the name, age and position of each of Parent’s directors and the executive officers of the corporate group comprised of Parent and all its direct and indirect subsidiaries (the “Parent Group”) as of the date of this prospectus.

Name	Age	Position
Joseph Brancato(1)(3)	63	Director
Bazmi Husain(2)(3)	63	Director
K.R. Kent (1)(2)	59	Director
Hakan Konyar	52	Chief Production Officer
Kurt Lauk, PhD(2)	75	Director (Chairman)
Salina Love(1)(2)(3)	59	Director
John Neville	62	Chief Sales Officer
Thorsten Ochs	49	Chief Technology Officer
Thomas Gerhart Speidel	54	Chief Executive Officer and Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating Committee
(3)	Member of the Compensation Committee

Joseph Brancato serves as a director of Parent. Mr. Brancato serves as co-chairman of the board of directors for Gensler, a global design and architecture firm. In addition, he is managing principal for Gensler’s Northeast and Latin regions, so he works with offices in New York, Boston, Morristown, NJ, Toronto, San Jose, CA, Mexico City, and Bogotá. He provides thought leadership and regularly speaks on topics such as the impact of driverless cars and ride-sharing on urban planning and development, shaping the future of cities, the urbanization of suburbia, and design of post-pandemic office buildings. Engaged in professional outreach, he is an active member of the American Institute of Architects, Urban Land Institute, Urban Design Forum, and CoreNet Global and serves on the board of the New York Chapter of the Commercial Real Estate Development Association (NAIOP). Mr. Brancato is a registered architect in 23 U.S. states and three Canadian provinces. He holds Bachelor’s degrees in architecture and urban studies from the University of Maryland. We believe Mr. Brancato is well-qualified to serve as a director due to his expertise in architecture, urban planning, and market leadership.

Bazmi Husain serves as a director of Parent. Mr. Husain retired recently, after a 40 year career with ABB, a global engineering company focused on the transformation of society and industry to achieve a more productive, sustainable future. From 2016-2020, Mr. Husain served as the Chief Technology Officer for ABB, where he was responsible for the company’s technology strategy and ownership and for ABB Technology Ventures, ATV. During his tenure, ABB was recognized as a top corporate venture capital firm. Concurrently, Mr. Husain was also the Chairman of ABB Technology, an ABB entity that develops and own all its technology. From 2011-2015, he served as the Managing Director of ABB India Ltd, a subsidiary of ABB that is based in Bangalore, India, and listed on the National Stock Exchange of India. Under Mr. Husain’s direction, profit grew by 350% with a 25% growth in revenue. From 2006-2010, he served in various roles at ABB, including the Head of ABB Smart Grid Initiative and Head of Research in Automation. Mr. Husain also served as Chairman of the Board for PROGRESS, a center for software engineering at Malarden University in Sweden, from 2006-2009. From 2016-2020, Mr. Husain was the Director of the Jurgen Dormann Foundation, a non-profit organization that focuses on engineering education. Mr. Husain has a B.E. in Electrical Engineering and a M.S. in Physics from the Birla Institute of Technology and Science located in Pilani, India. We believe Mr. Husain is well-qualified to serve as a director due to his extensive engineering background and his experience as an executive of a global company, including as chief executive officer of its listed subsidiary.

Kenneth R. Kent serves as a director of Parent. Mr. Kent retired recently, after a 31-year career with Ford Motor Company, an American multinational automobile manufacturer. From 2017-2019, Mr. Kent served as the Vice President and Treasurer for Ford Motor Company, where he was responsible for all global treasury related activities, including all aspects of global risk management, insurance, trading, funding, cash management, pension funding, and asset management. Mr. Kent oversaw roughly $23 billion in cash and marketable securities and about $80 billion in assets. From 2011-2017, he served as the Controller for Ford’s North and South America Operating Regions, and was responsible for all finance related activities in those regions. In 2011, Mr. Kent also served as the Executive Director of Investor Relations of Ford Motor Company, where he was responsible for all Investor Relations related items, including interfacing with sell-side and buy-side analysts. Mr. Kent has a B.S. in Business Analysis from Indiana University, and a Master of Business Administration from The Ohio State University. We believe Mr. Kent is well-qualified to serve as a director due to his extensive finance background and his experience as an executive of a multinational company, including serving as Vice President.

Hakan Konyar serves as the chief production officer of the corporate group comprised of the Parent Group. Mr. Konyar has served as the chief operating officer of ADSE since September 2019. He is responsible for the entire supply chain, including project management, quality, and service. During his time as chief operating officer, Mr. Konyar played a significant role in bringing ADSE’s ChargeBox product to market. Prior to his current position, Mr. Konyar served as a technical plant manager from March 2017 to August 2019 and as vice president for production planning and execution of starters and generators from October 2015 to February 2017. He holds a Dipl. Ing (FH) in mechanical and automotive engineering from the University of Applied Sciences Esslingen.

Kurt J. Lauk, PhD serves as the chairman of the board of directors of Parent. Dr. Lauk is the founder of Globe CP GmbH and has served as its chief executive officer since July 2000. He sits on the boards of directors of Magna International Inc. and Fortemedia and has done so since 2011 and 2001, respectively. Dr. Lauk also served as a member of the Solera Holdings Supervisory Board from 2013 to 2019. He currently sits on several advisory boards, including those of Nomura Investment Bank (as Chairman since 2018), Guardknox Cyber Technologies Ltd (since 2018), and Visby (since 2017). Dr. Lauk holds a PhD in International Politics from the University of Kiel, a Master’s of business administration from Stanford University, and a degree in theology and European history from the University of Tuebingen and the University of Munich. We believe Dr. Lauk is well-qualified to serve as a director due to extensive experience as a board member and strong understanding of technology/innovation.

Salina Love serves as a director of Parent. Since 2013, Ms. Love has served as the chief financial officer and chief operating officer for Ophir Holdings LLC, a private investment company that invests in various industries including natural resources, agriculture, bio-IT, medical devices and life sciences. During her tenure, she has served as a board member for some of Ophir’s portfolio companies and often works closely with their audit committees. In addition, Ms. Love has three decades of experience in investment banking and asset management, including with hedge funds, private equities, venture capital funds and special purpose acquisition company sponsors. From 1997 to 2002, Ms. Love was a senior managing director and chief operating officer of the equity and investment banking division of ABN AMRO in the Americas and held various global management positions at Bear Stearns, Kidder Peabody and Salomon Brothers in New York, London, Tokyo and Hong Kong from 1987 to 1997. She is a fellowship member of the Chartered Association of Certified Accountants (U.K.) and the Hong Kong Institute of Certified Accountants. Ms. Love graduated from the Hong Kong Polytechnic University with a B.S. in Finance and Accounting. We believe Ms. Love is well qualified to serve as a director due to her extensive asset management background and her experience in global management positions.

John Neville serves as the chief sales officer of the Parent Group and as the president and chief sales officer of ads-tec Energy, Inc., a wholly-owned subsidiary of ADSE (“ADSE US”), and is responsible for all Global Sales and Service functions for the Parent Group. He joined ADSE US in October 2021. Mr. Neville has a wealth of experience, including corporate strategy and executive sales roles, through which he has led the deployment of emerging market infrastructure. He has worked extensively with some of the world’s largest service providers, leading cable operators and innovative technology companies. Prior to joining ADSE US, Mr. Neville served in senior management roles at Adtran, Ericsson, Verizon, Nortel, Terremark Worldwide, Honeywell-Bull/Cox Cable and Digital Equipment Corporation. He also served on the commercial advisory boards of Fortress Solutions and ICOMM. Mr. Neville holds a B.A. in Business Administration from Southern Methodist University. He was also a member of the Columbia University advanced telecommunications executive program in New York and the University of Virginia executive program in business management, marketing, and related support services.

Thorsten Ochs, PhD serves as chief technology officer of the Parent Group. Dr. Ochs has served as the chief technology officer of ADSE since October 2019. He is responsible for ADSE’s development of stationary battery storage systems and battery-supported fast charging systems. Prior to joining ADSE, he held several positions at Robert Bosch GmbH, including vice president of the “high energy battery technology” strategic program from January 2014 to October 2018 and vice president of the battery business unit from July 2019 to September 2019. In addition, Dr. Ochs served as chief executive officer and president of Seeo Inc. from January 2017 to June 2019. He has won multiple awards, including a spot on the Handelsblatt’s list of top 100 innovators in Germany in 2017, and he serves as a working group member regarding the reassignment of vehicle batteries for stationary use for DKE, Germany’s nationally and internationally recognized platform for electrotechnical standards. He holds a PhD from the Max-Planck Institute for Metal Research and a Master’s in Physics from the Justus Liebig University Giessen.

Thomas Gerhart Speidel serves as the chief executive officer and a director of Parent. Mr. Speidel founded ADSE in 2017 and serves as its chief executive officer. Prior to that, he served as chief executive officer and managing director of ads-tec, which was founded by his father, Hans-Herman Speidel, and ads-tec Group. He is also a member of several boards and committees, including the Fraunhofer ISE Board of Trustees (since 2018) and the Expo Energy Storage Europe exhibition advisory committee (since 2019). Mr. Speidel has served as the president of the German Energy Storage Systems Association since 2016. He holds a degree in electrical engineering from the University of Stuttgart. We believe Mr. Speidel is well-qualified to serve as a director due to his broad and deep technical know-how and knowledge of ADSE’s products.

Parent’s board of directors is focused on adding two new directors before the end of 2022, with relevant industry and public company experience and expertise, and the Board intends to increase its size concurrent with the appointment of such directors.

Family Relationships

There are no family relationships between any of Parent Group’s executive officers and Parent’s directors or director nominees.

Independence of Directors

The board of directors of Parent has determined that Joseph Brancato, Bazmi Husain, Kurt Lauk, PhD, (Chairman), Salina Love and K.R. Kent will be considered independent directors.

Risk Oversight

Parent’s board of directors will oversee the risk management activities designed and implemented by Parent Group’s management. Parent’s board of directors will execute its oversight responsibility both directly and through its committees. Parent’s board of directors will also consider specific risk topics, including risks associated with Parent’s strategic initiatives, business plans and capital structure. Parent Group’s management, including its executive officers, will be primarily responsible for managing the risks associated with operation and business of Parent and its subsidiaries and will provide appropriate updates to the board of directors and the audit committee. Parent’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to Parent’s board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Meetings and Committees of the Board of Directors

Parent has established a separately standing audit committee, nominating committee and compensation committee.

Audit Committee Information

In connection with the consummation of the Transactions, Parent established an audit committee of the board of directors which consists of Ms. Love, Mr. Kent and, Mr. Brancato, each of whom is independent under the applicable Nasdaq listing standards. A written charter for the audit committee was adopted on December 22, 2021, which has been posted to Parent’s website at https://adstec-energy.com/investor-relations-corporate-governance/. The purpose of the audit committee is, among other things, to assist the Board in its oversight responsibilities relating to appointing, retaining, setting compensation of, and supervising Parent’s independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing Parent’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the exchange listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Parent will be required to certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Ms. Love serves as the audit committee financial expert.

Nominating Committee Information

In connection with the consummation of the Transactions, Parent established a nominating committee of the board of directors comprised of Messrs. Lauk, Husain and Kent and Ms. Love. Each member of the nominating committee is independent under the applicable listing standards. The nominating committee adopted a written charter on December 22, 2021, which has been posted to Parent’s website at https://adstec-energy.com/investor-relations-corporate-governance/. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on Parent’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to Parent’s board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on Parent’s board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Information

In connection with the consummation of the Transactions, Parent established a compensation committee of the board of directors. The compensation committee consists of Messrs. Lauk, Husain and Brancato, each of whom is independent under the applicable Nasdaq listing standards. The compensation committee adopted a written charter on December 22, 2021, which has been posted to Parent’s website at https://adstec-energy.com/investor-relations-corporate-governance/. The purpose of the compensation committee is to facilitate the Board’s discharge of its responsibilities relating to reviewing and approving compensation paid to Parent Group’s officers and directors and administering Parent’s incentive compensation plans, including authority to make and modify awards under such plans.

Code of Business Ethics

On December 22, 2021, Parent adopted a Code of Business Ethics that applies to all of Parent Group’s employees, officers, and directors. This includes Parent Group’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Parent’s Code of Business Ethics has been posted on Parent’s website at https://adstec-energy.com/investor-relations-corporate-governance/. Parent intends to disclose on its website any future amendments of the Code of Business Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Parent’s directors from provisions in the Code of Business Ethics. Information disclosed on Parent’s website is not a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of Parent Group’s officers or employees. None of Parent Group’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Parent’s board of directors or compensation committee.

Shareholder and Interested Party Communications

Prior to the consummation of the Transactions, Parent’s board of directors did not provide a process for shareholders or other interested parties to send communications to the board of directors of Parent because management believed that it was premature to develop such processes given the limited liquidity of the Ordinary Shares at that time. However, management of Parent following the consummation of the Transactions may establish a process for shareholder and interested party communications in the future.

Indemnification Agreements

Parent Group has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, require Parent and ADSE to jointly and severally indemnify Parent’s directors and Parent Group’s (including ADSE’s) executive officers as well as ADSE’s directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Parent’s or ADSE’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Parent’s or ADSE’s request. ADSE believes that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE COMPENSATION

For purposes of this section, “ADSE” refers to ads-tec Energy GmbH and its subsidiary prior to the consummation of the Business Combination, and “we,” “us,” “our,” “Company,” and “Parent” means ADS-TEC Energy plc following the consummation of the Transactions, unless the context otherwise requires.

ADSE Historical Executive Officer and Director Compensation

During 2020, ADSE had just one executive officer, Mr. Robert Vogt, the chief financial officer, who earned approximately €209,000 for the year. The services of a chief executive officer were secured through a shared services agreement described below under “Certain Relationships and Related Party Transactions — Services Agreements”. No members of the board of directors received compensation during 2020.

Parent Group Executive Officer and Director Compensation Following the Transactions

Executive Compensation

As a newly formed entity, Parent has not yet completed the establishment of its management and executive compensation. The anticipated parameters of the executive compensation program will be disclosed in future filings by Parent. Based on discussions between Parent and Pearl Meyer & Partners, a third party independent compensation consultant, it is expected that the executive compensation program will include:

●	annual base salaries;

●	performance bonus opportunities (and for executives directly involved with oversight of salespersons, a sales commission “override”), potentially in cash and/or equity awards;

●	long term incentive compensation in the form of stock options, restricted stock and stock appreciation awards, among others, as set forth in Parent’s Incentive Plan;

●	a one-time equity award relating to the consummation of the Transactions to establish meaningful retention and alignment of interests between the Parent Group’s leadership team and Parent’s shareholders in an amount equal to $250,000 for C-level Parent Group employees (other than Parent’s CEO), which award will be granted at the time of execution of an employment agreement and vest 25% on the second anniversary, 25% on the third anniversary and 50% on the fourth anniversary of the grant date, subject to the accelerated vesting in certain circumstances as described further below; and

●	with regard to Parent Group key executive officers, formal employment arrangements to include change of control provisions.

If a Parent Group C-level employee’s employment is terminated without cause or for good reason during the first four years of such employee’s employment, then 50% of the unvested portion of such employee’s one-time equity award will vest upon such termination.

Employment Agreements

Speidel Employment Agreement. In November 2021, we entered into an employment agreement with Mr. Thomas Speidel, our Chief Executive Officer. The agreement outlines the terms of the employee relationship, and provides for, among other things, an aggregate remuneration for his roles as director and Chief Executive Officer comprising (i) an annual base salary of €400,000, (ii) a discretionary bonus of up to €300,000 based on the achievement of individual and company goals, all as determined and approved by the Parent board of directors, (iii) equity awards under the Parent Omnibus Incentive Plan, solely at the discretion of the Parent board of directors; and (iv) a one-time equity award relating to the consummation of the Transactions to establish meaningful retention and alignment of interests between Parent’s leadership team and Parent’s shareholders in an amount equal to $750,000, which award will be granted at the time of execution of the employment agreement and vest 25% on the second anniversary, 25% on the third anniversary and 50% on the fourth anniversary of the grant date, subject to the accelerated vesting in certain circumstances as described above.

Neville Employment Agreement. In December 2021, ADSE US entered into an employment agreement with John Neville, retroactively effective as of October 1, 2021, for his service as President and Chief Sales Officer of ADSE US and Chief Sales Officer of the Parent Group. The agreement outlines the terms of the employee relationship, and provides for, among other things, a base salary of $300,000, a sales incentive plan, and stock awards under the 2021 Plan. The employment agreement provides that Mr. Neville’s employment with ADSE US will continue for a period of four years and automatically renew on an annual basis for successive one-year terms, unless earlier terminated by either party in accordance with the terms of the agreement. The agreement also contains a non-competition provision, which applies during the term of the employment and for one year following termination, and a restrictive covenant with respect to non-disclosure of confidential information, which remains in effect during the term of employment and at all times thereafter.

Amended Employment Agreements. ADSE currently has employment agreements in place with (i) Dr. Thorsten Ochs, effective September 18, 2019, for his service as Chief Technology Officer of ADSE, and (ii) Mr. Hakan Konyar, effective September 18, 2019, for his service as Chief Operation Officer of ADSE. Both agreements were amended on December 21, 2021 to reflect Mr. Ochs’s new role as Chief Technology Officer of the Parent Group and Mr. Konyar’s new role as Chief Production Officer of the Parent Group, respectively, and are in substantially the same form. Under the respective agreements, each executive officer is compensated with an annual base salary and is eligible for an annual discretionary cash bonus and stock awards under the 2021 Plan. Dr. Ochs will earn a base salary of €250,000, and Mr. Konyar will earn a base salary of €200,000. In addition, both executive officers will be covered by a D&O insurance policy to be taken out by the Parent Group. All other material provisions from the 2019 employment contracts remain in force.

Non-Executive Director Compensation

Each of the non-executive directors of Parent has negotiated a contract with Parent that provides for annual cash compensation of $50,000. In addition, each non-executive member of the board of directors of Parent will be granted annual equity awards with a total value of $100,000 for each year of service on the board of directors.

The chairman of the audit committee will receive an additional $20,000 annual cash compensation for such service, the chairman of the nominating committee will receive an additional $10,000 annual cash compensation for such service, and the chairman of the compensation committee will receive an additional $15,000 annual cash compensation for such service. The cash compensation will be payable quarterly in advance to Parent’s non-executive directors, who will also be eligible for equity compensation through an equity incentive plan to be adopted by Parent following the closing of the Transactions; provided that, while any member of the board of directors is also an executive officer, such individual is not eligible for any such compensation.

The chairman of the board of directors will receive a total of $200,000 in annual compensation for service on the board of directors, comprised of (i) annual cash compensation of $50,000 (identical to cash compensation granted to all non-executive board members as described above), (ii) annual equity awards with a total value of $100,000 (identical to the equity awards granted to all non-executive board members as described above, except such equity award grant will be in the form of stock options) and (iii) an additional $50,000 in annual equity awards for service as chairman of the board of directors, which will be paid in the form of stock options.

All equity awards granted to the directors of Parent, including the chairman, have a one-year vesting term (i.e., they will vest on the first anniversary of the grant).

2021 Omnibus Incentive Plan

Parent’s 2021 Omnibus Incentive Plan (the “2021 Plan” or “Incentive Plan”) was adopted in connection with the Transactions in order to facilitate the grant of equity awards to attract, retain and incentivize Parent Group employees (including executive officers), independent contractors and directors of Parent and its affiliates, which is essential to Parent’s long-term success. The following summarizes the material terms of the 2021 Plan. This summary is qualified in its entirety to the full text of the 2021 Plan.

Administration. The Incentive Plan is administered by our Compensation Committee, except with respect to matters that are not delegated to the Compensation Committee by the Board. As used in this summary, the term “Administrator” refers to the Compensation Committee (or Board, as applicable) and its authorized delegates, as applicable. The Administrator is authorized to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Incentive Plan, any sub-plan or award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Incentive Plan as it deems necessary or proper. The Administrator has authority to administer and interpret the Incentive Plan, to grant discretionary awards under the Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of Ordinary Shares to be covered by each award, to make all other determinations in connection with the Incentive Plan and the awards thereunder as the Administrator deems necessary or desirable, to adopt, alter, and repeal administrative rules, guidelines and practices governing the Incentive Plan, to delegate authority under the Incentive Plan to Parent Group’s executive officers and to otherwise supervise administration of the Incentive Plan. The Administrator also has the authority to establish, adopt, interpret or revise any rules and regulations including adopting sub-plans to the Incentive Plan and award agreements for the purposes of complying with securities, exchange control or tax laws outside of the United States or Ireland, and/or for the purposes of taking advantage of tax favorable treatment for awards granted to participants as it may deem necessary or advisable to administer the Incentive Plan, including the adoption of separate share schemes under the umbrella of the Incentive Plan in order to qualify for special tax or other treatment anywhere in the world; provided such rules, regulations or sub-plans, including the interpretation thereof are consistent with the terms and conditions of the Incentive Plan. To the extent the combined company seeks to obtain the benefit of exemptions available under Rule 16b-3 under the Exchange Act, it is expected that the entity acting as the Administrator will comprise “non-employee directors.”

Available Shares. The aggregate number of Ordinary Shares that may be issued or used for reference purposes under the Incentive Plan or with respect to which awards may be granted shall not exceed 6,450,000 shares. In addition, the number of Ordinary Shares available for issuance under the Incentive Plan will be annually increased on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2022, and ending on (and including) January 1, 2031, in an amount equal to (i) five percent (5)% of the outstanding shares on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the compensation committee determines for purposes of the annual increase for that fiscal year. The maximum number of Ordinary Shares with respect to which incentive stock options may be granted under the Incentive Plan will be 6,450,000 shares, and will not be subject to the annual adjustment provision described above. The number of shares available for issuance under the Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding Ordinary Shares. In the event of any of these occurrences, Parent may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the Incentive Plan or covered by grants previously made under the Incentive Plan. The shares available for issuance under the Incentive Plan may be, in whole or in part, either authorized and unissued Ordinary Shares or Ordinary Shares held in or acquired for Parent’s treasury. If an award under the Incentive Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Incentive Plan. In addition, the following shares may also be used again for grant under the Incentive Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; and (2) shares purchased on the open market with the cash proceeds from the exercise of options.

Annual Non-Employee Director Compensation Limitation. Under the Incentive Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all compensation (inclusive of awards granted under the Incentive Plan) to any individual non-employee director in any fiscal year will not exceed $750,000 or $1,000,000 in the first year of service.

Eligibility for Participation. Members of Parent’s board of directors, as well as employees of, and consultants to, Parent or its subsidiary and affiliates, are eligible to receive awards under the Incentive Plan.

Award Agreement. Awards granted under the Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Administrator.

Stock Options. The Administrator may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Administrator will determine the number of Ordinary Shares subject to each option, the term of each option, which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10 percent shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of an Ordinary Share at the time of grant or, in the case of an incentive stock option granted to a 10 percent shareholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at grant, and the exercisability of such options may be accelerated by the Administrator.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related stock option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in Ordinary Shares or cash, as determined by the Administrator, equal in value to the excess of the fair market value of one Ordinary Share on the date of exercise over the exercise price per share as of the date of grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the exercise price per share of the related stock option in the case of a Tandem SAR and will be the fair market value of Ordinary Shares on the date of grant in the case of a Non-Tandem SAR. The Administrator may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Incentive Plan, or such other event as the Administrator may designate at the time of grant or thereafter.

Restricted Stock. The Administrator may award shares of restricted stock. Except as otherwise provided by the Administrator upon the award of restricted stock, the recipient generally has the rights of a shareholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Administrator may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock will be required to enter into an award agreement with Parent that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

Other Stock-Based Awards. The Administrator may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, dividend equivalent units, stock equivalent units, restricted stock units (“RSUs”) and deferred stock units under the Incentive Plan that are payable in cash or denominated or payable in or valued by Ordinary Shares or factors that influence the value of such shares. The Administrator may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period.

Other Cash-Based Awards. The Administrator may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Administrator may accelerate the vesting of such award in its discretion.

Performance Awards. The Administrator may grant a performance award to a participant payable upon the attainment of specific performance goals. A performance award generally is due upon the attainment of the relevant performance goals, and is payable either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Administrator. Based on service, performance and/or other factors or criteria, the Administrator may, at or after grant, accelerate the vesting of all or any part of any performance award.

Change in Control. In connection with a change in control, as defined in the Incentive Plan, the Administrator may accelerate vesting of outstanding awards under the Incentive Plan, and certain award agreements may also provide for such accelerated vesting. In addition, such awards may be, in the discretion of the Administrator: (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by Parent for an amount equal to the excess of the price of an Ordinary Share paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of an Ordinary Share paid in a change in control is less than the exercise price of the award. The Administrator may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Certain Transactions. In connection with certain transactions and events affecting Parent’s ordinary shares, including, without limitation, any extraordinary dividend, conversion, adjustment, split, recapitalization, reorganization, merger, consolidation, or similar corporate transaction or event, the Administrator has broad discretion to take action under the Incentive Plan to provide for adjustments to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event.

Shareholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a shareholder with respect to Parent’s ordinary shares covered by any award until the participant becomes the record holder of such shares, and thereafter may still have restrictions on their rights as a shareholder, including but not limited to, the right to vote such shares.

Repricing. Parent’s board of directors may not, without the approval of the shareholders, reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR that has an exercise price in excess of fair market value in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Amendment and Termination. Notwithstanding any other provision of the Incentive Plan, Parent’s board of directors may at any time amend any or all of the provisions of the Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to shareholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. In no event may the Incentive Plan be amended without the approval of Parent to increase the aggregate number of Ordinary Shares that may be issued under the Incentive Plan, decrease the minimum exercise price of any award, or make any other amendment that would require shareholder approval under applicable law, rules and regulations of any exchange on which Parent’s securities are listed, except as provided under the Incentive Plan.

Transferability. Awards granted under the Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Administrator may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The Incentive Plan provides that awards granted under the Incentive Plan are subject to any recoupment policy that Parent may have in place or any obligation that Parent may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Effective Date; Term. The Incentive Plan was adopted by Parent’s board of directors and Parent’s shareholders on December 22, 2021 in connection with the Closing of the Business Combination. No award will be granted under the Incentive Plan on or after the 10-year anniversary of the effective date of the Incentive Plan, which is the date the plan is approved by the shareholders. Any award outstanding under the Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Material U.S. Federal Income Tax Consequences

The material federal income tax consequences of the Incentive Plan under current federal income tax law are summarized in the following discussion, which deals with the general U.S. federal income tax principles applicable to the Incentive Plan. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Non-U.S. state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

Stock Options and SARs. An Incentive Plan participant generally will not recognize taxable income and Parent generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an incentive stock option or a nonqualified stock option. Upon exercising a nonqualified stock option when the fair market value of Parent’s ordinary shares is higher than the exercise price of the option, an Incentive Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and Parent (or its subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, an Incentive Plan participant generally will not recognize taxable income, and Parent will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

Parent will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, Parent should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a SAR, an Incentive Plan participant will recognize taxable income at ordinary income tax rates, and Parent should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and RSUs. An Incentive Plan participant generally will not recognize taxable income at ordinary income tax rates and Parent generally will not be entitled to a tax deduction upon the grant of restricted stock or RSUs. Upon the termination of restrictions on restricted stock or the payment of RSUs, the participant will recognize taxable income at ordinary income tax rates, and Parent should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, an Incentive Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a risk of forfeiture (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the Ordinary Shares on the date of grant, less the amount paid, if any, for the shares. Parent will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and Parent will not be entitled to any additional tax deduction.

Other Stock-Based Awards, Other Cash-Based Awards, or Performance Awards. An Incentive Plan participant will not recognize taxable income and Parent will not be entitled to a tax deduction upon the grant of a performance award, other stock or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and Parent should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment. Upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Limitation on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Incentive Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSU programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted nonqualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Incentive Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Incentive Plan are not exempt from coverage. However, if the Incentive Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State, local and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the Incentive Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

New Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the Administrator and are not currently determinable. The value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of Parent’s ordinary shares on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Persons Residing Outside of Ireland or the United States

Notwithstanding any provision of the Incentive Plan to the contrary, in order to comply with the laws in other countries in which the Parent or any of its affiliates operates or has employees, the Administrator, in its sole discretion, shall have the power and authority to determine which affiliates shall be covered by the Incentive Plan; determine which persons employed, or providing services, outside the United States are eligible to participate in the Incentive Plan; amend or vary the terms and provisions of the Incentive Plan and the terms and conditions of any award granted to persons who reside or provide services outside Ireland or the United States; establish sub-plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable for legal, tax or administrative reasons; and take any action, before or after an award is made, that it deems advisable to obtain or comply with any necessary local government regulatory or tax exemptions or approvals. Notwithstanding the above, the Administrator may not take any actions hereunder, and no awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership based on 48,807,898 Ordinary Shares outstanding as of January 14, 2022, based on information obtained from the persons named below, with respect to the beneficial ownership of our shares by:

●	each person known by us to be the beneficial owner of more than 5% of the combined voting power of our outstanding Ordinary Shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Ordinary Shares	% of Outstanding Ordinary Shares
Officers and Directors
Joseph Brancato	—	—
Bazmi Husain	—	—
K.R. Kent	—	—
Hakan Konyar	—	—
Kurt Lauk(2)	10,000	* %
Salina Love(3)	100	* %
John Neville	—	—
Thorsten Ochs	—	—
Thomas Speidel(4)	17,620,882	36.1%
All (9 individuals)	17,630,982	36.1%

Greater than 5% Shareholders
ADSH(5)	17,620,882	36.1%
Robert Bosch GmbH(6)	10,462,451	21.4%
Bosch(7)	8,062,451	16.5%

*	Less than 1 percent

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o ADS-TEC ENERGY PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

(2)	Consists of 10,000 Ordinary Shares purchased in open market transactions.

(3)	Consists of 100 Ordinary Shares purchased in open market transactions.

(4)	Consists of (i) 16,620,882 Ordinary Shares issued to ADSH in the Share-for-Share Exchange and (ii) 1,000,000 EUSG Class A Ordinary Shares issued to ADSH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. Mr. Thomas Speidel, the chief executive officer (or its equivalent role in a German company) of Parent, has a majority of the voting power in the capital stock of ADSH, a private German corporation. As such, Mr. Speidel may be deemed to have beneficial ownership of the securities held directly by ADSH. Mr. Speidel disclaims beneficial ownership of any securities held by ADSH other than to the extent of his pecuniary interests therein, directly or indirectly.

(5)	Consists of (i) 16,620,882 Ordinary Shares issued to ADSH in the Share-for-Share Exchange and (ii) 1,000,000 EUSG Class A Ordinary Shares issued to ADSH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address of ADSH is Heinrich-Hertz-Str. 1, 72622 Nürtingen, Germany. Mr. Thomas Speidel, the chief executive officer (or its equivalent role in a German company) of ADSE, has a majority of the voting power in the capital stock of ADSH, a private German corporation.

(6)	Consists of (i) 8,062,451 Ordinary Shares issued to Bosch in the Share-for-Share Exchange and (ii) 2,400,000 EUSG Class A Ordinary Shares issued to Robert Bosch GmbH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. Bosch Thermotechnik GmbH is 100% owned by Robert Bosch GmbH. Robert Bosch Industrietreuhand KG (equivalent to an LP) has a 93% voting interest in Robert Bosch GmbH (CEO: Stefan Hartung). Robert Bosch Industrietreuhand KG has two general partners: Stefan Asenkerschbaumer and Eberhard Veit who share voting and investment power. The business address of Bosch is Junkersstraße 20-24, 73249 Wernau (Neckar), Germany.

(7)	Consists of 8,062,451 Ordinary Shares issued to Bosch in the Share-for-Share Exchange. Bosch Thermotechnik GmbH is 100% owned by Robert Bosch GmbH. Robert Bosch Industrietreuhand KG (equivalent to an LP) has a 93% voting interest in Robert Bosch GmbH (CEO: Stefan Hartung). Robert Bosch Industrietreuhand KG has two general partners: Stefan Asenkerschbaumer and Eberhard Veit who share voting and investment power. The business address of Bosch is Junkersstraße 20-24, 73249 Wernau (Neckar), Germany.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 43,937,083 Ordinary Shares and up to 11,662,486 Warrants by the selling securityholders. The PIPE Investors received Ordinary Shares at the closing of the Business Combination. The Sponsor acquired Ordinary Shares and Private Warrants exercisable for Ordinary Shares concurrently with the EUSG IPO and subsequently distributed such Ordinary Shares and Private Warrants to certain of the selling securityholders listed below. The Underwriters acquired Private Warrants concurrently with the EUSG IPO. ADSH and Bosch received Ordinary Shares upon consummation of the Transactions. Former holders of EUSG Public Warrants received our Public Warrants, exercisable for Ordinary Shares, at the closing of the Business Combination. Jonathan Copplestone received our Lender Warrants, exercisable for Ordinary Shares, at the closing of the Business Combination.

The selling securityholders may from time to time offer and sell any or all of the Ordinary Shares or Warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Ordinary Shares and Warrants that the selling securityholders may offer pursuant to this prospectus, and the beneficial ownership of the selling securityholders both before and after the offering. We have based percentage ownership prior to this offering on 48,807,898 Ordinary Shares and 11,662,486 Warrants outstanding, in each case as of January 14, 2022. In calculating percentages of Ordinary Shares owned by a particular selling securityholder, we treated as outstanding the number of Ordinary Shares issuable upon exercise of that particular selling securityholder’s Warrants, if any, and did not assume the exercise of any other selling securityholder’s Warrants. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholders will sell all of the Ordinary Shares and Warrants owned beneficially by them that are covered by this prospectus, but will not sell any other Ordinary Shares and/or Warrants that they presently own.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Ordinary Shares or Warrants. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares or Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Ordinary Shares or Warrants registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Unless otherwise indicated, the business address of each selling securityholder is c/o ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

	Ordinary Shares						Warrants
	Beneficially Owned Prior to Offering			Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
Name	Number		Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Aaron Greenberg (1)	30,000		*	30,000	—	—	—	—	—	—	—
AB Skrot Johan Invest (2)	100,000		*	100,000	—	—	—	—	—	—	—
ABACON CAPITAL GmbH (3)	800,000		1.6%	800,000	—	—	—	—	—	—	—
ABN AMRO Securities (USA), LLC (4)	21,000		*	21,000	—	—	76,562	*	—	—	—
ads-tec Holding GmbH (5)	17,620,882		36.1%	17,620,882	—	—	—	—	—	—	—
AIM International Mutual Funds (Invesco International Mutual Funds) on behalf of its series Invesco Global Opportunities Fund (6)	2,319,85	6	4.7%	2,319,856	—	—	—	—	—	—	—
Amy Kaufmann (7)	1,000		*	1,000	—	—	—	—	—	—	—
APG Asset Management NV (8)	1,750,000		3.5%	1,750,000	—	—	—	—	—	—	—
Bazmi Rizwan Husain (9)	25,000		0.0%	25,000	—	—	—	—	—	—	—
Bosch Thermotechnik GmbH (10)	8,062,451		16.5%	8,062,451	—	—	—	—	—	—	—

BRMR, LLC (11)	30,000		*	30,000	—	—	—	—	—	—	—
Bruce Greenwald (12)	5,000		*	5,000	—	—	—	—	—	—	—
CARLBERGSJON AB (13)	250,000		*	250,000	—	—	—	—	—	—	—
Coleen McGlynn (14)	1,000		*	1,000	—	—	—	—	—	—	—
Cornelis van Bueren (15)	350,000		*	350,000	—	—	—	—	—	—	—
David Nussbaum (16)	35,000		*	35,000	—	—	—	—	—	—	—
David Vieau (17)	25,000		*	25,000	—	—	—	—	—	—	—
Douglas Rogers (18)	1,000		*	1,000	—	—	—	—	—	—	—
EarlyBirdCapital, Inc. (19)	133,500		*	133,500	—	—	142,188	1.2%	142,188	—	—
Edward Kovary (20)	27,000		*	27,000	—	—	—	—	—	—	—
Emphco AB (21)	25,000		*	25,000	—	—	—	—	—	—	—
FCP Holdings 1 (22)	93,230		*	93,230	—	—	43,304	*	43,304	—	—
FCP Holdings III, LLC (23)	100,000		*	100,000	—	—	—	—	—	—	—
Frederik and Ann-Helene Ljungstrom (24)	1,172,858		2.4%	1,172,858	—	—	311,368	2.6%	311,368	—	—
Gleeson Cox (25)	1,000		*	1,000	—	—	—	—	—	—	—
Gregory Stoupnitzky (26)	5,500		*	5,500	—	—	—	—	—	—	—
Hartree Partners, LP (27)	750,000		1.5%	750,000	—	—	—	—	—	—	—
Heidi Bente (28)	25,000		*	25,000	—	—	—	—	—	—	—
Identity Devices Sweden Holding AB (Johannes Falk) (29)	9,815		*	9,815	—	—	—	—	—	—	—
Invesco Global Opportunities Class (30)	40,144		*	40,144	—	—	—	—	—	—	—
Jacqueline Chang (31)	500		*	500	—	—	—	—	—	—	—
James Mitaratonda (32)	37,292		*	37,292	—	—	17,322	*	17,322	—	—
Jillian Carter (33)	1,000		*	1,000	—	—	—	—	—	—	—
Jonathan Copplestone (34)	203,437		*	203,437	—	—	420,125	3.6%	420,125	—	—
Joseph Mongiello (35)	500		*	500	—	—	—	—	—	—	—
Karan Trehan (36)	1,126,060		2.3%	1,126,060	—	—	960,377	8.2%	960,377	—	—
Kepos Alpha Master Fund L.P. (37)	210,600		*	210,600	—	—	—	—	—	—	—
Kepos Carbon Transition Master Fund L.P. (38)	39,400		*	39,400	—	—	—	—	—	—	—
Lani Invest AS (39)	300,000		*	300,000	—	—	—	—	—	—	—
LHT Invest AB (40)	177,900		*	177,900	—	—	200,000	1.7%	200,000	—	—
Marc Rothfeldt (41)	861,194		1.7%	861,194	—	—	960,377	8.2%	960,377	—	—
Marc Van Tricht (42)	12,000		*	12,000	—	—	—	—	—	—	—
Mark Cangemi (43)	500		*	500	—	—	—	—	—	—	—
Matheus Hovers (44)	224,264		*	224,264	—	—	509,821	4.3%	509,821	—	—
Mauro Conijeski (45)	1,000		*	1,000	—	—	—	—	—	—	—
Max Eiendom AS (46)	60,000		*	60,000	—	—	—	—	—	—	—
Middelborg Invest AS (47)	100,000		*	100,000	—	—	—	—	—	—	—
Patrick Moroney (48)	30,000		*	30,000	—	—	—	—	—	—	—
Pieter Taselaar (49)	203,437		*	203,437	—	—	320,126	2.7%	320,126	—	—
Polar Structure AB (50)	750,000		1.5%	750,000	—	—	—	—	—	—	—
Richard Goldstein (51)	5,000		*	5,000	—	—	—	—	—	—	—
Richard Michael Powell (52)	12,000		*	12,000	—	—	—	—	—	—	—
Robert Bosch GmbH (53)	2,400,000		4.9%	2,400,000	—	—	—	—	—	—	—
Robert Gladstone (54)	5,500		*	5,500	—	—	—	—	—	—	—
Robert Goldstein (55)	10,000		*	10,000	—	—	—	—	—	—	—
Steven Levine (56)	30,000		*	30,000	—	—	—	—	—	—	—
Swedbank Robur Fonder AB (57)	1,500,000		3.0%	1,500,000	—	—	—	—	—	—	—
The Lucerne Capital Nordic Master Fund, Ltd. (58)	198,648		*	198,648	—	—	—	—	—	—	—
The Lucerne Capital Special Opportunity Fund, Ltd. (59)	998,032		1.8%	998,032	—	—	320,126	2.7%	320,126	—	—
Tracy Fezza (60)	1,000		*	1,000	—	—	—	—	—	—	—
UFI Capital AS (61)	300,000		*	300,000	—	—	—	—	—	—	—
W. Patrick McDowell (62)	193,230		*	193,230	—	—	43,304	*	43,304	—	—
Wennerstrom 2020 Dynasty Trust (63)	100,000		*	100,000	—	—	—	—	—	—	—
Wilco Jiskoot (64)	34,352		*	34,352	—	—	150,000	1.2%	150,000	—	—

(1)	The business address for Aaron Greenberg is 66 Summer St Unit 1106, Stamford, CT 06901.

(2)	Consists of 100,000 EUSG Class A Ordinary Shares issued to AB Skrot Invest in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for AB Skrot Invest is P.O. Box 2151, Stockholm, Sweden 10314..

(3)	Consists of 800,000 EUSG Class A Ordinary Shares issued to ABACON CAPITAL GmbH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for ABACON CAPITAL GmbH is Grosse Elbstrasse 47 Hamburg 22767 Germany. The control person for the securities held by ABACON CAPITAL GmbH is Albert Karl Henri Buell.

(4)	Consists of (i) 21,000 EUSG Class A Ordinary Shares issued to ABN AMRO Securities (USA), LLC in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions and (ii) 76,562 Private Warrants, including 76,562 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for ABN AMRO Securities (USA), LLC is 100 Park Avenue, 17th Floor, New York, NY 10017.

(5)	Consists of (i) 16,620,882 Ordinary Shares issued to ADSH in the Share-for-Share Exchange and (ii) 1,000,000 EUSG Class A Ordinary Shares issued to ADSH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. Mr. Thomas Speidel, the chief executive officer (or its equivalent role in a German company) of ADSE, has a majority of the voting power in the capital stock of ADSH, a private German corporation. The business address for ads-tec Holding GmbH is Heinrich-Hertz-Str. 1, 72622 Nuertingen, Germany.

(6)	Consists of 2,139,856 EUSG Class A Ordinary Shares issued to AIM International Mutual Funds (Invesco) in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for AIM International Mutual Funds (Invesco) is C/O Invesco Advisers, Inc., 1555 Peachtree Street NE, Attn: Head of Global, Atlanta GA 30309-2460. Invesco Advisers, Inc. is the beneficial owner of the securities held by AIM International Mutual Funds, and has voting power and investment power with respect to such securities.

(7)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Ms. Kaufmann in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Amy Kaufmann is 81 Grand Blvd, Massapequa Park, NY 11762. Ms. Kaufmann is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(8)	Consists of 1,750,000 EUSG Class A Ordinary Shares issued to APG Asset Management NV in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for APG Asset Management NV is PO Box 75283, 1070 AG, Amsterdam 1070 Netherlands. The control person for the securities held by APG Asset Management NV is Danny van Doesburg.

(9)	The business address for Bazmi Rizwan Husain is Stegstrasse 33, 8808 Pfaffikon, Schwyz, Switzerland.

(10)	Consists 8,062,451 Ordinary Shares issued to Bosch in the Share-for-Share Exchange. Bosch Thermotechnik GmbH is 100% owned by Robert Bosch GmbH. Robert Bosch Industrietreuhand KG (equivalent to an LP) has a 93% voting interest in Robert Bosch GmbH (CEO: Stefan Hartung). Robert Bosch Industrietreuhand KG has two general partners: Stefan Asenkerschbaumer and Eberhard Veit who share voting and investment power. The business address for Bosch Thermotechnik GmbH is Junkersstrasse 20-24, 73249 Wernau (Neckar), Germany.

(11)	Consists of 30,000 EUSG Class A Ordinary Shares issued to BRMR, LLC in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for BRMR, LLC is 68 Wheatley Road, Brookville, NY 11545.

(12)	Consists of 5,000 EUSG Class A Ordinary Shares issued to Mr. Greenwald in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Bruce Greenwald is C/O AEP Capital LLC, Attn: Bruce Greenwald, 366 Madison Ave Fl 8, New York NY 10017-7107.

(13)	The business address for Carlbergsjon AB is Smalangsgatan 16, Stockholm 11146, Sweden.

(14)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Ms. McGlynn in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Coleen McGlynn is 15 Van Burnt Road, Broad Chanel, NY 11693. Ms. McGlynn is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(15)	Consists of 350,000 EUSG Class A Ordinary Shares issued to Cornelis Johannes Maria van Bueren in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Cornelis Johannes Maria van Bueren is Spiegelenburghlaan 26, Aerdenhout 2111, Netherlands.

(16)	Consists of (i) 30,000 EUSG Class A Ordinary Shares issued to Mr. Nussbaum in the PIPE Financing and (ii) 5,000 EUSG Class A Ordinary Shares issued to Mr. Nussbaum in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for David Nussbaum is C/O EarlyBirdCapital, Attn: David Nussbaum, 366 Madison Ave Fl 8, New York NY 10017-7107. Mr. Nussbaum is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(17)	Consists of 25,000 EUSG Class A Ordinary Shares issued to Mr. Vieau in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for David Vieau is 17301 Biscayne Blvd Apt 2307, Aventura FL 33160-5077.

(18)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Mr. Rogers in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Douglas Rogers is 333 Rector Pl Apt 205, New York, NY 10280. Mr. Rogers is an employee of EarlyBird Capital, Inc., a U.S. registered broker dealer.

(19)	Consists of (i) 122,500 EUSG Class A Ordinary Shares issued to EarlyBirdCapital, Inc. in the PIPE Financing, (ii) 11,000 EUSG Class A Ordinary Shares issued to EarlyBirdCapital, Inc. in a private placement in January 2021, which shares described in clauses (i) and (ii) were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions and (iii) 142,188 Private Warrants, including 142,188 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for EarlyBirdCapital, Inc. is 366 Madison Ave., 8th Floor, New York, NY 10017. The control persons for the securities held by EarlyBirdCapital, Inc. are David Nussbaum, Steven Levine, Amy Kaufmann, and Michelle Pendergast. EarlyBirdCapital, Inc. is a U.S. registered broker dealer.

(20)	Consists of (i) 25,000 EUSG Class A Ordinary Shares issued to Mr. Kovary in the PIPE Financing and (ii) 2,000 EUSG Class A Ordinary Shares issued to Mr. Kovary in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Edward Kovary is EarlyBirdCapital, Inc., Attn: Edward Kovary, 366 Madison Ave., 8th Floor, New York, NY 10017. Mr. Kovary is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(21)	The business address for Emphco AB is St. Eriksgatan 25, 5TR, 11239 Stockholm, Sweden. The control person the securities held by Emphco AB is Elaine Grunewald.

(22)	Consists of 93,230 EUSG Class A Ordinary Shares issued to FCP Holdings 1 in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for FCP Holdings 1 is 2600 Douglass Road PHI Coral Gables, FL 33134.

(23)	Consists of 100,000 EUSG Class A Ordinary Shares issued to FCP Holdings III, LLC in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for FCP Holdings III, LLC is Attn: Miguel Pyastro, 2600 S Douglas Rd Ph 1, Coral Gables, FL 33134-6143.

(24)	Consists of (i) 672,858 Ordinary Shares held by Frederik and Ann-Helene Ljungstrom (ii) 500,000 EUSG Class A Ordinary Shares issued to Frederik and Ann-Helene Ljungstrom in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions and (iii) 311,368 Private Warrants, including 311,368 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for Frederik and Ann-Helene Ljungstrom is Chemin De Plenadzeu 28, Verbier 1936, Switzerland.

(25)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Gleeson Cox in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Gleeson Cox is 139 Jennings Rd, Cold Spring Harbor, NY 11724. Mr. Cox is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(26)	Consists of (i) 2,500 EUSG Class A Ordinary Shares issued to Mr. Stoupnitzsky in the PIPE Financing and (ii) 3,000 EUSG Class A Ordinary Shares issued to Mr. Stoupnitzsky in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Gregory Stoupnitzky is 366 Madison Ave Fl 8, New York NY 10017-7107. Mr. Stoupnitzky is an employee of EarlyBird Capital, Inc., a U.S. registered broker dealer.

(27)	Consists of 750,000 EUSG Class A Ordinary Shares issued to Hartree Partners, LP in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Hartree Partners, LP is Attn: Andy Bailey, 1185 Avenue of the Americas Fl 9, New York NY 10036-2604. The control persons for the securities held by Hartree Partners, LP are Stephen M. Semlitz, Stephen M. Hendel, and Jonathan G. Merison.

(28)	The business address for Heidi Bente is 17301 Biscayne Blvd Apt 2307, Aventura FL 33160-5077.

(30)	The business address for Invesco Global Opportunities Class of Invesco Corporate Class Inc. is C/O Invesco Canada Ltd.; Attn: Head of legal, Two Peachtree Pointe, 1555 Peachtree St NE, Atlanta, GA 30309-2460, Canada. Invesco Advisers, Inc. is the beneficial owner of the securities held by AIM International Mutual Funds, and has voting power and investment power with respect to such securities.

(31)	Consists of 500 EUSG Class A Ordinary Shares issued to Ms. Chang in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Jacqueline Chang is 137-11 223rd Street, Laurelton, NY 11413. Ms. Chang is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(32)	Consists of (i) 37,292 Ordinary Shares and (ii) 17,322 Private Warrants, including 17,322 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for James Mitaratonda is 322 Central Park West Apt 14B, New York NY 10025.

(33)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Ms. Carter in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Jillian Carter is 100 West 26th St Apt 26A, New York, NY 10001. Ms. Carter is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(34)	Consists of (i) 203,437 Ordinary Shares, (ii) 320,125 Private Warrants, including 320,125 Ordinary Shares issuable upon exercise of such Private Warrants and (iii) 100,000 Lender Warrants, including 100,000 Ordinary Shares issuable upon exercise of such Lender Warrants. The business address for Jonathan Copplestone is 433 E 74th St., Apt. 6, New York, NY 10021.

(35)	Consists of (i) 200,000 EUSG Class A Ordinary Shares issued to Karan Trehan in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions, (ii) 363,030 Ordinary Shares held by Karan Trehan, (iii) 363,030 Ordinary Shares held by Asha Holdings LLC, (iv) 480,189 Private Warrants held by Karan Trehan, including 480,189 Ordinary Shares issuable upon exercise of such Private Warrants and (v) and 480,188 Private Warrants held by Asha Holdings LLC, including 480,188 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for Asha Holdings LLC is 118 E 83rd St, New York, NY 10028. The control person for the securities held by ASHA Holdings LLC is Karan Trehan.

(36)	The business address for Joseph Mongiello is 3 Long Rd., Manorville, NY 11949. Mr. Mongiello is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(37)	Consists of 210,600 EUSG Class A Ordinary Shares issued to Kepos Alpha Master Fund L.P. in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Kepos Alpha Master Fund L.P. is C/O Kepos Capital LP, Attn: Simon Raykher, 11 Times Square, 35th Floor, New York NY 10036, USA.

(38)	Consists of 39,400 EUSG Class A Ordinary Shares issued to Kepos Carbon Transition Master Fund L.P. in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Kepos Carbon Transition Master Fund L.P. is C/O Kepos Capital LP, Attn: Simon Raykher, 11 Times Square, 35th Floor, New York NY 10036, USA.

(39)	Consists of 300,000 EUSG Class A Ordinary Shares issued to Lani Invest AS in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Lani Invest AS is Attn: Lars Nilson, Nedre Storgate 46, Drammen 3015, Norway. The control person for the securities held by Lani Invest AS is Lars Nilsen.

(40)	Consists of (i) 100,000 EUSG Class A Ordinary Shares issued to LHT Invest AB in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions, (ii) 77,900 Ordinary Shares held by LHT Invest AB, and (iii) 200,000 Private Warrants, including 200,000 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for LHT Invest AB is Väringavägen 18, 18263 Djursholm, Sweden. The control persons for the securities held by LHT Invest AB are Lars Thunell, Yvonne Thunell, and Peter Silfversward.

(41)	Consists of (i) 200,000 EUSG Class A Ordinary Shares issued to Vivara Holdings LLC in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions, (ii) 661,194 Ordinary Shares held by Vivara Holdings LLC and (iii) 960,377 Private Warrants held by Vivara Holdings LLC, including 960,377 Ordinary Shares issuable upon exercise of such Private Warrants. The address for Marc Rothfeldt is 789 Crandon Blvd., PH1, Key Biscayne, FL 33149. Marc Rothfeldt is the sole manager of Vivara Holdings LLC and Tragara Holdings LLC. Mr. Rothfeldt disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(42)	Consists of (i) 10,000 EUSG Class A Ordinary Shares issued to Mr. Van Tricht in the PIPE Financing and (ii) 2,000 EUSG Class A Ordinary Shares issued to Mr. Van Tricht in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Marc Van Tricht is 366 Madison Ave Fl 8, New York, NY 10017-7107. Mr. Van Tricht is a registered representative of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(43)	Consists of 500 EUSG Class A Ordinary Shares issued to Mr. Cangemi in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Mark Cangemi is 57 Donald St., East Williston, NY 11596. Mr. Cangemi is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(44)	Consists of (i) 224,264 Ordinary Shares and (ii) 509,821 Private Warrants, including 509,821 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for Matheus Hovers is 169 Milton Road, Rye, NY 10580.

(45)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Mauro Conijeski in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Mauro Conijeski is 325 W 112th St Apt A, New York, NY 10026. Mauro Conijeski is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(46)	Consists of 60,000 EUSG Class A Ordinary Shares issued to Max Eiendom AS in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions The business address for Max Eiendom AS is Attn: Bjorn Henningsen, Chr.Jensensvei 2 1390, Vollen Asker 1390, Norway. The control person for the securities held by MAX Eiendom AS is Bjorn Henningsen.

(47)	Consists of 100,000 EUSG Class A Ordinary Shares issued to Middelborg Invest AS in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Middelborg Invest AS is Storgaten 32, Tonsberg 3126, Norway. The control person for the securities held by Middelborg Invest AS is Kristian Gjertsen Lundkvist.

(48)	The business address for Patrick Moroney is 92 Ridgewood Rd, Ridgefield, CT 06877.

(49)	Consists of (i) 203,437 Ordinary Shares and (ii) 320,126 Private Warrants, including 320,126 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for Pieter Taselaar is 158 Dunbar Road Palm Beach, FL 33480.

(50)	Consists of 750,000 EUSG Class A Ordinary Shares issued to Polar Structure AB in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Polar Structure AB is Attn: Tobias Emanuelsson, Box 16038, Stockholm 10321, Sweden.

(51)	Consists of 5,000 EUSG Class A Ordinary Shares issued to Mr. Goldstein in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Richard Goldstein is Attn: Richard D. Goldstein, 366 Madison Ave Fl 8, New York, NY 10017-7107.

(52)	Consists of (i) 10,000 EUSG Class A Ordinary Shares issued to Mr. Powell in the PIPE Financing and (ii) 2,000 EUSG Class A Ordinary Shares issued to Mr. Powell in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Richard Michael Powell is Attn: Mike Powell, 366 Madison Ave Fl 8, New York NY 10017-7107. Mr. Powell is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(53)	Consists of 2,400,000 EUSG Class A Ordinary Shares issued to Robert Bosch GmbH in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. Bosch Thermotechnik GmbH is 100% owned by Robert Bosch GmbH. Robert Bosch Industrietreuhand KG (equivalent to an LP) has a 93% voting interest in Robert Bosch GmbH (CEO: Stefan Hartung). Robert Bosch Industrietreuhand KG has two general partners Stefan Asenkerschbaumer and Eberhard Veit who share voting and investment power. The business address for Robert Bosch GmbH is Sophienstrasse 30-32, 35576 Wetzlar, Germany.

(54)	Consists of (i) 5,000 EUSG Class A Ordinary Shares issued to Mr. Gladstone in the PIPE Financing and (ii) 500 EUSG Class A Ordinary Shares issued to Mr. Nussbaum in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Robert Gladstone is EarlyBirdCapital C/O Robert Gladstone, 1 Huntington Quad, Melville, NY 11747-4401. Mr. Gladstone is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(55)	Consists of 10,000 EUSG Class A Ordinary Shares issued to Mr. Goldstein in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Robert Goldstein is 3349 Saint Malo Court, Palm Beach Gardens, FL 34410.

(56)	Consists of (i) 25,000 EUSG Class A Ordinary Shares issued to Mr. Levine in the PIPE Financing and (ii) 5,000 EUSG Class A Ordinary Shares issued to Mr. Levine in a private placement in January 2021, which shares were automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Steven Levine is Attn: Steven Levine, 535 E 86th St Apt 20b, New York, NY 10028-7533. Mr. Levine is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(57)	Consists of 1,500,000 EUSG Class A Ordinary Shares issued to Swedbank Robur Fonder AB in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Swedbank Robur Fonder AB is Attn: Christian Blink, Swedbank Robur Fonder AB, Stockholm 10534, Sweden. Swedbank Robur Fonder AB is a wholly-owned subsidiary of Swedbank AB, which holds a license as a broker-dealer.

(58)	Consists of 198,648 EUSG Class A Ordinary Shares issued to The Lucerne Capital Nordic Master Fund Ltd. in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for The Lucerne Capital Nordic Master Fund Ltd. is Attn: Ernset Verrico, 73 Arch St Ste 3, Greenwich, CT 06830-6578. Pieter Taselaar, who is the director of The Lucerne Capital Special Opportunity Fund and The Lucerne Nordic Fund Ltd. and has voting and investment discretion with respect to securities held by such entities and as such may be deemed to have beneficial ownership of the securities held directly by such entities. Mr. Taselaar disclaims beneficial ownership of any securities held by The Lucerne Capital Special Opportunity Fund and The Lucerne Nordic Fund Ltd. other than to the extent of his respective pecuniary interests therein, directly or indirectly.

(59)	Consists of (i) 600,000 EUSG Class A Ordinary Shares issued to The Lucerne Capital Special Opportunity Fund, Ltd. in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions, (ii) 398,032 EUSG Class A Ordinary Shares issued to The Lucerne Capital Special Opportunity Fund, Ltd. in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions and (iii) 320,126 Private Warrants, including 320,126 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for The Lucerne Capital Special Opportunity Fund, Ltd. is Attn: Ernest Verrico, 73 Arch St Ste 3, Greenwich, CT 06830-6578. Pieter Taselaar, who is the director of The Lucerne Capital Special Opportunity Fund and The Lucerne Nordic Fund Ltd. and has voting and investment discretion with respect to securities held by such entities and as such may be deemed to have beneficial ownership of the securities held directly by such entities. Mr. Taselaar disclaims beneficial ownership of any securities held by The Lucerne Capital Special Opportunity Fund and The Lucerne Nordic Fund Ltd. other than to the extent of his respective pecuniary interests therein, directly or indirectly.

(60)	Consists of 1,000 EUSG Class A Ordinary Shares issued to Ms. Fezza in a private placement in January 2021 and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Tracy Fezza is 28 Tooker Ave., Oyster Bay, NY 11771. Ms. Fezza is an employee of EarlyBirdCapital, Inc., a U.S. registered broker dealer.

(61)	Consists of 300,000 EUSG Class A Ordinary Shares issued to UFI Capital AS in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for UFI Capital AS is Attn: Kim Strandenaes, Bolette Brygge 1, PO Box 1715 Vika, Oslo 121, Norway. The control person for the securities held by UFI Capital AS is Kim Strandenæs.

(62)	Consists of (i) 93,230 Ordinary Shares held by Brickell Bay Investors, LLC, (ii) 43,304 Private Warrants held by Brickell Bay Investors, LLC, including 43,304 Ordinary Shares issuable upon exercise of such Private Warrants (iii) 10,000 Ordinary Shares held by W. Patrick McDowell 2001 Trust, and (iv) 100,000 EUSG Class A Ordinary Shares issued to W. Patrick McDowell 2001 Trust in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Brickell Bay Investors, LLC and the W. Patrick McDowell 2001 Trust is Attn: W. Patrick Mcdowell, 601 Brickell Key Dr Ste 700, Miami, FL 33131-2649. W. Patrick Mcdowell is the control person for the securities held by Brickell Bay Investors LLC and W. Patrick McDowell 2001 Trust.

(63)	Consists of 100,000 EUSG Class A Ordinary Shares issued to Wennerstrom 2020 Dynasty Trust in the PIPE Financing and automatically cancelled in exchange for Ordinary Shares upon closing of the Transactions. The business address for Wennerstrom 2020 Dynasty Trust is Attn: Sig Wennerstrom, 654 W Indiantown Rd Ste 106, Jupiter, FL 33458-7546.

(64)	Consists of (i) 34,352 Ordinary Shares and (ii) 150,000 Private Warrants, including 150,000 Ordinary Shares issuable upon exercise of such Private Warrants. The business address for Wilco Jiskoot is Jacob Obrechtstraat 67, 1071 KJ Amsterdam, The Netherlands.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 11,662,486 of our Ordinary Shares, which consist of (i) up to 7,187,486 Ordinary Shares that are issuable upon the exercise of 7,187,486 Public Warrants, (ii) up to 4,375,000 Ordinary Shares issuable upon the exercise of 4,375,000 Private Warrants, and (iii) up to 100,000 Ordinary Shares issuable upon exercise of 100,000 Lender Warrants.

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of (a) up to 55,599,569 of our Ordinary Shares, consisting of up to (i) 43,937,083 Ordinary Shares that were issued on completion of the Business Combination, (ii) 7,187,486 Ordinary Shares issuable upon exercise of the Public Warrants, (iii) 4,375,000 Ordinary Shares issuable upon exercise of the Private Warrants and (iv) 100,000 Ordinary Shares issuable upon exercise of the Lender Warrants, (b) up to 7,187,486 Public Warrants, (c) up to 4,375,000 Private Warrants and (d) up to 100,000 Lender Warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We are also registering the possible resale from time to time by the selling securityholders of (a) up to 55,599,569 of our Ordinary Shares, which consist of up to (i) 43,937,083 Ordinary Shares that were issued in the Business Combination, (ii) 7,187,486 Ordinary Shares issuable upon exercise of the Public Warrants, (iii) 4,375,000 Ordinary Shares issuable upon exercise of the Private Warrants and (iv) 100,000 Ordinary Shares issuable upon exercise of the Lender Warrants, (b) up to 7,187,486 Public Warrants, (c) up to 4,375,000 Private Warrants and (d) up to 100,000 Lender Warrants. All of the Ordinary Shares and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive proceeds from the exercise of the Warrants in the event that such Warrants are exercised for cash.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangement;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

To the extent required, the warrants or our ordinary shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are listed on Nasdaq under the symbols “ADSE” and “ADSEW,” respectively.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Certain of our securityholders have entered into a lock-up agreement. See “Certain Relationships and Related Party Transactions — Lock-Up Agreement” for further discussion.

We have agreed to indemnify certain of the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain selling securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until all securities covered by this prospectus (i) have been disposed of in accordance with the intended method(s) of distribution set forth in such Resale Shelf Registration Statement, (ii) have been otherwise transferred such that subsequent public distribution of such securities will not require registration under the Securities Act or (iii) have ceased to be outstanding. See also “Certain Relationships and Related Party Transactions — Registration Rights Agreement”.

We have agreed with certain selling securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earliest of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus, (ii) the date all securities covered by this prospectus held by selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two years from the effective date of this prospectus. See also “Certain Relationships and Related Party Transactions — PIPE Subscription Agreements”.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):

i.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

ii.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

iii.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

With respect to those Ordinary Shares or Warrants being registered pursuant to certain registration rights, we have agreed to indemnify such selling securityholders against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares and/or Warrants against certain liabilities, including liabilities arising under the Securities Act.

Expenses Related to the Offering

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of our Ordinary Shares and Warrants by our selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount (US$)
SEC registration fee	$40,694.15
Legal fees and expenses	$110,000.00
Accounting fees and expenses	$50,000.00
Printing expenses	$15,000.00
Total	$215,694.15

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of Parent includes a summary of specified provisions of Parent’s M&A. This description is qualified by reference to Parent’s M&A filed as an exhibit to the registration statement of which this prospectus forms a part.

General

Parent is a public limited company organized and existing under the laws of Ireland. Parent was formed on 26 July 2021 as a public limited company under the name ADS-TEC ENERGY PLC. Parent’s affairs are governed by Parent’s M&A, the Irish Companies Act and the corporate law of Ireland. The authorized share capital of Parent is (i) 500,000,000 Ordinary Shares, with a nominal value of $0.0001 per share, of which 439,529,616 Ordinary Shares remain authorized and unissued and are not reserved for Warrants and (ii) 100,000,000 preferred shares, with a nominal value of $0.0001 per share, all of which remain authorized and unissued.

Ordinary Shares

General.  As of January 14, 2022, there were 48,807,898 Ordinary Shares issued and outstanding. In addition, Parent holds €25,000 worth of deferred ordinary shares in Parent as treasury shares.

Dividends. The holders of Parent Ordinary Shares are entitled to such dividends as may be declared by Parent’s board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of Parent. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Parent Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to Parent’s M&A to be in effect, assuming approval of all of the charter proposals and upon consummation of the Transactions.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Business Combination Agreement with respect to the Parent securities to be issued to the ADSE Shareholders in the Share-for-Share Exchange, the provisions of the Lock-Up Agreement, and subject to any further restrictions contained in Parent’s M&A, any Parent shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Parent’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If Parent’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Parent’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of Parent. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with Parent’s M&A and the Irish Companies Act. Unanimous consent of the holders of the Parent Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Warrants

General. As of January 14, 2021, there were an aggregate of 11,662,486 Warrants issued and outstanding. Certain “private warrants”, being warrants initially issued by EUSG to EUSG Sponsor and the Underwriters rather than those issued to the public, (i) will not be redeemable by Parent, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) are subject to a lockup for a period of 30 days from the closing of the Transactions.

Exercisability. Each Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Ordinary Shares at a price below the Warrant exercise price.

Exercise Period. The Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 22, 2026, or earlier upon their redemption.

No Warrants will be exercisable for cash unless Parent has an effective and current registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Ordinary Shares issuable upon exercise of the Warrants is not effective within a specified period following the consummation of the Transactions, warrant holders may, until such time as there is an effective registration statement and during any period when Parent shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the trading day prior to the date of exercise.

Parent has agreed to use its best efforts to file and have an effective registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Warrants, to maintain a current prospectus relating to those Ordinary Shares until the earlier of the date the Warrants expire or are redeemed and the date on which all of the Warrants have been exercised, and to qualify the resale of such shares under U.S. state blue sky laws, to the extent an exemption is not available. However, there is no assurance that Parent will be able to do so and, if Parent does not maintain a current prospectus relating to the offer and sale of the Ordinary Shares issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants for cash and Parent will not be required to net cash settle or cash settle the Warrant exercise.

Redemption of Warrants. Parent may call the Warrants for redemption (excluding certain Warrants initially issued to EUSG’s initial shareholders, so long as such Warrants are held by the EUSG initial shareholders or their respective affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time after the Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Parent Warrants become exercisable and ending three business days prior to the date the notice of redemption was sent to Parent Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to offer and sale of the Ordinary Shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If Parent calls the Warrants for redemption as described above, Parent’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Registered Form. The Warrants will held in registered form pursuant to the Amended and Restated Warrant Agreement among Parent, EUSG, and Continental Stock Transfer & Trust Company, as warrant agent. The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Warrants may be exercised upon surrender of the holder’s Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Parent, for the number of Warrants being exercised.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holders would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No Rights as a Shareholder. The Warrant holders have neither the rights nor the privileges of holders of Ordinary Shares, nor do they have any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, Parent will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

Transfer Agent and Registrar

Parent’s transfer agent and warrant agent is Continental Stock Transfer & Trust Company. Parent’s registrar is Link Group.

Listing

The Ordinary Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “ADSE” and “ADSEW”, respectively.

CERTAIN RELATIONSHIPS AND RELATED Party TRANSACTIONS

Other than compensation arrangements for Parent’s directors and Parent Group’s executive officers, which are described elsewhere in this prospectus, below is a description of existing transactions in which Parent was a party or will be a party, and in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of Parent’s directors, Parent Group’s executive officers or holders of more than 5% of Parent’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

PIPE Subscription Agreements

Concurrently with the execution of the Business Combination Agreement on August 10, 2021, EUSG and Parent entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and EUSG agreed to issue and sell to such PIPE Investors, an aggregate of 15.6 million EUSG ordinary shares at $10.00 per share for gross proceeds of $156 million on the business day immediately prior to the Closing. The PIPE Investors include affiliates of EUSG Sponsor, ADSH, Bosch, EBC and certain officers and directors of EUSG (Messrs. Thunell, Trehan and Rothfeldt). Affiliates of EUSG Sponsor (of which Messrs. Taselaar and Hovers are directors), ADSH, Bosch, EBC, Dr. Thunell, Mr. Trehan and Mr. Rothfeldt invested $7.5 million, $10 million, $24 million, $2.8 million, $1 million, $4 million and $2 million, respectively, in the PIPE Financing, which closed on December 21, 2021. Pursuant to the Subscription Agreement, Parent is required to file with the SEC, no later than thirty (30) days after the consummation of the Transactions, a registration statement registering the resale from time to time by each PIPE Investor of all of the PIPE Shares and have such registration statement declared effective no later than 60 calendar days following the consummation of the Transactions (or 90 calendar days, to the extent the SEC notified Parent of its intention to review such registration statement). Parent has agreed with certain selling securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earliest of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus, (ii) the date all securities covered by this prospectus held by selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two years from the effective date of this prospectus. Such description is qualified in its entirety by the text of the form of subscription agreement, which is included as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

On December 22, 2021, concurrently with consummation of the Transactions and as contemplated by the Business Combination Agreement, Parent entered into a registration rights agreement (the “Registration Rights Agreement”) with certain initial shareholders of EUSG, the ADSE Shareholders, the Underwriters and Jonathan Copplestone (collectively, the “Holders”), pursuant to which Parent is obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act of 1933, as amended (“Securities Act”), the securities of Parent held by the Holders (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand, at any time or from time to time, that Parent file a registration statement with the SEC to register the securities of Parent held by such holders. The Registration Rights Agreement also (i) provides the Holders with “piggyback” registration rights, subject to certain requirements and customary conditions and (ii) requires Parent to prepare and file with the SEC, no later than thirty (30) days following Closing, a registration statement registering the resale from time to time by each Holder of all of the Registrable Securities held by such Holder (the “Resale Shelf Registration Statement”). Parent will use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as practicable after filing, but in no event later than 180 days following Closing. Once effective, Parent will use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, to ensure that another registration statement is available, under the Securities Act at all times until all Registrable Securities covered by such Resale Shelf Registration Statement (i) have been disposed of in accordance with the intended method(s) of distribution set forth in such Resale Shelf Registration Statement, (ii) have been otherwise transferred such that subsequent public distribution of such securities will not require registration under the Securities Act or (iii) have ceased to be outstanding. Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.2 to the registration statement of which this prospectus forms a part.

Amended and Restated Warrant Agreement

On December 22, 2021, concurrently with consummation of the Transactions and as contemplated by the Business Combination Agreement, Parent, EUSG, and Continental Stock Transfer and Trust Company, as warrant agent (“Continental”), entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”), pursuant to which (i) Parent assumed all of the liabilities, duties, and obligations of EUSG under and in respect of the existing warrant agreement; (ii) all references to EUSG warrants were revised to become references to Parent Warrants; and (iii) the outstanding warrants were adjusted pursuant to the terms of the existing warrant agreement, such that the warrants became exercisable for Ordinary Shares, in lieu of Class A ordinary shares of EUSG previously issuable and receivable upon the exercise of rights under the existing warrant agreement. Such description is qualified in its entirety by the text of the Amended and Restated Warrant Agreement, which is included as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

Lock-Up Agreement

On December 22, 2021, concurrently with the Closing, Parent entered into a lock-up agreement (the “Lock-Up Agreement”) with the EUSG initial shareholders, the ADSE Shareholders and the Underwriters (each, a “Lock-Up Party”), pursuant to which each Lock-Up Party agreed, from the Closing Date until, (i) in the case of Lock-Up Securities (including Ordinary Shares issuable upon exercise thereof) issued to EUSG Sponsor or its affiliates and the ADSE Shareholders, six months after the Closing Date and (ii) in the case of Private Warrants (including Ordinary Shares issuable upon exercise thereof) issued to the Underwriters, thirty days after the Closing Date, not to (A) sell, offer to sell, contract or agree to sell, hypothecate pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Ordinary Shares and Warrants, other than any Ordinary Shares acquired in the public market after the Closing Date and any Ordinary Shares acquired by the ADSE Shareholders or their affiliates as a result of their participation in the PIPE Financing (such securities, the “Lock-up Securities”), (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Securities whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Such description is qualified in its entirety by the text of the Lock-Up Agreement, which is included as Exhibit 10.3 to the registration statement of which this prospectus forms a part.

Services Agreements

Employee Sharing and Cost Sharing Agreement

In December 2021, we entered into an employee sharing and cost sharing agreement with ADSE US (the “Employee Sharing and Cost Sharing Agreement”), pursuant to which we and ADSE US agree to share certain costs and expenses associated with certain employees, certain facilities and property, and certain third-party arrangements. Under the agreement, each party agrees to reimburse the other party for its arm’s length share of any such costs and expenses. The agreement has an initial term expiring on December 23, 2024 and renews automatically for additional one-year periods. Either party may terminate the agreement by written notice at least 30 days prior to December 23, 2024 or the expiration of the then-renewal term.

Agreement on Cost Allocation for the Provision of Shared Services

In December 2021, we entered into the Agreement on Cost Allocation for the Provision of Shared Services with ADSE and ADSE US (the “Agreement on Cost Allocation for the Provision of Shared Services”). Under the allocation agreement, we, ADSE and ADSE US agree to allocate costs for certain services provided by our related parties ADSH and ads-tec Administration GmbH, including finance and accounting, legal and tax consulting, compliance and risk, investor relations, human resources, and information technology. All allocable cost will be subject to a 5% profit mark-up to ensure that the services are provided at arms’ length. The agreement has an initial term expiring on December 31, 2024 and automatically extends for additional one-year periods. Any party may terminate the agreement by written notice at least three months prior to December 31, 2024 or the expiration of the then-renewal term.

ADSE’s services arrangements with its affiliates are provided under services contracts and ADSE is invoiced on a regular basis for the cost of the services provided.

ADSE pays administrative services fees to ads-tec Administration GmbH, an affiliate of ADSH, for finance, human resources, marketing, purchasing indirect material and general administration services and in the fiscal year ended December 31, 2020, incurred kEUR 2,474 in such fees.

ADSE pays management fees to ads-tec Holding GmbH, a shareholder of ADSE, a portion of which is for the services of Thomas Speidel as the Chief Executive Officer of ADSE. In the fiscal year ended December 31, 2020, ADSE paid kEUR 450 in such fees. These fees are invoiced to ADSE based on the services provided.

ADSE also paid kEUR 262 in development fees to ads-tec Engineering GmbH, and rent of kEUR 261 to ads-tec Immobilien GmbH & Co. KG., each for the fiscal year ended December 31, 2020.

Bosch Thermotechnik GmbH and ADSE have a framework contract under which Bosch Thermotechnik GmbH, Robert Bosch GmbH and their affiliates can procure commercial energy storage solutions from ADSE. Furthermore, based on a separate arrangement between ADSE and Robert Bosch GmbH, Robert Bosch GmbH has ordered an industrial energy storage solution from ADSE with a contract value of approximately EUR 1.7 million, which is still in process. Also, Bosch Thermotechnik GmbH, Robert Bosch GmbH and their affiliates and ADSE have supply and service arrangements with respect to which Bosch Thermotechnik GmbH, Robert Bosch GmbH and their affiliates provide products and services to ADSE, mainly relating to engineering, power electronics, software and systems development, project management, supplier management and quality management services. The contracts currently consist of one-time fees paid in 2019 to 2021 of approximately EUR 2.7 million and a variable annual fee of up to approximately EUR 0.2 million.

Indebtedness

ADSE has a subordinated loan from ads-tec Holding GmbH in the amount of kEUR 7,709 as of December 31, 2020 due on December 31, 2023. An interest rate of 2% per annum applies to kEUR 5,970 of the loan, and an interest rate of 10% per annum applies to the remainder, with 2% allowed to be paid in kind with regard to a partial amount of kEUR 1,400. The interest is payable at the end of the term.

ADSE also has liabilities payable to two affiliates as of December 31, 2020, ads-tec Administration GmbH of kEUR 846 and to ads-tec Dresden GmbH of kEUR 450 for shared and production services which are due on a regular basis.

ADSE had two outstanding loans to Robert Bosch GmbH. The first is a loan in the amount of kEUR 10,550 due on December 31, 2023, which has an interest rate of 10% per annum, with the option of capitalizing 2% of the interest per year in kind. The second is a subordinated loan in the amount of kEUR 7,087 due on December 31, 2023, which has an interest rate of 8%. Such loan agreement was transferred to Irish Holdco pursuant to the Share and Loan Consideration Transfer Agreement at the closing of a business combination on December 23, 2021.

ADSE had a loan agreement with Robert Bosch GmbH under which it can borrow up to EUR 13.2 million. The agreement was entered into in August 2021, carries an interest rate of 6% per annum and terminates in January 2023. Such loan agreement was transferred to Irish Holdco pursuant to the Share and Loan Consideration Transfer Agreement at the closing of a business combination on December 23, 2021.

ADSE also has a loan agreement with ADSH in the amount of EUR 4.4 million, entered into in August 2021, that carries an interest rate of 6% per annum and terminates in January 2023. Such loan agreement was transferred to Irish Holdco pursuant to the Share and Loan Consideration Transfer Agreement at the closing of a business combination on December 23, 2021.

As of December 30, 2021, the above-referenced loans described in this section were repaid in full.

Indemnification Agreements

Our Memorandum and Articles of Association provide for certain indemnification rights for our directors and executive officers, and we have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require Parent and ADSE to jointly and severally indemnify Parent’s directors and executive officers as well as ADSE’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Parent’s or ADSE’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Parent’s or ADSE’s request. ADSE believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Related Party Policy

Upon the consummation of the Business Combination, we adopted a code of business ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our code of business ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Parent.

In addition, our audit committee, pursuant to a written charter that we adopted in connection with the Business Combination, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

Under Item 404 of Regulation S-K, a “Related Person Transaction” is a transaction, arrangement or relationship in which the company or its subsidiary was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the company or its subsidiary as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the company’s officers or one of the Company’s directors;

●	any person who is known by the company to be the beneficial owner of more than 5% of its voting stock; and

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of its voting stock.

Parent has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our related party transactions policy, the audit committee will have the responsibility to review related party transactions.

Under Parent’s related party transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of Parent’s voting shares, the general counsel of Parent and its subsidiaries (“Group”), will be required to present information regarding the proposed related person transaction to the Parent’s audit committee (or to another independent body of our board of directors) for review. To identify related person transactions in advance, Parent will rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, Parent’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	whether the terms of the transaction are fair to Parent and at least as favorable to Parent as would apply if the transaction did not involve a related party;

●	whether there are demonstrable business reasons for Parent to enter into the transaction;

●	whether the transaction would impair the independence of an outside director;

●	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Parent’s audit committee will approve only those transactions that it determines are fair to Parent and in Parent’s best interests.

Tax Considerations

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of the acquisition, ownership and disposition of Ordinary Shares and Warrants. The information set forth in this section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, in a manner that could adversely affect the tax considerations discussed below.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Ordinary Shares or Warrants that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. Holder based on such U.S. Holder’s individual circumstances. In particular, this discussion considers only U.S. Holders that hold Ordinary Shares or Warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the alternative minimum tax, the Medicare tax on net investment income or the U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	banks or certain other financial institutions or financial services entities;

●	brokers, dealers or traders in securities;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	tax-qualified retirement plans;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that acquired Ordinary Shares or Warrants pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Ordinary Shares or Warrants, or who will hold Ordinary Shares or Warrants, as part of a straddle, constructive sale, hedging, redemption or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, or shareholders, partners or members of such S corporations, partnerships or other pass-through entities;

●	persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement;

●	persons who actually or constructively own 5% (measured by vote or value) or more of Ordinary Shares; and

●	holders that are not U.S. Holders.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as U.S. federal gift or estate tax laws, state, local or non-U.S. tax laws.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Ordinary Shares or Warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Warrants.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of acquiring, owning or disposing Ordinary Shares or Warrants or any other related matter or other matter discussed herein. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

EACH HOLDER OF ORDINARY SHARES OR WARRANTS SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDERS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Regime,” if Parent makes a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Parent’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) a U.S. Holder’s basis in its Ordinary Shares, and any remaining excess will be treated as gain from the sale or exchange of such Ordinary Shares.

With respect to corporate U.S. Holders, dividends with respect to Ordinary Shares generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, Parent dividends generally will be taxed as “qualified dividend income” at preferential long-term capital gains rates if (i) Ordinary Shares are readily tradable on an established securities market in the United States or Parent is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) certain holding period and at-risk requirements are met, (iii) Parent is not treated as a PFIC in the taxable year in which the dividend is paid or the preceding taxable year, and (iv) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the preferential rate for any dividends paid with respect to Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Parent may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as non-U.S. source income and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Warrants

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Regime,” upon a sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale, exchange, redemption or other taxable disposition, and (ii) such U.S. Holder’s adjusted tax basis in the Ordinary Shares or Warrants sold.

Capital gain or loss will generally constitute long-term capital gain or loss if a U.S. Holder’s holding period for the Ordinary Shares or Warrants exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be taxable at preferential rates. The deductibility of capital losses is subject to limitations. For purposes of calculating the U.S. foreign tax credit, gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants will generally be treated as U.S. source gain or loss. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Regime” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Warrant on the exercise of a Warrant for cash. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed in the section titled below “— Passive Foreign Investment Company Regime,” a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed in the section titled below “— Passive Foreign Investment Company Regime,” the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal to the sum of the U.S. holder’s tax basis in the Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Parent if, for example, the adjustment increases the U.S. Holder’s proportionate interest in Parent’s assets or earnings and profits (e.g., through an increase in the number of Ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to U.S. Holders of such Ordinary Shares as described under “— Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of the Warrant had received a cash distribution from Parent equal to the fair market value of the increase in the interest.

Passive Foreign Investment Company Status

A non-U.S. corporation, such as Parent, will be classified as a PFIC if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules, or (b) at least 50% of the value of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, and net gains from the disposition of assets which produce passive income. A corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of another corporation if the first-mentioned corporation owns, directly or indirectly, 25% or more (by value) of the stock of the other corporation.

Parent does not expect to be treated as a PFIC in the current taxable year or in future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of Parent’s gross income and assets. Additionally, the value of Parent’s assets for purposes of the PFIC determination will generally be determined by reference to its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that Parent will not be a PFIC for the current taxable year or in future taxable years.

If Parent is determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. Holder and, in the case of Ordinary Shares, such U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election or a mark-to-market election (each described below) for Parent’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) Parent Ordinary Shares, then such U.S. Holder will generally be subject to special and adverse rules with respect to (i) any gain recognized by such U.S. Holder on the sale or other disposition of its Ordinary Shares or Warrants and (ii) any “excess distribution” made to a U.S. Holder (generally, any distributions to a U.S. Holder during a taxable year of such U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Ordinary Shares). Under these default PFIC rules:

●	a U.S. Holder’s gain or excess distribution will be allocated ratably over such U.S. Holder’s holding period for its Ordinary Shares or Warrants;

●	the amount of gain allocated to such U.S. Holder’s taxable year in which such U.S. Holder recognized the gain or received the excess distribution, or to the period in such U.S. Holder’s holding period before the first day of Parent’s taxable year in which it was a PFIC, will be taxed as ordinary income; and

●	the amount of gain allocated to other taxable years (or portions thereof) of such U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to such U.S. Holder, and an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year (or portion thereof) of such U.S. Holder’s holding period.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Ordinary Shares (but not the Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of Parent’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which Parent’s taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Parent. Parent has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

Alternatively, if Parent is a PFIC and the Ordinary Shares are treated as “marketable stock,” a U.S. Holder may also be to avoid the adverse PFIC tax consequences described above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Ordinary Shares, makes an election to mark such shares to their market value for such taxable year (a “mark-to-market election”). Such U.S. Holder generally will include as ordinary income for each year that Parent is treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over such U.S. Holder’s adjusted basis in its Ordinary Shares. Such U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss recognized. Gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which Parent is a PFIC will be treated as ordinary income, and any loss will be ordinary to the extent of the net amount of previously included income as a result of the mark-to-market election (and thereafter will be capital loss, the deductibility of which is subject to limitations). Currently, a mark-to-market election may not be made with respect to the Warrants.

The mark-to-market election is available for “marketable stock,” which generally is stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in their particular circumstances.

If Parent is a PFIC and, at any time, any subsidiary is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability under the default PFIC rules described above if Parent receives a distribution from, or disposes of all or part of Parent’s interest in, the lower-tier PFIC or if such U.S. Holders otherwise are deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of such U.S. Holder may be required to file IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the Treasury Regulations or other IRS guidance.

The rules dealing with PFICs are very complex and affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to Ordinary Shares or Warrants under their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, Parent securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other taxable disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

U.S. backup withholding is not an additional tax. Amounts withheld as U.S. backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS. Transactions effected through certain brokers or other intermediaries may be subject to U.S. backup withholding, and such brokers or intermediaries may be required by law to do U.S. backup withholding.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Anticipated Material Irish Tax Consequences to Non-Irish Holders of Parent Securities

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares and Warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and stamp duty and withholding tax clearances which have been granted by the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Ordinary Shares and/or Warrants, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares and/or Warrants, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares and Warrants. The summary applies only to Non-Irish Holders who hold their Ordinary Shares and/or Warrants, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares and/or Warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Ordinary Shares and/or Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares and/or Warrants held directly are generally negative when compared with Ordinary Shares and/or Warrants held through DTC. Any Non-Irish Holder contemplating holding their Ordinary Shares and/or Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Ordinary Shares and/or Warrants.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Ordinary Shares and/or Warrants, provided that such Ordinary Shares and/or Warrants neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of Ordinary Shares and Warrants, depending on the manner in which the Ordinary Shares and Warrants are held. Parent has entered into arrangements with DTC to allow the Ordinary Shares and Warrants to be settled through the facilities of DTC. As such, the discussion below discusses separately the securityholders who hold their shares through DTC and those who do not.

Ordinary Shares or Warrants Held Through DTC

The Irish Revenue Commissioners have confirmed to Parent that transfers of Ordinary Shares and Warrants effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Ordinary Shares or Warrants Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares or Warrants where any party to the transfer holds such Ordinary Shares or Warrants outside of DTC may be subject to Irish stamp duty.

Holders of Ordinary Shares or Warrants wishing to transfer their Ordinary Shares or Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Ordinary Shares and Warrants held outside of DTC, it is strongly recommended that those securityholders who do not hold their Parent securities through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their Parent securities as into DTC as soon as possible.

Withholding Tax on Dividends (DWT)

Distributions made by Parent will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Parent to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, Parent is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from Parent if such holder of Ordinary Shares is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex B to this prospectus);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance and provided, in all cases noted above (but subject to “Ordinary—Shares Held by U.S. Resident Shareholders” below), Parent or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by Parent, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	Parent’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Parent). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent).

Distributions paid in respect of Ordinary Shares that are held outside of DTC and are owned by a resident of the United States will not be subject to DWT if such holder of Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to Parent’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that holders of Ordinary Shares (which are to be held outside of DTC) who are U.S. residents provide the appropriate completed IRS Form 6166 or DWT Form to Parent’s transfer agent as soon as possible after receiving their Ordinary Shares.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to Parent’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Ordinary Shares complete the appropriate DWT Forms and provide them to their brokers or Parent’s transfer agent, as the case may be, as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, Parent will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after Parent delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Parent will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Income Tax on Dividends Paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from Parent. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by Parent discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares and Warrants because Ordinary Shares and Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH HL SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

LEGAL MATTERS

The validity of the Ordinary Shares to be offered by this prospectus, including the Ordinary Shares issuable upon the exercise of Warrants, and certain legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. The validity of the Warrants to be offered by this prospectus and certain legal matters relating to New York have been passed upon by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of ADSE as of December 31, 2020, December 31, 2019, and January 1, 2019, and for the years ended December 31, 2020 and 2019 included in this prospectus have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding ADSE’s ability to continue as a going concern.

The financial statements of European Sustainable Growth Acquisition Corp. (i) as of November 16, 2020 and for the period from November 10, 2020, (inception) through November 16, 2020 and (ii) as of October 31, 2021 and for the period from November 10, 2020 (inception) through October 31, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of European Sustainable Growth Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements as of November 16, 2020 and for the period from November 10, 2020 (inception) through November 16, 2020), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements of European Sustainable Growth Acquisition Corp. as of October 31, 2021
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of October 31, 2021 (audited)	F-3
Audited Consolidated Statement of Operations for the period from November 10, 2020 (inception) through October 31, 2021	F-4
Consolidated Statement of Changes in Shareholders’ Deficit for the period from November 10, 2020 (inception) through October 31, 2021 (audited)	F-5
Consolidated Statement of Cash Flows for the period from November 10, 2020 (inception) through October 31, 2021 (audited)	F-6
Notes to Consolidated Financial Statements (audited)	F-7

Unaudited Condensed Financial Statements of European Sustainable Growth Acquisition Corp. as of April 30, 2021
Condensed Balance Sheet as of April 30, 2021 (unaudited) (as restated)	F-20
Unaudited Condensed Statement of Operations for the three months ended April 30, 2021 and for the period from November 10, 2020 (inception) through April 30, 2021	F-21
Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the three months ended April 30, 2021 and for the period from November 10, 2020 (inception) through April 30, 2021 (as restated)	F-22
Unaudited Condensed Statement of Cash Flows for the period from November 10, 2020 (inception) through April 30, 2021	F-23
Notes to Condensed Financial Statements (Unaudited)	F-24

Audited Financial Statements of European Sustainable Growth Acquisition Corp. as of November 16, 2020
Report of Independent Registered Public Accounting Firm	F-40
Balance Sheet as of November 16, 2020	F-41
Statement of Operations for the period from November 10, 2020 (inception) through November 16, 2020	F-42
Statement of Changes in Shareholders’ Equity for the period from November 10, 2020 (inception) through November 16, 2020	F-43
Statement of Cash Flows for the period from November 10, 2020 (inception) through November 16, 2020	F-44
Notes to Financial Statements	F-45

Unaudited Condensed Financial Statements of ads-tec Energy GmbH as of June 30, 2021
Unaudited Condensed Statements of Profit or Loss and Other Comprehensive Income for the six months ended June 30, 2021 and June 30, 2020	F-55
Unaudited Condensed Statements of Financial Position as of June 30, 2021 and December 31, 2020	F-56
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the six months ended June 30, 2021 and June 30, 2020	F-57
Unaudited Condensed Statements of Cash Flow for the six months ended June 30, 2021 and June 30, 2020	F-58
Notes to Condensed Interim Financial Statements (Unaudited)	F-59

Audited Financial Statements of ads-tec Energy GmbH
Report of Independent Registered Public Accounting Firm	F-70
Statements of Profit and Loss and Other Comprehensive Income for the years ended December 31, 2020 and December 31, 2019	F-71
Statements of Financial Position as of December 31, 2020, December 31, 2019, and January 1, 2019	F-72
Statements of Changes in Equity for the years ended December 31, 2020 and December 31, 2019	F-73
Statements of Cash Flow for the years ended December 31, 2020 and December 31, 2019	F-74
Notes to the financial statements	F-75

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ADS-TEC- ENERGY PUBLIC LTD CO

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of European Sustainable Growth Acquisition Corp. (the “Company”) as of October 31, 2021, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the period from November 10, 2020 (inception) through October 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021, and the results of its operations and its cash flows for the period from November 10, 2020 (inception) through October 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020 through 2022.

New York, NY

January 21, 2022

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
CONSOLIDATED BALANCE SHEET
October 31, 2021
(Audited)

ASSETS
Current assets
Cash	$291,467
Prepaid expenses	170,231
Total Current Assets	461,698

Non-current assets
Prepaid expenses	$37,557
Total Non-Current Assets	37,557

Cash and marketable securities held in Trust Account	143,770,944
Total Assets	$144,270,199

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,116,841
Convertible promissory note- related party	185,000
Total Current Liabilities	2,301,841

Warrant liability	8,093,750
Total Liabilities	10,395,591

Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 14,375,000 shares at redemption value	143,770,944

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 60,000 issued and outstanding (excluding 14,375,000 shares subject to possible redemption)	6
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 issued and outstanding	359
Additional paid-in capital	—
Accumulated deficit	(9,896,701)
Total Shareholders’ Deficit	(9,896,336)
Total Liabilities and Shareholders’ Deficit	$144,270,199

The accompanying notes are an integral part of the consolidated financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Period from November 10, 2020 (Inception) Through October 31, 2021
Formation and operational costs	$2,882,577
Loss from operations	(2,882,557)

Other income (expense):
Change in fair value of warrant liability	(4,681,250)
Change in fair value of convertible note	(85,000)
Transaction costs allocable to warrant liability	(23,219)
Interest earned on marketable securities held in Trust Account	20,944
Other loss, net	(4,768,525)

Net loss	$(7,651,102)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	11,492,994

Basic and diluted net loss per share, Class A ordinary shares	$(0.51)

Basic and diluted weighted average shares outstanding, Class B ordinary shares	3,497,045

Basic and diluted net loss per share, Class B ordinary shares	$(0.51)

The accompanying notes are an integral part of the consolidated financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH OCTOBER 31, 2021
(Audited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	(Accumulated Deficit) Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Deficit
Balance – November 10, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	3,593,750	359	24,641	—	25,000
Remeasurement adjustment for Class A ordinary shares to redemption amount	—	—	—	—	(1,587,135)	(2,224,655)	(3,811,790)
Proceeds received in excess of fair value of Private Placement Warrants, net of warrant liability	—	—	—	—	962,500	—	962,500
Issuance of Representative Shares	60,000	6	—	—	599,994	—	600,000
Change in Remeasurement for Class A ordinary shares to redemption amount	—	—	—	—	—	(20,944)	(20,994)
Net loss	—	—	—	—	—	(7,651,102)	(7,651,102)
Balance – October 31, 2021	60,000	$6	3,593,750	$359	$—	$(9,896,701)	$(9,896,336)

The accompanying notes are an integral part of the consolidated financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH October 31, 2021
(Audited)

Cash Flows from Operating Activities:
Net loss	$(7,651,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Interest earned on marketable securities held in Trust Account	(20,944)
Change in fair value of warrant liability	4,681,250
Change in fair value of convertible note	85,000
Transaction costs allocable to warrant liability	23,219
Changes in operating assets and liabilities:
Prepaid expenses	(182,788)
Accrued expenses	2,116,841
Net cash used in operating activities	(943,524)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(143,750,000)
Net cash used in investing activities	(143,750,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	140,875,000
Proceeds from sale of Private Placement Warrants	4,375,000
Proceeds from promissory note – related party	134,914
Repayment of promissory note – related party	(159,914)
Proceeds from convertible promissory note - related party	100,000
Payment of offering costs	(340,009)
Net cash provided by financing activities	144,984,991

Net Change in Cash	291,467
Cash – Beginning	—
Cash – Ending	$291,467

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$25,000
Issuance of Representative Shares	$600,000
Offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of the consolidated financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2021
(Audited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

European Sustainable Growth Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 10, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On July 26, 2021, Ads-tec Energy Public Limited Company, an Irish public limited company duly incorporated under the laws of Ireland and a wholly owned subsidiary of European Sustainable Growth Acquisition Corp. was formed. The subsidiary was formed for the purpose of being utilized and effecting the merger. This subsidiary was inactive and had no assets, liabilities, activity or operations as of October 31, 2021 and for the period from November 10, 2021 (inception) through October 31, 2021.

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of October 31, 2021, the Company had not commenced any operations. All activity for the period from November 10, 2020 (inception) through October 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering became effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 12,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $125,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 4,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to LRT Capital1 LLC (the “Sponsor”) and the underwriters of the Initial Public Offering, generating gross proceeds of $4,000,000, which is described in Note 5.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $125,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds investing solely in U.S. Treasuries meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On January 27, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 1,875,000 Units issued for an aggregate amount of $18,750,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 375,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $375,000. A total of $18,750,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $143,750,000.

Transaction costs amounted to $3,835,009, consisting of $2,875,000 of underwriting fees and $960,009 of other offering costs.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or closing of a business combination, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain formation and offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 6). The Note was repaid on January 5, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of October 31, 2021 there were no amounts outstanding under any Working Capital Loan.

As of December 22, 2021, substantial doubt about our ability to continue as a going concern was alleviated due to the closing of a business combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of October 31, 2021.

Marketable Securities Held in Trust Account

At October 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S Treasury securities.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

At October 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheet is reconciled in the following table:

Gross Proceeds	$143,750,000
Less:
Proceeds Allocated to Public Warrants Classified as Equity	(5,534,375)
Class A ordinary shares issuance costs	(3,811,790)
Add:
Remeasurement of carrying value to redemption value	9,346,165
Current interest in excess of Initial Public Offering proceeds	20,944
Class A ordinary shares subject to possible redemption	$143,770,944

Convertible Promissory Note

The Company accounts for their convertible promissory notes under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. The Company has made such election for their convertible promissory notes. Using fair value option, the convertible promissory note are required to be recorded at their initial value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the consolidated statements of operations.

Warrant Liability

The Company accounts for the Private Placement Warrants in accordance with the guidance contained in ASC 815-40, under which the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Placement Warrants as liabilities at their fair value and adjusts the Private Placement Warrants to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statement of operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period.. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering, and the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,562,500 ordinary shares in the aggregate. As of October 31, 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the Period from November 10, 2020 (Inception) through October 31, 2021
	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss	$(5,866,167)	$(1,784,935)
Denominator:
Basic and diluted weighted average shares outstanding	11,492,994	3,497,045
Basic and diluted net loss per ordinary share	$(0.51)	$(0.51)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact of the adoption of ASU 2020-06, but does not believe it will have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 14,375,000 Units, inclusive of 1,875,000 Units sold to the underwriters on January 27, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 9).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters of the Initial Public Offering purchased an aggregate of 4,000,000 Private Placement Warrants, of which 3,800,000 Private Placement Warrants purchased by the Sponsor and 200,000 Private Placement Warrants purchased by the underwriters at a price of $1.00 per Private Placement Warrant (for an aggregate purchase price of $4,000,000) from the Company in a private placement. On January 27, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 375,000 Private Placement Warrants to the Sponsor and the underwriters, of which the Sponsor purchased 356,250 Private Placement Warrants and the underwriters purchased 18,750 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $375,000. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 10). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On November 16, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 3,593,750 Class B ordinary shares (the “Founder Shares”). In December 2020, the Sponsor directly transferred 70,000 founder shares to an entity controlled by a Company’s director nominee, up to 35,000 of which are subject to repurchase by our sponsor based on the achievement of certain milestones. In December 2020, the Sponsor allocated 100,000 Founder Shares to seven of the Company’s director nominees. The total consideration paid for these shares was $695.67. The Founder Shares include an aggregate of up to 468,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Representative Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on January 27, 2021, no Founder Shares are currently subject to forfeiture.

In July 2021, the Company added a new member to the sponsorship and the Sponsor allocated 45,000 Founder Shares, The total consideration paid for these shares was $313.05.

The sale or allocation of the Founders Shares to the Company’s director nominees and affiliates of its sponsor group, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”).  Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 170,000 shares transferred or allocated to the Company’s director nominees and affiliates of its sponsor group in December 2020 was $1,048,900 or $6.17 per share. The fair value of the 45,000 shares allocated to the Company’s director nominee in July 2021 was $323,550 or $7.19 per share. The Founders Shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.  As of October 31, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until 180 days after the completion of a Business Combination.

Administrative Support Agreement

The Company entered into an agreement commencing on January 26, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the period from November 11, 2020 (inception) through October 31, 2021, the Company incurred $90,000, of which such amount is included in accrued expenses in the accompanying balance sheet.

Promissory Note — Related Party

On November 16, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and was payable on the earlier of (i) December 31, 2021 or (i) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $159,914 was repaid at the closing of the Initial Public Offering on January 26, 2021.

Convertible Promissory Note — Related Party

On October 30, 2021, the Company issued 5 Convertible Promissory Notes in the amount of $100,000 each for a total of $500,000 (the “Promissory Notes”). The Promissory Notes are non-interest bearing and payable upon consummation of the Company’s initial Business Combination. At the lender’s discretion, the Promissory Notes may be repayable in warrants of the post Business Combination entity at a price of $1.00 per warrant. At October 31, 2021, there was $100,000 of borrowings under the Promissory Notes. This note was valued using the fair value method. The fair value of the note as of October 31, 2021, was $185,000, which resulted in a change in fair value of the convertible promissory note of $85,000 recorded in the statement of operations for the year ended October 31, 2021 (see Note 9).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Representative Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and all underlying securities) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Class B ordinary shares are to be released from their transfer restrictions. The holders of a majority of the Representative Shares, Private Warrants and warrants issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Propose Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Propose Public Offering. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $2,875,000 in the aggregate payable upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

The Company engaged the underwriters in the Initial Public Offering as advisors in connection with its Business Combination to assist in holding meetings with the Company’s shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). In addition, the Company will pay the underwriters a cash fee in an amount equal to 1.0% of the total consideration payable in the initial business combination if either introduces us to the target business with whom we complete our initial business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless the Financial Industry Regulatory Authority (“FINRA”) determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

Business Combination Agreement

On August 10, 2021, the Company, ads-tec Energy plc, an Irish public limited company duly incorporated under the laws of Ireland and a wholly owned subsidiary of the Company (“Irish Holdco”), EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly subsidiary of Irish Holdco (“New SPAC”), Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13 (“Bosch”), ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”, together with Bosch, the “Sellers” and each individually, a “Seller”), and ads-tec Energy GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (“ADSE”), entered into a Business Combination Agreement (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, (i) the Company will merge with and into New SPAC, with New SPAC being the surviving company in such merger (the “SPAC Merger”), (ii) following the SPAC Merger, Bosch will transfer to Irish Holdco, and Irish Holdco will acquire from Bosch certain Company Shares in exchange for the Cash Consideration (the “Bosch Acquisition”), and (iii) concurrently with the Bosch Acquisition, the Sellers will transfer as contribution to Irish Holdco, and Irish Holdco shall assume from the Sellers, certain Company Shares in exchange for the Share Consideration (the “Share-for-Share Exchange” and, together with the SPAC Merger, the Bosch Acquisition and the other transactions contemplated by the Business Combination Agreement and the Transaction Documents, the “Transactions”).

In advance of the entry into the Business Combination Agreement, the Company and Irish Holdco entered into the Subscription Agreements (the “Subscription Agreements”) dated August 10, 2021, with certain qualified institutional buyers and accredited investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, 15.6 million newly issued ordinary shares of the Company (the “Private Placement”) for gross proceeds of approximately $156 million. The proceeds from the Private Placement will be used to fund a portion of the cash consideration required to effect the Business Combination. The Private Placement is expected to be consummated at least one (1) Business Day prior to the SPAC Merger Effective Time (as defined in the Business Combination Agreement), and the Business Combination is contingent upon, among other things, the closing of the Private Placement.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, Irish Holdco within 30 calendar days following the closing of the Transaction, submit to or file with the Commission a registration statement registering the resale of such shares. Additionally, Irish Holdco will be required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof, (ii) the 90th calendar day following the filing date thereof if the Commission notifies Irish Holdco that it will “review” the registration statement and (iii) the 10th business day after the date Irish Holdco is notified in writing by the Commission that the registration statement will not be “reviewed” or will not be subject to further review.

On August 9, 2021 a Sponsor Support Agreement was entered into. Under this agreement each Sponsor Party agrees to vote in favor of the approval and adoption of the Business Combination Agreement. Each Sponsor agrees to waive all rights to redemption, to note sell, assign or transfer any of their Sponsor shares and to execute the Business Combination agreement with no conflict or violation of any laws, ethics, or regulations.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of October 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 100,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At October 31, 2021, there were 60,000 Class A ordinary shares issued and outstanding, excluding 14,375,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 10,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At October 31, 2021, there were 3,593,750 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding the Representative Shares and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, the underwriters, or any of their respective officers, directors, or other affiliates.

Representative Shares

In January 2021, the Company issued to the designees of EarlyBirdCapital 60,000 Class A ordinary shares (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $600,000 based upon offering price of the Units of $10.00 per Unit. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the Class A ordinary shares underlying such warrants.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at October 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	October 31, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$143,770,944
Liabilities:
Warrant Liability – Private Placement Warrants	3	8,093,750

The Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statement of operation.

The Private Placement Warrants were valued using a Black-Scholes model. For previous filings the Private Placement Warrants were valued using a binomial lattice model, both of which are considered to be a Level 3 fair value measurement as a valuation was performed by a 3rd party valuation expert. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing.

The following table presents the quantitative information regarding Level 3 fair value measurements:

	January 26, 2021 (Initial Measurement)	April 30, 2021	July 31, 2021	October 31, 2021
Exercise price	$11.50	$11.50	$11.50	11.50
Stock price	$9.62	$9.74	$9.75	10.00
Volatility	15.0%	12.1%	21.6%	24.19%
Term	5.00	5.00	5.00	5.10
Risk-free rate	0.48%	0.88%	0.67%	1.19%
Dividend yield	0.0%	0.0%	0.00%	0.00%

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Fair value as of November 10, 2020 (inception)	$—
Initial measurement on January 26, 2021 (inclusive of the over-allotment))	3,412,500
Change in fair value at April 30, 2021	(743,750)
Fair value as of April 30, 2021	$2,668,750
Change in fair value at July 31, 2021	3,237,500
Fair value as of July 31, 2021	$5,906,250
Change in fair value at October 31, 2021	2,187,500
Fair value as of October 31, 2021	$8,093,750

The following table presents the changes in the fair value of the Level 3 Convertible Promissory Notes:

Convertible
Promissory
Note
Fair value as of January 26, 2021	$—
Proceeds received through Convertible Promissory Note	100,000
Change in valuation inputs or other assumptions	85,000
Fair value as of October 31, 2021	$185,000

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the period from November 10, 2020 (inception) through October 31, 2021.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review and other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 1, 2021, the Company borrowed $400,000 against the Convertible Promissory Notes entered into on October 30, 2021 (the “Promissory Notes”) and disclosed in Note 5. The principal balance of the Promissory Notes amounted to an aggregate of $500,000. The Promissory Notes are non-interest bearing and payable prior to the consummation of a business combination or can be converted into warrants. At closing, $400,000 was repaid in cash and $100,000 was converted into warrants. As of this filing there is no balance due against the Promissory Notes.

In November and December 2021, the Company received demand letters from Matthew Whitfield, Stourbridge LLC and Eric Sabatini (collectively, the “Plaintiffs”), purported shareholders of the Company, stating that Plaintiffs believed that the Company’s registration statement filed with the United States Securities and Exchange Commission in connection with a business combination transaction omits material information with respect to such transaction and demanding that the Company provide corrective disclosures in an amendment or supplement to such registration statement. Plaintiffs have not made any claim for damages and to the Company’s knowledge has not filed any complaint with any court. The Company is currently reviewing the demand letters. Management believes that the ultimate outcome of the demand letters will not have a material effect on these financial statements.

On December 22, 2021 the Company completed its Business Combination with ADS-TECH Energy GmbH.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONDENSED BALANCE SHEET

APRIL 30, 2021

(Unaudited)

ASSETS
Current assets
Cash	$751,925
Prepaid expenses	327,327
Total Current Assets	1,079,252

Cash and marketable securities held in Trust Account	143,763,697
Total Assets	$144,842,949

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$102,760
Accrued offering costs	25,000
Total Current Liabilities	127,760

Warrant liability	2,668,750
Total Liabilities	2,796,510

Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 14,375,000 shares at redemption value	143,763,697

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 60,000 issued and outstanding (excluding 14,375,000 shares subject to possible redemption)	6
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 issued and outstanding	359
Additional paid-in capital	—
Accumulated deficit	(1,717,623)
Total Shareholders’ Deficit	(1,717,258)
Total Liabilities and Shareholders’ Deficit	$144,842,949

The accompanying notes are an integral part of the unaudited condensed financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended April 30,	For the Period from November 10, 2020 (Inception) Through April 30,
	2021	2021
Formation and operational costs	$199,420	$213,499
Loss from operations	(199,420)	(213,499)

Other income (expense):
Change in fair value of warrant liability	743,750	743,750
Transaction costs allocable to warrant liability		(23,219)
Interest earned on marketable securities held in Trust Account	13,496	13,697
Unrealized loss on marketable securities held in Trust Account	(920)	—
Other income, net	756,326	734,228

Net income	$556,906	$520,729

Basic and diluted weighted average shares outstanding, Class A ordinary shares	14,435,000	8,212,212

Basic and diluted net income per share, Class A ordinary shares	$0.03	$0.04

Basic and diluted weighted average shares outstanding, Class B ordinary shares	3,593,750	3,389,205

Basic and diluted net income per share, Class B ordinary shares	$0.03	$0.04

The accompanying notes are an integral part of the unaudited condensed financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH APRIL 30, 2021

(Unaudited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	(Accumulated Deficit) Retained	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Earnings	Deficit
Balance — November 10, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor	—	—	3,593,750	359	24,641	—	25,000

Remeasurement adjustment for Class A ordinary shares to redemption amount	—	—	—	—	(1,587,135)	(2,224,655)	(3,811,790)

Proceeds received in excess of fair value of Private Placement Warrants, net of warrant liability	—	—	—	—	962,500	—	962,500

Issuance of Representative Shares	60,000	6	—	—	599,994	—	600,000

Change in Remeasurement for Class A ordinary shares to redemption amount	—	—	—	—	—	(1,121)	(1,121)

Net loss	—	—	—	—	—	(36,177)	(36,177)

Balance — January 31, 2021	60,000	$6	3,593,750	$359	$—	$(2,261,953)	$(2,261,588)

Change in Remeasurement for Class A ordinary shares to redemption amount	—	—	—	—	—	(12,576)	(12,576)

Net income	—	—	—	—	—	556,906	556,906

Balance — April 30, 2021	60,000	$6	3,593,750	$359	$—	$(1,717,623)	$(1,717,258)

The accompanying notes are an integral part of the unaudited condensed financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH APRIL 30, 2021

(Unaudited)

Cash Flows from Operating Activities:
Net income	$520,729
Adjustments to reconcile net income to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Interest earned on marketable securities held in Trust Account	(13,697)
Change in fair value of warrant liability	(743,750)
Transaction costs allocable to warrant liability	23,219
Changes in operating assets and liabilities:
Prepaid expenses	(302,327)
Accrued expenses	102,760
Net cash used in operating activities	(408,066)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(143,750,000)
Net cash used in investing activities	(143,750,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	140,875,000
Proceeds from sale of Private Placement Warrants	4,375,000
Proceeds from promissory note — related party	134,914
Repayment of promissory note — related party	(159,914)
Payment of offering costs	(315,009)
Net cash provided by financing activities	144,909,991

Net Change in Cash	751,925
Cash – Beginning	—
Cash – Ending	$751,925

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$25,000
Issuance of Representative Shares	$600,000
Remeasurement adjustment of Class A ordinary shares subject to possible redemption	$143,750,000
Accretion of Class A ordinary shares subject to possible redemption	$13,697
Offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

European Sustainable Growth Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 10, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of April 30, 2021, the Company had not commenced any operations. All activity for the period from November 10, 2020 (inception) through April 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering became effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 12,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $125,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 4,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to LRT Capital1 LLC (the “Sponsor”) and the underwriters of the Initial Public Offering, generating gross proceeds of $4,000,000, which is described in Note 5.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $125,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds investing solely in U.S. Treasuries meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On January 27, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 1,875,000 Units issued for an aggregate amount of $18,750,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 375,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $375,000. A total of $18,750,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $143,750,000.

Transaction costs amounted to $3,835,009, consisting of $2,875,000 of underwriting fees and $960,009 of other offering costs.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such Business Combination and, if the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s directors and officers have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets of at least $5,000,001 either immediately prior to or upon such Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Sponsor and EarlyBirdCapital have agreed (a) to waive their redemption rights with respect to any Founder Shares, Representative Shares and Public Shares held by them in connection with the completion of a Business Combination (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Representative Shares if the Company fails to consummate a Business Combination within the Combination Period (as defined below) and (c) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Company will have until January 26, 2023 (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain formation and offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 6). The Note was repaid on January 5, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6).

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will need to raise additional capital through loans or additional investments from our initial stockholders, officers or directors. If the Company is unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to the company on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year and one day from the issuance of these financial statements.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of April 30, 2021, management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering, the Company improperly valued its Class A ordinary shares subject to possible redemption. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Class A ordinary shares issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity. This resulted in a restatement of the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares.

In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also restated its income (loss) per ordinary share calculated to allocate net income (loss) pro rata to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company. There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss).

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The impact of the restatement on the Company’s financial statements is reflected in the following table:

Balance Sheet as of April 30, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Class A ordinary shares subject to possible redemption	$137,046,436	$6,717,261	$143,763,697
Class A ordinary shares	$73	$(67)	$6
Additional paid-in capital	$4,478,842	$(4,478,842)	$—
Accumulated deficit	$520,729	$(2,238,352)	$(1,717,623)
Total shareholders’ equity (deficit)	$5,000,003	$(6,717,261)	$(1,717,258)
Number of shares subject to redemption	13,703,338	671,662	14,375,000

Condensed Consolidated Statement of Changes in Shareholders’ Equity (Deficit) as of April 30, 2021 (unaudited)
Change in value of Class A ordinary shares subject to redemption	$(556,906)	$556,906	$—
Change in Remeasurement adjustment for Class A ordinary shares to redemption amount	$—	$(12,576)	$(12,576)

Statement of Cash Flows for The Period from November 10, 2020 (Inception) Through April 30, 2021
Initial classification of Class A ordinary shares subject to possible redemption	$136,497,490	$7,252,510	$143,750,000
Change in Remeasurement adjustment for Class A ordinary shares to redemption amount	$548,946	$(535,249)	$13,697

Statement of Operations for the three months ended April 30, 2021 (unaudited)
Weighted average shares outstanding, Class A ordinary shares	13,648,847	786,153	14,435,000
Basic and diluted net income per share, Class A ordinary shares	$—	$0.03	$0.03
Weighted average shares outstanding, Class B ordinary shares	4,379,903	(786,153)	3,593,750
Basic and diluted net loss per share, Class B ordinary shares	$0.12	$(0.09)	$0.03

Statement of Operation for The Period from November 10, 2020 (Inception) Through April 30, 2021
Weighted average shares outstanding, Class A ordinary shares	13,629,259	(5,417,047)	8,212,212
Basic and diluted net income per share, Class A ordinary shares	$—	$0.04	$0.04
Weighted average shares outstanding, Class B ordinary shares	3,859,778	(470,573)	3,389,205
Basic and diluted net loss per share, Class B ordinary shares	$0.13	$(0.09)	$0.04

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on January 22, 2021. The interim results for the period from November 10, 2020 (inception) through April 30, 2021 are not necessarily indicative of the results to be expected for the period ending October 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 30, 2021.

Marketable Securities Held in Trust Account

At April 30, 2021, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S Treasury securities.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at April 30, 2021, Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of the Company’s unaudited condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

At April 30, 2021, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheet is reconciled in the following table:

Gross Proceeds	$143,750,000
Less:
Class A ordinary shares issuance costs	(3,811,790)
Add:
Remeasurement of carrying value to redemption value	3,811,790
Current interest in excess of Initial Public Offering proceeds	13,697
Class A ordinary shares subject to possible redemption	$143,763,697

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrant Liability

The Company accounts for the Private Placement Warrants in accordance with the guidance contained in ASC 815-40, under which the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Placement Warrants as liabilities at their fair value and adjusts the Private Placement Warrants to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statement of operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of April 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period.. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering, and the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,562,500 ordinary shares in the aggregate. As of April 30, 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Three Months Ended		For the Period from November 10, 2020
	April 30, 2021		(Inception) Through April 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss	$445,895	$111,011	$368,605	$152,124
Denominator:
Basic and diluted weighted average shares outstanding	14,435,000	3,593,750	8,212,212	3,389,205
Basic and diluted net loss per ordinary share	$0.03	$0.03	$0.04	$0.04

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature, except for the Private Placement Warrants (see Note 10).

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact of the adoption of ASU 2020-06, but does not believe it will have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 14,375,000 Units, inclusive of 1,875,000 Units sold to the underwriters on January 27, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters of the Initial Public Offering purchased an aggregate of 4,000,000 Private Placement Warrants, of which 3,800,000 Private Placement Warrants purchased by the Sponsor and 200,000 Private Placement Warrants purchased by the underwriters at a price of $1.00 per Private Placement Warrant (for an aggregate purchase price of $4,000,000,) from the Company in a private placement. On January 27, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 375,000 Private Placement Warrants to the Sponsor and the underwriters, of which the Sponsor purchased 356,250 Private Placement Warrants and the underwriters purchased 18,750 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $375,000. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On November 16, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 3,593,750 Class B ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 468,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Representative Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on January 27, 2021, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until 180 days after the completion of a Business Combination.

Administrative Support Agreement

The Company entered into an agreement commencing on January 26, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the three months ended April 30, 2021 and for the period from November 11, 2020 (inception) through April 30, 2021, the Company incurred $30,000, of which such amount is included in accrued expenses in the accompanying condensed balance sheet.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

On November 16, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and was payable on the earlier of (i) December 31, 2021 or (i) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $159,914 was repaid at the closing of the Initial Public Offering on January 26, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Representative Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and all underlying securities) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Class B ordinary shares are to be released from their transfer restrictions. The holders of a majority of the Representative Shares, Private Warrants and warrants issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Propose Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Propose Public Offering. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $2,875,000 in the aggregate payable upon the closing of the Initial Public Offering.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

Business Combination Marketing Agreement

The Company engaged the underwriters in the Initial Public Offering as advisors in connection with its Business Combination to assist in holding meetings with the Company’s shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). In addition, the Company will pay the underwriters a cash fee in an amount equal to 1.0% of the total consideration payable in the initial business combination if either introduces us to the target business with whom we complete our initial business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless the Financial Industry Regulatory Authority (“FINRA”) determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

NOTE 8. SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of April 30, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 100,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At April 30, 2021, there were 60,000 Class A ordinary shares issued and outstanding, excluding 14,375,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 10,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At April 30, 2021, there were 3,593,750 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding the Representative Shares and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, the underwriters, or any of their respective officers, directors, or other affiliates.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 8. SHAREHOLDERS’ EQUITY (cont.)

Representative Shares

In January 2021, the Company issued to the designees of EarlyBirdCapital 60,000 Class A ordinary shares (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $600,000 based upon offering price of the Units of $10.00 per Unit. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 9. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 9. WARRANTS (cont.)

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the Class A ordinary shares underlying such warrants.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at April 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	April 30, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$143,763,697
Liabilities:
Warrant Liability – Private Placement Warrants	3	2,668,750

The Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed statement of operations.

The Private Placement Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing.

The following table presents the quantitative information regarding Level 3 fair value measurements:

	January 26, 2021 (Initial Measurement)	April 30, 2021
Exercise price	$11.50	$11.50
Stock price	$9.62	$9.74
Volatility	15.0%	12.1%
Term	5.00	5.00
Risk-free rate	0.48%	0.88%
Dividend yield	0.0%	0.00%

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
APRIL 30, 2021
(Unaudited)

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Fair value as of November 10, 2020 (inception)	$—
Initial measurement on January 26, 2021 (inclusive of the over-allotment))	3,412,500
Change in fair value	(743,750)
Fair value as of April 30, 2021	$2,668,750

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the period from November 10, 2020 (inception) through April 30, 2021.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
European Sustainable Growth Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of European Sustainable Growth Acquisition Corp. (the “Company”) as of November 16, 2020, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 10, 2020 (inception) through November 16, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 16, 2020, and the results of its operations and its cash flows for the period from November 10, 2020 (inception) through November 16, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of November 16, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020 through 2022.

New York, NY
November 27, 2020

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
BALANCE SHEET
NOVEMBER 16, 2020

ASSETS
Deferred offering costs	$50,000
Total Assets	$50,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$30,000
Total Current Liabilities	30,000

Commitments

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 3,593,750 shares issued and outstanding(1)	359
Additional paid-in capital	24,641
Accumulated deficit	(5,000)
Total Shareholders’ Equity	20,000
Total Liabilities and Shareholders’ Equity	$50,000

(1)	Includes an aggregate of up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH NOVEMBER 16, 2020

Formation costs	$5,000
Net Loss	$(5,000)

Weighted average shares outstanding, basic and diluted(1)	3,125,000

Basic and diluted net loss per share	$(0.00)

(1)	Excludes an aggregate of up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH NOVEMBER 16, 2020

	Class B Ordinary Shares(1)		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – November 10, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	3,593,750	359	24,641	—	25,000
Net loss	—	—	—	(5,000)	(5,000)
Balance – November 16, 2020	3,593,750	$359	$24,641	$(5,000)	$20,000

(1)	Includes an aggregate of up to 468,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 10, 2020 (INCEPTION) THROUGH NOVEMBER 16, 2020

Cash Flows from Operating Activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash from operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Net cash from operating activities	—

Net Change in Cash	—
Cash – beginning of the period	—
Cash – end of the period	$—

Non-cash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000
Deferred offering costs included in accrued offering costs	$30,000

The accompanying notes are an integral part of these financial statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

European Sustainable Growth Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 10, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 16, 2020, the Company had not commenced any operations. All activity for the period from November 10, 2020 (inception) through November 16, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected October 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 12,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 14,375,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 4,000,000 warrants (or 4,375,000 warrants if the underwriters’ over-allotment option is exercised on full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to LRT Capital1 LLC (the “Sponsor”) and the underwriters that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds investing solely in U.S. Treasuries meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such Business Combination and, if the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor and the Company’s directors and officers have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets of at least $5,000,001 either immediately prior to or upon such Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor and EarlyBirdCapital have agreed (a) to waive their redemption rights with respect to any Founder Shares, Representative Shares and Public Shares held by them in connection with the completion of a Business Combination (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Representative Shares if the Company fails to consummate a Business Combination within the Combination Period (as defined below) and (c) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

The Company will have until 24 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

At November 16, 2020, the Company had no cash and a working capital deficit of $30,000. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of November 16, 2020.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 16, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has not been subject to income tax examinations by major taxing authorities since inception.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 468,750 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At November 16, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 12,500,000 Units (or 14,375,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

The Sponsor and the underwriters have committed to purchase an aggregate of 4,000,000 Private Placement Warrants, including 3,800,000 Private Placement Warrants to be purchased by the Sponsor and 200,000 Private Placement Warrants to be purchased by the underwriters (or 4,375,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full, including up to an additional 375,000 Private Placement Warrants of which 356,250 are to be purchased by the Sponsor and 18,750 are to be purchased by the underwriters) at a price of $1.00 per Private Placement Warrant (for an aggregate purchase price of $4,000,000, or $4,375,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On November 16, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 3,593,750 Class B ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 468,750 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Representative Shares).

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until 180 days after the completion of a Business Combination.

Promissory Note — Related Party

On November 16, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (i) the consummation of the Proposed Public Offering. As of November 16, 2020, there were no amounts outstanding under the Promissory Note.

Administrative Services Agreement

The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6 — COMMITMENTS

Registration Rights

The holders of the Founder Shares, Representative Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Propose Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Class B ordinary shares are to be released from their transfer restrictions. The holders of a majority of the Representative Shares, Private Warrants and warrants issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Propose Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Propose Public Offering. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS (cont.)

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,875,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,500,000 in the aggregate (or $2,875,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company will engage the underwriters in the Proposed Public Offering as advisors in connection with its Business Combination to assist in holding meetings with the Company’s shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Proposed Public Offering (exclusive of any applicable finders’ fees which might become payable). In addition, the Company will pay the underwriters a cash fee in an amount equal to 1.0% of the total consideration payable in the initial business combination if either introduces us to the target business with whom we complete our initial business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At November 16, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 100,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At November 16, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 10,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At November 16, 2020, there were 3,593,750 Class B ordinary shares issued and outstanding, of which an aggregate of up to 468,750 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon the completion of the Proposed Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding the Representative Shares and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, the underwriters, or any of their respective officers, directors, or other affiliates.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Class A ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the offer and sale of the Class A ordinary shares underlying such warrants.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 27, 2020, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Unaudited Condensed Interim Financial Statements

ads-tec Energy GmbH

as of
June 30, 2021

Prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB)

Condensed Statements of Profit or Loss and Other Comprehensive Income (Unaudited)

in kEUR	Notes	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Continuing Operations
Revenue	4.	20.947	2.216
Cost of sales	5.	(19.433)	(10.062)
Gross result		1.514	(7.845)
Research and development expenses	5.	(1.583)	(458)
Selling and general administrative expenses	5.	(4.083)	(3.773)
Impairment losses on trade receivables and contract assets	16.	0	(5)
Other expenses	6.	(467)	(264)
Other income	6.	549	165
Operating result		(4.069)	(12.180)
Finance income	7.	0	0
Finance expenses	7.	(1.108)	(398)
Net finance costs		(1.108)	(398)
Result before tax		(5.177)	(12.578)
Income tax benefits/(expenses)	8.	0	(55)
Result from continuing operations		(5.177)	(12.633)
Result for the period		(5.177)	(12.633)
Other comprehensive income for the period, net of tax		0	0
Total comprehensive income for the period		(5.177)	(12.633)
Result attributable to:
Owners of the Company		(5.177)	(12.633)
Total comprehensive income attributable to:
Owners of the Company		(5.177)	(12.633)

Earnings per share		—	—
diluted		(0,16)	(0,39)
basic		(0,16)	(0,39)

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

Condensed Statements of Financial Position (Unaudited)

in kEUR	Notes	30.06.2021	31.12.2020
Assets
Intangible assets	11.	15.725	15.337
Right-Of-Use Asset	10.	2.293	2.503
Property, plant and equipment	10.	2.104	2.019
Other receivables		17	4
Other investments		140	140
Non-current assets		20.279	20.003
Inventories	12.	16.061	21.605
Trade and other receivables		2.050	2.075
Contract assets		1.241	1.627
Cash and cash equivalents	9.	0	18
Current assets		19.352	25.325
Total assets		39.630	45.328

Equity
Subscribed capital		32	32
Capital reserves		20.950	20.950
Other equity		0	0
Retained earnings		(29.571)	(19.291)
Result		(5.177)	(10.280)
Equity attributable to owners of the company		(13.766)	(8.589)
Total equity		(13.766)	(8.589)
Liabilities
Lease Liabilities	10.	1.824	2.004
Other payables		26.291	25.457
Other provisions	15.	2.006	1.543
Deferred tax liabilities	8.	1.446	1.446
Non-current liabilities		31.566	30.450
Lease Liabilities	10.	540	551
Loans and borrowings	13.	4.730	354
Trade and other payables	14.	12.496	12.455
Contract liabilities		2.034	8.142
Other provisions	15.	2.030	1.964
Current liabilities		21.830	23.467
Total liabilities		53.397	53.917
Total equity and liabilities		39.630	45.328

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

Condensed Statements of Changes in Equity (Unaudited)

			Other Reserves		Total	Equity
in kEUR	Subscribed capital	Capital reserves	Retained Earnings	Other equity	other reserves	attributable to shareholders	Total equity
Balance as of 01.01.2021	32	20.950	(29.571)	0	(29.571)	(8.589)	(8.589)
Total comprehensive income
Result for the period	0	0	(5.177)	0	(5.177)	(5.177)	(5.177)
Other comprehensive income	0	0	0	0	0	0	0
Total comprehensive income	0	0	(5.177)	0	(5.177)	(5.177)	(5.177)
Contributions and distributions
Capital increase/decrease	0	0	0	0	0	0	0
Total contributions and distributions	0	0	0	0	0	0	0
Balance as of 30.06.2021	32	20.950	(34.748)	0	(34.748)	(13.766)	(13.766)

			Other Reserves		Total	Equity
in kEUR	Subscribed capital	Capital reserves	Retained Earnings	Other equity	other reserves	attributable to shareholders	Total equity
Balance as of 01.01.2020	32	20.950	(19.291)	0	(19.291)	1.691	1.691
Total comprehensive income
Result for the period	0	0	(12.633)	0	(12.633)	(12.633)	(12.633)
Other comprehensive income	0	0	0	0	0	0	0
Total comprehensive income	0	0	(12.633)	0	(12.633)	(12.633)	(12.633)
Contributions and distributions
Capital increase/decrease	0	0	0	0	0	0	0
Total contributions and distributions	0	0	0	0	0	0	0
Balance as of 30.06.2020	32	20.950	(31.924)	0	(31.924)	(10.942)	(10.942)

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

Condensed Statements of Cash Flow (Unaudited)

in kEUR	Notes	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Result for the period		(5.177)	(12.633)
Depreciation and amortization	10.,11.	1.681	338
Finance expense	7.	1.108	398
Change in trade receivables not attributable to investing or financing activities		25	760
Change in inventories	12.	5.544	2.725
Change in trade payables		(1.534)	(1.161)
Change in contract assets	4.	386	(193)
Change in contract liabilities	4.	(6.108)	5.645
Change in other assets		(13)	(102)
Change in other provisions	15.	528	71
Change in other liabilities	8.	0	55
Cash Flow from operating activities		(3.558)	(4.096)
Investments in purchase of property, plant and equipment	10.	(360)	(209)
Investments in intangible assets, including internally generated intangible asset	11.	(1.535)	(2.975)
Cash flow from investing activities		(1.895)	(3.184)
Proceeds from borrowings and shareholder contribution and loans		5.742	7.000
Payment of lease liabilities		(307)	(156)
Cash flow from financing activities		5.435	6.844
Net increase in cash and cash equivalents		(18)	(436)
Net cash and cash equivalents at the beginning of the period		18	9.325
Net cash and cash equivalents at the end of the period		0	8.888

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

1. Information about the company

Ads-tec Energy GmbH (“ads-tec” or “the Company”) is domiciled in Heinrich-Hertz-Str. 1, 72622, Nürtingen, Germany. The Company is a limited-liability company and is registered in the commercial register at the district court Stuttgart under the number HRB 762810. Ads-tec Energy GmbH is a company of the ADS-TEC group. The parent is ads-tec Holding GmbH which holds an interest of 60,9975% in the Company. The remaining interest is held by Bosch Thermotechnik GmbH a fully owned subsidiary of Robert Bosch GmbH.

The company provides highly efficient battery storage solutions and ultra-high power rapid charging systems for electric vehicles to a broad range of customers. Its scalable systems are designed for use in private homes, public buildings, commercial enterprises, industrial and infrastructure solutions and self-sufficient energy supply systems, with capacities up to the multi-megawatt range.

2. Basis of accounting

2.1 Basis of preparation

These interim financial statements for the six months ended June 30, 2021 have been prepared in accordance with IAS 34 Interim Financial Statements, and should be read in conjunction with the Company’s last annual financial statements as at and for the years ended December 31, 2020 (“last annual financial statements”). They do not include all of the information required for a complete set of financial statements prepared in accordance with IFRS Standards. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the last annual financial statements.

The reporting period is the six-month periods from January 1, 2021 to June 30, 2021 and from January 1, 2020 to June 30, 2020. The Company’s interim financial statements have been prepared on a going concern basis (Note 2.2). The interim financial statements are presented in Euro, which is ads-tec’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated. In some cases, rounding could mean that values in this report do not add up to the exact sum given or percentages do not equal the values presented.

These interim financial statements were authorised by management on September 13, 2021. The necessity to correct an error in the financial statements was discovered on November 22, 2021. The amendment for additional related party transactions, which had not been previously identified, has been disclosed in Note 18. On November 24, 2021 the management authorised the amended financial statements.

2.2 Material uncertainty regarding the company’s ability to continue as a going concern

The interim financial statements have been prepared on a basis that assumes the Company will continue as a going concern. Please refer to the annual financial statements as at and for the year ended December 31, 2020 for further information of management’s assessment of the Company’s ability to continue as a going concern.

3. Change in accounting policies

The accounting policies applied in these interim financial statements are the same as those applied in the Company’s financial statements as at and for the year ended December 31, 2020.

Other accounting standards issued by the IASB that are not yet applied or that become effective in the future are not expected to have any material impact on the interim financial statements.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

4. Revenue

94% (six months ended June 30, 2020: 92%) of revenues are generated in Germany. The following tables present the revenue from contracts with customers disaggregated by major products:

In kEUR	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Charging	18.276	602
Commercial & Industry	1.324	978
Residential	191	89
Service & Other	1.156	547
Total	20.947	2.216

Ads-tec Energy develops, produces, and distributes battery storage solutions for different areas of applications (“multi-use-case”). The product portfolio ranges from the field “residential” which includes small storage solutions, to the field “industrial” including power ranges up to multiple MW/MWh, as well as to the field “charging” which provides charging solutions for the expansion of the eMobility infrastructure at power-limited network points. Additionally, ads-tec Energy provides its customers with software solutions regarding intelligent controlling and monitoring of battery storage solutions. Other revenues include for example separately acquirable service contracts or maintenance services.

The following table provides information on contract assets and contract liabilities from contracts with customers.

In kEUR	30.06.2021	31.12.2020
Receivables, which are included in ‘Trade and other receivables’	1.165	926
Contract assets	1.241	1.627
Contract liabilities	2.034	8.142

5. Functional costs

Cost of goods sold

In kEUR	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Cost of materials	15.374	7.777
Personnel expenses	1.247	1.158
Depreciation and amortization	1.609	355
Other expenses	1.203	772
Total	19.433	10.062

The increase in cost of goods sold is due to the settlement of a customer performance obligation that did not start until the second half of 2020 and extended into the first half of 2021.

Selling and general administrative expenses

Selling expenses amount to kEUR 674 (six months ended June 30, 2020: kEUR 599). Selling expenses consist of external storage expenses, packaging and comprise personnel expenses, marketing costs and other selling expenses.

General administrative expenses amount to kEUR 3.409 (six months ended June 30, 2020: kEUR 3.174). They consist of expenses which are not attributable to Cost of goods sold or selling expenses and comprise personnel expenses, cost allocation mainly within the ads-tec Holding GmbH and other administrative costs.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

5. Functional costs (cont.)

Personnel expenses

Personnel expenses are included in Cost of goods sold, Selling and general administrative expenses and research and development expenses. They comprise wages and salaries in the amount of kEUR 3.546 (six months ended June 30, 2020: kEUR 3.166) and social contributions in the amount of kEUR 609 (six months ended June 30, 2020: kEUR 517).

Research and development expenses

Research and not capitalized development expenses amounting to kEUR 1.583 (six months ended June 30, 2020: kEUR 458). They comprise wages and salaries and material and services expenses.

The Company has capitalized development cost in total of kEUR 1.497 (six months ended June 30, 2020: kEUR 2.530). Amortization of development cost amounts to kEUR 1.121 (six months ended June 30, 2020: kEUR 0).

6. Other income and other expense

Other income includes the following:

In kEUR	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Income from reversal of provisions	370	0
Cost refunds	64	108
Income from reduction of credit loss	58	0
Insurance compensation	47	52
Income due to subsequent events	9	5
Other	1	0
Total	549	165

Other expense includes the following:

In kEUR	01.01.2021 – 30.06.2021	01.01.2020 – 30.06.2020
Warranties	426	0
Compensation	0	95
Other expenses	36	162
Expenses due to subsequent events	5	7
Total	467	264

7. Finance income and expenses

Finance net costs totalling kEUR 1.108 (six months ended June 30, 2020: kEUR 398) mainly comprises interest expenses for shareholder loans.

8. Income taxes

Income taxes are recorded for current and deferred taxes based on the appropriate tax rates. Income tax receivables and payables recorded comprise the status of amounts to be received, respectively to be paid in the future.

Deferred taxes recognized comprise deferred tax liabilities and deferred tax assets. Deferred tax assets and liabilities are offset according to the requirements of IAS 12.74.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

8. Income taxes (cont.)

Deferred tax liabilities for the half year ended 30 June 2021 amounting to kEUR 1.446 (31 December 20: kEUR 1.446).

Income tax expense for the half year ended 30 June 2021 amounting to kEUR 0 (30 June 2020: kEUR 55) was recognized.

Deferred tax assets have not been recognised for tax loss carryforwards. All tax losses carried forward have no date of expiry.

The entity’s tax rate of 29,48 % combines a corporate tax rate of 15%, a solidarity surcharge thereon of 5.5 % and a trade tax rate of 13,65%.

9. Cash and cash equivalents

The Cash and cash equivalents presented in the interim financial statements of cash flows comprise all cash reported in the interim financial statements of financial position.

10. Property, plant and equipment

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Cost
As of 31.12.2020	3.237	92	3.329
Additions	360	0	360
Disposals	(20)	0	(20)
Reclassification	6	(6)	0
As of 30.06.2021	3.583	86	3.669

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Depreciation
As of 31.12.2020	(1.310)	0	(1.310)
Depreciation	(257)	0	(257)
Disposals	3	0	3
As of 30.06.2021	(1.564)	0	(1.564)

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Carrying amounts
Carrying amounts on 31.12.2020	1.927	92	2.019
Carrying amounts on 30.06.2021	2.018	86	2.104

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

10. Property, plant and equipment (cont.)

During the six months ended June 30, 2021, the Company acquired assets with a cost of kEUR 360 (six months ended June 30, 2020: kEUR 265). Additions to property, plant and equipment mainly relate to test rigs and low-value assets. Assets with a carrying amount of kEUR 17 were disposed of during the six months ended June 30, 2021 (six months ended June 30, 2020: kEUR 0). Assets with a carrying amount of kEUR 6 were reclassified (six months ended June 30, 2020: kEUR 0). Depreciation amounts to kEUR 257 (six months ended June 30, 2020: kEUR 191).

In kEUR	Property	Vehicles	Total
Right-of-use assets
Balance at 01.01.2021	2.346	158	2.503
Depreciation charge for six months	236	41	278
Additions to right-of-use assets	0	67	67
Derecognition of right-of-use assets	0	0	0
Balance at 30.06.2021	2.109	184	2.293

During the six months ended June 30, 2021, the Company entered into four new lease agreements for use of vehicles. With the new additions, the company has rights-of-use assets in the amount of kEUR 2.293 (June 30, 2020: kEUR 1.541) and lease liabilities in the amount of kEUR 2.364 as of June 30, 2021 (June 30, 2020: kEUR 1.575).

11. Intangible assets

The development of intangible assets is shown below:

In kEUR	Internally generated assets	Software	Total
Cost
As of 31.12.2020	15.896	237	16.133
Additions	1.497	38	1.535
Disposals	0	0	0
Reclassification	0	0	0
As of 30.06.2021	17.393	275	17.669

In kEUR	Internally generated assets	Software	Total
Amortization
As of 01.01.2021	(647)	(150)	(797)
Additions	(1.121)	(26)	(1.147)
Disposals	0	0	0
Reclassification	0		0
As of 30.06.2021	(1.768)	(175)	(1.943)

In kEUR	Internally generated assets	Software	Total
Carrying amounts
31.12.2020	15.249	88	15.337
30.06.2021	15.625	100	15.725

During the six months ended June 30, 2021, the Company capitalized internally generated intangible assets with a cost of kEUR 1.497 (six months ended June 30, 2020: kEUR 2.530).

The internally generated intangible assets primarily relate to the capitalized costs of the Company’s development of pioneering technologies, for which the Company intends to enable itself on the market as a provider of advanced system solutions in the fields of energy storage, battery technology and electromobility. The intangible assets are amortized according to their useful life and the amortization is presented in costs of goods sold.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

11. Intangible assets (cont.)

During the six months ended June 30, 2021, the Company acquired software with a cost of kEUR 38 (six months ended June 30, 2020: kEUR 103). Assets with a carrying amount of kEUR 0 were disposed of during the six months ended June 30, 2021 (six months ended June 30, 2020: kEUR 10).

Amortization of acquired intangible assets and internally generated intangible assets amounts to kEUR 1.121 (six months ended June 30, 2020: kEUR 0).

12. Inventories

In kEUR	30.06.2021	31.12.2020
Raw materials	11.714	14.906
Work in progress	3.894	3.955
Finished goods	1.815	3.830
Total	17.423	22.691

In kEUR	30.06.2021	31.12.2020
Write-downs raw materials	(1.604)	(1.081)
Write-downs work in progress	219	(12)
Write-downs finished goods	23	7
Total	(1.362)	(1.086)

13. Loans and borrowing

Loans and borrowings include short term secured bank loans amounting to kEUR 4.730 (31 December 20: kEUR 354), which must be paid upon request at any time.

14. Trade and other payables

The company legally sold certain purchased inventories to one of its shareholders based on a customer contract between the parties, for which the company received a net payment in total of kEUR 1.365 and was concurrently bound to repurchase the inventories from the shareholder. From an economic point of view this contract creates a loan between the parties, with transfer of legal ownership of the inventories as security. The received payment was booked as a trade payable as of June 30th, 2021.

Please refer to note 20 for further information after the reporting date.

15. Other Provisions

In kEUR	Warranties	Legal	Onerous contracts	Archiving costs	Miscellaneous provisions	Total
As of 01.01.2021	3.143	0	20	14	331	3.508
Added	852	0	0	0	64	916
Utilized	354	0	6	0	0	360
Reserved	0	0	0	0	29	29
As of 30.06.2021	3.641	0	14	14	366	4.036

Date of maturity
Current	2.002	0	14	14	0	2.030
Non-current	1.639	0	0	0	366	2.005
Total other provisions	3.641	0	14	14	366	4.036

There are no pension commitments or similar obligations as of June 30, 2021 and 2020, respectively.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

16. Financial instruments and risk management

The following table provides the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and liabilities not measured at fair value if the carrying amount is a reasonable approximation of the fair value. Further, the fair value disclosure of lease liabilities is also not required.

In kEUR		Fair Value Hierarchy	Book value 30.06.2021	Fair Value 30.06.2021	Book value 31.12.2020	Fair Value 31.12.2020
Assets
Other receivables financial (long term)	At amortized cost	3	17	17	4	4
Other investments	At amortized cost	3	0	0	0	0
Trade receivables (short term)	At amortized cost	3	1.165	1.165	926	926
Other receivables financial (short term)	At amortized cost	3	38	38	25	25
Cash and cash equivalents	At amortized cost	3	0	0	18	18
Total			1.220	1.220	973	973

Liabilites
Other payables financial (long term)	At amortized cost	3	18.396	18.396	17.637	17.637
Trade payables due to related parties (long term)	At amortized cost	3	7.769	7.769	7.709	7.709
Lease liabilities (short term)	At amortized cost	3	540		551
Loans and borrowings (short term)	At amortized cost	3	4.730	4.730	354	354
Other payables financial (short term)	At amortized cost	3	263	263	239	239
Trade payables (short term)	At amortized cost	3	8.830	8.830	8.763	8.763
Trade payables due to related parties (short term)	At amortized cost	3	2.806	2.806	1.804	1.804
Total			43.334	42.795	37.057	36.506

If reclassifications to other levels of the measurement hierarchy are necessary, they are made at the end of the fiscal year in which the event that necessitates the reclassification occurs. There were no reclassifications.

Ads-tec Energy’s managing directors have overall responsibility for the establishment and oversight of ads-tec Energy’s risk management framework. The managing directors are also responsible for developing and monitoring its risk management policies.

Ads-tec Energy’s risk management policies are established to identify and analyse the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Ads-tec Energy aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.

Ads-tec Energy’s main financial liabilities include trade payables, shareholder loans, an intercompany loan, lease liabilities as well as short term secured bank loans. The primary purpose of these financial liabilities is to finance ads-tec Energy’s operations and provide guarantees to support its operations. Ads-tec is mainly exposed to liquidity risk as well as credit risk. The market risk, including mainly interest rate risk and currency risk can be negligible due to the fact that the Company does not have loans with variable interest rates and almost all of the business activities are concluded in the reporting currency Euro.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

16. Financial instruments and risk management (cont.)

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers and contract assets.

The carrying amounts of financial assets and contract assets represent ads-tec Energy’s maximum credit exposure. Ads-tec monitors its credit risk regularly.

Impairment losses on financial assets recognized in profit or loss amounted to kEUR 0 in the six months ended June 30, 2021 (six months ended June 30, 2020: kEUR 5).

Trade receivables and contract assets

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the factors that may influence the credit risk of its customer base, including the default risk associated with the industry and country in which customers operate.

Due to the fact that the Company has generated 87% (six months ended June 30, 2020: 24%) of revenue in the financial half year 2021 with one customer the credit risk is mainly based on that particular customer.

The methodology for the calculation of ECLs is the same as described in the last annual financial statements.

The movement in the allowance for impairment in respect of trade receivables and contract assets during the reporting period was as follows.

In kEUR	30.06.2021	31.12.2020
Trade receivables and contract assets arising from contracts with customers	2.357	3.118
thereof trade receivables	1.117	1.491
thereof contract assets	1.241	1.627
Impairment loss on trade receivables and contract assets arising from contracts with customers	(12)	(91)
Total	2.346	3.026

The decrease in the impairment loss is mainly attributable to the total decrease in the gross carrying amounts of trade receivables and contract assets.

17. Segment Reporting

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.

94% (six months ended June 30, 2020: 92%) of revenues are generated in Germany. Non-current assets are in Germany only.

Revenues from one customer of the Company represented approximately kEUR 18.187 for the six months ended June 30, 2021 (six months ended June 30, 2020: kEUR 538) of the Company’s total revenues.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

18. Related parties

The tables below provide an overview of significant account balances and transactions from related parties relationships.

In kEUR	01.01.2021 – 30.06.2021
	Sales of goods and services	Purchase of goods and services	Other income	Other expense	Interest expense
Transactions with shareholders	0	(29)	0	(456)	(891)
Transactions with affiliated companies	1	(1.344)	0	(2.581)	0
Transactions with associated companies	0	(40)	0	(28)	0
Transactions with related persons	0	0	0	0	0
Total	1	(1.413)	0	(3.065)	(891)

In kEUR	01.01.2020 – 30.06.2020
	Sales of goods and services	Purchase of goods and services	Other income	Other expense	Interest expense
Transactions with shareholders	0	0	0	(1.272)	(447)
Transactions with affiliated companies	1	(374)	0	(2.297)	0
Transactions with associated companies	0	(34)	0	(8)	0
Transactions with related persons	0	0	0	(2)	0
Total	1	(408)	0	(3.579)	(447)

In kEUR	30.06.2021		31.12.2020
	Receivables	Payables	Receivables	Payables
Transactions with shareholders	0	27.791	0	25.501
Transactions with affiliated companies	0	1.166	27	1.682
Transactions with associated companies	0	13	0	19
Transactions with related persons	0	0	0	0
Total	0	28.971	27	27.202

19. Other financial disclosures

Other financial obligations exist from master purchase agreements for materials with a commitment of kEUR 5.239 (December 31, 2020: kEUR 9.146).

There remains a financial obligation as of December 31, 2020 of kEUR 3.400 per year from contracted long-term cost allocation agreements and rents with affiliated companies.

ADS-TEC ENERGY GMBH
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
(Unaudited)

20. Events after the reporting period

The Company entered into a customer contract for the delivery and service of charge equipment in December 2020. The company received a prepayment in total of kEUR 5.152 in 2018. However, the customer has withdrawn from the contract and requested the company to repay the prepayment. The management of the company and the customer mutually agreed on a compromise in July 2021, where the Company keeps kEUR 2.537 of this prepayment as a kind of compensation and recognizes this compensation in the second half of 2021 as it assessed as a subsequent event affecting value after the balance sheet date.

The shareholders together had made additional financing guarantees in the total amount of mEUR 17,6 by granting further shareholder commitments to finance the Company. These guarantees were issued in July 2021.

On August 9, 2021, the company and one of its shareholders entered into a subordinated loan agreement where the shareholder grants additional kEUR 3.400 as part of the above stated financing guarantees to the Company. The loan has an interest rate of 6% per year and is due on January 1, 2023. Concurrently, the parties mutually agreed on the reversal of the legal selling of the purchased inventories in conjunction with the granting of a loan from an economic point of view as stated in note 14. The total amount of kEUR 1.365 was recorded as a partial proceed from the shareholder loan agreement and recognized as a trade payable as of June 30, 2021 accordingly, see note 14. This partial proceed was taken out of trade payables subsequently and the entire kEUR 3.400 loan amount was recorded as other payables in August 2021.

The company entered into a business combination agreement for the contemplated merger with a Special Purpose Acquisition Company (“SPAC”) after the reporting date and is of material importance for the company.

September 13/November 24, 2021

Management
Thomas Speidel	Robert Vogt

Annual Financial Statements

ads-tec Energy GmbH

as at and for the year ended
December 31, 2020

Prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB)

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
ads-tec Energy GmbH
Nürtingen, Germany

Opinion on the Financial Statements

We have audited the accompanying annual statements of financial position of ads-tec Energy GmbH (the “Company”) as of December 31, 2020, December 31, 2019 and January 1, 2019, and the related annual statements of profit and loss and other comprehensive income (loss), of changes in equity and of cash flows for the years ended December 31, 2020 and 2019, including the related notes (collectively referred to as the “annual financial statements”). In our opinion, the annual financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, December 31, 2019 and January 1, 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying annual financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.2.5 to the annual financial statements, the Company has incurred recurring losses and negative cash flows from operations since its inception resulting in negative equity, and expects to continue to generate operating losses that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.2.5. The annual financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement to Correct a Disclosure Misstatement

Note 6 of the financial statements has been amended to disclose additional related party transactions, which had not been previously identified.

Basis for Opinion

These annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s annual financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the annual financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the annual financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the annual financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the annual financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

We have served as the Company’s auditor since 2021.

Frankfurt am Main, Germany

August 10, 2021, except for Note 6, as to which the date is November 24, 2021

Statements of Profit and Loss and Other Comprehensive Income

in kEUR	Notes	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Continuing Operations
Revenue	4.1.1	47.370	19.087
Cost of sales	4.1.2	(45.548)	(22.219)
Gross profit (loss)		1.822	(3.132)
Research and development expenses	4.1.2	(749)	(473)
Selling and general administrative expenses	4.1.2	(7.570)	(5.924)
Impairment losses on trade receivables and contract assets	4.2.12.2	(9)	(63)
Other expenses	4.1.3	(2.224)	(1.110)
Other income	4.1.3	541	1.026
Operating Result		(8.190)	(9.676)
Finance income	4.1.4	0	1
Finance expenses	4.1.4	(2.135)	(885)
Net finance costs		(2.135)	(884)
Result before tax		(10.325)	(10.559)
Income tax benefits/(expenses)	4.1.5	45	(1.490)
Profit (loss) from continuing operations		(10.280)	(12.050)
Profit (loss) for the period		(10.280)	(12.050)
Other comprehensive income for the period, net of tax		0	0
Total comprehensive income for the period		(10.280)	(12.050)
Profit (loss) attributable to:
Owners of the Company		(10.280)	(12.050)
Total comprehensive income attributable to:
Owners of the Company		(10.280)	(12.050)

Earnings (loss) per share (in kEUR)	4.1.6	—	—
diluted		(0,32)	(0,38)
basic		(0,32)	(0,38)

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

Statements of Financial Position

in kEUR	Notes	31.12.2020	31.12.2019	01.01.2019
Assets
Intangible assets	4.2.3	15.337	10.456	5.707
Right-Of-Use Asset	4.2.1	2.503	1.620	1.386
Property, plant and equipment	4.2.2	2.019	1.581	1.005
Other receivables	4.2.5	4	4	0
Other investments	4.2.4	140	0	26
Non-current assets		20.003	13.660	8.124
Inventories	4.2.6	21.605	35.493	17.222
Trade and other receivables	4.2.5	2.075	3.456	3.502
Contract assets	4.1.1	1.627	1.062	0
Cash and cash equivalents	4.2.7	18	9.325	21.547
Current assets		25.325	49.335	42.271
Total assets		45.328	62.995	50.395

Equity		31.12.2020	31.12.2019	01.01.2019
Subscribed capital	4.2.8	32	32	26
Capital reserves	4.2.8	20.950	20.950	5.974
Other equity	4.2.8	0	0	14.983
Retained earnings	4.2.8	(19.291)	(7.241)	(7.241)
Profit (loss)		(10.280)	(12.050)	—
Equity attributable to owners of the company		(8.589)	1.691	13.741
Total equity		(8.589)	1.691	13.741
Liabilities
Lease Liabilities	4.2.1	2.004	1.404	1.255
Other payables	4.2.10	25.457	14.100	67
Contract liabilities	4.1.1	0	0	3.500
Other provisions	4.2.11	1.543	212	312
Deferred tax liabilities	4.1.5	1.446	1.490	0
Non-current liabilities		30.450	17.207	5.134
Lease Liabilities	4.2.1	551	236	131
Loans and borrowings	4.2.9	354	0	0
Trade and other payables	4.2.10	12.455	5.819	6.616
Contract liabilities	4.1.1	8.142	37.828	24.738
Other provisions	4.2.11	1.964	213	34
Current liabilities		23.467	44.097	31.520
Total liabilities		53.917	61.304	36.654
Total equity and liabilities		45.328	62.995	50.395

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

Statements of Changes in Equity

			Other reserves
in kEUR	Subscribed capital	Capital reserves	Retained Earnings	Other equity	Total other reserves	Equity attributable to shareholders	Total equity
Balance as of 01.01.2020	32	20.950	(19.291)	0	(19.291)	1.691	1.691
Total comprehensive income
Result for the period	0	0	(10.280)	0	(10.280)	(10.280)	(10.280)
Other comprehensive income	0	0	0	0	0	0	0
Total comprehensive income	0	0	(10.280)	0	(10.280)	(10.280)	(10.280)

Contributions and distributions
Capital increase/decrease	0	0	0	0	0	0	0
Total contributions and distributions	0	0	0	0	0	0	0
Balance as of 31.12.2020	32	20.950	(29.571)	0	(29.571)	(8.589)	(8.589)

			Other reserves
in kEUR	Subscribed capital	Capital reserves	Retained Earnings	Other equity	Total other reserves	Equity attributable to shareholders	Total equity
Balance as of 01.01.2019	26	5.974	(7.241)	14.983	7.741	13.741	13.741
Total comprehensive income
Result for the period	0	0	(12.050)	0	(12.050)	(12.050)	(12.050)
Other comprehensive income	0	0	0	0	0	0	0
Total comprehensive income	0	0	(12.050)	0	(12.050)	(12.050)	(12.050)

Contributions and distributions
Capital increase/decrease	6	14.976	0	(14.983)	(14.983)	0	0
Total contributions and distributions	6	14.976	0	(14.983)	(14.983)	0	0
Balance as of 31.12.2019	32	20.950	(19.291)	0	(19.291)	1.691	1.691

Statements of Cash Flow

in kEUR	Notes	2020	2019
Profit (loss) for the period		(10.280)	(12.050)
Depreciation and amortization	4.2.1-3	1.641	573
Finance income	4.1.4	0	0
Finance expense	4.1.4	2.135	884
Gain/loss on disposal of property, plant and equipment	4.2.2	70	147
Change in trade receivables not attributable to investing or financing activities	4.2.5	1.380	42
Change in inventories	4.2.6	13.887	(18.271)
Change in trade payables	4.2.10	5.936	(1.338)
Change in contract assets	4.1.1	(565)	(1.062)
Change in contract liabilities	4.1.1	(29.686)	9.590
Change in other assets	4.2.4	(140)	26
Change in other provisions	4.2.11	3.082	79
Change in other liabilities	4.1.5	(45)	1.490
Cash Flow from operating activities		(12.584)	(19.890)
Investments in purchase of property, plant and equipment	4.2.2	(1.059)	(1.323)
Investments in intangible assets, including internally generated intangible asset	4.2.3	(5.564)	(4.768)
Proceeds from sale of property, plant and equipment	4.2.2	0	241
Cash flow from investing activities		(6.623)	(5.850)
Proceeds from borrowings and shareholder contribution and loans	4.2.9	10.354	13.744
Payment of lease liabilities	4.2.1	(454)	(227)
Cash flow from financing activities		9.900	13.517
Net increase in cash and cash equivalents		(9.307)	(12.223)
Net cash and cash equivalents at the beginning of the period	4.2.7	9.325	21.547
Net cash and cash equivalents at the end of the period	4.2.7	18	9.325

We refer to note 4.1.7 for additional information regarding the cash flow statement.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

1. General information

1.1 Information about the company

Ads-tec Energy GmbH (“ads-tec Energy” or “the Company”) provides highly efficient battery storage solutions and ultra-high-power charging systems for electric vehicles to a broad range of customers. Its scalable systems are designed for use in private homes, public buildings, commercial enterprises, industrial and infrastructure solutions and self-sufficient energy supply systems, with capacities up to the multi-megawatt range.

The Company is domiciled in Heinrich-Hertz-Str. 1, 72622, Nürtingen, Germany. The Company is a limited-liability company and is registered in the commercial register at the district court Stuttgart under the number HRB 762810. Ads-tec Energy GmbH is a company of the ADS-TEC group. The parent is ads-tec Holding GmbH which holds an interest of 60,9975% in the Company. The remaining interest is held by Bosch Thermotechnik GmbH a fully owned subsidiary of Robert Bosch GmbH.

1.2 Basis of accounting

1.2.1 Basis of preparation

The annual financial statements of ads-tec Energy GmbH for the financial years 2020 and 2019 and the opening statement of financial position as of January 01, 2019 have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The term IFRS also includes all valid International Accounting Standards (IAS) as well as the interpretations of the International Financial Reporting Interpretation Committee (IFRIC).

The reporting period corresponds to the calendar year. The Company’s annual financial statements have been prepared on a going concern basis (Note 1.2.5). The annual financial statements are presented in Euro, which is ads-tec’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated. In some cases, rounding could mean that values in this report do not add up to the exact sum given or percentages do not equal the values presented.

The Company holds all interest in TP Technology Pool Unternehmergesellschaft which does not engage in any business activity. Thus, ads-tec Energy is exempted from the preparation of consolidated financial statements in accordance with § 290 para. 5 HGB. Furthermore, the Company operates its business as a single-operating segment, which is also its reporting segment (see Note 5).

The annual financial statements were authorised by management on August 5th, 2021. The necessity to correct an error in the financial statements was discovered on November 22, 2021. The amendment for additional related party transactions, which had not been previously identified, has been disclosed in Note 6. On November 24, 2021 the management authorised the amended financial statements.

1.2.2 First-time application of financial reporting standards issued by the IASB

These are ads-tec’s Energy first financial statements in accordance with IFRS. Ads-tec Energy has applied IFRS 1, First-Time Adoption of International Financial Reporting Standards, in its adoption of IFRS with a date January 01, 2019.

Due to the first-time adoption of IFRS, the financial statements include comparative information for the reporting period 2019 as well as for the consolidated opening statements of financial position as at 1 January 2019 including the corresponding disclosures. The effects on the net assets, financial position and results of operations of the transition from German GAAP to IFRS are presented in section 9. Explanation of transition to IFRS — First time adoption of IFRS 1.

An explanation of how the transition to IFRS has affected the reported financial position, financial performance and cash flows of ads-tec Energy is provided in Note 9.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

1. General information (cont.)

1.2.3 Measurement basis

The assets included in the statement of financial position were recognised on the basis of historical costs unless otherwise indicated. A corresponding explanation is provided in the context of the respective accounting policies.

1.2.4 New and amended IFRS

A number of new and revised standards and amendments to standards have been issued by the reporting date and come into force in annual periods beginning on or after January 1, 2021. They are also available for early adoption. However, ads-tec Energy has not adopted any of the new or amended standards in preparing these financial statements.

The following table lists the recent changes to IFRS that are required to be applied for an annual period beginning after the effective dates. The amended standards and interpretations are not expected to have a significant impact on ads-tec’s Energy financial statements.

Standard (Amendments)	Title of standard or amendments	Effective date
IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 (A)	Interest Rate Benchmark Reform- Phase 2	January 1, 2021
IFRS 4	Deferral of IFRS 9	January 1, 2021
IFRS 3 (A)	Reference to Conceptual Framework	January 1, 2022
IAS 16 (A)	Property, Plant and Equipment: Proceeds before intended Use	January 1, 2022
IAS 37 (A)	Onerous Contracts — Cost of Fulfilling a Contract	January 1, 2022
Improvements to IFRS 2018 – 2020	Amendments to IFRS 1, IFRS 9, IFRS 16 and IAS 41	January 1, 2022
IAS 1 (A)	Classification of Liabilities as Current or Non-current	January 1, 2023
IAS 8	Definition of Accounting Estimates	January 1, 2023
IFRS 17	Insurance Contracts	January 1, 2023
IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies	January 1, 2023
IFRS 10 and IAS 28 (A)	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Postponed
IFRS 16	IFRS 16 Amendments COVID-19 related rent concessions	June 1, 2020

1.2.5 Material uncertainty regarding the company’s ability to continue as a going concern

Management assessed the Company’s ability to continue as a going concern and evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern using all information available about the future, focusing on the twelve-month period after the issuance date of the financial statements. Historically, the Company has funded its operations primarily through capital raises and with loans from shareholders. Since the inception the Company has incurred recurring losses and negative cash flows from operations including net losses of kEUR 10.280 for the year 2020 and kEUR 12.050 for the year 2019. At the end of the reporting period as of December 31, 2020 the Company expects to continue to generate operating losses through 2021 of kEUR 11.100. The company plans to enter new markets and to continue the development of current and new products. Based on the business plan the Company depends on additional financing for the additional activities and operations. Management plans to finance these investments with the contemplated US public listing via a merger with a Special Purpose Acquisition Company (“SPAC”) expected to be completed in the second half of 2021.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

1. General information (cont.)

The timely realization of the transaction is a crucial condition for the Company’s ability to perform its business and to continue as a going concern. In case that the planned transaction does not take place, the Company would need to seek additional funding through new investors or shareholders or other means. There can be no assurance that the Company will be successful in achieving its strategic plans, that any additional financing will be available in a timely manner or on acceptable terms, if at all, or that the Company’s planned merger will be completed or will provide sufficient capital to support its ongoing operations. Despite the fact that the company´s management deems a successful merger with a SPAC very likely, based on its recurring losses from operations since inception, expectation of continuing operating losses through 2021 and the need to raise additional capital to finance its business plan, the Company has concluded that there is substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

2. Accounting policies

2.1 Significant accounting policies

2.1.1 Revenue

Ads-tec Energy develops, produces, and distributes battery storage and charging solutions for different areas of applications. The Company is already generating revenues from its products in the field of highly efficient battery storage solutions and ultra-high power rapid charging systems. According to IFRS 15 revenue is recognised when control over assets or services is transferred to the customer. The decision if control is transferred at a point in time or over a period of time requires discretionary decisions. Most of the recognised revenue by ads-tec Energy is made with the revenue stream “Charging” (see Note 4.1.1 for more information). The revenue stream mainly includes the production and delivery of ChargeBoxes (CBX). Revenue for the ChargeBoxes are recognised once the product is transferred to the customer. Included in the revenue for the ChargeBoxes are also development cost contributions made by the customer. These cost contributions are also recognised in accordance with the delivery of the ChargeBoxes. Additionally, the revenue stream “Charging” includes the delivery of a ChargeTrailer system in the form of a truck trailer. The revenue for the truck trailer is recognized over time. The percentage of completion is based on the incurred costs.

Revenue is measured based on the consideration specified in a contract with a customer and excludes amounts collected on behalf of third parties. Further information on the nature and timing of the settlement of performance obligations arising from contracts with customers, including significant terms and conditions of payment, and the related revenue recognition principles are described in Note 4.1.1.

2.1.2 Intangible assets

Research and development costs

In developing highly efficient battery storage solutions and high-power-charging systems for electric vehicles the Company is incurring significant research and development costs. The costs for internally generated research and development are capitalized if:

●	the product is technically feasible;

●	adequate resources are available to successfully complete the development;

●	the benefits from the self-generated asset are demonstrated;

●	the costs attributable to the projects are reliably measured;

●	the company intends to produce and market or use the developed product or process and can demonstrate its market relevance.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

The Company has already carried out successful research and development projects from which a work result in the form of a tangible or intangible asset has arisen.

The management of the Company recognizes an interest for the supply of ultra-high charging stations in limited-power distribution grids. The self-developed technology for ultra-high charging has already reached market maturity and is actively marketed. Consequently, the Company has capitalized development costs with regard to the technology in its ChargeBox (CBX). The product resulting from the development performance is considerably more space-saving compared to conventional products of this type and is future-proof in the field of electromobility due to its compatibility with high-voltage areas.

In addition, the Company developed the product StoraXe® ChargeTrailer a powerful mobile ultra-high-power charging system in the form of a truck trailer. The product resulting from the development performance has a much higher charging power compared to conventional products of this type and is also future-proof due to the variable current and voltage ranges. The Company has not capitalized development costs as the product was specifically designed for one customer.

The Company continues to pursue the consistent development of products in the field of highly efficient battery storage solutions and ultra-high power rapid charging systems. The Company aims to be a pioneer in its business field through the research and development activities. The costs for the development of specific products will be capitalized when the criteria for the recognition as an intangible asset are fulfilled.

Purchased intangibles

Intangible assets acquired separately are measured on initial recognition at cost.

2.1.3 Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on the weighted average cost principle. In the case of manufactured inventories, cost includes an appropriate share of production overheads based on normal operating capacity.

The subsequent valuation of cost of raw materials and supplies within ads-tec Energy GmbH is assigned using the weighted average cost method. In order to ensure an appropriate measurement of inventories, the Company performs a continuous evaluation of the lifecycle of inventories, i.e. whether inventories have not been sold or used for a long period of time and are not be expected to be sold in the future. For the determination of the net realisable value of inventories, we determine a write-off percentage based on historical and forecasted usage and sales. Based on our continuous observation of inventory trends, a write-off for obsolete inventory is applied.

2.1.4 Finance income and expense

Finance cost of ads-tec Energy includes interest expense from loans and borrowings. Interest expense is recognized in the financial statement in the period in which it is incurred.

2.2 Statements of financial position

2.2.1 Intangible assets

Expenditure on research activities is recognised in profit or loss as incurred.

Development expenditure is capitalised only if the expenditure can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable and the Company intends to and has sufficient resources to complete development and to use or sell the asset. Otherwise, it is recognised in profit or loss as incurred. Subsequent to initial recognition, development expenditure is measured at cost less accumulated amortisation and any accumulated impairment losses.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

Other intangible assets, that are acquired by the company and have finite useful lives are measured at cost less accumulated amortisation and any accumulated impairment losses.

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in profit or loss as incurred.

Amortization is calculated to write off the cost of intangible assets less their estimated residual values using the straight-line method over their estimated useful lives and is generally recognized in profit or loss.

The estimated useful lives for current and comparative periods are as follows:

Software	3 years
Charge Box (CBX)	7 years

Amortisation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

An intangible asset shall be derecognised on disposal or when no further economic benefits are expected from its use or disposal. The gain or loss arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, is recognised in the income statement when the asset is derecognised. This is recognised under other income or other expenses.

2.2.2 Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant, and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss.

Subsequent expenditure is capitalised only if it is probable that the future economic benefits associated with the expenditure will flow to ads-tec Energy. All other expenditure for property, plant and equipment is recognised immediately as an expense.

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives and is generally recognised in profit or loss.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

Property (Right-of-Use Assets)	36 months – 10 years
Vehicles (Right-of-Use Assets)	13 months – 48 months
Vehicles	6 years
Other equipment, operating and office equipment	3 – 14 years
Technical equipment and machinery	20 years

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from the continued use of the asset. The gain or loss arising from the sale or retirement of a property, plant and equipment is determined as the difference between the proceeds from the sale and the carrying amount of the asset and is recognised in profit or loss under other income or other expenses.

2.2.3 Inventories

Inventories consists mainly of raw materials intended for the production.    Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on the weighted average cost principle. The cost of inventories comprises all costs of purchase, costs of conversion and other costs incurred for bringing inventories to their present location and condition.

2.2.4 Contract assets and liabilities

Due to the fact that ads-tec Energy develops and produces goods for its customers it is possible that either a contract asset, a receivable or a contract liability arises, depending on whether ads-tec Energy has an obligation to provide services to a customer for which the it has already received payments or for which payment is due or vice versa. A contractual liability represents the obligation to provide development and production of goods to a customer for which ads-tec Energy has already received remuneration or for which payment is due according to the agreed payment plan. Also included in contract liabilities are separate performance obligations regarding extended warranties.

A contract asset represents the right to compensation in return for goods or development services that ads-tec Energy has transferred to a customer. In addition, this right depends on something other than the expiry of a certain period. If the right to remuneration is unconditional, a receivable is recognised. A contract asset occurs, for example, if the ads-tec Energy has already incurred an expense for development for a customer within the development and production of goods, but the customer’s payment plan has not yet covered this expense.

The contract balance may change during the contract term between contract asset and contract liability depending on whether the Company or the customer is behind with performance.

2.2.5 Financial instruments

Financial assets

Recognition and initial measurement

Trade receivables are initially recognised when they are originated. Financial assets and financial liabilities are initially recognised when ads-tec Energy becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at Fair Value through Profit or Loss (FVTPL), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

Classification, subsequent measurement, impairment and derecognition

On initial recognition, a financial asset is classified as measured at: amortised cost (FAAC); at fair value through other comprehensive income (FVOCI — debt investment or FVOCI — equity investment); or at fair value through profit or loss (FVTPL).

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

Financial assets at amortised cost are subsequently measured using the effective interest method. The amortised cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognised in profit or loss. Any gain or loss on derecognition is recognised in profit or loss.

Ads-tec Energy derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which ads-tec Energy neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company recognises loss allowances for expected credit losses (ECLs) on:

●	financial assets measured at amortised cost and

●	contract assets

The Company measures loss allowances at an amount equal to lifetime ECLs (simplified approach).

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, ads-tec Energy considers reasonable and supportable information that is relevant and available without undue cost or effort, this includes both quantitative and qualitative information and analysis.

Impairment losses for financial assets measured at amortised cost are recognised in an impairment account (loss allowance). Loss allowances are deducted from the gross carrying amount of the assets. Changes in the carrying amount of the loss allowance are recognised in profit or loss.

Financial liabilities

Recognition and initial measurement

Financial liabilities not at fair value through profit or loss (FVTPL) are initially measured at fair value plus or minus transaction costs that are directly attributable to its acquisition or issue.

Classification, subsequent measurement, and derecognition

Financial liabilities are classified as measured at amortised cost (FLAC) or FVTPL. A financial liability is classified as FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognised in profit or loss. They are subsequently measured at amortised cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognised in profit or loss. Any gain or loss on derecognition is also recognised in profit or loss.

Ads-tec Energy derecognises a financial liability when its contractual obligations are discharged or cancelled or expire. Ads-tec Energy also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, ads-tec Energy currently has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

2.2.6 Income taxes

Income Taxes

Income taxes are comprised of current and deferred tax. Current and deferred taxes are recognised in profit or loss except to the extent that they directly relate to items recorded in equity or other comprehensive income.

Current tax

Current tax comprises the expected tax payables or receivables on the taxable income for the year and any adjustment to the tax payables or receivables in respect of previous years. The amount of current tax payables or receivables is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date.

Current tax assets and liabilities are offset only if certain criteria are met.

Deferred taxes

Deferred taxes are recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred taxes are not recognised for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the entity is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognised for unused tax losses and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilised. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognise a deferred tax asset in full, future taxable profits are considered, based on the business plans the entity.

Deferred tax assets are reviewed at each reporting date and are reduced if it is no longer probable that the related tax benefit will be realised. Unrecognised deferred tax assets are reassessed at each reporting date and recognised to the extent that it has become probable that future taxable profits will be available against which they can be utilised.

Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date, and reflects uncertainty related to income taxes, if any.

Deferred tax assets and liabilities are offset if certain criteria are met.

2.2.7 Foreign currency transactions

Assets and liabilities denominated in a foreign currency are translated into the functional currency of ads-tec Energy using the exchange rate at the reporting date. Transactions in foreign currencies are translated into the functional currency of ads-tec Energy at the exchange rates at the dates of the transactions. Foreign currency differences are generally recognized in profit or loss and presented within other income and other expenses.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

2.2.8 Leases

The Company acts as lessee — at inception of a contract, ads-tec Energy assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Ads-tec Energy recognises a right-of-use asset and a lease liability at the lease commencement date. None of the leasing contracts started before the date of transition. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus, if applicable, any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to ads-tec Energy by the end of the lease term or the cost of the right-of-use asset reflects that ads-tec Energy will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, ads-tec’s Energy incremental borrowing rate.

Ads-tec Energy determines its incremental borrowing rate by obtaining interest rates from external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that ads-tec Energy is reasonably certain to exercise, lease payments in an optional renewal period if ads-tec Energy is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless ads-tec Energy is reasonably certain not to terminate early.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in ads-tec Energy’s estimate of the amount expected to be payable under a residual value guarantee, if ads-tec Energy changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Ads-tec Energy has elected not to recognise right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. Ads-tec Energy recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

2. Accounting policies (cont.)

2.2.9 Provision

A provision is a liability of uncertain timing or amount. Provisions are recognised if Ads-tec Energy has a present obligation to a third party based on a past event, an outflow of resources to settle the obligation is probable and the amount of the obligation can be reliably estimated. Provisions are discounted if the effect is material.

Provisions where the outflow of resources is likely to occur within the next year are classified as current, and all other provisions as non-current.

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as finance cost.

A provision for warranties is recognised when the underlying products or services are sold, based on historical warranty data and a weighting of possible outcomes against their associated probabilities.

2.2.10 Impairment of non-financial assets

At each reporting date, ads-tec Energy reviews the carrying amounts of its non-financial assets (other than inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs.

Typically, the CGUs are represented by the segments and the impairment test is performed at the level of this CGU. The Company manages its operations as a single segment entity, thus the impairment test is based on the entire entity level.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognised in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

Impairments and any triggering events did not occur in the reporting period.

3. Reporting and valuation methods

3.1 Assumptions and estimation uncertainties

The preparation of the financial statements requires a certain number of discretionary decisions, estimates and assumptions by the management board, which affect the application of the accounting methods and the stated amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are constantly reviewed. Revisions of estimates are reported prospectively. Discretionary decisions on the application of accounting methods primarily influence the amounts reported in the financial statements.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

3. Reporting and valuation methods (cont.)

Information about estimates and assumptions that may have a material effect on recognition and measurement of assets, liabilities, income and expenses are provided below:

Revenue recognition

Contracts where ADSE provides services to customers and which are realized over time usually require an estimate with regard to future costs to be incurred until completion of the contract. The resulting margin is thus estimated by management based on historical data and current forecasting and reviewed at least annually.

Useful lives of depreciable assets

Management reviews its estimate of the useful lives of depreciated assets at each reporting date, based on the expected utility of assets. Uncertainties in these estimates relate to technological obsolescence that may change the utility of certain software and IT equipment.

Inventories

Management estimates the net realisable values of inventories, considering the most reliable evidence available at the reporting date.

Allowances for expected credit losses (ECL) of trade receivables and contract assets

Management determines the expected credit losses (ECL) as a probability-weighted estimate of credit losses over the expected life of the trade receivables and contract assets. The most common-used calculation formula for ECL according to IFRS 9 which is applied in accordance with our accounting policy is:

ECL = EAD * PD * LGD [Expected Credit Losses = Exposure at Default (gross value) * Probability of Default * Loss Given Default]

Exposure at Default is the amount outstanding. Probability of default (PD) rates are determined by an external service provider, which is a credit insurance group.

Management estimates loss given default (LGD) rates. Ads-tec Energy uses a LGD rate of 40% as a management evaluation.

Provisions

The measurement of other provisions is based on the best possible estimate of the most probable settlement amount of the present obligation at the reporting date.

Recoverability of deferred tax assets

The calculation of deferred taxes is subject to estimation uncertainties in determining the availability of future taxable profit against which deductible temporary differences and the tax loss carryforwards can be utilized.

Uncertain tax positions

In cases for which it is probable that amounts declared as expenses in the tax returns might not be recognized (uncertain tax positions), a liability for income taxes is recognized. The amount is based on the best estimate of the expected tax payment (expected value or most likely amount). Tax refund claims from uncertain tax positions are recognized when it is probable that they can be realized. In the case of tax loss, no liability for taxes or tax claim is recognized for these uncertain tax positions. Instead, the deferred tax assets for the unused tax loss carryforwards or tax credits are to be adjusted.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

3. Reporting and valuation methods (cont.)

The contemplated transaction (see note 1.2.5) would give rise to the risk of the loss of tax loss carryforwards; however, sufficient unrealized gains are available, so that the risk of the loss of tax loss carryforwards is to be classified as low if the contemplated transaction is carried out.

3.2 Determination of fair values

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

Further information about the assumptions made in measuring fair value is included in the respective notes for the assets and liabilities concerned.

4. Disclosures on individual items of the financial statements

4.1. Statements of profit or loss and other comprehensive income

4.1.1 Revenue

Ads-tec Energy develops, produces, and distributes battery storage solutions for different areas of applications (“multi-use-case”). The product portfolio ranges from the field “residential” which includes small storage solutions, to the field “industrial” including power ranges up to multiple MW/MWh, as well as to the field “charging” which provides charging solutions for the expansion of the eMobility infrastructure at power-limited network points. Additionally, ads-tec Energy provides its customers with software solutions regarding intelligent controlling and monitoring of battery storage solutions. Other revenues include for example separately acquirable service contracts or maintenance services.

99,18% (2019: 97,01%) of revenues are generated in Germany. The following tables present the revenue from contracts with customers disaggregated by major products:

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Charging	40.514	14.163
Commercial & Industry	5.472	2.964
Residential	153	418
Service & Other	1.231	1.542
Total	47.370	19.087

Charging revenues of kEUR 40.477 (2019: kEUR 1.671) were recognized point in time while charging revenues of kEUR 37 (2019: kEUR 12.492) were recognized over time.

The following table provides information on contract assets and contract liabilities from contracts with customers.

In kEUR	31.12.2020	31.12.2019	01.01.2019
Trade Receivables, which are included in ‘Trade and other receivables’	926	2.426	2.780
Contract assets	1.627	1.062	0
Contract liabilities	8.142	37.828	28.238

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

The contract assets primarily relate to the Company’s rights to consideration for development activities completed but not billed at the reporting date. Revenues for these development activities are realized over time. Because there are cases where there has not been an advanced consideration by the customer or the already recognized revenue in the period exceeds the advanced consideration by the customer ads-tec Energy recognizes a contract asset. The contract assets are transferred to receivables when the rights become unconditional. This usually occurs when ads-tec Energy delivers the ordered product.

Contract liabilities mainly relate to the advanced consideration received from customers in advance to the delivery of the product and may include separate performance obligations for extended warranties. Ads-tec Energy develops and produces specific solutions for its customer which causes the orders to have a certain delivery time. The contract liabilities have increased by kEUR 9.590 from 01.01.2019 to 31.12.2019 and decreased by kEUR 29.686 from 31.12.2019 to 31.12.2020. Contract liabilities will be recognised as revenue when the contract ends at the latest, which is generally expected to occur no longer than one year. Long-term contract liabilities existed only in 2019 in the amount of kEUR 3.500. However, the contract balance may change between contract asset and contract liability depending on whether ads-tec Energy or the customer is behind with performance.

The amount of kEUR 27.958 included in contract liabilities as at 31 December 2019 has been recognised as revenue in the reporting period 2020 (kEUR 3.494 included in contract liabilities as at 31 December 2018 as revenue in the reporting period 2019).

The increase in cash received excluding amounts recognised at the beginning of the period amounts to kEUR 1.690 as of December 31, 2020 and kEUR 13.093 as of December 31, 2019.

There are no incremental costs to obtain or fulfil a contract with a customer, which would have to be recognised as an asset. Furthermore, contracts with customers do not contain a significant financing component.

Performance obligations and revenue recognition policies

Revenue is measured based on the consideration specified in the contract with a customer. Ads-tec Energy generally recognises revenue when it transfers control over a good to a customer.

The following table provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms, and the related revenue recognition policies:

Type of product	Nature and timing of satisfaction of performance obligation, including significant payment terms	Revenue recognition under IFRS 15
Charging

The production of charging products may also include the customer-specific development of the goods for the customer. Because there is a high dependency between the development and the production performance these are seen as one single performance obligation according to IFRS 15.

Invoices are issued according to contractual terms and are usually payable within 30 days.

Revenue (and associated costs) for the sale of charging products is typically recognized at a point in time. Some contracts are also recognized over time (e.g., customer-specific products with no alternative use).

For those contracts recognized over time, progress of completion is based on either delivery of goods to the customer’s premises or on the input-based cost-to-cost method.

Advances received are included in contract liabilities.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

Type of product	Nature and timing of satisfaction of performance obligation, including significant payment terms	Revenue recognition under IFRS 15
Commercial & Industry

Customers obtain control of the product when the goods are delivered to the customer’s premises. Invoices are generated and revenue is recognized at that point in time.

Invoices are usually payable within 30 days.

Revenue is typically recognized when the product has been delivered to the customer’s premises at a point in time. Some contracts are also recognized over time (e.g., customer-specific products with no alternative use).

For those contracts recognized over time, progress of completion is based on either delivery of goods to the customer’s premises or on the input-based cost-to-cost method.

Advances received are included in contract liabilities.

Residential

Customers obtain control of the small storage solution products when the goods are delivered to the customer’s premises. Invoices are generated and revenue is recognized at that point in time.

Invoices are usually payable within 30 days.

Revenue is recognized when the product has been delivered to the customer’s premises at a point in time.
Service & Other

Service and other include service obligations such as repair and maintenance and replacement parts. Invoices for these services are usually payable within 30 days.

Invoices for replacement parts are issued at the point in time of the delivery of the good and usually payable within 30 days. The invoices for software solutions are issued when the license is ordered by the customer and are usually payable within 30 days

Revenue for software solutions are recognized at a point in time ads-tec Energy gives its customer a right-of-use according to IFRS 15.B56.

One-time revenues from replacement parts are also recognized at the point in time of the provided service.

Revenue for repair and maintenance are recognized as the services are provided. The stage of completion for determining the amount of revenue to recognise is assessed based on the work performed.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4.1.2 Functional costs

Cost of goods sold

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Cost of materials	38.100	19.138
Personnel expenses	2.819	1.632
Depreciation and amortization	1.515	470
Other expenses	3.114	979
Total	45.548	22.219

4. Disclosures on individual items of the financial statements (cont.)

The increase in cost of goods sold is the result of sales growth. The increase in the depreciation and amortization within the costs of goods sold is the result of the capitalization and amortization of internally generated assets and of the Right-of-Use assets.

The increase of other expenses within the cost of goods sold mainly relates to one single warranty obligation.

Selling and general administrative expenses

Selling expenses amount to kEUR 1.449 (2019: kEUR 1.474). Selling expenses consist of external storage expenses, packaging and comprise personnel expenses, marketing costs and other selling expenses.

General administrative expenses amount to kEUR 6.121 (2019: kEUR 4.450). They consist of expenses which are not attributable to Cost of goods sold or selling expenses and comprise personnel expenses, cost allocation within the ads-Group and other administrative costs.

Personnel expenses

Personnel expenses are included in Cost of goods sold, Selling and General administrative expenses and research and development expenses. They comprise wages and salaries in the amount of kEUR 5.911 (2019: kEUR 4.255) and social contributions in the amount of kEUR 973 (2019: kEUR 771).

Research and development expenses

Research and not capitalized development expenses amounting to kEUR 749 (2019: kEUR 473). They comprise wages and salaries and material expenses.

The Company has capitalised development cost in total of kEUR 5.470 (2019: kEUR 4.744). Amortization of development cost amounts to kEUR 647 (2019: kEUR 0).

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4.1.3 Other income and other expense

Other income includes the following:

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Income from subsequent payments	44	381
Income from utilization of provisions	58	328
Income from reversal of provisions	233	0
Cost refunds	119	93
Insurance compensation	61	85
Income from reduction of credit loss	17	129
Income from sale of assets	0	8
Other	7	0
Sales to employees	1	3
Total	541	1.026

Cost refunds are related to government grants received. The company has received ten government grants as of the reporting date. As of the reporting date such received government grants amount to kEUR 4.282 (December 31, 2019: kEUR 4.176, January 01, 2019: kEUR 4.013). As of the reporting date, a total of kEUR 13 (December 31, 2019: kEUR 6, January 01, 2019: kEUR 79) of the grants had not yet been paid to the company. This amount is recognized as a receivable at the reporting date. All the grants received were awarded to cover only research expenses. The research projects to which the grants relate essentially comprise research in the fields of electromobility, batteries and energy storage systems, emission-free systems and energy supply of the future.

4. Disclosures on individual items of the financial statements (cont.)

Other expense includes the following:

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Warranties	1.976	0
Compensation	105	830
Expenses from disposal of assets	70	156
Expenses due to subsequent events	27	0
Other expenses	46	124
Total	2.224	1.110

4.1.4 Finance costs

The finance costs recognized in profit or loss are as follows:

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Interest expense from bank loans	1.621	584
Interest expense from related party loans	261	114
Interest expense from leasing	78	53
Interest from provisions	37	16
Other interest expense	137	119
Total	2.135	885

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4.1.5 Income taxes

The tax benefit/(expenses) include current and deferred taxes. Current taxes and deferred taxes are reported in profit or loss, except for the extent to which they are reported directly in equity or in the other operating income.

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Current year	0	0
Changes in estimates related to prior years	0	0
Current tax expense	0	0
Origination and reversal of temporary differences	112	(3.655)
Recognition of previously unrecognized (derecognition of previously recognized) tax losses	(67)	2.165
Recognition of previously unrecognized (derecognition of previously recognized) deductible temporary differences	0	0
Deferred tax expense	45	(1.490)
Total	45	(1.490)

Reconciliation of the effective tax rate

The entity’s tax rate of 29,48% combines a corporate tax rate of 15%, a solidarity surcharge thereon of 5.5% and a trade tax rate of 13,65%.

4. Disclosures on individual items of the financial statements (cont.)

In kEUR	01.01.2020 – 31.12.2020	01.01.2019 – 31.12.2019
Result before tax from continuing operations	(10.325)	(10.559)
Tax using the Company’s domestic tax rate	3.043	3.112
Tax effect of:
No-deductible expenses	(30)	(14)
Current-year losses for which no deferred tax asset is recognized	(2.968)	(4.585)
Others	0	(3)
Total	45	(1.490)

Unrecognised deferred tax assets

Deferred tax assets have not been recognised for tax loss carryforwards:

In kEUR	31.12.2020	31.12.2019	01.01.2019
Tax loss carryforwards	32.936	22.865	7.310

All tax losses carried forward have no date of expiry.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

Movement in deferred taxes

Deferred tax balances developed as follows:

In kEUR	DTA	DTL	31.12.2020	DTA	DTL	31.12.2019	DTA	DTL	01.01.2019
Intangible assets	0	4.048	(4.048)	0	2.626	(2.626)	0	1.228	(1.228)
Property, plant and equipment	0	738	(738)	0	477	(477)	0	409	(409)
Inventories	0	1.408	(1.408)	0	7.192	(7.192)	0	2.850	(2.850)
Contract assets	0	480	(480)	0	313	(313)	0	0	0
Trade and other receivables	0	84	(84)	0	276	(276)	0	2	(2)
Non-current liabilities	595	0	595	417	0	417	385	0	385
Non-current other provisions	0	31	(31)	15	0	15	0	8	(8)
Trade payables	41	0	41	10	0	10	97	0	97
Contract liabilities	2.400	0	2.400	6.991	0	6.991	3.905	0	3.905
Other current liabilities	163	0	163	70	0	70	39	0	39
Current other provisions	0	24	(24)	0	343	(343)	0	0	0
Tax loss carryforwards	2.168	0	2.168	2.236	0	2.236	71	0	71
Netting	(5.366)	(5.366)	0	(9.738)	(9.738)	0	(4.497)	(4.497)	0
Total	0	1.446	(1.446)	0	1.490	(1.490)	0	0	0

Deferred tax assets and liabilities are offset according to the requirements of IAS 12.74.

The movement of all deferred tax positions is recognized in the P&L as no deferred taxes exist which are related to transaction in equity or OCI.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

4.1.6 Earnings per Share

The company is a private limited liability company, which allots interests (shares) of the Company to its shareholders.

Earnings per share (basic) and earnings per share (diluted) are calculated based on the earnings attributable to the ads-tec Energy GmbH shareholders.

Dilutive effects did not occur.

The loss attributable to the shareholders of ads-tec Energy GmbH (basic and diluted) amount to kEUR 10.280 (2019: kEUR 12.050). The weighted average number of interests in circulation (basic and diluted) amounts to 32.039 (2019: 32.039).

Profit (loss) attributable to shareholders	2020	2019
	kEUR	kEUR
Profit (loss) for the year, attributable to the owners of the Company	(10.280)	(12.050)
Dividends	0	0
Profit (loss) attributable to ordinary shareholder	(10.280)	(12.050)

Weighted-average number of ordinary shares (basic)	2020	2019
	# shares	# shares
Issued shares	32.039	32.039
Weighted-average number of shares at 31 December	32.039	32.039

Earnings (loss) per share	2020	2019
	kEUR	kEUR
Earnings attributable to shareholders	(10.280)	(12.050)
Average number of shares outstanding	32.039	32.039
Basic earnings (loss) per share	(0,32)	(0,38)

4.1.7 Cash Flow statement

The Company has elected to present cash flows from operating activities using the indirect method and has used the Profit for the period as the starting point for presenting operating cash flows.

The Company has classified cash payments for lease payments as financing activities.

The Cash and cash equivalents presented in the statement of cash flows comprise all cash reported in the statements of financial position.

The Group has elected to classify cash flows from interest paid as financing activities, cash flows from interest received and dividends received as investing activities, and cash flows from dividends paid as financing activities. However, neither interests nor dividend has been paid or received in the reporting period.

The change in trade and other payable not attributable to investing or financing activities does not include change in the total amount of shareholder loans and corresponding accrued interest expenses from the shareholder loans, as those changes are presented in the separate line items Proceeds from borrowings and shareholder contribution and loans and finance expense.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

4.2 Statements of financial position

4.2.1 Leases

Ads-tec Energy leases two warehouse property and two real property in Germany, one forklift as well as 15 vehicles. The lease maturity runs from 5 months up to 10 years. Ads-tec Energy does not have the option to purchase the assets at the end of the contract term (for the movements in right of use assets refer to note 4.2.1).

Some property leases contain an extension option. If the company intends to use the option, this was already considered in the useful Life of the lease agreement.

When measuring lease liabilities, ads-tec Energy discounted lease payments using its incremental borrowing of from 3,55% to 7,20%. For the calculation of the incremental borrowing rates, European triple A bonds were used as the basis and adjusted for a risk premium corresponding to the external borrowing rates (credit spread).

Additions of property as of December 31, 2020 include a remeasurement of a leasing contract in the amount of kEUR 52.

The development of right-of-use assets is shown in the following table:

In kEUR	Property	Vehicles	Total
Right-of-use assets
2019
Balance at 01.01.2019	1.349	37	1.386
Depreciation charge for the year	165	30	195
Additions to right-of-use assets	342	87	429
Derecognition of right-of-use assets	0	0	0
Balance at 31.12.2019	1.526	94	1.620

In kEUR	Property	Vehicles	Total
Right-of-use assets
2020
Balance at 01.01.2020	1.526	94	1.620
Depreciation charge for the year	343	65	408
Additions to right-of-use assets	1.163	128	1.291
Derecognition of right-of-use assets	0	0	0
Balance at 31.12.2020	2.346	158	2.503

For leases with short-term contracts of up to one year and low-value assets, ads-tec Energy has elected not to recognise right-of-use-assets and lease liabilities. In both periods there were no material expenses for short-term leases and low-value assets.

There are no material expenses relating to variable lease payments in the measurement of lease liabilities.

The Company did not enter into any sublease agreements.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

In 2020 a total cash outflow for leases in the amount of kEUR 454 (2019: kEUR 227) was recognised.

The amounts recognised in profit or loss are shown in the following table:

In kEUR	2020	2019
Amounts recognized in profit or loss
Interest on lease liabilities	78	53
Expenses relating to short-term leases	10	0
Expenses relating to leases of low-value assets, excluding short-term leases of low value assets	0	0

Amounts recognized in the statement of cash flows
Total cash outflow of leases	454	227

4.2.2 Property, plant and equipment

The development of fixed assets is shown below:

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Cost
As of 01.01.2019	1.544	3	1.547
Additions	1.323	0	1.323
Disposals	(467)	0	(467)
Reclassification	3	(3)	0
As of 31.12.2019	2.403	0	2.403

Additions	967	92	1.059
Disposals	(132)	0	(132)
Reclassification	0	0	0
As of 31.12.2020	3.237	92	3.329

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Depreciation
As of 01.01.2019	(542)	0	(542)
Depreciation	(358)	0	(358)
Disposals	78	0	78
As of 31.12.2019	(822)	0	(822)
Depreciation	(550)	0	(550)
Disposals	62	0	62
As of 31.12.2020	(1.310)	0	(1.310)

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

In kEUR	Property, plant and equipment	Construction in progress and advance payments	Total
Carrying amounts
Carrying amounts on 01.01.2019	1.002	3	1.005
Carrying amounts on 31.12.2019	1.581	0	1.581
Carrying amounts on 31.12.2020	1.927	92	2.019

4.2.3 Intangible assets

The development of intangible assets is shown below:

In kEUR	Internally generated assets	Software	Total
Cost
As of 01.01.2019	5.682	118	5.801
Additions	4.744	25	4.768
Disposals	0	0	0
Reclassification	0	0	0
As of 31.12.2019	10.426	143	10.569

Additions	5.470	104	5.574
Disposals	0	(10)	(10)
Reclassification	0	0	0
As of 31.12.2020	15.896	237	16.133

In kEUR	Internally generated assets	Software	Total
Amortization
As of 01.01.2019	0	(94)	(94)
Additions	0	(19)	(19)
Disposals	0	0	0
As of 31.12.2019	0	(113)	(113)
Additions	(647)	(36)	(683)
Disposals	0	0	0
As of 31.12.2020	(647)	(150)	(797)

In kEUR	Internally generated assets	Software	Total
Carrying amounts
01.01.2019	5.682	25	5.707
31.12.2019	10.426	30	10.456
31.12.2020	15.249	88	15.337

The internally generated intangible assets primarily relate to the capitalised costs of the Company’s development of pioneering technologies, for which the Company intends to enable itself on the market as a provider of advanced system solutions in the fields of energy storage, battery technology and electromobility. The intangible assets are amortised according to their useful life and the amortisation is presented in costs of goods sold.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

4.2.4 Other investments

Other investments (long term) in the amount of kEUR 140 in 2020 (December 31, 2019: kEUR 0, January 1, 2019: 26) include a deposit for a rental building amounting to kEUR 102 and a cash deposit at the Swiss tax office amounting to kEUR 37.

4.2.5 Trade and other receivables

Trade and other receivables can be broken down as follows:

In kEUR	31.12.2020	31.12.2019	01.01.2019
Trade receivables	926	2.426	2.780
Other receivables financial	28	37	109
Other receivables non-financial	1.098	928	553
Deferred expenses and accrued income	27	69	60
Total	2.079	3.460	3.502

Other receivables non-financial mainly include advanced payments made (December 31, 2020: kEUR 274; December 31, 2019: kEUR 927; January 1, 2019: kEUR 551) and a VAT claim amounting to kEUR 778 for the financial year 2020.

4.2.6 Inventories

Inventories can be broken down to the following items as follows:

In kEUR	31.12.2020	31.12.2019	01.01.2019
Raw materials	14.906	27.559	15.659
Work in progress	3.955	7.631	1.299
Finished goods	3.830	811	297
Supplies	0	0	0
Total	22.691	36.001	17.255

In kEUR	31.12.2020	31.12.2019	01.01.2019
Write-downs raw materials	(1.081)	(503)	(38)
Write-downs work in progress	(12)	5	11
Write-downs finished goods	7	(10)	(6)
Write-downs supplies	0	0	0
Total	(1.086)	(508)	(33)

4.2.7 Cash and cash equivalents

Cash and cash equivalents comprise cash at banks (2020: kEUR 17, 2019: kEUR 9.324) and cash (2020: kEUR 1, 2019: kEUR 1).

The Cash and cash equivalents presented in the statement of cash flows comprise all cash reported in the statements of financial position.

In kEUR	31.12.2020	31.12.2019	01.01.2019
Cash	1	1	1
Cash at banks	17	9.324	21.546
Time deposits with an original term of up to 3 months	0	0	0
Total	18	9.325	21.547

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

4.2.8 Equity

The changes in the various components of equity from January 01, 2019 through December 31, 2020 are shown in ads-tec Energy’s statement of changes in equity.

The subscribed capital amounts to kEUR 32 and is fully paid in.

Capital Reserves as at December 31, 2020 amount to kEUR 20.950 (December 31, 2019: kEUR 20.950, January 1, 2019: kEUR 5.974).

Other reserves consist of accumulated earnings of the companies included in the financial statements and other equity.

Equity (in kEUR)	31.12.2020	31.12.2019	01.01.2019
Subscribed capital	32	32	26
Capital reserves	20.950	20.950	5.974
Other equity	0	0	14.983
Retained earnings	(19.291)	(7.241)	(7.241)
Profit/Loss	(10.280)	(12.050)	—
Equity attributable to owners of the company	(8.589)	1.691	13.741
Total equity	(8.589)	1.691	13.741

The Company does not grant any shared based payments or warrants to its key management.

Other equity as on 1st January 2019 consists of proceeds of a capital contribution, which was fully paid in as on 1st January 2019, but not legally effective as on 1st January 2019. This contribution includes a total of kEUR 6 of subscribed capital and kEUR 14.976 of capital reserves. The capital contribution was legally effective within financial year 2019.

4.2.9 Loans and borrowing

Loans and borrowings include a secured bank loan with varying use amounting to kEUR 354 (December 31, 2019: 0, January 01, 2019: 0) which is secured over the security assignment of trade receivables and inventories with its total amount of kEUR 354. The interest rate is 4,087%. The interest rate can change according to the 3-Month-EURIBOR plus a temporary markup of 4,5 percentage points. The markup on the 3-Month-EURIBOR applies until July 31, 2021 and can then be renegotiated. Corresponding to the earliest scheduled possibility of repayment (December 31, 2023) the loan is classified as repayable between one and five years.

There are no liabilities with conversion rights as of Dec. 31, 2020.

4.2.10 Trade and other payables

In kEUR	31.12.2020	31.12.2019	01.01.2019
Trade payables	8.763	2.290	3.422
Other payables due to related parties	9.513	10.383	2.833
Accrued expenses	847	488	293
Other payables financial	17.876	6.630	50
Other payables non-financial	913	128	85
Total	37.912	19.919	6.683

Trade payables mainly consist of trade accounts payable and accruals for outstanding invoices.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

Other payables due to related parties mainly consist of a loan (subordinated) from ads-tec Holding GmbH in the amount of kEUR 7.709 (December 31, 2019: kEUR 7.448, January 1, 2019: kEUR 0). Of the total loan amount, an interest rate of 2% per year applies to a partial amount of kEUR 5.970 and an interest rate of 10% in total, thereof 2% ‘in kind’ per year applies to a partial amount of kEUR 1.400. Furthermore other payables due to related parties consist of a liability to ads-tec Administration GmbH in the amount of kEUR 846 (December 31, 2019: kEUR 658, January 1, 2019: kEUR 7) and a liability to ads-tec Dresden GmbH in the amount of kEUR 450 (December 31, 2019: kEUR 496, January 1, 2019: kEUR 46).

Regarding covenants the Company is not allowed to make payments to shareholders or with them related parties such as dividends. Additionally, the Company cannot make investments outside of the in the corporate planning included investments. Ads-tec Energy is obligated to present the lender with a detailed and regular liquidity planning.

Other payables financial mainly consist of two loans from the other shareholder. On the one hand, a loan in the amount of kEUR 10.550 (December 31, 2019: kEUR 0, January 1, 2019: kEUR 0. The interest rate for the loan is 10% per year with the possibility for the company of capitalizing 2% of this interest rate per year (‘in kind’). On the other hand, a subordinated loan in the amount of kEUR 7.087 (December 31, 2019: kEUR 6.568, January 1, 2019: kEUR 0). The interest rate for the subordinated loan is 8% per year. Both loans are payable at the end of the loan term. The covenants for the loans are equivalent to the intercompany loan’s covenants.

For information about ads-tec Energy’s exposure to liquidity risks please refer to note 4.2.12.2.

4.2.11 Other Provisions

In kEUR	Warranties	Legal	Onerous contracts	Archiving costs	Miscellaneous provisions	Total
As of 01.01.2019	231	0	0	14	101	346
Added	260	0	35	3	30	292
Utilized	246	0	0	2	0	249
Reserved	0	0	0	0	0	0
As of 31.12.2019	245	0	35	15	131	426

Date of maturity
Current	164	0	35	15	0	214
Non-current	81	0	0	0	131	212
Total	245	0	35	15	131	426

In kEUR	Warranties	Legal	Onerous contracts	Archiving costs	Miscellaneous provisions	Total
As of 31.12.2019	245	0	35	15	131	426
Added	3.183	0	20	2	257	3.462
Utilized	285	0	35	3	0	322
Reserved	0	0	0	0	57	57
As of 31.12.2020	3.143	0	20	14	331	3.508

Date of maturity
Current	1.930	0	20	14	0	1.964
Non-current	1.212	0	0	0	331	1.543
Total	3.143	0	20	14	331	3.508

There are no pension commitments or similar obligations.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

4.2.12 Financial instruments and risk management

4.2.12.1 Financial instruments

The following table provides the carrying amounts and fair values of all financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and liabilities not measured at fair value if the carrying amount is a reasonable approximation of the fair value. Further, the fair value disclosure of lease liabilities is also not required.

In kEUR		Fair Value Hierarchy	Book value 31.12.2020	Fair Value 31.12.2020	Book value 31.12.2019	Fair Value 31.12.2019	Book value 01.01.2019	Fair Value 01.01.2019
Assets
Other receivables financial (long term)	At amortized cost	3	4	4	4	4	0	0
Other investments	At amortized cost	3	0	0	0	0	26	26
Trade receivables (short term)	At amortized cost	3	926	926	2.426	2.426	2.780	2.780
Other receivables financial (short term)	At amortized cost	3	25	25	33	33	109	109
Cash and cash equivalents	At amortized cost	3	18	18	9.325	9.325	21.547	21.547
Total			973	973	11.787	11.787	24.462	24.462
Liabilities
Other payables financial (long term)	At amortized cost	3	17.637	17.637	6.568	6.568	0	0
Trade payables due to related parties (long term)	At amortized cost	3	7.709	7.709	7.448	7.448	0	0
Lease liabilities (short term)	At amortized cost	3	551		236		131
Loans and borrowings (short term)	At amortized cost	3	354	354	0	0	0	0
Other payables financial (short term)	At amortized cost	3	239	239	62	62	50	50
Trade payables (short term)	At amortized cost	3	8.763	8.763	2.290	2.290	3.422	3.422
Trade payables due to related parties (short term)	At amortized cost	3	1.804	1.804	2.934	2.934	2.833	2.833
Total			37.057	36.506	19.540	19.303	6.436	6.305

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

If reclassifications to other levels of the measurement hierarchy are necessary, they are made at the end of the fiscal year in which the event that necessitates the reclassification occurs. There were no reclassifications for all periods.

4.2.12.2 Financial risk management

The Company has exposure to the following risks arising from financial instruments:

●	Credit risk

●	Liquidity risk

●	Market risk

Ads-tec Energy’s managing directors have overall responsibility for the establishment and oversight of ads-tec Energy’s risk management framework. The managing directors are also responsible for developing and monitoring its risk management policies.

Ads-tec Energy’s risk management policies are established to identify and analyse the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Ads-tec Energy aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations.

Ads-tec Energy’s main financial liabilities include trade payables, a shareholder loan, an intercompany loan, lease liabilities as well as a short term secured bank loan. The primary purpose of these financial liabilities is to finance ads-tec Energy’s operations and provide guarantees to support its operations. Ads-tec Energy is mainly exposed to liquidity risk as well as credit risk. The market risk, including mainly interest rate risk and currency risk can be negligible due to the fact that the Company does not have loans with variable interest rates and almost all of the business activities are concluded in the reporting currency Euro.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers and contract assets.

The carrying amounts of financial assets and contract assets represent ads-tec Energy’s maximum credit exposure. Ads-tec Energy monitors its credit risk regularly.

Impairment losses on financial assets recognized in profit or loss amounted to kEUR 9 in the financial year 2020 (2019: kEUR 63).

Trade receivables and contract assets

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the factors that may influence the credit risk of its customer base, including the default risk associated with the industry and country in which customers operate.

For trade receivables and contract assets, ads-tec Energy applies the “simplified approach” and measures and accounts the loss allowance for its trade receivables at an amount equal to the lifetime expected credit losses. As there is a heterogeneous portfolio of customers separate probabilities of default rated are determined for each significant customer. The determination of probability of default is done by an external service provider that acts as an independent credit rating agency.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

A write-off of the trade receivables and contract assets of individual customers within the simplified approach is applied if one or more events take place that have an influence on the customer’s credit rating. These events include payment delays, pending insolvency or concessions by the debtor due to payment difficulties. Trade receivables and contract assets are written off when there is no reasonable expectation of recovery.

Because the Company has generated 87% (2019: 77%) of revenue in the financial year 2020 (2019) with one customer the credit risk is mainly based on that particular customer.

In kEUR	31.12.2020	31.12.2019	01.01.2019
Trade receivables and contract assets arising from contracts with customers	3.118	3.590	3.080
thereof trade receivables	1.491	2.528	3.080
thereof contract assets	1.627	1.062	0
Impairment loss on trade receivables and contract assets arising from contracts with customers	(91)	(161)	(231)
Total	3.026	3.429	2.849

In kEUR	Weighted-average loss rate	Gross carrying amount	Loss allowance	Credit-impaired
31.12.2020
Current (not past due)	0,03%	1.717	(1)	0
1-30 days past due	0,12%	1.124	(1)	0
31-60 days past due	0,25%	62	0	0
61-90 days past due	0,40%	13	0	0
More than 90 days past due	44,03%	201	(88)	0
Total		3.118	(91)	0

In kEUR	Weighted-average loss rate	Gross carrying amount	Loss allowance	Credit-impaired
31.12.2019
Current (not past due)	0,06%	3.144	(2)	0
1-30 days past due	2,94%	217	(6)	0
31-60 days past due	72,49%	1	0	0
61-90 days past due	0,25%	31	0	0
More than 90 days past due	77,19%	198	(152)	0
Total		3.590	(161)	0

In kEUR	Weighted-average loss rate	Gross carrying amount	Loss allowance	Credit-impaired
01.01.2019
Current (not past due)	0,37%	2.169	(8)	0
1-30 days past due	2,37%	327	(8)	0
31-60 days past due	48,00%	336	(161)	0
61-90 days past due	0,07%	37	0	0
More than 90 days past due	25,70%	210	(54)	0
Total		3.080	(231)	0

The anomaly in the weighted-average loss rate relates to individual receivables only.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

The Company considers the probability of default at the date of initial recognition of assets and the existence of a significant increase in the risk of default during all reporting periods. To assess whether the risk of default has increased significantly, ads-tec Energy compares the risk of default on the asset at the reporting date with the risk of default at the initial recognition. Available, appropriate, and reliable forward-looking information is considered. Indicators such as internal and external credit ratings as well as actual and expected significant changes in the debtor’s earnings situation are taken into account.

Cash and cash equivalents

Cash and cash equivalents are mainly cash at banks. The company regularly monitors the corresponding bank’s credit ratings. Due to the short investment period and the good credit rating of the banks ads-tec Energy considers that its cash and cash equivalents have low credit risk. Consequently, no impairment was recognized on cash and cash equivalents.

Liquidity Risk

Liquidity risk is the risk that ads-tec Energy will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset.

Ads-tec Energy aims to maintain the level of its cash and cash equivalents at an amount more than expected cash outflows on financial liabilities.

Exposure to liquidity risk

The following table shows the remaining contractual maturities of ads-tec Energy’s financial liabilities at the reporting date. The amounts are gross and undiscounted and include contractual interest payments:

In kEUR	Carrying amount	Less than 1 year	1-5 years	More than 5 years
Balance as of 31.12.2020
Secured bank loans	354	0	354	0
Finance lease liabilities	2.556	0	551	2.004
Trade payables	8.763	8.763	0	0
Trade payables due to related parties	9.513	1.804	0	7.709
Other payables	19.636	1.888	0	17.748
Total	40.821	12.455	905	27.461

In kEUR	Carrying amount	Less than 1 year	1-5 years	More than 5 years
As of 31.12.2019
Secured bank loans	0	0	0	0
Finance lease liabilities	1.641	0	236	1.404
Trade payables	2.290	2.290	0	0
Trade payables due to related parties	10.383	2.934	0	7.448
Other payables	7.247	595	0	6.651
Total	21.560	5.820	236	15.504

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

In kEUR	Carrying amount	Less than 1 year	1-5 years	More than 5 years
As of 01.01.2019
Secured bank loans	0	0	0	0
Finance lease liabilities	1.386	0	131	1.255
Trade payables	3.422	3.422	0	0
Trade payables due to related parties	2.833	2.833	0	0
Other payables	428	361	0	67
Total	8.069	6.616	131	1.322

As to the date of preparation this financial statements the company’s’ financing is mainly maintained through two shareholder loans and two bank credit lines from one bank.

One credit line granted by the bank may include cash or guarantees in total of max. kEUR 10.000 until 31st December 2021. The other credit line includes a guarantee in total of max. kEUR 10.000 until 30th April 2022, and after that kEUR 5.000 until 31st December 2023.

The bank has the right of termination without notice in case certain covenants are not being met and the company’s liquidity will worse significantly.

Thus, ads-tec Energy is exposed to liquidity risks, if the financial covenants for the intercompany loan, the two loans from one of the shareholders and the secured bank loan are not met. A future breach of the covenant may require ads-tec Energy to repay the loans earlier than indicated in the above table. For further information, refer to note 4.2.8 and 4.2.9.

However, management assess the bank maintaining of the credit lines as highly probable until the contemplated transaction (see note 1.2.5). As to the date of the preparation of these financial statements there is no indication that the financing will not be maintained by the bank.

Market risk

Market risk is the risk that changes in market prices — e.g. foreign exchange rates, interest rates and equity prices — will affect ads-tec Energy’s income or the value of its holdings of financial instruments. The financial instruments affected by market risk essentially comprise of financial liabilities. Market risk can be seen as a subordinated risk for ads-tec Energy.

Currency risk

Ads-tec Energy is not exposed to currency risk since 99,18% (2019: 97,01%) of revenues are generated in Germany.

Other market risks

Ads-tec Energy is not significantly exposed to other market risks.

4.2.13 Capital Management

The Company’s policy is to maintain its ability to pay and to sustain future development of the business. A capital structure that optimizes capital costs of equity and debt is being targeted, thus the Company pursues to lower its debt and monitors the liquidity ratio regularly.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

4. Disclosures on individual items of the financial statements (cont.)

The Company is mainly financed by types of subordinated shareholder loan agreements, contract liabilities, bank credit lines and bank guarantees. The main part relates to long-term subordinated loans issued by the shareholders of the Company. The long-term bank credit line is tied to compliance with financial covenants, which have always been met in the reporting periods 2019 and 2020. There are no indications that the covenants cannot be fully complied with in the foreseeable future.

5. Segment Reporting

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s focus is on the research, development and manufacturing of products and services in the fields of energy management, energy storage and e-mobility.

The executive board of the ads-tec Energy GmbH and the shareholders’ board of ads-tec Energy GmbH, together represents the CODM, who regularly reviews the operating results and makes decisions about the allocation of the Company’s resources. For purposes of internal management and allocation of resources, the Company has performed corporate management and control at the overall corporate level in fiscal year 2020 and in previous fiscal years, based on German-GAAP financials. Please refer to note 9 for the explanation of impacts due to transition from German-GAAP to IFRS.

99,18% (2019: 97,01%) of revenues are generated in Germany. Non-current assets are in Germany only.

Revenues from one customer of the Company represented approximately kEUR 41.041 (2019: kEUR 14.659) of the Company’s total revenues.

6. Related parties

Related parties are natural persons or companies that can be influenced by the Reporting Entity that can exert an influence on the Reporting Entity or that are under the influence of another related party of the Reporting Entity. Transactions between related parties mainly include loans, leases and management services. All business transactions, receivables and liabilities with related parties existing at the reporting date result from ordinary business activities and are conducted at arm’s length.

The subscribed capital amounts to kEUR 32 as of the reporting date. The subscribed capital corresponds to the shareholder’s agreement and the extract from the Commercial Register.

Shareholders were as of the reporting date 31.12.2020:

	Number of shares	Share in percent
Ads-tec Holding GmbH	19.543	61,0
Bosch Thermotechnik GmbH	12.496	39,0
Total	32.039	100,0

The following is a brief explanation of the Company’s relationship with the ADS-Group and the Bosch Group for overview purposes:

Ads-tec Holding GmbH acts as a shareholder of the Company and has extended loans to the Company in the past. Ads-tec Dresden GmbH mainly provides manufacturing services for the Company. Ads-tec Administration GmbH mainly provides administrative services for the company. To ads-tec Industrial IT GmbH, the Company mainly pays a liability remuneration for guarantees.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

6. Related parties (cont.)

Bosch Thermotechnik GmbH acts as a shareholder of the Company and has extended loans to the Company in the past. Affiliated companies to the Bosch Thermotechnik GmbH’s parent Robert Bosch GmbH mainly provide development services for the Company.

The table below provides an overview of significant account balances and transactions from such relationships.

In kEUR	01.01.2020 – 31.12.2020
	Sales of goods and services	Purchase of goods and services	Other income	Other expense	Interest expense
Transactions with shareholders	0	(371)	0	(2.451)	(1.368)
Transactions with affiliated companies	22	(4.197)	0	(3.195)	(48)
Transactions with associated companies	0	(75)	0	(54)	0
Transactions with related persons	0	0	0	(2)	0
Total	22	(4.643)	0	(5.702)	(1.416)

In kEUR	01.01.2019 – 31.12.2019
	Sales of goods and services	Purchase of goods and services	Other income	Other expense	Interest expense
Transactions with shareholders	0	0	0	(721)	(308)
Transactions with affiliated companies	163	(2.807)	341	(3.630)	(87)
Transactions with associated companies	0	(60)	0	(69)	0
Transactions with related persons	0	0	0	(2)	0
Total	163	(2.867)	341	(4.422)	(395)

Purchase of goods and services

Purchase of goods and service with shareholders of kEUR 371 (2019: kEUR 0) relates mainly to support services provided by the Bosch Thermotechnik GmbH.

Other income

Other income consists of income relating to other periods in the amount of kEUR 0 (2019: kEUR 341) from ads-tec Engineering GmbH.

Other expense

Other expense mainly includes the administration fees of kEUR 2.474 (2019: kEUR 2.143) paid to ads-tec Administration GmbH, engineering support of kEUR 1.093 (2019: kEUR 0) paid to ITK Engineering GmbH, kEUR 859 (2019: kEUR 65) to Bosch Thermotechnik GmbH, management fees of kEUR 450 (2019: kEUR 640) for the CEO paid to ads-tec Holding GmbH, development costs of kEUR 262 (2019: kEUR 499) paid to ads-tec Engineering GmbH and rent of kEUR 261 (2019: kEUR 261) paid to ads-tec Immobilien GmbH & Co. KG.

The CEO of ads-tec Energy GmbH has no employment contract with the Company and receives no compensation from the Company. Ads-tec Holding GmbH invoices management fees to the Company. The compensation of the CEO is included in the management fee charged by the ads-tec Holding GmbH and amounts to kEUR 450 (2019: kEUR 640).

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

6. Related parties (cont.)

Interest expense

Interest expense includes the interest expense of kEUR 261 (2019: kEUR 114) on the loan from ads-tec Holding GmbH, the interest expense of kEUR 1.070 (2019: kEUR 195) on the loan from the other shareholder, the liability remuneration of kEUR 38 (2019: kEUR 0) to ads-tec Holding GmbH and the liability remuneration of kEUR 48 (2019: kEUR 87) to ads-tec Industrial IT GmbH.

In kEUR	31.12.2020		31.12.2019		01.01.2019
Balances	Receivables	Payables	Receivables	Payables	Receivables	Payables
with shareholders	0	25.526	154	14.861	38	2.435
with affiliated companies	27	1.682	28	2.083	24	392
with associated companies	0	19	0	7	0	6
with related persons	0	0	0	0	0	0
Total	27	27.227	182	16.951	62	2.833

Liabilities to shareholders comprise the following:

Liability to ads-tec Holding GmbH, results from a subordinated loan amounting to kEUR 7.709 (December 31, 2019: kEUR 7.448, January 1, 2019: kEUR 0). Of the total loan amount, an interest rate of 2% per year applies to a partial amount of kEUR 5.970 and an interest rate of 10% in total, thereof 2% ‘in kind’ per year applies to a partial amount of kEUR 1.400. Interest rate is payable at the end of the loan term. In addition, liabilities to affiliated companies mainly comprise a liability to ads-tec Administration GmbH in the amount of kEUR 846 (December 31, 2019: kEUR 658, January 1, 2019: kEUR 7) and a liability to ads-tec Dresden GmbH in the amount of kEUR 450 (December 31, 2019: kEUR 496, January 1, 2019: kEUR 46). Liability to the other shareholder consist of two liabilities. A loan in the amount of kEUR 10.550 (December 31, 2019: kEUR 0, January 1, 2019: kEUR 0) and a subordinated loan in the amount of kEUR 7.087 (December 31, 2019: kEUR 6.568, January 1, 2019: kEUR 0). The interest rate for the loan is 10% per year with the possibility for the company of capitalizing 2% of this interest rate per year (‘in kind’). The interest rate for the subordinated loan is 8% per year. Both loans are payable at the end of the loan term.

Key management personnel compensation

Key management personnel comprise the board of directors and authorized representatives of the GmbH.

The Company was represented by the managing directors as follows:

●	Thomas Speidel, CEO (from 13 November 2017 until current)

●	Robert Vogt, CFO (from 27 May 2020 until current)

There is overall representation. Until 13 May 2020, Thomas Speidel had sole power of representation and was authorized to conclude transactions with the Company as a representative of a third party. Since then, he represented in accordance with the general representation rule of the shareholders’ agreement (commercial register entry of 27 May 2020).

Joint procuration together with a managing director or with another authorized signatory had in the reporting period:

●	Hakan Konyar

●	Dr. Thorsten Ochs

The compensation of the CEO is charged to the Company by the ads-tec Holding GmbH through management fee.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

6. Related parties (cont.)

The total remuneration of the key management personnel paid by ads-tec Energy GmbH in the reporting period 2020 amounts to kEUR 783 (2019: kEUR 192). This amount includes the compensation of the CFO and the compensation of the authorized signatories. The remuneration includes only short-term employee benefits and mainly consists of salary, company car, training and other benefits.

7. Other financial disclosures

Other financial obligations exist from master purchase agreements for materials with a commitment of kEUR 9.146 (2019: kEUR 15.180).

There is a financial obligation of kEUR 3.400 (2019: kEUR 3.200) per year from contracted long-term cost allocation agreements and rents with affiliated companies.

8. Events after the reporting period

Series damages in the financial year 2021 causes expenses amounting to kEUR 200 that are assessed as subsequent events affecting value after the balance sheet date.

The Company entered into a customer contract for the delivery and service of charge equipment in December 2020. The company received a prepayment in total of kEUR 5.152 in 2018. However, the customer has withdrawn from the contract and requested the company to repay the prepayment. The management of the company and the customer mutually agreed on a compromise in July 2021, where the Company may keep kEUR 2.537 of this prepayment as a kind of compensation and recognizes this compensation in 2021 as it assessed as a subsequent event affecting value after the balance sheet date.

In consideration of the going concern risk described in section 1.2.5. and the contemplated transaction, at the time these financial statements were prepared, the shareholders together had made additional financing guarantees in the total amount of mEUR 17,6 by granting further shareholder commitments to finance the Company. These guarantees were issued in July 2021, but are of material importance for the going concern assumption.

9. Explanation of transition to IFRS — First time adoption of IFRS 1

As stated in note 1.2.1, these are ads-tec Energy’s first financial statements prepared in accordance with IFRS.

The accounting policies set out in note 2 have been applied in preparing the financial statements for the year ended December 31, 2020 December 31, 2019 and the opening IFRS statement of financial position as of January 01, 2019 (ads-tec Energy’s date of transition).

In preparing its opening IFRS statement of financial position, ads-tec Energy has adjusted amounts reported previously in financial statements prepared in accordance with German Commercial Law (HGB). An explanation of how the transition from previous GAAP to IFRSs has affected ads-tec Energy’s financial position and financial performance is set out in the following tables and the notes that accompany the tables.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

9.1 Reconciliation of the statements of financial position and equity

In kEUR	HGB 01.01.19	Total IFRS Adjustments	IFRS 01.01.19	HGB 31.12.19	Total IFRS Adjustments	IFRS 31.12.19	HGB 31.12.20	Total IFRS Adjustments	IFRS 31.12.20
Assets
Intangible assets (excl. goodwill)	25	5.682	5.707	30	10.426	10.456	88	15.249	15.337
Right-Of-Use Asset	0	1.386	1.386	0	1.620	1.620	0	2.503	2.503
Property, plant and equipment	1.005	0	1.005	1.581	0	1.581	2.019	0	2.019
Trade and other receivables (long term)	0	0	0	4	0	4	4	0	4
Other investments, including derivatives (long term)	26	0	26	0	0	0	140	0	140
Non-current assets	1.056	7.068	8.124	1.615	12.046	13.660	2.250	17.752	20.003
Inventories	9.569	7.653	17.222	12.488	23.005	35.493	18.292	3.313	21.605
Trade and other receivables (short term)	2.944	558	3.502	2.519	937	3.456	1.791	284	2.075
Contract assets	0	0	0	0	1.062	1.062	0	1.627	1.627
Cash and cash equivalents	21.547	0	21.547	9.325	0	9.325	18	0	18
Current assets	34.061	8.211	42.271	24.331	25.004	49.335	20.102	5.224	25.325
Total assets	35.116	15.279	50.395	25.946	37.050	62.995	22.352	22.976	45.328

In kEUR	HGB 01.01.19	Total IFRS Adjustments	IFRS 01.01.19	HGB 31.12.19	Total IFRS Adjustments	IFRS 31.12.19	HGB 31.12.20	Total IFRS Adjustments	IFRS 31.12.20
Equity
Subscribed capital	26	0	26	32	0	32	32	0	32
Capital reserves	5.974	0	5.974	20.950	0	20.950	20.950	0	20.950
Other reserves	14.983	0	14.983	0	0	0	0	0	0
Retained earnings	(7.625)	384	(7.241)	(7.625)	384	(7.241)	(30.741)	11.450	(19.291)
Profit (loss)	—	—	—	(23.116)	11.066	(12.050)	(9.863)	(417)	(10.280)
Equity attributable to owners of the Company	13.357	384	13.741	(9.759)	11.450	1.691	(19.622)	11.033	(8.589)
Total equity	13.357	384	13.741	(9.759)	11.450	1.691	(19.622)	11.033	(8.589)

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

In kEUR	HGB 01.01.19	Total IFRS Adjustments	IFRS 01.01.19	HGB 31.12.19	Total IFRS Adjustments	IFRS 31.12.19	HGB 31.12.20	Total IFRS Adjustments	IFRS 31.12.20
Liabilities
Lease Liabilities (long term)	0	1.255	1.255	0	1.404	1.404	0	2.004	2.004
Trade and other payables (long term)	62	5	67	14.089	11	14.100	25.443	14	25.457
Contract liabilities (long term)	0	3.500	3.500	0	0	0	0	0	0
Other provisions (long term)	340	(27)	312	233	(21)	212	1.746	(203)	1.543
Deferred tax liabilities	0	0	0	0	1.490	1.490	0	1.446	1.446
Non-current liabilities	401	4.732	5.134	14.322	2.885	17.207	27.189	3.261	30.450
Lease Liabilities (short term)	0	131	131	0	236	236	0	551	551
Loans and borrowings (short term)	0	0	0	0	0	0	354	0	354
Trade and other payables (short term)	21.323	(14.707)	6.616	19.970	(14.150)	5.820	12.367	88	12.455
Contract liabilities	0	24.738	24.738	0	37.828	37.828	0	8.142	8.142
Other provisions (short term)	34	0	34	1.413	(1.200)	213	2.064	(100)	1.964
Current liabilities	21.357	10.162	31.520	21.383	22.715	44.098	14.785	8.682	23.467
Total liabilities	21.759	14.895	36.654	35.705	25.600	61.304	41.974	11.943	53.917
Total equity and liabilities	35.116	15.279	50.395	25.946	37.050	62.995	22.352	22.977	45.328

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

In kEUR	01.01.2019	31.12.2019	31.12.2020
Equity (German-GAAP, incl. Including contributions made to the subscribed and other capital that had not yet been legally registered)	13.357	(9.759)	(19.622)
Internally generated assets (IAS 38)	3.867	8.030	3.906
Revenue recognition (IFRS 15)	(3.460)	5.039	(3.766)
Revaluation of provision (IAS 37)	3	1.205	(1.215)
Revaluation of inventories (IAS 2)	(33)	(1.695)	642
Expected credit loss in trade receivable and contract assets (IFRS 9)	7	(2)	3
Deferred tax liabilities (IAS 12)	0	(1.490)	45
Leases (IFRS 16)	0	(21)	(32)
Total Adjustments	384	11.066	(417)
Retained Earnings carried forward	0	384	11.450
Equity (IFRS)	13.741	1.691	(8.589)

Leasing

According to local GAAP, expenses stemming from lease contracts are recognized in the statement of profit or loss over the term of the lease. The lease asset is not capitalized in the statement of financial position. In contrary, according to IFRS ads-tec Energy recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is subsequently depreciated using the straight-line method. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date. The lease payments are discounted over the term of the lease.

Internally generated intangible assets

According to local GAAP, development expenses can be recognised in the statement of profit or loss. The difference in intangible assets is due to the consistent capitalisation of development costs and the reclassification of development costs from work in progress (inventories) to internally generated intangible assets. Internally generated intangible assets are initially measured at cost (development cost) and subsequently amortised using the straight-line method over their estimated useful lives.

Deferred taxes

The effects result from the deferred taxes on the differences between German GAAP and IFRS which represent so-called temporary differences.

Inventories

The difference in inventories is mainly related to the measurement at the lower of cost and net realisable value, and the recognition of scrapping expenses in 2019 rather than in 2020.

Revenues

The difference in revenues is due to the fact, that according to IFRS 15 the development services and the delivery of the goods are a single performance obligation. Revenue for the performance obligation is recognized over time based on either the incurred costs (input based) or the delivery of goods (output based).

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

Additionally, the difference stems from the fact that according to local GAAP some project deliveries have been accounted for as inventories due to the principle of caution in HGB (missing acceptance of work). According to IFRS, control has been obtained by the customer which leads to the recognition of revenue.

Provisions and accruals

The difference in provisions results from the fact, that the discount rate for long-term provisions differ from local GAAP to IAS 37. Under local GAAP, the discount rate for provisions based on the average market interest rate corresponding to the remaining provision term. According to IAS 37, provisions shall be presented at the present value of the expected expenditure which is required to settle the obligation. The present value is therefore derived with a pre-tax discount rate that reflect current market assessments of the time value of money and the risks specific to the liability.

Under German-GAAP it existed a provision (kEUR 1.200 in 2019), which has been reversed in 2020 under German-GAAP — this provision does not meet the requirements of IAS 37, thus it is not recognized in 2019 in accordance with IFRS.

Financial instruments

The difference in financial instruments is due to the fact that according to IFRS contrary to local GAAP there is no general credit loss on trade receivables. IFRS applies the expected credit loss model which leads to minor differences in the total amount of trade and other receivables.

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

9.2 Reconciliation of profit or loss and other comprehensive loss

In kEUR	HGB 01.01.2019 – 31.12.2019	Total IFRS Adjustments	IFRS 01.01.2019 – 31.12.2019	HGB 01.01.2020 – 31.12.2020	Total IFRS Adjustments	IFRS 01.01.2020 – 31.12.2020
Continuing Operations
Revenue	6.174	12.913	19.087	55.855	(8.485)	47.370
Cost of sales	(18.074)	(4.145)	(22.219)	(52.554)	7.006	(45.548)
Gross profit (loss)	(11.900)	8.768	(3.132)	3.300	(1.479)	1.822
Research and development expenses	(3.327)	2.854	(473)	(3.637)	2.887	(749)
Selling and general administrative expenses	(5.803)	(121)	(5.924)	(6.993)	(576)	(7.570)
Impairment losses on trade receivables and contract assets	(61)	(2)	(63)	(11)	2	(9)
Other expenses	(2.214)	1.105	(1.110)	(2.222)	(3)	(2.224)
Other income	1.005	22	1.026	1.718	(1.178)	541
Operating Result (EBIT)	(22.301)	12.625	(9.676)	(7.845)	(346)	(8.190)
Finance income	1	0	1	0	0	0
Finance expenses	(816)	(69)	(885)	(2.019)	(116)	(2.135)
Net finance costs	(815)	(69)	(884)	(2.019)	(116)	(2.135)
Result before tax (EBT)	(23.116)	12.557	(10.559)	(9.864)	(462)	(10.325)
Income tax benefits / (expenses)	0	(1.490)	(1.490)	0	45	45
Result from continuing operations	(23.116)	11.066	(12.050)	(9.864)	(417)	(10.280)
Profit (loss) for the period	(23.116)	11.066	(12.050)	(9.864)	(417)	(10.280)
Other comprehensive income
Other comprehensive income for the period, net of tax	0	0	0	0	0	0
Total comprehensive income for the period	(23.116)	11.066	(12.050)	(9.864)	(417)	(10.280)

ADS-TEC ENERGY GMBH
NOTES TO FINANCIAL STATEMENTS

9. Explanation of transition to IFRS — First time adoption of IFRS 1 (cont.)

9.3 Reconciliation of statements of cash flows

As stated in note 9.2 ‘Reconciliation of the statements of profit or loss and other comprehensive income’ expenses for development cost have been capitalised under IFRS and hence, related payments are shown as part of the cash flow from investing activities. Under German GAAP the expenses are part of the cash flow from ongoing operating activities.

Other effects result from IFRS 16, as lease payments under German GAAP previously recognized as operating expenses; under IFRS 16, these lease payments are with no effect on operating expenses, but on finance result and depreciation — thus those lease payments included in the financing cash flow.

Aside from this disclosure difference, the adoption of IFRS 1 had no material impact on the consolidated statements of cash flows for the reporting period of 2020.

August 5/November 24, 2021

Management

Thomas Speidel	Robert Vogt

Annex A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus on Form F-1, if not defined in this prospectus, in the proxy statement/prospectus on Form F-4 (File No. 333-260312).

Introduction

The following unaudited pro forma condensed combined financial information is based on ADSE’s historical financial statements prepared in accordance with International Financial Reporting Standards as issued by the IASB (“IFRS”) and EUSG’s historical financial statements and gives effect to all of the Transactions contemplated by the Business Combination Agreement including the PIPE Financing (together, the “Transactions”). EUSG historically prepared its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) with the U.S. dollar as its reporting currency. The unaudited pro forma condensed combined financial information gives effect to adjustments required to convert EUSG’s historical financial information to IFRS and its reporting currency to Euros.

ADSE and EUSG have different fiscal years. ADSE prepares its financial statements on the basis of a fiscal year ending on December 31. EUSG has selected October 31 as its fiscal year end and its most recent audited financial statements are as of and for the period ended October 31, 2021. The unaudited pro forma condensed combined financial information has been prepared utilizing period ends for ADSE and EUSG that differ by fewer than 93 days, as permitted by Article 11 of Regulation S-X. The following unaudited pro forma condensed combined statement of financial position as of June 30, 2021 combines the unaudited historical statement of financial position of EUSG as of April 30, 2021 with the unaudited historical statement of financial position of ADSE as of June 30, 2021, giving effect to the Transactions as if it had occurred on June 30, 2021. The following unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 combines the unaudited historical statement of profit or loss of ADSE for such period and the unaudited historical statement of profit or loss of EUSG for the period from November 10, 2020 (inception) to April 30, 2021, giving effect to the Transactions as if it had occurred on January 1, 2020. The following unaudited pro forma condensed combined statement of profit or loss for the twelve months ended December 31, 2020 combines the audited historical statement of profit or loss of ADSE for such period and the audited historical statement of profit or loss of EUSG for the period from November 10, 2020 (inception) to November 16, 2020, giving effect to the Transaction as if it had occurred on January 1, 2020.

This unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what Parent’s actual financial position or results of operations would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of Parent. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the notes to the accompanying unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Management of ADSE and EUSG have made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read together with:

●	ADSE’s audited financial statements and related notes as of and for the fiscal year ended December 31, 2020 prepared based on IFRS and included in this prospectus,

●	ADSE’s unaudited condensed interim financial statements and related notes as of and for the six months period ended June 30, 2021, prepared on the basis of IFRS applicable for interim financial reporting (IAS 34) and included in this prospectus,

●	EUSG’s audited financial statements and related notes as of November 16, 2020 and for the period from November 10, 2020 (inception) through November 16, 2020, prepared in accordance with U.S. GAAP and included in this prospectus,

●	EUSG’s unaudited condensed financial statements and related notes as of April 30, 2021 and for the period from November 10, 2020 (inception) through April 30, 2021, prepared in accordance with U.S. GAAP and included in this prospectus,

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and

●	other financial information relating to ADSE and EUSG included elsewhere in this prospectus.

Description of the Transactions

On December 22, 2022 (the “Closing Date”), Parent closed the previously announced Business Combination pursuant to the Business Combination Agreement, dated August 10, 2021 by and among Parent, ADSE, EUSG and Merger Sub.

On the Closing Date, (i) EUSG merged with and into Parent’s wholly owned subsidiary Merger Sub (the “SPAC Merger”). The separate existence of EUSG ceased and Merger Sub continues as the surviving entity of the SPAC Merger and a wholly owned subsidiary of the Parent. In connection with the SPAC Merger, each EUSG ordinary share including Class A ordinary share and Class B ordinary share were automatically cancelled in exchange for a Parent Ordinary Share. Holders of Class A ordinary shares have the right to redeem all or a portion of their Class A ordinary shares and not exchange their Class A ordinary shares for Parent Ordinary Shares. (ii) each outstanding EUSG Public Warrant and Private Placement Warrant was converted into one Parent Public Warrant or Private Placement Warrant, respectively, on the same contractual terms. (iii) ADSE Shareholders, comprised of ADSH and Bosch, exchanged their equity interest in ADSE for an aggregate Cash Consideration of €20.0 million to Bosch and 24,683,333 Parent Ordinary Shares to ADSH and Bosch with their respective portions.

On August 10, 2021, concurrently with the execution of the Business Combination Agreement, EUSG entered into Subscription Agreements with certain PIPE Investors pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and EUSG has agreed to issue and sell to the PIPE Investors, 15,600,000 EUSG Class A ordinary shares one business day prior to the consummation of the Transactions in exchange for an aggregate purchase price of $156.0 million. Upon consummation of the SPAC Merger, each PIPE investor’s share in EUSG shall be exchanged for a Parent Ordinary Share. The PIPE Financing closed on December 21, 2021, one business day before the closing date of the Merger.

For more information about the Transactions, please see the section entitled “The Business Combination Proposal” in the proxy statement/prospectus on Form F-4. A copy of the Business Combination Agreement is attached to the proxy statement/prospectus on Form F-4 as Annex A.

Initial Public Offering of EUSG

EUSG completed its IPO in January 2021, pursuant to which it issued and sold 14,375,000 units, including 1,875,000 units purchased by the underwriters pursuant to the over-allotment option one day after its IPO. Each unit consists of one share of EUSG common stock, par value $0.0001 per share, and one-half of one EUSG public warrant, with each whole warrant entitling the holder to purchase one share of EUSG common stock for $11.50 per share (“Public Warrant”). The units were sold at a price of $10.00 per unit, generating gross proceeds of $143,750,000.

Simultaneously with the closing of the IPO, EUSG completed the private sale of an aggregate of 4,000,000 EUSG warrants to the Sponsor at a purchase price of $1.00 per warrant (“Private Placement Warrants”), generating gross proceeds of $4,000,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 375,000 Private Placement Warrants at $1.00 per warrant, generating total proceeds of $375,000.

The total of $143,750,000 from the net proceeds of the sale of the units in the IPO, the exercise of the over-allotment option by the underwriters and the sale of 4,375,000 Private Placement Warrants was placed into a trust account (the “Trust Account”).

Adjustments to reflect the completion of EUSG’s IPO and private sale of warrants have been presented in a separate column “EUSG IPO Adjustments” on the unaudited pro forma condensed combined statement of profit or loss for the twelve-month period ended December 31, 2020. As EUSG’s IPO and private sales of warrants have been directly included in EUSG’s historical financial information as of and for the period ended April 30, 2021 which have been used for the unaudited pro forma condensed combined statement of financial position as of June 30, 2021 and unaudited pro forma condensed combined statement of profit or loss for the six-month period ended June 30, 2021, no extra adjustments were needed for the interim pro forma financial information.

Accounting for the Transactions

The Transactions are comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this prospectus and the proxy statement/prospectus on Form F-4. For accounting purposes, the Transactions effectuated three main steps:

1)	The exchange of shares held by ADSE’s Shareholders, which is accounted for as a capital reorganization.

2)	The merger of EUSG and Merger Sub, which is not within the scope of IFRS 3 Business Combinations since EUSG does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2 Share-based Payment. Any excess of the fair value of Parent Ordinary Shares issued to EUSG shareholders over the fair value of EUSG’s identifiable net assets acquired represents compensation for services and is expensed as incurred. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the fair value of each individual Parent Ordinary Share issued to EUSG shareholders is equal to the fair value of each individual EUSG Public Share measured with the stock price of EUSG ($9.77 per share) at December 22, 2021 using USD to EUR exchange rate of 0.8849 on December 22, 2021. No goodwill or other intangible assets will be recorded by ADSE in connection with the Transactions.

3)	The Subscription Agreements related to the PIPE Financing, which were executed one day before the Business Combination closing date, and the exchange to Parent’s shares was executed concurrently with the first EUSG Merger, resulted in the issuance of Parent Ordinary Shares, leading to increases in subscribed capital and capital reserves.

Within the Transactions, ADSE has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances immediately prior to the closing of the Transactions:

●	ADSE’s shareholders have the largest voting rights in Parent with approximately 51% voting interest;

●	the board of directors of Parent initially has five members and has been selected unanimously by a nominating committee including two members from ADSE and two members from EUSG and chaired by ADSE’s current chief executive officer (“CEO”) on November 5, 2021 that took effect upon the consummation of the Transactions. One of the five members is ADSE’s current CEO and the remaining four members are independent third parties;

●	ADSE’s existing senior management team dominates the management of Parent with ADSE’s current CEO as the CEO of Parent;

●	ADSE represents the larger entity, in terms of revenues; and

●	the operations of Parent primarily represent operations of ADSE.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2021

	June 30, 2021	April 30, 2021					June 30, 2021
Euros in thousands	ADSE Historical	EUSG Historical (restated)	Note	EUSG IFRS Adjustments	Note	EUSG Adjusted Historical	Pro Forma Adjustments	Note 5	Pro Forma Combined
Assets
Intangible assets	€15,725	€-		€-		€-			€15,725
Right-Of-Use Asset	2,293					-			2,293
Property, plant and equipment	2,104					-			2,104
Other receivables	17					-			17
Other investments	140					-			140
Deferred offering costs	-					-			-
Cash and marketable securities held in Trust Account	-	118,993				118,993	(118,993)	C	-
Non-current assets	20,279	118,993		-		118,993	(118,993)		20,279
Inventories	16,061					-			16,061
Trade and other receivables	2,050					-			2,050
Contract assets	1,241					-			1,241
Due from sponsor	-					-			-
Prepaid expenses	-	271				271			271
Cash and cash equivalents	-	622				622	(20,000)	A	105,472
							129,121	B
							118,993	C
							(78,674)	D
							(16,989)	H
							(26,165)	I
							(1,365)	I
							(72)	I
Current assets	19,352	893		-		893	104,850		125,095
Total assets	39,630	119,886		-		119,886	(14,143)		145,374
Equity
Subscribed capital	32	0.0	1)			0.0	(32.0)	A	4
							2.0	A
							1.3	B
							0.4	D
							0.3	E
Class B ordinary shares	-	0.3				0.3	(0.3)	E	-
Capital reserves	20,950	-	2)	(4,558)	4.2	(3,123)	(19,970)	A	214,374
				121	4.2		129,120	B
				1,314	4.3		38,897	D
							64,498	G
							(15,998)	H
Retained earnings	(29,571)	(1,422)	3)	(121)	4.2	310	1,422	D	(109,238)
				1,853	4.3		(64,498)	G
							(6,809)	H
							(10,092)	F
Result	(5,177)			951	4.2	(2,215)	260	H	(7,132)
	-			(3,166)	4.3
Equity attributable to owners of the company	(13,766)	(1,422)		(3,607)		(5,029)	116,802		98,007
Total equity	(13,766)	(1,422)		(3,607)		(5,029)	116,802		98,007
Liabilities
Class A ordinary shares subject to possible redemption	-	118,993	4)			118,993	(118,993)	D	-
Lease Liabilities	1,824					-			1,824
Other payables	26,291					-	(26,165)	I	126
Warrant liability	-	2,209		3,607	4.2	5,816	10,092	F	15,908
Other provisions	2,006					-			2,006
Deferred tax liabilities	1,446					-			1,446
Non-current liabilities	31,566	121,202		3,607		124,809	(135,066)		21,309
Lease Liabilities	540					-			540
Loans and borrowings	4,730					-			4,730
Trade and other payables	12,496	106	5)			106	5,558	H	16,723
							(1,365)	I
							(72)	I
Contract liabilities	2,034					-			2,034
Other provisions	2,030					-			2,030
Current liabilities	21,830	106		-		106	4,121		26,057
Total liabilities	53,397	121,308		3,607		124,915	(130,945)		47,366
Total equity and liabilities	39,630	119,886		-		119,886	(14,143)		145,374

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

1)	Subscribed capital includes Class A ordinary shares of EUSG.
2)	Amount presented as Additional paid-in capital in EUSG’s historical financial statements.
3)	Amount presented as Accumulated deficit in EUSG’s historical financial statements.
4)	Amount presented as Commitments and Contingencies in EUSG’s historical financial statements.
5)	Amount presented as Accrued expenses and Accrued offering costs in EUSG’s historical financial statements.

See Note 5 for descriptions of the adjustments to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2020

	Jan 1, 2020 - Dec 31, 2020	November 10, 2020 - November 16, 2020							January 1, 2020 - December 31, 2020
Euros in thousands, except of share and per share data	ADSE Historical	EUSG Historical	Note	EUSG IPO Adjustments	Note	EUSG IFRS Adjustments	Note	EUSG Adjusted Historical	Pro Forma Adjustments	Note 5	Pro Forma Combined
Continuing Operations
Revenue	€47,370	€-		€-		€-		€-	€-		€47,370
Cost of sales	(45,548)							-			(45,548)
Gross profit	1,822	-		-		-		-			1,822
Research and development expenses	(749)							-			(749)
Selling and general administrative expenses	(7,570)	(4)	6)					(4)	(64,498)	CC	(72,072)
Impairment losses on trade receivables and contract assets	(9)							-			(9)
Other expenses	(2,224)							-	(18,826)	BB	(21,050)
Other income	541							-			541
Operating result	(8,190)	(4)		-		-		(4)	(83,324)		(91,518)
Finance income	-							-			-
Finance expenses	(2,135)			(20)	aa)	(121)	4.2	(141)	(10,092)	AA	(12,368)
Net finance costs	(2,135)	-		(20)		(121)		(141)	(10,092)		(12,368)
Result before tax	(10,325)	(4)		(20)		(121)		(145)	(93,416)		(103,886)
Income tax benefits / (expenses)	45							-			45
Result from continuing operations	(10,280)	(4)		(20)		(121)		(145)	(93,416)		(103,841)
Result for the period	(10,280)	(4)		(20)		(121)		(145)	(93,416)		(103,841)
Other comprehensive income for the period, net of tax	-							-			-
Total comprehensive income for the period	(10,280)	(4)		(20)		(121)		(145)	(93,416)		(103,841)
Result attributable to:
Owners of the Company	(10,280)	(4)		(20)		(121)		(145)	(93,416)		(103,841)
Total comprehensive income attributable to:
Owners of the Company	(10,280)	(4)		(20)		(121)		(145)	(93,416)		(103,841)
Weighted average shares outstanding - basic and diluted	-	-						-			48,807,898
Net loss per share - basic and diluted	-	-						-			(2.13)

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

6)	Amount presented as Formation and operational costs in EUSG’s historical financial statements.

See Note 5 for descriptions of the adjustments to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2021

	January 1, 2021 - June 30, 2021	November 10, 2020 - April 30, 2021					January 1, 2021 - June 30, 2021
Euros in thousands, except of share and per share data	ADSE Historical	EUSG Historical	Note	EUSG IFRS Adjustments	Note	EUSG Adjusted Historical	Pro Forma Adjustments	Note 5	Pro Forma Combined
Continuing Operations
Revenue	€20,947	€-		€-		€-	€-		€20,947
Cost of sales	(19,433)	-		-		-	-		(19,433)
Gross result	1,514	-		-		-	-		1,514
Research and development expenses	(1,583)	-		-		-	-		(1,583)
Selling and general administrative expenses	(4,083)	(177)	7)	-		(177)	-		(4,260)
Impairment losses on trade receivables and contract assets	-	-		-		-	-		-
Other expenses	(467)	-		-		-	260	BB	(207)
Other income	549	-		-		-			549
Operating result	(4,069)	(177)		-		(177)	260		(3,986)
Finance income	-	629	8)	951	4.2	1,580	(11)	DD	1,569
Finance expenses	(1,108)	(19)	9)	(3,166)	4.3	(3,185)			(4,293)
Net finance costs	(1,108)	610		(2,215)		(1,605)	(11)		(2,725)
Result before tax	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Income tax benefits / (expenses)	-	-		-		-	-		-
Result from continuing operations	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Result for the period	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Other comprehensive income for the period, net of tax	-	-		-		-	-		-
Total comprehensive income for the period	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Result attributable to:						-			-
Owners of the Company	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Total comprehensive income attributable to:						-			-
Owners of the Company	(5,177)	433		(2,215)		(1,783)	249		(6,711)
Weighted average shares outstanding - basic and diluted							-		48,807,898
Net loss per share - basic and diluted							-		(0.14)

Due to rounding, the sum of the numbers presented in the table above might not precisely equal the totals we provide.

7)	Presented as Formation and operational costs in EUSG’s historical financial statements.
8)	Presented as Change in fair value of warrant liability and Interest earned on marketable securities held in Trust Account under Other income (expense) in EUSG’s historical financial statements.
9)	Presented as Transaction costs allocable to warrant liability under Other income (expense) in EUSG’s historical financial statements.

See Note 5 for descriptions of the adjustments to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of preparation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Management has elected only to present Transaction Accounting Adjustments. The adjustments presented in the unaudited pro forma condensed combined financial information are based on currently available information and certain information that management of ADSE and EUSG believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available.

The unaudited pro forma condensed combined financial information does not necessarily reflect what Parent’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of Parent. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including those discussed in the section entitled “Risk Factors” in this prospectus. The unaudited pro forma condensed combined statement of financial position as of June 30, 2021, assumes that the Transactions were consummated on June 30, 2021. The unaudited pro forma condensed combined statements of profit or loss for the twelve-month period ended December 31, 2020 and the six-month period ended June 30, 2021 assumes that the Transactions were consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information is presented in Euro (€). Amounts are stated in € thousands (€ thousand) except if otherwise stated. The figures presented in the tables of the unaudited pro forma condensed combined financial information were rounded according to established commercial principles. Additions of the figures can thus lead to amounts that deviate from those shown in the tables.

ADSE and EUSG did not have any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the two companies.

2. EUSG Class A Ordinary Shares Redemption

Pursuant to EUSG’s existing charter, EUSG’s public shareholders were offered the opportunity to redeem, upon the consummation of the Business Combination, EUSG Class A ordinary shares held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. Notice of redemption by EUSG public shareholders was due by December 17, 2021, under which redemption notices for 9,504,185 Class A ordinary shares were received. The unaudited pro forma condensed combined financial statements reflect the redemptions of 9,504,185 shares of EUSG Class A ordinary shares at a redemption price of approximately $10.00 per share.

The following table summarizes the number of Parent Ordinary Shares outstanding at the Closing Date:

	Reflecting Actual Redemptions of 9,504,185 Class A ordinary shares
	Ownership in shares	Equity and voting interest %
ADSE Shareholders	24,683,333	51%
EUSG public shareholders*	4,930,815	10%
EUSG initial shareholders	3,593,750	7%
PIPE Investors	15,600,000	32%
	48,807,898	100%

*	including 60,000 Class A ordinary shares (the “Representative Shares”) EUSG issued to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in EUSG’s IPO, as an offering cost

3. Foreign Currency Alignment

The historical financial statements of EUSG are presented in U.S. dollars. The historical financial information was translated from U.S. dollars to Euros and the pro forma adjustments including EUSG IPO adjustments and EUSG IFRS adjustments are presented in Euros using the following historical exchange rates, except specially mentioned in this section:

Euros per U.S. Dollar
Average exchange rate for 7 days period from November 10, 2020 to November 16, 2020	0.8473
Average exchange rate for the period from November 10, 2020 to April 30, 2021	0.8310
Period end exchange rate as of April 30, 2021	0.8277

4. Accounting policy conformity changes

4.1 Presentation alignment

The historical financial information of EUSG was prepared in accordance with U.S. GAAP. As EUSG’s historical financial information is presented in accordance with the presentation of ADSE’s historical financial information, certain reclassifications of EUSG’s historical financial information are required, which are disclosed on the unaudited condensed combined statement of financial position and statements of profit or loss.

4.2 IFRS conversion adjustment for Public Warrants

One adjustment to adjust EUSG’s Public Warrants from equity classified financial instruments to liability classified financial instruments was required to convert EUSG’s historical financial information from U.S. GAAP to IFRS or to align EUSG’s accounting policies to those applied by ADSE. This adjustment was made due to Public Warrants not satisfying the fixed-for-fixed criteria for classifying as equity instruments in accordance with IAS 32 and was disclosed as EUSG IFRS Adjustment on the unaudited condensed combined statement of financial position. The Public Warrants were initially measured at a fair value of €4,558 thousand ($5,534 thousand) (€0.63 ($0.77) per warrant using the binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. EUSG’s IPO Transaction costs of €121 thousand ($147 thousand) that was allocable to Public Warrants based on the relative fair values of Public Shares and Public Warrants on the issuance date was reclassified from equity to expense and was disclosed as EUSG IFRS Adjustment on the unaudited condensed combined statement of financial position and statement of profit or loss. The liability classified financial instruments are subject to remeasurement at each balance sheet date until exercised, and any changes in fair value is recognized in EUSG’s statement of profit or loss. As of April 30, 2021, Public Warrants were remeasured at a fair value of €3,607 thousand ($4,384 thousand) (€0.50 ($0.61) per warrant using the market price and exchange rate on the date) and change of fair value in the amount of €951 thousand ($1,148 thousand) was recognized in EUSG’s statement of profit or loss.

4.3 IFRS conversion adjustment for redeemable Class A Shares

This adjustment is made in order to reclassify the “accretion for Class A ordinary shares to redemption amount” in the amount of €3,166 thousand ($3,825 thousand) initially recorded in equity ($1,587 thousand in additional paid-in capital and $2,238 thousand in accumulated deficit) in EUSG’s historical financial statements as of April 30, 2021 to profit or loss to convert EUSG’s historical financial information from U.S. GAAP to IFRS. Due to the redemption rights, under IFRS EUSG’s redeemable Class A ordinary shares are classified as financial liabilities in accordance with IAS 32 and measured at the present value of the redemption, which have been presented in liabilities included in the presentation alignment described under 4.1 above. The redeemable Class A ordinary shares are subsequently measured at amortized cost applying the effective interest method. The accretion of interest as well as the impact of changes in estimated contractual cashflows are recognized in profit or loss as income or expense in accordance with IFRS 9.

5. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.

Adjustments to the unaudited pro forma condensed combined statement of financial position

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of financial position:

Pro forma Transactions Accounting Adjustments — the Transactions

A.	To reflect the adjustments to subscribed capital and capital reserves after the contribution of ADSE’s shares outstanding to Parent in exchange for 24,683,333 Parent Ordinary Shares as of Closing and cash consideration of €20.0 million to one of ADSE’s shareholders, resulting in a total subscribed capital of €2 thousand and a decrease in capital reserves of €19,970 thousand, respectively. ADSE’s historical subscribed capital of €32 thousand is eliminated.

B.	To reflect proceeds from the PIPE Financing, increasing cash and cash equivalents by €129,121 thousand ($156.0 million), with corresponding increases to subscribed capital and capital reserves of €1 thousand and €129,120 thousand, respectively.

C.	To reclassify cash and marketable securities held in the EUSG Trust Account of €118,993 thousand to Cash that becomes available upon closing of the Transactions.

D.	To reflect (i) the exchange of 14,375,000 shares of EUSG Class A ordinary shares subject to redemption and 60,000 shares of EUSG Class A ordinary shares for an aggregate of 14,435,000 Parent Ordinary Shares, (ii) the reclassification of €118,993 thousand carrying amount of EUSG Class A Ordinary Shares subject to redemption (liability) and €5 carrying amount of EUSG Class A ordinary shares to Parent subscribed capital and capital reserves, (iii) the elimination of the historical accumulated deficit of EUSG of €1,422 thousand.

At the same time to record the redemptions of 9,504,185 EUSG Class A ordinary shares from EUSG public shareholders exercise their redemption rights, resulting in reductions of subscribed capital of €1 thousand, capital reserves of €78,673 thousand and cash of €78,674 thousand.

The total effect of this pro forma adjustment resulted in increases in subscribed capital of €0.4 thousand, capital reserves of €38,897 thousand and retained earnings of €1,422 thousand and decreases of Class A ordinary shares subject to possible redemption of €118,993 thousand and cash and cash equivalents of €78,674 thousand.

E.	To reflect the contribution of EUSG Class B ordinary shares to Parent and the issuance of Parent Ordinary Shares in exchange.

F.	The warrants issued in connection with EUSG’s IPO (Public Warrants) and issued in the private placement (Private Placement Warrants) are considered as part of EUSG’s net assets acquired by ADSE in the Transactions. This adjustment is to adjust EUSG Public Warrants and Private Placement Warrants’ fair value to the most recent date based on the available information. The fair value of Public Warrants was remeasured at a fair value of €1.24 ($1.40) using the market price on December 22, 2021 and USD to EUR exchange rate of 0.8849 on December 22, 2021. The fair value of the Private Placement Warrants was remeasured at a fair value of €1.60 ($1.85) using the available information included in EUSG’s annual financial statements and related notes as of October 31, 2021 and for the year ended October 31, 2021 and USD to EUR exchange rate of 0.8637 on November 1, 2021 (October 31, 2021 was a Sunday). The fair value of Private Placement Warrants was calculated using a Black-Scholes Option Pricing Model.

G.	To record the fair value of share consideration of €73.7 million and €64.5 million excess of the fair value of the shares issued by Parent to EUSG shareholders over the fair value of EUSG net assets acquired in the Transactions. The fair value of EUSG’s net assets was calculated using EUSG’s adjusted historical total equity balance, adjusted by pro forma adjustment D for reclassifying the Class A shares from liabilities to equity as of Closing after redemptions and pro forma adjustment F to reflect warrants fair value to the most recent date using the available information, as described above, and pro forma adjustment H (i) estimated transaction costs incurred by EUSG from April 30, 2021 to as of Closing. The number of shares used in the consideration fair value is the number of shares deemed to have been issued to EUSG by ADSE as of Closing, which equals to the total number of shares of EUSG’s Class A ordinary shares after redemptions and Class B ordinary shares, which have been exchanged to Parent Public Shares on the Closing Date. The share price used in the consideration fair value was determined using the share price of EUSG’s Public Shares on December 22, 2021 of €8.65 ($9.77) and USD to EUR exchange rate of 0.8849 on December 22, 2021.

The detail calculations of the above amounts are as follows (amounts in thousands, except per share amounts):

	Per Share Value	Shares	Fair Value
	(Euros in thousands, except of share and per share data)
Class A	€8.65	14,435,000	€124,797
Class B	€8.65	3,593,750	31,070
Redemptions	€8.65	(9,504,185)	(82,168)
Fair value of consideration		8,524,565	73,699
Fair value of EUSG’s net assets			9,201
Excess of fair value of consideration over fair value of EUSG’s net assets			64,498

The asset and liability balances used in the calculation for EUSG’s net assets in the above table are as follows:

(Euros in thousands)	EUSG Adjusted Historical	Pro forma adjustments	Note	Pro forma adjusted balance
Assets
Cash and marketable securities held in Trust Account	118,993	(118,993)	C	—
Prepaid expenses	271	—		271
Cash and cash equivalents	622	118,993	C	25,785
		(78,674)	D
		(15,156)	H (i)
Total assets	119,886	(93,830)		26,056
Liabilities
Class A ordinary shares subject to possible redemption	118,993	(118,993)	D	—
Warrant liability	5,816	10,092	F	15,908
Trade and other payables	106	841	H (i)	947
Total liabilities	124,915	(108,060)		16,855
EUSG’s net assets	(5,029)	14,230		9,201

H.	To reflect the total transaction costs incurred by ADSE and EUSG of approximately €22.8 million ($27.1 million converted using USD to EUR exchange rate of 0.8415 as of June 30, 2021) in connection with the Transactions, out of which

(i)	€12.0 million transaction costs, comprised primarily of EUSG’s IPO deferred underwriting fee, legal, tax, printing and advisor fees, were paid by EUSG and recorded in EUSG’s statement of profit or loss subsequent to April 30, 2021 and will be reclassified to capital reserves on the unaudited pro forma condensed combined statement of financial position, together with equity issuance costs (namely, costs directly attributable to the PIPE Financing) of €4.0 million directly offset to capital reserves. €15.2 million out of the €16.0 million transaction costs incurred by EUSG was paid at the Closing and €842 thousand will be paid subsequently within one year in 2022 after the Closing Date, resulting in a decrease in cash and cash equivalents of €15.2 million and an increase in trade and other payables of $842 thousand. And

(ii)	€6.8 million transaction costs, comprised primarily of legal, tax, advisory, accounting and audit fees, of which €2.1 million were paid by ADSE before and on the Closing Date and €4.7 million is deferred and reflected in trade and other payables on the unaudited pro forma condensed combined statement of financial position. The total €6.8 million is accounted for as an expense through retained earnings, out of which €260 thousand has been recorded in ADSE’s historical financial statements as of and for the six months period ended June 30, 2021, €6,549 was reflected in the unaudited pro forma condensed combined statement of financial position as of June 30, 2021 and the total €6.8 million was reflected in the unaudited pro forma condensed statement of profit or loss for the year ended December 31, 2020 as discussed in (BB) below.

In total this pro forma adjustment resulted in decreases in cash and cash equivalents of €17.0 million, capital reserves of €16.0 million and retained earnings of €6.8 million and an increase in trade and other payables of €5.5 million.

I.	To reflect the settlement of ADSE’s shareholder loans in the amount of approximately €26,237 thousand as of June 30, 2021 with €26,165 thousand historically recognized in “Other payables” within non-current liabilities and €72 thousand historically recognized in “Trade and other payables” within current liabilities in the historical statement of financial position of ADSE. In addition, this adjustment includes the settlement of a liability of €1,365 thousand as of June 30, 2021 historically recognized in “Trade and other payables” within current liabilities in the historical statement of financial position of ADSE which has been subsequently converted to shareholder loan in the course of additional funding from one of ADSE Shareholders.

Adjustments to the unaudited condensed combined statement of profit or loss

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of profit or loss:

Pro forma Transactions Accounting Adjustments — Initial Public Offering of EUSG

aa)	To reflect the transaction costs allocable to warrant liability related to EUSG’s private sales of warrants in EUSG’s statement of profit or loss for the period from November 10, 2020 to November 16, 2020 which has been used for the unaudited pro forma condensed combined statement of profit or loss for the twelve months ended December 31, 2020.

Pro forma Transactions Accounting Adjustments — the Transactions

AA.	To reflect the change in fair value of 7,187,500 Public Warrants and 4,375,000 Private Warrants to the most recent date based on available information.

The fair value of EUSG Public Warrants was remeasured using the market price of EUSG’s Public Shares on December 22, 2021, resulting in a fair value increase of €5,297 thousand compared to their fair value as of April 30, 2021 included in EUSG’s adjusted historical statement of financial position as an IFRS adjustment. The fair value of EUSG Private Warrants was remeasured using the available information included in EUSG’s annual financial statements as of October 31, 2021, resulting in a fair value increase of €4,795 thousand compared to their fair value as of April 30, 2021 included in EUSG’s historical statement of financial position.

In total this pro forma adjustment resulted in an increase in finance expenses of €10,092 thousand in the twelve months unaudited pro forma condensed combined statement of profit or loss as of December 31, 2020. As this pro forma adjustment is presented only for the purpose of pro forma adjustments G and CC, it will not be repeated in the six months unaudited pro forma condensed combined statement of profit or loss as of June 30, 2021, but the fair value change of EUSG’s Public Warrants and Private Placement Warrants will have continuing impact on the Parent’s consolidated statement of profit or loss after the closing of the Transactions until exercised.

BB.	To reflect the transaction costs of approximately €18.8 million (for simplification both the amounts incurred by EUSG and ADSE as of Closing Date were converted using USD to EUR exchange rate of 0.8415 as of June 30, 2021) in connection with the Transactions incurred by ADSE and EUSG. €260 thousand has been recorded in ADSE’s historical financial statements as of and for the six months period ended June 30, 2021. As the unaudited pro forma condensed combined statements of profit or loss was prepared with the assumption that the Transactions occurred on January 1, 2020, this €260 thousand has been adjusted from the six months unaudited pro forma condensed combined statement of profit or loss as of June 30, 2021 to the twelve months unaudited pro forma condensed combined statement of profit or loss as of December 31, 2020. These costs will not affect Parent’s consolidated statement of profit or loss beyond 12 months after the closing of the Transactions.

CC.	To reflect the excess of the fair value of shares issued by Parent to EUSG shareholders over the fair value of EUSG’s identifiable net assets acquired in the Transactions recognized in selling and administrative expenses in the amount of €64.5 million. This expense will not affect Parent’s consolidated statement of profit or loss beyond 12 months after the closing of the Transactions.

DD.	To reflect the elimination of the interest income earned on EUSG’s investments held in Trust account of €11 thousand. This adjustment only applies to the unaudited pro forma condensed combined statement of profit or loss for the six-month period ended June 30, 2021.

6. Net loss per share

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of profit or loss are based upon the number of the Parent Ordinary Shares outstanding as of June 30, 2021 and December 31, 2020, assuming the Transactions occurred on January 1, 2020, respectively. As the unaudited pro forma condensed combined statements of profit or loss are in a loss position, anti-dilutive instruments are excluded in the calculation of diluted weighted average number of ordinary shares outstanding, including 7,187,500 Public Warrants and 4,375,000 Private Placement Warrants to acquire Parent Ordinary Shares, which are held by former holders of EUSG Public Warrants and Private Placement Warrants, respectively.

As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average Parent Ordinary Shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented.

Euros in thousands, except of share and per share data	Reflecting Actual Redemptions
Pro forma weighted average number of Parent Ordinary Shares outstanding
Parent Ordinary Shares issued to ADSE Shareholders	24,683,333
Parent Ordinary Shares issued to EUSG Class A and Class B shareholders	8,524,565
Parent Ordinary Shares issued to PIPE Investors	15,600,000
Pro forma weighted average number of Parent Ordinary Shares outstanding – basic and diluted	48,807,898

Six months ended June 30, 2021
Pro forma net loss attributable to equityholders of the Parent	€(6,711)
Pro forma net loss per share – basic and diluted	€(0.14)

Year ended December 31, 2020
Pro forma net loss attributable to equityholders of the Parent	€(103,841)
Pro forma net loss per share – basic and diluted	€(2.13)

Annex B

List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax

List of Relevant Territories:

1.	The Republic of Albania

2.	The Republic of Armenia

3.	Australia

4.	The Republic of Austria

5.	The Kingdom of Bahrain

6.	The Republic of Belarus

7.	Belgium

8.	Bosnia and Herzegovina

9.	The Republic of Botswana

10.	The Republic of Bulgaria

11.	Canada

12.	The Republic of Chile

13.	The People’s Republic of China

14.	The Republic of Croatia

15.	Cyprus

16.	Czech Republic

17.	The Kingdom of Denmark

18.	The Arab Republic of Egypt

19.	The Republic of Estonia

20.	The Federal Democratic Republic of Ethiopia

21.	Finland

22.	France

23.	Georgia

24.	The Federal Republic of Germany

25.	The Republic of Ghana

26.	The Hellenic Republic (Greece)

27.	Hong Kong

28.	The Republic of Hungary

29.	The Republic of Iceland

30.	The Republic of India

31.	The State of Israel

32.	Italy

33.	Japan

34.	The Republic of Kazakhstan

35.	Kenya

36.	The Republic of Korea

37.	Kosovo

38.	The State of Kuwait

39.	The Republic of Latvia

40.	The Republic of Lithuania

41.	The Grand Duchy of Luxembourg

42.	The Republic of Macedonia (now the Republic of North Macedonia)

43.	Malaysia

44.	Malta

45.	The United Mexican States (Mexico)

46.	The Republic of Moldova

47.	Montenegro

48.	The Kingdom of Morocco

49.	The Kingdom of the Netherlands

50.	New Zealand

51.	The Kingdom of Norway

52.	The Islamic Republic of Pakistan

53.	The Republic of Panama

54.	The Republic of Poland

55.	Portuguese Republic

56.	State of Qatar

57.	Romania

58.	Russian Federation

59.	Kingdom of Saudi Arabia

60.	The Republic of Serbia

61.	The Republic of Singapore

62.	Slovak Republic

63.	The Republic of Slovenia

64.	The Republic of South Africa

65.	Kingdom of Spain

66.	Sweden

67.	Switzerland

68.	Kingdom of Thailand

69.	The Republic of Turkey

70.	United Kingdom

71.	Ukraine

72.	United Arab Emirates

73.	The Republic of Uzbekistan

74.	United States of America

75.	The Socialist Republic of Vietnam

76.	The Republic of Zambia

Ads-Tec Energy plc

Ordinary Shares

Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Pursuant to Parent’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of Parent, and each person who is or was serving at the request of Parent as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Parent against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Parent or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

Parent is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Parent has entered into deeds of indemnity with its directors and Parent Group executive officers. Given the director indemnification limitations arising under Irish law, Parent’s subsidiary, ADSE, has also entered into such deeds of indemnity. These agreements, among other things, require Parent and ADSE to jointly and severally indemnify Parent’s directors and Parent Group executive officers as well as ADSE’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Parent’s or ADSE’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Parent’s or ADSE’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling EUSG pursuant to the foregoing provisions, EUSG has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On December 22, 2021, the parties to the Business Combination Agreement consummated the Transactions, resulting in EUSG ceasing to exist and ADSE becoming a wholly-owned subsidiary of Parent and the securityholders of ADSE and EUSG becoming securityholders of Parent. On December 21, 2021, the business day immediately prior to the closing of the Merger, EUSG consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 15,600,000 Class A ordinary shares of EUSG for an aggregate investment of approximately $156 million, which shares were automatically cancelled in exchange for 15,600,000 Ordinary Shares upon the closing of the Transactions.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

(b) Financial Statement Schedules

Historical financial statements of ADSE, and EUSG, and pro forma financial information showing the impact of the Transactions are included herewith beginning on page F-1.

Item 9. Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

d.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of August 10, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, EUSG II Corporation, Bosch Thermotechnik GmbH, ads-tec Holding GmbH and ads-tec Energy GmbH (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-260312)).
3.1	Memorandum and Articles of Association of ADS-TEC ENERGY PLC (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41188)).
4.1	Specimen ordinary share certificate of ADS-TEC ENERGY PLC (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (File No. 333-260312)).
4.2	Specimen warrant certificate of ADS-TEC ENERGY PLC (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 (File No. 333-260312)).
4.3	Amended and Restated Warrant Agreement, dated as of December 22, 2021, by and among ADS-TEC ENERGY PLC, European Sustainable Growth Acquisition Corp. and the Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Shell Company Report on Form 20-F (File No. 001-41188)).
5.1*	Opinion of Arthur Cox.
5.2*	Opinion of Reed Smith LLP.
10.1	Form of Subscription Agreement by and between European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC and the subscribers named therein (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4 (File No. 333-260312)).
10.2	Registration Rights Agreement, dated December 22, 2021, by and among ADS-TEC ENERGY PLC, European Sustainable Growth Acquisition Corp., LRT Capital1 LLC, EarlyBirdCapital, Inc., ABN AMRO Securities (USA) LLC, LHT Invest AB, ads-tec Holding GmbH, Bosch Thermotechnik GmbH and Jonathan Copplestone (incorporated by reference to Exhibit 4.6 to the Shell Company Report on Form 20-F (File No. 001-41188)).
10.3	Lock-Up Agreement, dated December 22, 2021, by and among ADS-TEC ENERGY PLC, LRT Capital1 LLC, EarlyBirdCapital, Inc., ABN AMRO Securities (USA) LLC, LHT Invest AB, ads-tec Holding GmbH, Bosch Thermotechnik GmbH and Jonathan Copplestone (incorporated by reference to Exhibit 4.7 to the Shell Company Report on Form 20-F (File No. 001-41188)).
10.4	Form of Indemnification Agreement with ADS-TEC ENERGY PLC’s directors and executive officers (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4 (File No. 333-260312)).
10.5*	Securities Subscription Agreement, dated November 16, 2020, between European Sustainable Growth Acquisition Corp. and LRT Capital1 LLC.
10.6

Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and LRT Capital1 LLC (incorporated by reference to Exhibit 10.8.1 to the Registration Statement on Form F-4 (File No. 333-260312)).

10.7

Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.8.2 to the Registration Statement on Form F-4 (File No. 333-260312)).

10.8

Private Placement Warrants Purchase Agreement, dated January 26, 2021, between European Sustainable Growth Acquisition Corp. and ABN AMRO Securities (USA) LLC (incorporated by reference to Exhibit 10.8.3 to the Registration Statement on Form F-4 (File No. 333-260312)).

21.1	List of subsidiaries of ADS-TEC ENERGY PLC (incorporated by reference to Exhibit 8.1 to the Shell Company Report on Form 20-F (File No. 001-41188)).
23.1*	Consent of BDO AG Wirtschaftsprüfungsgesellschaft (ADSE).
23.2*	Consent of Marcum LLP (EUSG).
23.3*	Consent of Arthur Cox (included in Exhibit 5.1).
23.4*	Consent of Reed Smith LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 21st day of January, 2022.

ads-tec energy PLC

By:	/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Speidel and Robert Vogt as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Thomas Speidel	Chief Executive Officer and Director	January 21, 2022
	Thomas Speidel	(Principal Executive Officer)

By:	/s/ Robert Vogt	Principal Financial and Accounting Officer	January 21, 2022
	Robert Vogt	(Principal Financial and Accounting Officer)

By:	/s/ Joseph Brancato	Director	January 21, 2022
Joseph Brancato

By:	/s/ Bazmi Husain	Director	January 21, 2022
Bazmi Husain

By:	/s/ Kurt Lauk	Director	January 21, 2022
Kurt Lauk, PhD

By:	/s/ Salina Love	Director	January 21, 2022
Salina Love

By:	/s/ K.R. Kent	Director	January 21, 2022
K.R. Kent

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ads-tec energy PLC has signed this registration statement or amendment thereto in Sarasota, Florida, on the 21st day of January, 2022.

By:	/s/ Salina Love
	Name:	Salina Love
	Title:	Authorized Representative